PROSPECTUS SUPPLEMENT NO. 1, DATED SEPTEMBER 19, 2025 (To the Prospectus dated July 17, 2025)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-288744

Primary offering of up to 11,500,000 ordinary shares issuable upon the exercise of warrants

Secondary offering of up to 15,411,618 ordinary shares offered by the Selling Shareholders

This Prospectus relates to the issuance by us of up to an aggregate of 11,500,000 Class A ordinary shares, par value $0.0001 per share, herein referred to as “ordinary shares,” of Blue Gold Limited, a Cayman Islands exempted company limited by shares (“Blue Gold Limited”), issuable upon the exercise of 11,500,000 warrants, herein referred to as “warrants.” The warrants are exercisable for ordinary shares at an exercise price of $11.50. The warrants were issued on the closing date of the Business Combination (defined below) in exchange for the warrants of Perception Capital Corp. IV, a Cayman Islands exempted company limited by shares, formerly known as RCF Acquisition Corp. (“Perception”), that were underlying the units of Perception, each of which was comprised of one Class A ordinary share of Perception and one-half of one redeemable warrant of Perception, sold in Perception’s initial public offering, in addition to warrants offered by Perception in a private placement. Perception initially issued 11,500,000 warrants, which were exchanged on a one-for-one basis for warrants to purchase ordinary shares of Blue Gold Limited. As of the date of this Prospectus, 11,500,000 warrants remain outstanding. We will receive approximately $132.3 million in aggregate proceeds from the exercise of the warrants, assuming the exercise in full of all of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of such warrants. The exercise price of the warrants is $11.50 per share. The likelihood that warrant holders will exercise the warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our ordinary shares. If the trading price for our ordinary shares is less than $11.50 per share, we believe holders of the warrants will be unlikely to exercise their warrants. There is no guarantee that the warrants will be in the money prior to their expiration, and as such, the warrants may expire worthless and we may receive no proceeds from the exercise of the warrants. To the extent that any of the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease. We do not expect to rely on the cash exercise of warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this Prospectus to continue to support our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for additional information.

In addition, this Prospectus relates to the resale from time to time of our ordinary shares. The Selling Shareholders identified in this Prospectus are offering 15,411,618 ordinary shares. The Selling Shareholders may, from time to time, sell the ordinary shares offered by them described in this Prospectus. We will not receive any proceeds from the sale of ordinary shares by the Selling Shareholders. We will bear all costs, expenses and fees in connection with the registration of the Selling Shareholder’s ordinary shares underlying the warrants. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of their ordinary shares.

On June 25, 2025 (the “Closing Date”), Blue Gold Limited consummated the previously announced business combination (the “Business Combination”) pursuant to the Second Amended and Restated Business Combination Agreement, dated as of June 12, 2024 (as amended and restated, the “BCA”), and further amended on November 7, 2024, January 8, 2025, March 28, 2025, April 30, 2025, May 8, 2025, and June 10, 2025 by and among Blue Gold Limited, Perception and Blue Gold Holdings Limited (“BGHL”). The following transactions occurred pursuant to the terms of the BCA to effectuate the Business Combination:

●	Blue Gold Limited formed Blue Merger Sub, an exempted company incorporated under the laws of the Cayman Islands (“Blue Merger Sub”), for the purposes of effectuating the Business Combination;

●	Perception merged with and into its wholly-owned subsidiary, Blue Gold Limited, with Blue Gold Limited being the surviving entity (the “Perception Reorganization”);

●	Blue Cayman 1, an exempted company incorporated under the laws of the Cayman Islands (“BC1”), acquired the entirety of the BGHL Shares;

●	BC1 transferred the entire undertaking of BC1, including the entire share capital of BGHL to Blue Cayman 2, an exempted company incorporated under the laws of the Cayman Islands (“BC2”). The name of Blue Cayman 2 was changed to Blue Gold (Cayman) Limited;

●	BC1 transferred the entire undertaking of BC1, including the entire share capital of BGHL to Blue Cayman 2, an exempted company;

●	Blue Merger Sub merged with and into BC2, with BC2 being the surviving entity and becoming a wholly owned subsidiary of BGL.

Prior to Perception merging with and into its wholly-owned subsidiary, Blue Gold Limited, Blue Gold Limited conducted no business operations and held no material assets. The total assets held by Blue Gold Limited, as of December 31, 2024, represent less than 0.05% of the total assets held by Perception as of December 31, 2024. For more information, see the section titled “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations — Recent Developments.”

Our ordinary shares are listed on The Nasdaq Global Market under the symbol “BGL” and our warrants are listed on The Nasdaq Capital Market under the symbol “BGLWW.” On September 11, 2025 the closing price of our ordinary shares was $7.23 per share and the closing price of our warrants was $0.33. Our securities have recently experienced extreme volatility in price and trading volume. From June 26, 2025, the first day of trading, to September 11, 2025, the closing price of our ordinary shares ranged from as low as $7.23 to as high as $133.00 and daily trading volume ranged from 30,800 to 1,125,170 ordinary shares. Likewise, on the same period, the closing price of our warrants ranged from as low as $0.02 to as high as $0.75 and daily trading volume ranged from 10,930 to 1,803,071 warrants. During this time, we have not experienced any material changes in our financial condition or results of operations that would explain such price volatility or trading volume. See “Risk Factors — Risks Relating to our Securities —  The price of the Blue Gold Limited ordinary shares may fluctuate significantly, which could negatively affect Blue Gold Limited and holders of its ordinary shares.”

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary —  Emerging Growth Company.”

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary —  Foreign Private Issuer.”

Investing in our ordinary shares involves risks that are described in the “Risk Factors” section beginning on page 10 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this Prospectus, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated September 19, 2025

You should rely only on the information contained in this Prospectus any amendment or supplement to this Prospectus or in any free writing prospectus prepared by us or on our behalf. Neither we, the Selling Shareholders, nor any of the underwriters have authorized anyone to provide you with different information. This Prospectus is an offer to sell only the ordinary shares offered by the Selling Shareholders hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our ordinary shares.

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this Prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this Prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire prospectus including our consolidated financial statements and related notes appearing elsewhere in this Prospectus. You should also consider carefully, among other matters, the matters we discuss in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Unless otherwise indicated, all references in this Prospectus to “Blue Gold,” “Blue Gold Limited,” “our company,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Blue Gold Limited, together with its consolidated subsidiaries, and “dollar” or “$” refer to U.S. dollars.

Overview

Blue Gold Limited, a Cayman Islands exempted company limited by shares (“Blue Gold Limited” or “Company”) is parent company to its a wholly owned subsidiary, Blue Gold Holdings Limited (“BGHL”), incorporated in the United Kingdom. BGHL’s purpose is to acquire, develop, finance, license and operate gold mines. BGHL’s initial activities are focused on the Ashanti Gold Belt located in the Republic of Ghana (the “Republic of Ghana” or “Ghana”). BGHL has one subsidiary, Blue Gold Bogoso Prestea Ltd (“BGBPL”), a wholly owned subsidiary incorporated in the Republic of Ghana on January 26, 2024. Blue Gold Limited, BGHL and BGBPL collectively are herein referred to as the “Company.” As of December 31, 2024, Blue Gold Limited generated no revenue.

Organizational Structure

*	The Government of Ghana will receive a 10% free carried interest in BGBPL in line with Ghana legislation, pending settlement of the lease dispute.

Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this Prospectus, subject to certain exceptions;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We will cease to be an “emerging growth company” upon the earliest of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, with at least $700.0 million of equity securities held by non-affiliates; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2030 (the last day of the fiscal year following the fifth anniversary of the Business Combination (as defined hereinafter)).

We have elected to take advantage of certain of the reduced disclosure obligations in this Prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests. For more information, see the section titled “Business — Emerging Growth Company” and “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations — Regulatory Matters.”

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we are also subject to reduced disclosure requirements and may comply with Cayman Islands corporate governance practices in lieu of certain listing rules of the Nasdaq Stock Market LLC (“Nasdaq”), provided that we disclose which requirements we are not following and the equivalent Cayman Islands requirements, and we are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and “short-swing” profit rules.

Under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2026. For so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring the filing of annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of our share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States. For more information, see the section titled “Business — Foreign Private Issuer Exemption” and “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations — Regulatory Matters.”

Recent Developments

Operational Updates

Purchase and Assumption Agreement

On January 26, 2024, BGBPL was formed. On January 27, 2024, BGBPL signed a Purchase and Assumption Agreement (the “Purchase and Assumption Agreement”) to acquire certain mining assets, primarily mining leases, on the Bogoso Prestea gold mine (“Bogoso Prestea Mine”), an exploration stage property in the Ashanti gold belt of the Republic of Ghana. The registration of the legal transfer was completed on May 15, 2024 with a number of subsequent closing deliverables still to be concluded. The Bogoso Prestea Mine, whose mining operations are currently suspended, is currently a brownfield exploration stage property which we believe can be restarted with significant start-up costs. Based on the mineral resources presented in the Technical Report Summary filed as Exhibit 96.1 to the F-4/A filed on December 19, 2024 (the “Technical Report Summary”), Blue Gold Limited believes that the Bogoso Prestea Mine can be restarted and transitioned to different production techniques from those used historically over the past 10 years. To begin operations, BGBPL must obtain the following material licenses: an Environmental Permit, Mine Operating Permit, Fire Certificate, Export Gold Permit and Water Usage Permit. BGBPL has prepared an Environmental Management Plan which has been submitted to the Environmental Protection Agency of Ghana (EPA) for consideration. Once the EPA is satisfied, they will issue BGBPL an Environmental Permit, following which BGBPL can apply to the Minerals Commission of Ghana (the “Minerals Commission”) for a Mine Operating Permit. Upon issuance, the Company will apply for the remaining permits. If any of these material licenses are not obtained, the Bogoso Prestea Mine cannot commence production.

Notice of Termination of Mining Leases

On September 20, 2024, FGR Bogoso Prestea Ltd (“FGRBPL” or the “Previous Leaseholder”), received a notice of termination of mining leases (the “Commission Notice”) from the Minerals Commission of the Republic of Ghana (the “Mineral Commission”) alleging violations of the related leases. After the Commission Notice, the Mineral Commission formed an Interim Management Committee (the “IMC”), and the IMC assumed managerial control of the mine site. BGHL and the Previous Leaseholder, pursuant to the Minerals and Mining Act 2006 (Act 703) (the “Mining Act”), actively dispute the contents and legality of the Commission Notice and the appointment of an IMC. On October 14, 2024, BGHL delivered a notice to the Republic of Ghana requesting settlement of BGHL’s dispute pursuant to the agreement for the Promotion and Protection of Investments between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the Republic of Ghana, executed on March 22, 1989 and entered into force on October 25, 1991 (“UK-Ghana BIT”).

On April 2, 2025, BGHL served a notice of arbitration on the Republic of Ghana to commence international arbitration proceedings against the Republic of Ghana pursuant to Article 10 of the UK-Ghana BIT. On June 6, 2025, the Republic of Ghana submitted its response to the notice of arbitration in which it contests jurisdiction and disputes the validity and merits of BGHL’s claims and has agreed (i) to have a three-person tribunal hear the dispute and (ii) for it to be administered by an arbitral institution (the Permanent Court of Arbitration in The Hague). Pending the resolution of the dispute, BGHL has been advised by Kimathi & Partners, Corporate Attorneys (“Kimathi & Partners”), its legal counsel in Ghana, that pursuant to Section 27(5) of the Mining Act, the mineral right, its term and area held in the Bogoso Prestea Mine at the time of the Commission Notice, shall continue without diminution until thirty days after the resolution of the dispute.

On July 5, 2025, the Ministry of Lands and Natural Resources issued a stop work notice to Heath Goldfields on the Bogoso-Prestea Mine giving them 120 days to remedy all breaches and carry out essential services.

In the event the arbitration outcome is favourable to the Company or the Company receives a favourable outcome outside of arbitration, successful mine development, infrastructure construction and mineral production is dependent on obtaining all necessary consents, approvals and licenses for a successful design, construction and operation of efficient mining, processing and transportation facilities. No assurance can be given that we will be able to resolve this matter or obtain all necessary consents, approvals and licenses in a timely manner, or at all. If the outcome of the lease dispute is unfavourable to the Company, it will adversely affect the value of BGHL’s business. Delays or difficulties in obtaining a favourable outcome or in obtaining relevant approvals, may interfere with future mining operations and plans of BGHL, which will materially impact our business and financial position in the future.

Due to the uncertainty surrounding the outcome of the lease dispute with the Government of Ghana, and the possibility that the mining leases may not be returned to BGBPL, there is a material uncertainty that BGHL will not be able to undertake its business plan to restart the Bogoso Prestea Mine. If the Company is not successful with its proceedings with the Republic of Ghana, the leases may be relinquished, which will reduce the mineral rights value reflected in BGHL’s balance sheet to zero.

Business Combination

On June 25, 2025 (the “Closing Date”), Blue Gold Limited consummated the previously announced Business Combination pursuant to the Second Amended and Restated Business Combination Agreement, dated as of June 12, 2024 (as amended and restated, the “BCA”), and further amended on November 7, 2024, January 8, 2025, March 28, 2025, April 20, 2025, May 8, 2025 and June 10, 2025, by and among the Company, Perception Capital Corp. IV, a Cayman Islands exempted company limited by shares, formerly known as RCF Acquisition Corp. (“Perception”), and BGHL.

The following transactions occurred pursuant to the terms of the BCA (collectively, the “Business Combination”):

●	Blue Gold Limited formed Blue Merger Sub, an exempted company incorporated under the laws of the Cayman Islands, for the purpose of effectuating the Business Combination;

●	Perception merged with and into its wholly-owned subsidiary, Blue Gold Limited, with Blue Gold Limited being the surviving entity (the “Perception Reorganization”);

●	Blue Cayman 1, an exempted company incorporated under the laws of the Cayman Islands (“BC1”), acquired the entirety of the BGHL Shares;

●	BC1 transferred the entire undertaking of BC1, including the entire share capital of BGHL, to Blue Cayman 2, an exempted company incorporated under the laws of the Cayman Islands (“BC2”). The name of Blue Cayman 2 was changed to Blue Gold (Cayman) Limited;

●	Blue Merger Sub merged with and into BC2, with BC2 being the surviving entity and becoming a wholly owned subsidiary of Blue Gold Limited;

●	In connection with the Perception Reorganization, each (a) issued and outstanding Class A ordinary share, par value $0.0001 per share, of Perception (“Perception Class A Ordinary Shares”) was converted on a one-for-one basis into one newly issued Class A ordinary share, par value $0.0001, of Blue Gold Limited, herein referred to as an “ordinary share” or “ordinary shares,” and (b) outstanding and unexercised whole warrant of Perception was converted into one warrant of Blue Gold Limited that entitles the holder thereof to purchase one Blue Gold Limited ordinary share, referred to herein as a “warrant” or “warrants,” in lieu of one Perception Class A Ordinary Share and otherwise upon substantially the same terms and conditions; and

•	Blue Perception Capital LLP, a private limited partnership, delivered, on behalf of itself and the other shareholders of BC2 (collectively, the “Blue Shareholders”), all of the original certificates for BC2 common stock to Continental Stock Transfer & Trust Company (the “warrant agent”), and Blue Gold Limited issued and caused the warrant agent to deliver to the Blue Shareholders an aggregate of 11,450,000 Blue Gold Limited ordinary shares.

Prior to Perception merging with and into its wholly-owned subsidiary, Blue Gold Limited, Blue Gold Limited conducted no business operations and held no materials assets. The total assets held by Blue Gold Limited, as of December 31, 2024, represent less than 0.05% of the total assets held by Perception as of December 31, 2024. For more information, see the section titled “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations — Recent Developments.”

Shareholder Actions

On July 28, 2025, RCF VII Sponsors LLC, the former sponsor of Perception Capital Corp. IV, and S&R Capital Ltd. (together, “Plaintiffs”) filed an originating summons against the Company in the Grand Court of the Cayman Islands (the “Court”). Plaintiffs seek a declaration that the ordinary shares received in exchange for Perception shares are Unrestricted Shares, as such term is defined in the Company’s Memorandum and Articles of Association (the “Pending Action”). The Company believes this claim has no merit and intends to vigorously defend against it. This claim poses a reasonable possibility of loss to the Company, but the Company is unable to reasonably estimate an amount or range of reasonably possible loss at this time.

On August 29, 2025, the Company filed a Form 6-K to provide its notice and proxy statement related to the extraordinary general meeting of shareholders (the “EGM”) that was scheduled to be held on September 8, 2025. Subsequently, the Plaintiffs filed an application for the interim injunction with the Court (the “Injunction Proceeding”) to prevent the Company from holding such EGM. The Injunction Proceeding was brought before the Court ex parte by the Plaintiffs, claiming in part that (i) the proper procedures for convening the EGM were not followed as the class of shareholders entitled to vote were not properly constituted and (ii) the purpose of the EGM was to frustrate the Pending Action.

On September 5, 2025, the Court issued an interim injunction in favor of the Plaintiffs. A further hearing is currently scheduled for October 2, 2025 at which the Court may determine to continue, discharge or vary the injunction. On September 10, 2025, the Company filed a Form 6-K disclosing that the directors of the Company have determined to postpone the EGM indefinitely.

The Company’s ordinary shares are traded on The Nasdaq Global Market under the symbol “BGL” and its warrants are traded on The Nasdaq Capital Market under the symbol “BGLWW”.

Likelihood of Warrant Exercise

The exercise price of the warrants is $11.50 per share. There is no assurance that the holders of the warrants will elect to exercise any or all of such warrants. The likelihood that warrant holders will exercise the warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our ordinary shares. If the trading price for our ordinary shares is less than $11.50 per share, we believe holders of the warrants will be unlikely to exercise their warrants. There is no guarantee that the warrants will be in the money prior to their expiration, and as such, the warrants may expire worthless and we may receive no proceeds from the exercise of the warrants. To the extent that any of the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease. We do not expect to rely on the cash exercise of warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this Prospectus to continue to support our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for additional information.

Risks Associated with Our Business

A shareholder should carefully read the risks described below, this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.” If any of the following events occur, Blue Gold Limited’s business, financial condition and operating results may be materially adversely affected. In that event, the trading price of Blue Gold Limited’s securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

Risks Related to Our Business

●	Failure to manage the Company’s growth effectively could cause its business to suffer and will have an adverse effect on its financial condition and operating results.

●	BGHL’s business requires substantial capital investment and BGHL may be unable to raise additional funding on favorable terms.

●	Our financial condition raises substantial doubt about our ability to continue as a “going concern” and its shareholder my lose their entire investment in the Company.

●	Growing production costs could affect our financial condition.

●	We compete with larger, better capitalized competitors in the mining industry.

●	We have been subject to shareholder litigation which poses a reasonable possibility of loss to the Company, but the Company is unable to reasonably estimate an amount or range of reasonably possible loss at this time.

Risks Related to Our Operations and Industry

●	BGHL’s operations involve significant risks and hazards inherent to the mining industry.

●	The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could adversely and materially affect BGHL’s operations.

●	The Company’s operations will be subject to risks of doing business in multiple jurisdictions.

●	Actual capital costs, operating costs, production and economic returns may differ significantly from those BGHL has anticipated and there are no assurances that any future development activities will result in profitable mining operations.

●	Blue Gold Limited’s estimates of future production, costs, expenditures and financial results are imprecise, depend upon subjective factors, may not be realized in actual production and such estimates speak only as of their respective dates.

Risks Related to Our Operations in Ghana

●	BGHL’s growth, future profitability and ability to continue BGHL’s operations may be affected by any instability in the West African subregion.

●	BGHL’s operations in Ghana are subject to political, economic and other risks.

●	Any downturn in Ghana’s economy may impact BGHL’s growth, profitability and ability to continue BGHL’s operations.

●	Blue Gold Limited is subject to heightened legal, regulatory, economic and political risks associated with emerging markets.

Risks Related to Laws, Regulations and Permits

●	Government regulation may adversely affect our business and planned operations.

●	We are located outside of the United States and, as such, we could be subject to a variety of additional risks that may adversely affect us.

●	BGHL may be unable to obtain or retain necessary permits, licenses and leases, which could adversely affect BGHL’s operations.

Risks Related to Management of a Public Company

●	Blue Gold Limited will incur significantly increased costs and devote substantial management time as a result of operating as a public company.

●	Certain members of our management team are unfamiliar with United States securities laws and they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

●	Past performance by our management team and their affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in Blue Gold Limited.

Risks Related to the Ownership of Our Securities

●	The price of the Blue Gold Limited ordinary shares may fluctuate significantly, which could negatively affect Blue Gold Limited and holders of its ordinary shares.

●	Blue Gold Limited is an “emerging growth company” and Blue Gold Limited cannot be certain if the reduced disclosure requirements applicable to us will make Blue Gold Limited’s ordinary shares less attractive to investors.

●	Failure of Blue Gold Limited to maintain compliance with the Nasdaq listing requirements could result in delisting of its ordinary shares, which in turn could adversely affect its financial condition and the market for its ordinary shares.

Risks Related to Labor and Labor Relations

●	The Company may not be able to operate successfully if the Company is unable to recruit, hire, retain and develop key personnel and a qualified and diverse workforce. In addition, the Company is dependent upon the Company’s employees being able to perform their jobs in a safe and respectful work environment

●	BGHL’s reliance on contractors to conduct a significant portion of BGHL’s operations and construction projects could adversely affect BGHL.

Risks Related to Cybersecurity

●	The Company is dependent on information technology systems, which are subject to certain risks, including cybersecurity risks, data leakage risks, and risks associated with implementation and integration.

●	The Company’s business could be negatively impacted by security threats, including cybersecurity threats, and other disruptions.

Corporate Information

Blue Gold Limited, a Cayman Islands exempted company limited by shares, was incorporated on December 4, 2023. The Company’s registered office is at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. Mourant Governance Services (Cayman) Limited serves as its agent. The business of the Company is conducted through BGHL, the Company’s indirect subsidiary, and BGHL’s subsidiaries, including BGBPL.

We maintain a corporate website at www.bluegoldmine.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Prospectus and is not incorporated by reference herein. We have included our website address in this Prospectus solely as an inactive textual reference.

THE OFFERING

Issuance of Ordinary Shares

Ordinary shares issuable by Blue Gold Limited	Up to 11,500,000 ordinary shares underlying the outstanding warrants

Ordinary shares outstanding prior to the exercise of warrants	32,924,600 ordinary shares

Ordinary shares outstanding after the exercise of warrants	21,424,600 ordinary shares, assuming the exercise of all warrants

Exercise price of Warrants	Each warrant is exercisable for one ordinary share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement (as defined hereinafter).

Use of proceeds	We will receive an aggregate of approximately $132.3 million in proceeds from the exercise of the warrants, assuming the exercise in full of all of such warrants for cash. We expect to use the net proceeds from the exercise of the warrants for working capital and general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the warrants. However, there is no assurance that the holders of our warrants will elect to exercise any or all of such warrants. The cash proceeds associated with the exercises of the warrants is dependent on the price of our ordinary shares inasmuch as the holders are unlikely to exercise their warrants if the exercise price thereof is less than the price of our ordinary shares at the time of exercise. In that circumstance, such holder may be less likely to exercise their warrants as such holder would be selling at a loss if they exercised their warrants and sold their ordinary shares. Accordingly, we have not included the net proceeds from any exercise of the warrants in our assessment of our liquidity and our ability to fund operations on a prospective basis. To the extent that any of the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease. See “Use of Proceeds.”

Resale of Ordinary Shares

Ordinary shares offered by the Selling Shareholders	Up to 15,411,618 ordinary shares

Ordinary shares outstanding before sale by Selling Shareholders	32,924,600 ordinary shares, excluding ordinary shares which may be issued upon exercise of the outstanding warrants

Ordinary shares outstanding after sale by Selling Shareholders	17,512,982 ordinary shares, excluding ordinary shares which may be issued upon exercise of the outstanding warrants

Use of proceeds	All proceeds from the sale of the ordinary shares offered by the Selling Shareholders will be for the accounts of the Selling Shareholders. We will not receive any proceeds from the sale of the ordinary shares offered pursuant to this Prospectus. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and other information included in this Prospectus for a discussion of factors that you should consider carefully before deciding to invest in our ordinary shares.

Nasdaq Market Symbols	Our ordinary shares are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “BGL.” Our warrants are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “BGLWW.”

Lock-up Restrictions	The Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles of Association”) subject certain ordinary shares issued in connection with the Business Combination to lock-up restrictions (such ordinary shares, the “Restricted Shares”). As detailed in the Memorandum and Articles of Association, Restricted Shares are comprised of the ordinary shares issued in the Business Combination, excluding ordinary shares which were (i) issued to holders of shares of Perception that were not redeemed in the Business Combination; and (ii) previously Restricted Shares that have been released from the lock-up restrictions in accordance with the Memorandum and Articles of Association. Initially, 5% of the Restricted Shares were released from lock-up upon the registration of the ordinary shares issued in the Business Combination. Thereafter, in accordance with the Memorandum and Articles of Association, an additional 5% of the Restricted Shares shall be released from lock-up on each monthly anniversary of the registration of the ordinary shares issued in the Business Combination; provided that in such month the volume weighted-average trading price of the ordinary shares is greater than $10.00 per ordinary share for at least twenty out of the applicable number of trading days in that month. All Restricted Shares that have not previously been released from lock-up will be released from lock-up on the earlier of (i) the volume weighted-average trading price of the ordinary shares on the principal national securities exchange on which the ordinary shares are listed exceeding $20.00 per ordinary share for at least sixty out of any ninety day period; (ii) the second anniversary of the consummation of the Business Combination and (iii) the directors resolving to release such Restricted Shares from lock-up restrictions in their discretion. Each release of Restricted Shares pursuant to any of the foregoing provisions shall apply on a pro rata basis to all holders of Restricted Shares (determined by reference to the number of Restricted Shares held by each such holder relative to the total number of Restricted Shares held by all such holders). Additionally, the directors shall have the power, at any time and from time to time, to release from lock-up Restricted Shares held by one or more shareholders in their sole and absolute discretion.

The ordinary shares held by directors, officers and affiliates of the Company are subject to the lock-up restrictions under the Memorandum and Articles of Association and cannot be sold or transferred until such ordinary shares are unlocked by the Company.

The number of ordinary shares that are and will be outstanding before and after this offering is based on 32,924,600 ordinary shares outstanding as of September 11, 2025. The number of ordinary shares referred to above as outstanding before and after this offering and, unless otherwise indicated, the other information in this Prospectus excludes:

●	2 million ordinary shares previously held by RCF VII Sponsor LLC, which pursuant to the Securities Purchase Agreement, dated November 2, 2023, were forfeited upon the closing of the Business Combination, as reflected in the Schedule 13G filed by RCF VII Sponsor LLC on July 9, 2025, and are to be canceled;

●	2.2 million ordinary shares underlying the Convertible Promissory Note, between the Company and Loeb & Loeb LLP (“Loeb”), dated June 25, 2025 (the “Loeb Convertible Promissory Note”), and the June Notes and July Notes, pursuant to the convertible note purchase agreements, entered into between June 2025 and July 2025; and

●	11.5 million ordinary shares issuable upon the exercise of warrants outstanding as of September 11, 2025 at a weighted-average exercise price of $11.50 per ordinary share.

Unless otherwise indicated, all information contained in this Prospectus assumes or gives effect to no exercise of the outstanding warrants described above.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables present our summary consolidated financial data and should be read in conjunction with “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this Prospectus. The historical results are not necessarily indicative of the results to be expected for any future periods. We derived the summary statement of operations below for the year ended December 31, 2024, and the period from November 9, 2023 (inception), through December 31, 2023, and the summary balance sheet data as of December 31, 2023 and from November 9, 2023 (inception), through December 31, 2023 from our consolidated financial statements included elsewhere in this Prospectus.

	Year ended December 31,	November 9, 2023 through December 31,
	2024	2023
Consolidated Statements of Operations Data:	(in thousands)
Revenues	$—	$—
Cost of Revenues	—	—
Gross Profit	—	—
Operating expenses
Research and development	—	—
Sales and Marketing	—	—
General and administrative	2,112	334
Merger and acquisition expenses	1,682	—
Plant maintenance costs	6,252	—
Accretion of asset retirement obligation	1,037	—
Depreciation	42	—
Start-up costs	—	1
Total operating expenses	11,125	335
Other income (expenses)
Interest expense	(443)	—
Related party interest expense, net	(70)	—
Income before taxes	(11,638)	(335)
Income tax	—	—
Net income	(11,638)	(335)
Net loss (income) attributable to non-controlling interests	—	—
Net income attributable to controlling interest	$(11,638)	$(335)
Net income per ordinary share
Basic	$(0.11)	$(0.00)
Diluted	$(0.11)	$(0.00)
Weighted Average number of ordinary shares
Basic	102,134,394	100,000,000
Diluted	102,134,394	100,000,000

	As of December 31, 2024	As of December 31, 2023
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents, short term bank deposits and marketable securities	$171	$—
Working Capital	$(7,573)	$(335)
Total Assets	$33,446	$84
Total liabilities	$41,743	$419
Retained earnings	$(11,972)	$(335)
Total shareholder’s equity	$(8,297)	$(335)

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should consider carefully the following risk factors, as well as the other information in this Prospectus, before deciding to invest in our ordinary shares. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs and, as a result, the market price of our ordinary shares could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

Risks Related to Our Business

Failure to manage the Company’s growth effectively could cause its business to suffer and will have an adverse effect on its financial condition and operating results.

Failure to manage the Company’s growth effectively could cause its business to suffer and have an adverse effect on its financial condition and operating results. To manage its growth effectively, the Company must continually evaluate and evolve its business and manage employees, operations, finances, technology and development and capital investments efficiently. Its efficiency, productivity and the quality of its business may be adversely impacted if it fails to appropriately coordinate across all of its business operations. Additionally, rapid growth may place a strain on its resources, infrastructure, and ability to maintain the quality of our production. If and when the Company’s structure becomes more complex as it adds additional staff, the Company will need to improve its operational, financial and management controls as well as its reporting systems and procedures. The Company’s failure to manage its growth could disrupt its operations and ultimately prevent it from generating revenues.

BGHL’s business requires substantial capital investment and BGHL may be unable to raise additional funding on favorable terms.

The construction and operation of potential future projects and various exploration projects will require significant funding. BGHL’s operating cash flow and other sources of funding may become insufficient to meet all of these requirements, depending on the timing and costs of development of these and other projects. As a result, new sources of capital may be needed to meet the funding requirements of these investments and fund BGHL’s ongoing business activities. The Company’s ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, future gold prices, BGHL’s operational performance and its current cash flow and debt position, among other factors. In the event of lower gold prices, unanticipated operating or financial challenges, or a further dislocation in the financial markets as experienced in recent years, BGHL’s ability to pursue new business opportunities, invest in existing and new projects, fund BGHL’s ongoing operations and retire or service all of its outstanding obligations could be significantly constrained.

Our financial condition raises substantial doubt about our ability to continue as a “going concern” and its shareholder my lose their entire investment in the Company.

Since inception, BGHL’s primary sources of liquidity have been cash flows from (i) a loan provided to us by an affiliated company and (ii) funds generated from the issuance of convertible loan notes payable and common stock. For the year ended December 31, 2024, BGHL reported an operating loss of $11.6 million and cash flows used in operations of $6.2 million. As of December 31, 2024, BGHL had an aggregate cash and cash equivalents balance of $170.6 thousand and a net working capital deficit of $7.6 million.

The funding of BGHL’s future capital requirements will depend on many factors, including BGHL’s revenue growth rate, the timing and extent of spending to support the restart of the Bogoso Prestea Mine, including whether the Bogoso Prestea Mine will restart at all, and further exploration activities. To finance these activities, BGHL will need to raise additional capital, and there can be no assurances that BGHL will be able to raise such capital. On August 19 2024, BGHL entered into a Gold Advance Payment Purchase Agreement (the “Advance Payment Agreement”) with Gerald Metals Sarl, a company incorporated in Switzerland (“Gerald Metals”), amongst other parties, for an advance payment facility of up to a maximum amount of $25,000,000, whereby Gerald Metals has agreed to fund certain costs in connection with the restart of the Bogoso Prestea Mine; however, such financing is subject to satisfying several conditions precedent, including satisfactory due diligence by Gerald. Additional or alternative financing will be required from outside sources, which BGHL may not be able to raise on terms acceptable to BGHL or at all. If BGHL is unable to raise additional capital, BGHL’s business, results of operations and financial condition will be materially and adversely affected.

In addition to BGHL, the Company’s ability to manage growth effectively will depend on its ability to quickly scale-up operations and to recruit, train and manage operations, management and technical personnel. We have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this Prospectus do not include any adjustments that might result from our inability to continue as a going concern.

There can be no assurance that management will be able to manage growth effectively. If the Company is unable to properly manage the growth of its business, it may experience significant strains on its management and operations and disruptions in its business. In addition, the Company may not have sufficient working capital to fund the expansion of its operations and to provide the working capital necessary for our ongoing operations and obligations. It may need to raise significant additional capital to fund its operating expenses, pay its obligations, and grow its business. Therefore, future operations may be adversely impacted.

Growing production costs could affect our financial condition.

The Company anticipates that project costs will be subject to variation due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans. In addition, costs are affected by the price of commodities such as fuel, rubber and electricity that are used in its operations. Such commodities are subject to volatile price movements, including increases that could make extraction less profitable. A material increase in costs could have a significant effect on the Company’s profitability.

We compete with larger, better capitalized competitors in the mining industry.

The mining industry is very competitive. Much of BGHL’s competition is from larger, established mining companies with greater liquidity, greater access to credit and other financial resources, newer or more efficient equipment, lower cost structures, more effective risk management policies and procedures and/or a greater ability than us to withstand losses. BGHL’s competitors may be able to respond more quickly to new laws or regulations or emerging technologies or devote greater resources to the expansion or efficiency of their operations than BGHL can. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and gain significant market share to BGHL’s detriment. BGHL may not be able to compete successfully against current and future competitors, and any failure to do so could have a material adverse effect on BGHL’s business, financial condition or results of operations.

Mineral resource calculations are only estimates and actual production results and future estimates may vary significantly from the current estimates.

BGHL’s estimates of mineral resources are based on interpretation and assumptions and, under actual conditions, may yield less mineral production than is currently estimated or may result in additional impairment charges to BGHL’s operations. Calculations of mineral resources are only estimates and depend on geological interpretation and statistical inferences or assumptions drawn from drilling and sampling analysis, which might prove to be materially inaccurate. There is a degree of uncertainty attributable to the calculation of mineral resources. Until mineral resources are actually mined and processed, the quantity of metal and grades must be considered as estimates only and no assurance can be given that the indicated levels of metals will be produced. In making determinations about whether to advance any of BGHL’s projects to development, BGHL must rely upon estimated calculations for the mineral resources and grades of mineralization on BGHL’s properties.

The estimation of mineral resources is a subjective process that is partially dependent upon the judgment of the persons preparing the estimates. The process relies on the quantity and quality of available data and is based on knowledge, mining experience, statistical analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available.

Estimated mineral resources may be recalculated based on changes in metal prices, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence mineral reserves and mineral resources estimates. The extent to which mineral resources may ultimately be reclassified as mineral reserves is dependent upon a feasibility study and the demonstration of their profitable recovery. Any material changes in volume and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital. The Company cannot provide assurance that mineralization can be mined or processed profitably.

Mineral resource estimates have been determined and valued based on assumed future metal prices, cutoff grades, (based upon historic mine accounts), and operating costs that may prove to be inaccurate. The current mineral resource estimates may be adversely affected by:

●	declines in the market price of gold;

●	increased production or capital costs;

●	decreased throughput;

●	reduction in grade;

●	increase in the dilution of ore;

●	inflation rates, future foreign exchange rates and applicable tax rates; and

●	changes in environmental, permitting and regulatory requirements.

Unless otherwise disclosed, measured, indicated and inferred resources figures presented in Blue Gold Limited’s filings with securities regulatory authorities, including the SEC, in Blue Gold Limited’s news releases and other public statements that may be made from time to time, are based upon estimates made by both independent and its own internal professionals. Estimates of measured, indicated and inferred resources are subject to considerable uncertainty. These prices and interpretations are subject to change. If Blue Gold Limited determines that certain of BGHL’s estimated resources have become uneconomic, BGHL may be forced to reduce estimates.

When making determinations about whether to advance any of BGHL’s projects to development, Blue Gold Limited will rely upon such estimated calculations as to the mineralized material and grades of mineralization on BGHL’s properties. Until ore is mined and processed, mineralized material and grades of mineralization must be considered as estimates only. Blue Gold Limited cannot ensure that these estimates will be accurate, or this mineralization can be mined or processed profitably.

Any material changes in mineral estimates and grades of mineralization may affect the economic viability of placing a property into production and such property’s return on capital. There can be no assurance that minerals recovered in small scale tests will be recovered in large-scale tests under on-site conditions or in production scale. Extended declines in market prices for gold may render portions of BGHL’s mineralization estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of BGHL’s properties. Any material reductions in estimates of mineralization, or of BGHL’s ability to extract this mineralization, could have a material adverse effect on Blue Gold Limited’s results of operations or financial condition.

Investors should also be aware that the calculation of “resources” differs under SEC reporting standards and those under other international standards. Investors should also be aware that resources may not be converted into reserves.

The Company’s accounting and other estimates may be imprecise.

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts and related disclosure of assets, liabilities, revenue and expenses at the date of the consolidated financial statements and reporting periods. The more significant areas requiring the use of management assumptions and estimates relate to:

●	mineral resources, and exploration targets that are the basis for future income and cash flow estimates and units-of-production depreciation, depletion and amortization calculations;

●	future ore grades, throughput and recoveries;

●	future gold prices;

●	future capital and operating costs;

●	environmental, reclamation and closure obligations;

●	permitting and other regulatory considerations;

●	asset impairments;

●	valuation of business combinations;

●	future foreign exchange rates, inflation rates and applicable tax rates;

●	resources for contingencies and litigation; and

●	deferred tax asset valuation allowance.

Future estimates and actual results may differ materially from these estimates as a result of using different assumptions or conditions.

Diversity in application of accounting literature in the mining industry may impact the Company’s reported financial results.

The mining industry has limited industry-specific accounting literature and, as a result, diversity in practice exists in the interpretation and application of accounting literature to mining-specific issues. As diversity in mining industry accounting is addressed, the Company may need to restate the Company’s reported results if the resulting interpretations differ from the Company’s current accounting practices.

The Company has been subject to recent shareholder litigation.

The Company is and may in the future be subject to litigation and other legal proceedings. The recent shareholder actions pose a reasonable possibility of loss to the Company, but the Company is unable to reasonably estimate an amount or range of reasonably possible loss at this time. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Overview” for additional information.

Due to the nature of the Company’s business, the Company may be subject to a variety of regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of the Company’s business. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges, and juries and the possibility that decisions may be reversed on appeal. There can be no assurances that these matters will not have a material adverse effect on the Company’s share price.

Risks Related to Our Operations and Industry

General Risks Related to Our Operations

BGHL’s operations involve significant risks and hazards inherent to the mining industry.

BGHL’s operations involve the operation of large machines, heavy mobile equipment and drilling equipment. Hazards such as adverse environmental conditions, industrial accidents, labor disputes, unusual or unexpected geological conditions, ground control problems, cave-ins, changes in the regulatory environment, metallurgical and other processing problems, mechanical equipment failure, facility performance problems, fire and natural phenomena such as inclement weather conditions, floods and earthquakes are inherent risks in BGHL’s operations. Certain of these hazards may be more severe or frequent as a result of climate change. Hazards inherent to the mining industry have in the past caused and may in the future cause injuries or death to employees, contractors or other persons at BGHL’s mine, severe damage to and destruction of BGHL’s property, plant and equipment, and contamination of, or damage to, the environment, and can result in the suspension of BGHL’s exploration activities and future development and production activities. While BGHL aims to maintain best safety practices as part of BGHL’s culture, safety measures implemented by us may not be successful in preventing or mitigating future accidents.

In addition, from time-to-time BGHL may be subject to governmental investigations and claims and litigation filed on behalf of persons who are harmed while at BGHL’s properties or otherwise in connection with BGHL’s operations. To the extent that BGHL is subject to personal injury or other claims or lawsuits in the future, it may not be possible to predict the ultimate outcome of these claims and lawsuits due to the nature of personal injury litigation. Similarly, if BGHL is subject to governmental investigations or proceedings, BGHL may incur significant penalties and fines, and enforcement actions against us could result in the closing of certain of BGHL’s mining operations. If claims and lawsuits or governmental investigations or proceedings are ultimately resolved against us, it could have a material adverse effect on BGHL’s financial performance, financial position and results of operations. Also, if BGHL mines on property without the appropriate licenses and approvals, Blue Gold Limited and BGHL could incur liability, or BGHL’s operations could be suspended.

BGHL’s plans to estimate possible mining and processing efficiencies are based on the prior operating results of these properties and the general mining experience of management and independent consultants. Various unforeseen conditions can occur that may materially affect estimates. Other unforeseen and uncontrollable difficulties may occur in planned operations at our properties that could lead to failure of the operation.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could adversely and materially affect BGHL’s operations.

Exploration for and production of minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to production. BGHL’s current exploration efforts, and future development and mining operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

●	economically insufficient mineralized material;

●	fluctuations in production costs that may render mining uneconomical;

●	availability of labor, contractors, engineers, power, transportation and infrastructure;

●	labor disputes;

●	potential delays related to social, public health, and community issues;

●	unanticipated variations in grade and other geological problems;

●	environmental hazards;

●	water conditions;

●	difficult surface or underground conditions;

●	metallurgical and other processing problems;

●	mechanical and equipment performance problems;

●	industrial accidents, personal injury, fire, flooding, cave-ins, landslides and other natural disasters; and

●	decrease in resources due to a lower price of gold.

Any of these risks can adversely and materially affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues and production dates.

If BGHL determines that capitalized costs associated with any of BGHL’s mineral interests are not likely to be recovered, BGHL would incur a write-down of BGHL’s investment in these interests. All of these factors may result in losses in relation to amounts spent and those amounts that would then not be recoverable.

BGHL will maintain insurance that is customary for the mining industry but may not cover all losses. Such insurance is, however, subject to certain exclusions and potential claims could exceed policy limits. There is no guarantee that BGHL will receive insurance proceeds with respect to a particular event or loss. Insurance fully covering many environmental risks, including potential liability for pollution or other hazards as a result of disposal of waste products occurring from exploration and production, is not generally available. Any liabilities that BGHL incurs for these risks and hazards could be significant and could adversely affect results of operations, cash flows and financial condition.

The Company’s operations will be subject to risks of doing business in multiple jurisdictions.

Exploration, development, production and mine closure activities are subject to regional, political, economic, community and other risks of doing business in multiple jurisdictions, including:

●	Potential instability of foreign governments and changes in government policies, including relating to or in response to changes of U.S. laws or foreign policies;

●	Expropriation or nationalization of property;

●	Restrictions on the ability to pay dividends offshore or to otherwise repatriate funds;

●	Restrictions on the ability of local operating companies to sell gold offshore for U.S. dollars, or on the ability of such companies to hold U.S. dollars or other foreign currencies in offshore bank accounts;

●	Import and export regulations, including restrictions on the export of gold;

●	Disadvantages relating to submission to the jurisdiction of foreign courts or arbitration panels or enforcement or appeals of judgments at foreign courts or arbitration panels against a sovereign nation within its own territory;

●	Royalty and tax increases or claims, including retroactive increases and claims and requests to renegotiate terms of existing investment agreements, contracts of work, leases, royalties and taxes, by governmental entities, including such increases, claims and/or requests by the government.

●	Changes in laws or regulations in the jurisdictions in which the Company operates, including in changes resulting from changes in political administrations;

●	Risk of increased taxation related to impacts to government revenue as a result of challenging socioeconomic conditions, including recessions and/or in connection with health and community emergencies, such as pandemics, epidemics or outbreaks;

●	Fines, fees and sanctions imposed for failure to comply with the laws and regulations of the jurisdictions in which the Company operates;

●	Risk of loss due to inability to access the Company’s properties or operations;

●	Other risks arising out of foreign sovereignty over the areas in which Company’s operations are conducted, including risks inherent in contracts with government owned entities such as unilateral cancellation or renegotiation of contracts, licenses or other mining rights;

●	Delays in obtaining or renewing, or the inability to obtain, maintain or renew, necessary governmental permits, mining or operating leases and other agreements and/or approvals;

●	Risk of loss due to civil strife, acts of war, guerrilla activities, insurrection and terrorism;

●	Claims for increased mineral royalties or ownership interests by local or indigenous communities;

●	Risk of loss due to criminal activities such as trespass, blockade, local artisanal or illegal mining, organized crime by drug cartels, theft and vandalism;

●	Delays in obtaining or renewing collective bargaining or certain labor agreements;

●	Disadvantages of competing against companies from countries that are not subject to the rigorous laws and regulations of the U.S. or other jurisdictions, including without limitation, the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and the Dodd-Frank Act;

●	Increases in training and other costs and challenges relating to requirements by governmental entities to employ the nationals of the country in which a particular operation is located;

●	Increased financing costs;

●	Currency fluctuations, particularly in countries with high inflation; and

●	Foreign exchange controls

Actual capital costs, operating costs, production and economic returns may differ significantly from those BGHL has anticipated and there are no assurances that any future development activities will result in profitable mining operations.

The actual capital and operating costs will depend upon changes in the availability and prices of labor, equipment and infrastructure, variances in ore recovery and mining rates from those assumed in the mining plan, operational risks, changes in governmental regulation, including taxation, environmental, permitting, and other regulations and other factors, many of which are beyond BGHL’s control. Due to any of these or other factors, the capital and operating costs may be significantly higher than those set forth in the Technical Report Summary. As a result of higher capital and operating costs, production and economic returns may differ significantly from those set forth in the Technical Report Summary and there are no assurances that any future development activities will result in profitable mining operations.

Blue Gold Limited’s estimates of future production, costs, expenditures and financial results are imprecise, depend upon subjective factors, may not be realized in actual production and such estimates speak only as of their respective dates.

Blue Gold Limited may provide estimates and projections of BGHL’s future production, costs, expenditures and financial results. Any such information is forward- looking. Neither Blue Gold Limited’s independent registered public accounting firm nor any other independent expert or outside party compiles or examines these forward-looking statements and, accordingly, will not express any opinion or any other form of assurance on these estimates and projections. Estimates and projections will be made by BGHL’s management and technical personnel and are qualified by, and subject to the assumptions contained or referred in the filing, release or presentation in which they are made, including assumptions about the availability, accessibility, sufficiency and quality of mineralization, recovery rates, BGHL’s costs of production, the market prices of gold, BGHL’s ability to sustain and increase production levels, the ability to produce and sell marketable concentrates and doré and related treatment and refining charges, the sufficiency of BGHL’s infrastructure, the performance of its personnel and equipment, BGHL’s ability to maintain and obtain mining interests and permits, the state of government and community relations, and BGHL’s compliance with existing and future laws and regulations. BGHL sometimes states possible outcomes as high and low ranges, which are intended to provide a sensitivity analysis as variables are changed, but are not intended to represent that actual results could not fall outside of the suggested ranges. Actual results and experience may differ materially from these assumptions. Any production, cost, expenditure or financial results estimates speak only as of the date on which they are made, and BGHL disclaims any intent or obligation to update such estimates, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should be considered in the context in which they are made, and undue reliance should not be placed on them.

We are an exploration stage property and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy and our business operations are in the exploration stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our Company.

The price of gold fluctuates on a regular basis and a downturn in price could negatively impact the Company’s operations and cash flow.

BGHL’s operations will be significantly affected by changes in the market price of gold. Gold prices can fluctuate widely and may be affected by numerous factors, such as expectations for inflation, levels of interest rates, currency exchange rates, purchases and sales by governments and central banks, monetary policies employed by the world’s major central banks, fiscal policies employed by the world’s major industrialized economies, forward selling or other hedging activities, demand for gold, global or regional political and economic crises, and production costs in major gold-producing regions. The aggregate effect of these factors, all of which are beyond our control, is impossible for us to predict. If gold prices decline substantially, it could adversely affect the realizable value of the Company’s assets and, potentially, future results of operations and cash flow.

The Company currently does not hedge its exposure to gold price fluctuation or changes in inflation or exchange rates, and it currently does not have plans to put hedges in place. Accordingly, the Company may be exposed to more significant price fluctuations if gold prices decline. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of the Company and our financial condition and results of operations.

As opportunities arise, BGHL plans to continue to acquire properties with gold resources and/or reserves with exploration potential. The price that BGHL pays to acquire these properties will be influenced, in large part, by the price of gold at the time of the acquisition. The Company expects its potential future revenues to be derived from the production and sale of gold from these properties or from the sale of some of these properties. The value of any mineralized material, and the value of any potential mineral production, will vary in direct proportion to variations in those mineral prices. The price of gold has fluctuated widely as a result of numerous factors beyond the Company’s control. The effect of these factors on the price of gold, and the economic viability of BGHL’s projects, cannot accurately be predicted. Any drop in the price of gold or strategic metals would negatively affect the Company’s asset values, cash flows, potential revenues and profits.

Land reclamation and mine closure may be burdensome and costly and such costs may exceed BGHL’s estimates.

Land reclamation and mine closure requirements are generally imposed on mining and exploration companies, such as ours, which require us, among other things, to minimize the effects of land disturbance. Such requirements may include controlling the discharge of potentially dangerous effluents from a site and restoring a site’s landscape to its pre-exploration form. The actual costs of reclamation and mine closure are uncertain and planned expenditures may differ from the actual expenditures required. Therefore, the amount that BGHL is required to spend could be materially higher than current estimates. Any additional amounts required to be spent on reclamation and mine closure may have a material adverse effect on BGHL’s financial performance, financial position and results of operations and may cause us to alter BGHL’s operations. In addition, BGHL is required to maintain financial assurances, such as letters of credit, to secure reclamation obligations under certain laws and regulations. The failure to acquire, maintain or renew such financial assurances could subject us to fines and penalties or suspension of BGHL’s operations. Letters of credit or other forms of financial assurance represent only a portion of the total amount of money that will be spent on reclamation over the life of a mine’s operation.

Supplies and equipment needed for exploration may not always be available. If BGHL is unable to secure raw materials and exploration supplies, BGHL may have to delay its anticipated business operations.

Competition and unforeseen limited sources of supplies needed for BGHL’s proposed exploration work could result in occasional shortages of supplies of certain products, equipment or materials. There is no guarantee BGHL will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms, if at all. Such delays could affect BGHL’s anticipated business operations and could increase expenses.

The Company’s ability to execute its strategic plan depends on many factors, some of which are beyond the Company’s control.

The Company’s strategic plan is focused on high-value, cash-generating, gold activities, including, but not limited to, gold exploration, resource development, economic feasibility assessments and cash-generating mineral production. Many of the factors that impact the Company’s ability to execute its strategic plan, such as the advancement of certain technologies, legal and regulatory obstacles and general economic conditions, are beyond the Company’s control. Changes in value or a lack of demand for the sale of non-core assets would negatively affect the Company’s financial condition and performance. The Company’s inability to identify successful joint venture candidates and to complete joint ventures or strategic alliances as planned or to realize expected synergies and strategic benefits could impact the Company’s financial condition and performance. The Company’s inability to deploy capital to maximize shareholder value could impact its financial performance. The Company cannot give assurance that it will be able to execute any or all of its strategic plan. Failure to execute any or all of the Company’s strategic plan could have a material adverse effect on its financial condition, results of operations, and cash flows.

The Company’s exploration and development activities, strategic transactions, or any acquisition activities may not be commercially successful and could fail to lead to gold production or fail to add value.

Substantial expenditures are required to acquire gold properties, establish mineral resources through drilling and analysis, develop metallurgical processes to extract metal from the ore and develop the mining and processing facilities and infrastructure at any site chosen for mining. The Company cannot be assured that any such activities will be commercially successful, lead to gold production or add value.

BGHL may be unable to replace gold resources as they become depleted.

Like all gold producers, BGHL must continually replace reserves depleted by production to maintain production levels over the long term and provide a return on invested capital. Depleted reserves can be replaced in several ways, including expanding known ore bodies, locating new deposits or acquiring interests in reserves from third parties. Exploration is highly speculative in nature, involves many risks and uncertainties and is frequently unsuccessful in discovering significant mineralization. Accordingly, BGHL’s current or future exploration programs may not result in new mineral producing operations. Even if significant mineralization is discovered, it will likely take many years from the initial phases of exploration to commencement of production, during which time the economic feasibility of production may change.

From time to time, BGHL may acquire reserves from other parties. Such acquisitions are based on an analysis of a variety of factors including historical operating results, estimates and assumptions on the extent of ore reserves, the timing of production from such reserves, cash and other operating costs. In addition, BGHL may rely on data and reports prepared by third parties (including in relation to the ability to permit and comply with existing regulations), which may contain information or data that BGHL is unable to independently verify or confirm in advance. Other than historical operating results, these factors are uncertain, they may contribute to the uncertainties related to the process used to estimate ore reserves and resources and have an impact on BGHL’s revenue, BGHL’s cash flow and other operating issues.

Suitable infrastructure may not be available or damage to existing infrastructure may occur.

Mining, processing, development and exploration activities depend on adequate infrastructure. Reliable roads, bridges, port and/or rail transportation, power sources, water supply and access to key consumables are important determinants for capital and operating costs. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay exploration, development or exploitation of BGHL’s projects. If adequate infrastructure is not available in a timely manner, there can be no assurance that the exploitation or development of BGHL’s projects will be commenced or completed on a timely basis or at all, or that the resulting operations will achieve the anticipated production volume, or that the construction costs and operating costs associated with the exploitation and/or development of BGHL’s projects will not be higher than anticipated. In addition, extreme weather phenomena, sabotage, vandalism, government, non- governmental organization and community or other interference in the maintenance or provision of such infrastructure could adversely affect Blue Gold Limited’s operations and profitability.

Disputes regarding BGHL’s mining claims, concessions or surface rights to land in the vicinity of BGHL’s mining projects could adversely impact operations.

The validity of mining or exploration claims, concessions, or rights, which constitute most of BGHL’s property holdings, may be contested. BGHL has used commercially reasonable efforts, in accordance with industry standards, to investigate BGHL’s title or claims to BGHL’s various properties, however, no assurance can be given that applicable governments will not revoke or significantly alter the conditions of the applicable exploration and mining claims, concessions or rights or that such exploration and mining claims, concessions or rights will not be challenged by third parties. BGHL has attempted to acquire satisfactory title to undeveloped properties in accordance with mining industry practice. Defective title to any of BGHL’s exploration and mining claims, concessions or rights could result in litigation, insurance claims and potential losses affecting BGHL’s business as a whole. There may be challenges to the title of any of the claims comprising BGHL’s projects that, if successful, could impair development and operations. A defect could result in us losing all or a portion of BGHL’s right, title, estate, and interest in and to the properties to which the title defect relates.

BGHL’s operations may be adversely affected by rising energy prices or energy shortages.

BGHL’s mining operations and development projects will require significant amounts of energy. BGHL’s operations will be in remote locations requiring long-distance transmission of power, and in some locations BGHL competes with other companies for access to third party power generators or electrical supply networks. A disruption in the transmission of energy, inadequate energy transmission infrastructure or the termination of any of BGHL’s energy supply contracts could interrupt BGHL’s energy supply and adversely affect BGHL’s operations.

BGHL’s operations may be disrupted, and BGHL’s financial results may be adversely affected by an outbreak of infectious disease or pandemic.

An outbreak of infectious disease, pandemic or a similar public health threat could adversely impact BGHL’s business and operations. If a significant portion of BGHL’s workforce becomes unable to work or travel to BGHL’s operations due to illness or state or federal government restrictions (including travel restrictions and “shelter-in-place” and similar orders restricting certain activities that may be issued or extended by authorities), BGHL may be forced to reduce or suspend operations at one or more of BGHL’s mines, which could reduce production, limit exploration activities and development projects and impact liquidity and financial results. Initiatives to protect the health and safety of BGHL’s employees, contractors and communities to date previously have and may in the future result in additional costs to us, there can be no assurance that BGHL will remain unaffected by potential future health crises. Illnesses or government restrictions, including potential closure of national borders, related to a public health threat may disrupt the supply of raw goods, equipment, supplies and services upon which BGHL’s operations rely. However, these effects could have a material impact on BGHL’s operations, and Blue Gold Limited will continue to monitor such situations closely.

Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate in order to maintain operations.

As a result of public concern about the real or perceived detrimental effects of economic globalization and global climate impacts, businesses generally, and large multinational corporations in natural resources industries in particular, face increasing public scrutiny of their activities. These businesses are under pressure to demonstrate that, as they seek to generate satisfactory returns on investment to shareholders, other stakeholders, including employees, governments, communities surrounding operations and the countries in which they operate, benefit and will continue to benefit from their commercial activities. Such pressures tend to be particularly focused on companies whose activities are perceived to have a high impact on their social and physical environment.

A number of community based groups continue pressuring BGHL for additional benefits related to jobs, training and benefit sharing. The potential consequences of these pressures include operational disruption, reputational damage, legal suits, increasing social investment obligations to communities and pressure to increase taxes and royalties payable to governments.

Increased exposure to foreign exchange fluctuations and capital controls may adversely affect the Company’s costs, earnings and the value of some of the Company’s assets.

The Company’s reporting currency is the U.S. dollar and the majority of the Company’s earnings and cash flows are denominated in U.S. dollars. The Company conducts certain business in currencies other than the U.S. dollar. A portion of the Company’s operating expenses are incurred in local currencies. Our revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency.

Further, the appreciation of those local currencies against the U.S. dollar increases the Company’s costs of production in U.S. dollar terms at mines located outside the United States. The Company’s consolidated earnings and cash flows may also be impacted by movements in the exchange rates. Change in the value of the currencies could negatively impact the Company’s earnings.

In addition, from time to time, countries in which the Company operates adopt measures to restrict the availability of the local currency or the repatriation of capital across borders. These measures are imposed by governments or central banks, in some cases during times of economic instability, to prevent the removal of capital or the sudden devaluation of local currencies or to maintain in-country foreign currency reserves. Also, many emerging market countries require consents or reporting processes before local currency earnings can be converted into U.S. dollars or other currencies and/or such earnings can be repatriated or otherwise transferred outside of the operating jurisdiction. These measures may have a number of negative effects on the Company, reducing the immediately available capital that the Company could otherwise deploy for investment opportunities or the payment of expenses. Measures that restrict the availability of the local currency or impose a requirement to operate in the local currency may create other practical difficulties for the Company.

Failure to obtain the advance payment facility or a delay in obtaining it, could have a material adverse effect on BGHL’s ability to adequately explore, develop and operationalize the mines.

On August 19 2024, BGHL entered into the Advance Payment Agreement with Gerald for an advance payment facility of up to a maximum amount of twenty-five million U.S. dollars ($25,000,000). The Advance Payment Agreement was entered into to enable BGHL to finance the exploration, development, and operation of its mine. Blue Gold Limited shareholders may experience a dilutive effect to the value of their shares if Gerald Metals exercises its conversion option under the Advance Payment Agreement. Additionally, if BGHL does not meet the conditions precedent under the Advance Payment Agreement and is not able to obtain the advance payment facility, it may lead to material adverse effects on its ability to effectively explore, develop, and operate the mine. This may have a material adverse effect on the exploration, results of operation, financial condition, and cashflows.

As a result of the above, management has determined that BGHL’s liquidity condition raises substantial doubt about BGHL’s ability to continue as a going concern.

On September 20, 2024, FGRBPL received a Notice of Termination of its mining leases from the Minerals Commission of Ghana, which encompass those leases transferred to the Company, for alleged breaches of the terms of those mining leases. Delays or difficulties in obtaining a favorable arbitration outcome or in reaching a favorable agreement with the relevant Ghanaian authorities may interfere with future mining operations or plans of the Company, which could materially impact our business and financial position in the future.

On May 15, 2024, BGBPL became the new leaseholder of record for the Bogoso Prestea Mine. BGBPL assumed the related leases and licenses pursuant to the Purchase and Assumption Agreement with the Previous Leaseholder dated January 27, 2024. Subsequently, on September 20, 2024, the Previous Leaseholder received the Commission Notice from the Mineral Commission alleging violations of the related leases. After the Commission Notice, the Mineral Commission formed an IMC, and the IMC assumed managerial control of the mine site. The Company and the Previous Leaseholder, pursuant to the Mining Act, actively dispute the contents and legality of the Commission Notice and the appointment of an IMC. On October 14, 2024, the Company delivered notice to the Republic of Ghana requesting settlement of the Company’s dispute pursuant to UK-Ghana BIT. Pursuant to Article 10 of the UK-Ghana BIT, the Company retains the right to initiate international arbitration proceedings against the Republic of Ghana if the dispute is not resolved within three months from the date of the Company’s notice dated October 14, 2024. Pending the resolution of the Company’s dispute, BGHL has been advised by Kimathi & Partners, its counsel in Ghana, that pursuant to Section 27(5) of the Mining Act, the mineral right, its term and area held in the Bogoso Prestea Mine at the time of the Commission Notice, shall continue without diminution until thirty days after the resolution of the dispute. During the period since the Commission Notice, there has been media attention and speculation regarding the Bogoso Prestea Mine, including reporting from certain media outlets in Ghana that the Bogoso Prestea mining leases were issued to a third party by the Ghanaian Minister of Lands and Natural Resources.

On December 18, 2024, the Company filed an application for judicial review with The High Court of Justice (Commercial Division) requesting that the court grant an order returning the managerial control of the Bogoso Prestea Mines to BGBPL and FGRBPL.

On December 18, 2024, the Company also filed an application for interlocutory injunction (the “Injunction Application”) pending the court’s determination of the application for judicial review. Under the Injunction Application, the Company sought to prohibit the respondents, which include the IMC and the Ghanaian Minister of Lands and Natural Resources from (1) taking possession or control of the Bogoso Prestea Mines, (2) requesting parliamentary approval of any mining lease over the Bogoso Prestea Mines, and (3) taking any steps related to approving the transfer of the Bogoso Prestea Mines.

On December 23, 2024, the Economic and Organised Crime Office (“EOCO”) commenced an investigation into alleged fraud connected with the attempted acquisition of the Bogoso Prestea Mines by Heath Goldfields Limited. In accordance with its powers set forth in Section 33 of the Economic and Organised Crime Act, 2010 (Act 804) and their pending investigation, EOCO has frozen the attempted acquisition by Heath Goldfields Limited of the Bogoso Prestea Mines pending the completion of their investigation.

On January 27, 2025, the Company filed an Application For Contempt of Court with The High Court of Justice (Commercial Division) alleging that the IMC’s continued control, possession, and management of the Bogoso Prestea Mines and engagement with Heath Goldfields Limited for the purposes of handing over the Bogoso Prestea Mines to Heath Goldfields Limited was in violation of the judicial review application and Injunction Application that were served upon them, thus contemptuous.

On February 10, 2025, the EOCO dismissed its preliminary investigation into the transactions between Heath Goldfields and the Minerals Commission following allegations of falsification of official documents due to insufficient evidence.

On March 20, 2025, the High Court of Justice (Commercial Division) dismissed Heath Goldfields Limited’s application to strike the Company’s judicial review application as without merit. The High Court of Justice (Commercial Division) also dismissed the Company’s judicial review application to quash the decision of the Minister of Lands and Natural Resources and stated that the Company and FGRBPL did not properly invoke the jurisdiction of the court.

However, the Company has invoked its right to appeal the jurisdictional decision to the Court of Appeal, a higher court in the Ghanian court system.

On April 2, 2025, the Company served a notice of arbitration on the Republic of Ghana to commence international arbitration proceedings against the Republic of Ghana pursuant to Article 10 of the UK-Ghana BIT. On June 6, 2025, the Republic of Ghana submitted its response to the notice of arbitration in which it contests jurisdiction and disputes the validity and merits of BGHL’s claims and has agreed to have a three-person tribunal hear the dispute and for it to be administered by an arbitral institution (the Permanent Court of Arbitration in The Hague). Pending the resolution of the dispute, BGHL has been advised by Kimathi & Partners, its counsel in Ghana, that pursuant to Section 27(5) of the Mining Act, the mineral right, its term and area held in the Bogoso Prestea Mine at the time of the Commission Notice, shall continue without diminution until thirty days after the resolution of the dispute.

On July 5, 2025, the Ministry of Lands and Natural Resources issued a stop work notice to Heath Goldfields on the Bogoso-Prestea Mine giving them 120 days to remedy all breaches and carry out essential services.

In the event the arbitration outcome is favorable to the Company, successful mine development, infrastructure construction, and mineral production is dependent on obtaining all necessary consents, approvals, and licenses provided elsewhere in this Prospectus for a successful design, construction and operation of efficient gathering, processing, and transportation facilities. No assurance can be given that we will be able to resolve this matter or obtain all necessary consents, approvals and licenses in a timely manner, or at all. If the outcome of the arbitration is unfavorable, it can adversely affect the value of the Company’s business. Delays or difficulties in obtaining a favorable arbitration outcome or in obtaining relevant approvals, may interfere with future mining operations or plans of Blue Gold, which will materially impact our business and financial position in the future.

Shareholders litigation and regulatory inquiries and investigations are expensive and could harm Blue Gold Limited’s business, financial condition and operating results and could divert management attention.

In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. The recent shareholder actions pose a reasonable possibility of loss to the Company, but the Company is unable to reasonably estimate an amount or range of reasonably possible loss at this time. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Overview” for additional information.

Any Shareholders litigation and/or regulatory investigations against Blue Gold Limited, whether or not resolved in Blue Gold Limited’s favor, could result in substantial costs and divert Blue Gold Limited’s management’s attention from other business concerns, which could adversely affect Blue Gold Limited’s business and cash resources and the ultimate value Blue Gold Limited’s Shareholders receive as a result of the Business Combination.

Risks Related to Our Operations in Ghana

BGHL’s growth, future profitability and ability to continue BGHL’s operations may be affected by any instability in the West African subregion.

BGHL’s mines are located in Ghana, which is on the west coast of Africa. Though Ghana is a stable country with a functioning democracy and a good business environment, any civil disruptions or instability in Ghana or any neighboring countries may affect BGHL’s operations. Changes to, or increased instability in the political or social environment in West Africa could cause uncertainty that discourages investment in the region and may adversely affect future investments in BGHL’s business. The West African region has seen cases of political instability, civil strife, piracy and conflict in the past few years. Recent events in West Africa have shown an increased risk of conflict and fragility in the region. Election related violence in West Africa has increased. Elections provide political entrepreneurs with an opportunity to strengthen their position and issue extremist appeals to mobilize their ethnic or religious constituencies, which can ramp up violence. Recently Nigeria, Cote d’Ivoire and Burkina Faso have experienced varying degrees of election related turmoil.

Although there has been increased democratization of West African countries, recent coups in Burkina Faso, Mali, Guinea, and Niger have been a source of political instability in the region. There has also been an increase in piracy and drug trafficking on the West African coast. West Africa has become a key transit point in the trafficking of narcotics between Latin America and Europe. Illicit drug trafficking has been known to provide a source of funding to rebel movements and extremists and also pitting elites against one another in competition over drug-related rents and undermining institutions and weakening governance. Funds from the drug trade has fueled conflicts around parts of the subregion.

There has been an increased threat of terrorist and extremist groups in the Sahel region of West Africa. From the rise of extremist movements in the Sahel such as Ansar Dine (Defenders of the Faith) and MUJAO, to the escalating violence of Nigeria’s Boko Haram, the emergence of religious radicalism across West Africa has presented a growing threat to stability.

Though these instances of political instability and criminal activity in parts of the West African sub region do not directly affect Ghana, it may affect BGHL’s operations and ability to be productive if they spread to Ghana or BGHL’s supply lines. If any of these risks materialize, it could cause a decline in BGHL’s production and thereby cause investors to lose their investments.

BGHL’s operations in Ghana are subject to political, economic and other risks.

BGHL will operate in Ghana under an investment agreement which established a fixed fiscal and legal regime, including fixed royalty and tax rates, for its operations in Ghana. The Republic of Ghana has experienced worsening socioeconomic conditions in recent years. The Ghanaian Cedi has experienced significant depreciation with inflation, and, whilst the value of the Cedi has recently increased during April and May 2025, there is no guarantee that such appreciation will be sustained or that the value will not begin to decline. Ghana’s credit rating worsened to speculative grade, at near default to default levels, as the Ghanaian Finance Ministry announced suspension of debt service payments in December 2022 on the majority of its external debt, including commercial and bilateral loans, and that Ghana was seeking to restructure its debt. Efforts in early 2023 to put in place a domestic debt exchange program have faced setbacks from pension funds and by individual bond holders leading to amended terms. Continued economic recession and/or unfavorable macroeconomic indicators have also resulted in pressures from the Government of Ghana to obtain more revenue and benefits from mining companies on the back of anti-mining sentiment and perceived inequities that the industry is not contributing its fair share. To address budgetary deficits, the Government of Ghana has in the past initiated measures to generate additional revenue from the mining industry and other sectors of the economy as it attempts to increase revenue collection through various tax audits and investigations, proposed new fees, increased revenue and tax initiatives and other vehicles. Other risks include impacts to supply chain, restrictions and local procurement requirements, increase in key commodity prices, more restrictive local banking requirements including requirements for repatriation of proceeds to banks domiciled in Ghana, limitations on capacity of banks to provide reclamation bonds, requests for further local employment requirements, requests for contract renegotiation and increases in contract rates and other costs. Additionally, the government may grant artisanal mining rights or alternative mining rights, such as sand and gravel, in locations in which BGHL has land rights, but no active operations, impacting BGHL’s non-operational land positions. Economic setbacks and anti-mining sentiment can also result in an increase in community frustration and friction with artisanal small-scale mining resulting in conflicts, which can negatively impact BGHL’s operations in Ghana.

Any downturn in Ghana’s economy may impact BGHL’s growth, profitability and ability to continue BGHL’s operations.

Any downturn in Ghana’s economy could adversely affect BGHL’s operations and profitability. In 2022, Ghana’s economic growth decreased as a result of the country’s sovereign debt crisis. In December 2022, Ghana ceased to make payments on its external debt to official bilateral and external commercial creditors, leading to mounting arrears.

In the third quarter of 2022, Ghana’s gross domestic product (GDP) growth slowed to 2.9% from 6.4% the previous year.

Central bank reserves dropped to a critically low level in the past quarters and the Cedi, the local currency, depreciated significantly. Intense balance of payment pressures resulted since Ghana was cut off from international capital markets, faced capital withdrawals and had trouble rolling over central bank foreign exchange liabilities. Gross international reserves fell to 1.1 billion U.S. dollars (0.5 months of imports) at the end of February 2023, almost 5 billion U.S. dollars below the level of mid-2021, largely due to foreign exchange interventions by the Bank of Ghana to reduce volatility.

In December 2022, inflation reached 54% due to a number of factors, including a rise in global energy and food costs as well as the lingering impact of fiscal and monetary stimulus during the pandemic, a decline in the value of the currency and massive monetary financing by the government. By April 2023, inflation dropped to 41% and the Cedi temporarily appreciated against the U.S. dollar, but the value of the Cedi continued to decline during 2024. While the value of the Cedi has recently increased during April and May 2025, there is no guarantee that such appreciation will be sustained or that the value will not begin to decline.

Growth is predicted to remain muted over the coming years. Starting in 2026, growth is expected to begin rising again towards its long-term potential of about +5%. The combination of all such factors, and any continued or new downturns, would negatively impact Blue Gold’s business and financial condition.

Ghana may compulsorily acquire land that is subject to a mineral right.

Ghana can compulsorily acquire land that is subject to a mineral right. Ghana’s constitution stipulates that compulsory acquisition must be made under a law that makes provision for prompt payment of fair and adequate compensation and a right of access to the High Court by any person who has an interest in or right over the land for the determination of his interest or right and the amount of compensation to which he is entitled. Additionally, the Minister of Lands and Natural Resources has a first right to buy all minerals and products derived from the refining or treatment of them — raised, won or obtained in Ghana as well as from any area covered by territorial waters, the exclusive economic zone or the continental shelf. There is a risk to BGHL’s business that the government could exercise these powers, which would materially impact our business and financial condition.

Blue Gold Limited is subject to heightened legal, regulatory, economic and political risks associated with emerging markets.

Emerging markets, such as Ghana, are generally subject to greater risks, including legal, regulatory, economic and political risks, than more developed markets. There may also be unpredictability with respect to court judgments, including in cases involving the local government. Accordingly, investors should exercise particular care in evaluating the risks involved and should consider whether, in light of these risks, investing in the shares of a company whose assets and operations are based in an emerging market is appropriate. Economic crises in the country may reduce overall investor appetite for securities of issuers operating in developing countries generally, even for such issuers that operate outside the regions directly affected by the crises. Past economic crises in developing countries have often resulted in significant outflows of international capital and caused issuers operating in developing countries to face higher costs for raising funds, and in some cases have effectively impeded access to international capital markets for extended periods.

Thus, even though the economy of Ghana remains relatively stable, financial turmoil in such a developing economy could have an adverse effect on the Company’s business, financial condition, results of operations, prospects or liquidity.

Risks Related to Laws, Regulations and Permits

Government regulation may adversely affect our business and planned operations.

BGHL’s mining activities are subject to various laws governing prospecting, mining, development, production, taxes, labor standards, occupational health, mine safety, toxic substances, land use, water use, land claims of local residents and other matters in Ghana and other jurisdictions in which it may operate. The exploration and development of mineral properties is subject to laws and regulations in the countries in which they are located in a variety of ways, including regulation of mineral exploration and land ownership, environmental regulation and taxation. These laws and regulations, as well as future interpretation of or changes to existing laws and regulations, may require substantial increases in capital and operating costs to us and delays, interruptions, or a termination of operations.

New rules and regulations may be enacted, or existing rules and regulations may be applied in a manner that could limit or curtail exploration at our mining properties in Ghana and any other future locations. Amendments to current laws, regulations and permits governing our operations and the general activities of mining and exploration companies, or more stringent implementation thereof, could cause unanticipated increases in our exploration expenses, capital expenditures or future extraction or production costs, or could result in abandonment or delays in establishing operations at our mining property in Ghana. The economics of any potential mining operation on BGHL’s properties would be particularly sensitive to changes in the tax regimes.

In order to obtain permits for exploration or potential future development of mineral properties, environmental regulations generally require a description of the existing environment, including but not limited to natural, archeological and socio-economic environments, at the project site and in the region; an interpretation of the nature and magnitude of potential environmental impacts that might result from such activities; and a description and evaluation of the effectiveness of the operational measures planned to mitigate the environmental impacts. The expenditures to obtain exploration permits to conduct BGHL’s exploration activities may be material to BGHL’s total exploration cost.

The laws and regulations in all the countries in which BGHL operates, or owns assets are continually changing and are generally becoming more restrictive, especially environmental laws and regulations. As part of BGHL’s ongoing exploration activities, BGHL has made expenditures to comply with such laws and regulations, but such expenditures could substantially increase BGHL’s costs to achieve compliance in the future. Delays in obtaining or failure to obtain government permits and approvals or significant changes in regulation could have a material adverse effect on BGHL’s exploration activities, BGHL’s ability to locate economic mineral deposits, and BGHL’s potential to sell, joint venture or eventually develop BGHL’s properties, which could have a material adverse effect on BGHL’s financial position or results of operations.

We are located outside of the United States and, as such, we could be subject to a variety of additional risks that may adversely affect us.

Because we are located in and have operations outside of the United States, we are subject to additional risk factors that may negatively impact our operations. Accordingly, we are subject to special considerations or risks associated with companies operating in an international setting, including any of the following:

●	Costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

●	Rules and regulations regarding currency redemption;

●	Complex rules and regulations governing corporate withholding taxes on individuals across international jurisdictions;

●	Laws governing the manner in which future business combinations may be effected;

●	Exchange listing and/or delisting requirements;

●	Tariffs and trade barriers;

●	Regulations related to customs and import/export matters;

●	Local or regional economic policies and market conditions;

●	Unexpected changes in regulatory requirements;

●	Challenges in managing and staffing international operations;

●	Longer payment cycles and challenges in collecting accounts receivable;

●	Tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	Currency fluctuations and exchange controls;

●	Rates of inflation;

●	Challenges in collecting accounts receivable;

●	Cultural and language differences;

●	Employment regulations;

●	Underdeveloped or unpredictable legal or regulatory systems;

●	Corruption;

●	Protection of intellectual property;

●	Social unrest, crime, strikes, riots and civil disturbances;

●	Regime changes and political upheaval;

●	Terrorist attacks, natural disasters and wars; and

●	Deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our business, financial condition and results of operations.

BGHL may be unable to obtain or retain necessary permits, licenses and leases, which could adversely affect BGHL’s operations.

BGHL’s mining and processing operations and development and exploration activities are subject to extensive permitting requirements. The requirements to obtain and/or achieve or maintain full compliance with such permits can be costly and involve extended timelines. While BGHL strives to obtain and comply with all permits required of us, there can be no assurance that BGHL will obtain all such permits and/or achieve or maintain full compliance with such permits at all times. Previously obtained permits may be suspended or revoked for a number of reasons, including through government or court action. Failure to obtain and/or comply with required permits can have serious consequences, including damage to BGHL’s reputation; cessation of the development of a project; increased costs of development or production and litigation or regulatory action, any of which could materially adversely affect Blue Gold Limited’s and BGHL’s business, results of operations or financial condition.

In addition, to begin operations, BGHL, through BGBPL, must obtain the following material licenses: Environmental Permit, Mine Operating Permit, Fire Certificate, Export Gold Permit and Water Usage Permit.

BGHL’s ability to obtain the required permits, licenses and approvals to explore for, develop and operate mines and to successfully operate near communities in the jurisdictions in which BGHL operates depends in part on BGHL’s ability to develop, operate and close mines in a manner that is consistent with the creation of social and economic benefits in the surrounding communities, which may or may not be required by law. BGHL’s ability to obtain permits, licenses and approvals and to operate near certain communities may be adversely impacted by real or perceived detrimental events associated with BGHL’s activities or those of other mining companies affecting the environment, health and safety of communities in which BGHL operates. Key permits and approvals may be revoked or suspended or may be adjusted in a manner that adversely affects BGHL’s operations, including BGHL’s ability to explore or develop properties, commence production or continue operations. Permit review and approval could be delayed, adversely impacting project implementation due to delays in review and development of permits from limited resources at the regulatory agencies. If any of these licenses are not obtained it will prevent commencement of mining operations and production and will materially adversely affect our future operations. Failure to obtain any of these permits or licenses will prevent commencement of mining operations and production and will materially adversely affect our future operations.

Compliance with “conflict minerals” and “responsible gold” legislation and standards could result in significant costs.

Stringent standards relating to “conflict minerals” and “responsible” gold including, but not limited to the U.S. Dodd-Frank Act, the EU Regulation 2017/821 on supply chain due diligence obligations for EU importers of gold originating from conflict-affected and high-risk areas, the OECD Due Diligence Guidelines for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the World Gold Council Conflict-Free Gold Standard and the London Bullion Market Association Responsible Gold Guidance have been introduced.

Any such legislation and standards may result in significant costs to ensure and demonstrate compliance (particularly where standards change rapidly or lack certainty due to court challenges) and may complicate the sale of gold emanating from certain areas. The complexities of the gold supply chain may cause significant uncertainties at each stage in the chain as to the provenance of the gold. As a result, the uncertainties in the process, the costs of due diligence and audit, and the reputational risks of defining their product or a constituent part as containing a “conflict mineral” may be too burdensome for the Company’s customers. Accordingly, manufacturers may decide to switch supply sources or to substitute gold with other minerals. This could have a material negative impact on the gold industry overall and the Company specifically, including a negative material impact on the Company’s results of operations and financial condition.

Our activities are subject to environmental laws and regulation that may materially adversely affect our future operations, in which case our operations could be suspended or terminated.

BGHL is subject to a variety of statutes, rules and regulations in connection with its exploration activities. BGHL is required to obtain various governmental permits to conduct exploration at and development of its property. Obtaining the necessary governmental permits is often a complex and time-consuming process involving numerous agencies. The duration and success of each permitting effort is contingent upon many variables not within its control. In the context of permitting, including the approval of reclamation plans, BGHL must comply with known standards, existing laws, and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority. The failure to obtain certain permits or the adoption of more stringent permitting requirements could have a material adverse effect on BGHL’s business, plans of operation, and property in that it may not be able to proceed with its exploration programs. Compliance with statutory environmental quality requirements may require significant capital investments, significantly affect its earning power, or cause material changes in its intended activities. Environmental standards imposed by governments may be changed or become more stringent in the future, which could materially and adversely affect its proposed activities. As a result of these matters, BGHL’s operations could be suspended or cease entirely.

Minerals exploration and mining are subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that BGHL becomes subject to environmental liabilities, the remediation of any such liabilities would reduce funds otherwise available to us and could have a material adverse effect on its financial condition. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

BGHL is subject to EPA rules and regulations relating to ground water pollution. Any failure to comply with these rules and regulations may lead to liability.

A holder of a mineral rights and operator of mines or mining related facilities generally must conduct operations with due diligence, efficiency, safety and economy, and in accordance with good mining industry practice. Persons who unlawfully pollute or foul a water resource beyond the level that the EPA prescribes commit an offence and face a penalty of up to 6,000 Ghanaian Cedi (“GHS”), imprisonment of up to two years, or both. Companies undertaking mining activities must submit environmental impact assessments to the EPA, including mitigation and management of adverse effects on the environment. The EPA may suspend, cancel, or revoke an environmental permit or certificate where a company fails to comply with mitigation commitments. The breaching company may also face a fine of up to GHS 2 million (and GHS 200,000 for each day the offence continues), imprisonment of up to one year, or both.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

Human rights laws may require BGHL to take actions that delay its operations or the advancement of its projects.

Various international and national laws, codes, resolutions, conventions, guidelines and other materials relate to human rights (including rights with respect to health and safety and the environment surrounding BGHL’s operations). Many of these materials impose obligations on government and companies to respect human rights. Some mandate that governments consult with communities surrounding BGHL’s projects regarding government actions that may affect local stakeholders, including actions to approve or grant mining rights or permits. The obligations of government and private parties under the various international and national materials pertaining to human rights continue to evolve and be defined. One or more groups of people may oppose BGHL’s current and future operations or further development or new development of BGHL’s projects or operations. Such opposition may be directed through legal or administrative proceedings or expressed in manifestations such as protests, roadblocks or other forms of public expression against BGHL’s activities, and may have a negative impact on the Company’s reputation. Opposition by such groups to BGHL’s operations may require modification of, or preclude the operation or development of, BGHL’s projects or may require us to enter into agreements with such groups or local governments with respect to BGHL’s projects, in some cases causing considerable delays to the advancement of BGHL’s projects.

This change of control requirement under Ghana law could potentially be a risk to transfer of ownership and may impact the Company’s ability to enter into certain business transactions.

BGHL is subject to laws and regulations which impose stringent health and safety standards on numerous aspects of their operations.

BGHL’s operations are subject to extensive and complex local and foreign laws and regulations governing a wide range of matters, including environmental protection, natural resources, prospecting, development, production, post-closure reclamation, taxes, labor standards, and occupational health and safety. Compliance with these laws and regulations imposes substantial costs on BGHL, and any changes in existing laws, more restrictive interpretations, or increased enforcement by governmental authorities could result in additional expenses, capital expenditures, operational restrictions, suspensions, or delays in the development of new properties.

In particular, BGHL is subject to stringent health and safety standards across all operating regions. Government regulators regularly inspect BGHL’s mines and facilities, and may issue citations, orders, or require corrective measures—including the payment of fines or penalties, installation of additional equipment, or other remedial actions—if they determine that violations have occurred.

In addition to regulatory risks, BGHL’s ability to operate may be adversely affected by accidents, injuries, fatalities, or other events detrimental (or perceived to be detrimental) to the health and safety of employees, the environment, or the communities in which BGHL operates. These incidents may result in government-imposed restrictions, fines, penalties, or sanctions, as well as reputational harm, and could further impact BGHL’s workforce and operational continuity.

Failure to comply with applicable laws, regulations and permitting requirements may result in temporary or extended shutdowns, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, which may require corrective measures including the payment of fines or penalties, capital expenditures, installation of additional equipment or remedial actions, any of which could have a material, adverse effect on BGHL’s business financial position and results of operations.

Certain U.S. Holders may be subject to adverse U.S. federal income tax consequences if we are classified as a PFIC.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules with respect to its subsidiaries, either (i) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, certain royalties and rents, and gains from the disposition of passive assets. Cash and cash equivalents are considered passive assets for this purpose.

If the Company or any of its non-U.S. subsidiaries were determined to be a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder of our ordinary shares, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Because the classification of a non-U.S. corporation as a PFIC is a factual determination made annually after the close of each taxable year, the Company can provide no assurances that it will not be a PFIC for its 2025 taxable year or any future years.

Please see “Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Considerations” for a more detailed discussion with respect to the Company’s potential PFIC status and certain tax implications thereof. U.S. Holders (as defined herein) are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of our ordinary shares.

The Company’s business is subject to the U.S. Foreign Corrupt Practices Act and other extraterritorial and domestic anti-bribery laws and regulations, a breach or violation of which could lead to substantial sanctions and civil and criminal prosecution, as well as fines and penalties, litigation, loss of licenses or permits and other collateral consequences and reputational harm.

The Company operates in certain jurisdictions that have experienced governmental and private sector corruption to some degree, and, in certain circumstances, compliance with anti-bribery laws and heightened expectations of enforcement authorities may be in tension with certain local customs and practices. The U.S. Foreign Corrupt Practices Act and other laws with extraterritorial reach, including the UK Bribery Act, and anti-bribery laws in other jurisdictions in which the Company operates generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business or other commercial advantage. The Company’s Code of Ethics and Business Conduct and other policies and standards, all of which mandate compliance with these anti-bribery laws by the Company and its affiliates and their personnel, and also by third parties when they are engaged on the Company’s behalf.

The Company could be held responsible if its internal control policies and procedures fail to protect us from misinterpretation of or noncompliance with applicable anti-bribery laws, regulations and internal policies, recklessness, fraudulent behavior, dishonesty or other inappropriate acts committed by the Company’s affiliates, employees, agents or associated persons for which the Company might be claimed to be responsible. As such, the Company’s corporate policies and processes may not prevent or detect all potential breaches of law or other governance practices. The Company occasionally identifies or is apprised of information or allegations that certain employees, affiliates, agents or associated persons may have engaged in improper or unlawful conduct for which the Company might be held responsible. The Company’s policy when receiving credible information or allegations is to conduct internal investigations and compliance reviews to evaluate that information, determine compliance with applicable anti-bribery laws and regulations and company policies and take such remedial steps as may be warranted. In appropriate circumstances, the Company plans to communicate with authorities in the United States and elsewhere about those investigations and reviews. Violations of these laws, or allegations of such violations, could lead to substantial sanctions and civil and criminal prosecution, as well as fines and penalties, litigation, loss of operating licenses or permits and other collateral consequences, and may damage the Company’s reputation, which could have a material adverse effect on the Company’s business, financial position and results of operations or cause the market value of the Company’s common shares to decline.

Risks Related to Management of a Public Company

Blue Gold Limited will incur significantly increased costs and devote substantial management time as a result of operating as a public company.

As a public company, Blue Gold Limited will incur significant legal, accounting and other expenses that BGHL did not incur as a private company. Blue Gold Limited will be, subject to the reporting requirements of the Exchange Act, and be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations of the SEC and Nasdaq. Compliance with these requirements has increased and will continue to increase Blue Gold Limited’s legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, Blue Gold Limited expects that its management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, Blue Gold Limited expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when Blue Gold Limited is no longer an emerging growth company. Blue Gold Limited may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and may need to incur additional costs to ensure we meet the applicable requirements of the Sarbanes-Oxley Act.

Certain members of our management team are unfamiliar with United States securities laws and they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Certain members of our management team do not have prior experience as officers and/or directors of U.S. listed companies and are unfamiliar with U.S. federal securities laws. Accordingly, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to an inadvertent failure to comply with SEC or Nasdaq rules and be subject to enforcement actions.

Past performance by our management team and their affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in Blue Gold Limited.

Information regarding our management team and their affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, is presented for informational purposes only. Any past experience and performance by our management team and their affiliates and the businesses with which they have been associated, is not a guarantee that we will be able to provide positive returns to our shareholders. You should not rely on the historical experiences of our management team and their affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, as indicative of the future performance of an investment in us or as indicative of every prior investment by each of the members of our management team or their affiliates. The market price of our securities may be influenced by numerous factors, many of which are beyond our control, and our shareholders may experience losses on their investment in our securities.

Blue Gold Limited does not expect to pay any cash dividends for the foreseeable future.

Blue Gold Limited expects to retain all available funds and future earnings, if any, for use in the operation and growth of business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of Blue Gold Limited’s board, subject to compliance with applicable law, Blue Gold Limited’s organizational documents and any contractual provisions, including under agreements for indebtedness Blue Gold Limited may incur, that restrict or limit Blue Gold Limited’s ability to pay dividends, and will depend upon, among other factors, Blue Gold Limited’s results of operations, financial condition, earnings, capital requirements and other factors that Blue Gold Limited’s board deems relevant.

We are a holding company and will depend on dividends and distributions from BGHL and our other subsidiaries to pay any dividends.

Blue Gold Limited is a holding company with assets consisting primarily of our investment in BGHL. Our business operations are conducted primarily out of BGHL and certain of its subsidiaries. As a result, our ability to pay dividends, if any, will be dependent upon cash dividends and distributions or other transfers from BGHL. Payments to us from BGHL will be contingent upon its earnings and subject to any limitations on the ability of such entity to make payments or other distributions to us.

SEC rules regarding mining property disclosure by companies reporting with the SEC may result in increased operating and legal costs.

On October 31, 2018, the SEC adopted new rules to modernize mining property disclosure in reports filed with the SEC in order to harmonize SEC disclosure requirements with international standards. These rules became effective after January 1, 2021. The rules require the preparation and filing of technical reports on the Company’s properties on a more frequent basis than would have been required in the past. The Company’s reporting requirements and the preparation of technical reports and assessments may result in significant compliance costs.

Risks Relating to the Ownership of Our Securities

The price of the Blue Gold Limited ordinary shares may fluctuate significantly, which could negatively affect Blue Gold Limited and holders of its ordinary shares.

The market price of the Blue Gold Limited ordinary shares is subject to volatility and may fluctuate significantly due to, among other things, changes in market sentiment regarding Blue Gold Limited’s operations, financial results or business prospects, the mining, metals, or environmental remediation industries generally, coordinated trading activities, large derivative positions or the macroeconomic outlook. Certain events or changes in the market or Blue Gold Limited’s industries generally are beyond Blue Gold Limited’s control.

In addition to the risk factors contained in this proxy statement/prospectus, other factors that could impact Blue Gold Limited’s trading price include:

●	Blue Gold Limited’s actual or anticipated operating and financial results, including how those results vary from the expectations of management, securities analysts and investors;

●	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other industry participants;

●	reports in the press or investment community generally or relating to Blue Gold Limited’s reputation;

●	developments in Blue Gold Limited’s business or operations or Blue Gold Limited’s industry sectors generally;

●	any future offerings by us of Blue Gold Limited ordinary shares;

●	any coordinated trading activities or large derivative positions in Blue Gold Limited ordinary shares, for example, a “short squeeze” (a short squeeze occurs when a number of investors take a short position in a stock and have to buy the borrowed securities to close out the position at a time that other short sellers of the same security also want to close out their positions, resulting in surges in stock prices, i.e., demand is greater than supply for the stock shorted);

●	legislative or regulatory changes affecting Blue Gold Limited’s industry generally or Blue Gold Limited’s business and operations specifically;

●	the operating and stock price performance of companies that investors consider to be comparable to us;

●	announcements of strategic developments, acquisitions, restructurings, dispositions, financings and other material events by us or Blue Gold Limited’s competitors;

●	expectations of (or actual) equity dilution, including the actual or expected dilution to various financial measures, including earnings per share, that may be caused by equity offerings;

●	proposed or final regulatory changes or developments;

●	anticipated or pending regulatory investigations, proceedings, or litigation that may involve or affect us; and

●	other changes in U.S. or global financial markets, global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity prices, credit or asset valuations or volatility.

Blue Gold Limited is an “emerging growth company” and Blue Gold Limited cannot be certain if the reduced disclosure requirements applicable to us will make Blue Gold Limited’s ordinary shares less attractive to investors.

Blue Gold Limited is an “emerging growth company,” as defined in the JOBS Act, and Blue Gold Limited intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in Blue Gold Limited’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Blue Gold Limited cannot predict if investors will find its ordinary shares less attractive if Blue Gold Limited relies on these exemptions. If some investors find Blue Gold Limited’s ordinary shares less attractive as a result, there may be a less active trading market for its ordinary shares and its stock price may be more volatile.

Even after Blue Gold Limited no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. Blue Gold Limited would also be exempt from the requirement to obtain an external audit on the effectiveness of internal control over financial reporting provided in Section 404(b) of the Sarbanes Oxley Act. These exemptions and reduced disclosures in Blue Gold Limited’s SEC filings due to its status as a smaller reporting company mean its auditors do not review its internal control over financial reporting and may make it harder for investors to analyze Blue Gold Limited’s results of operations and financial prospects. Blue Gold Limited cannot predict if investors will find its ordinary shares less attractive because it may rely on these exemptions. If some investors find Blue Gold Limited’s ordinary shares less attractive as a result, there may be a less active trading market for its ordinary shares and its stock prices may be more volatile.

Failure of Blue Gold Limited to maintain compliance with the Nasdaq listing requirements could result in delisting of its ordinary shares, which in turn could adversely affect its financial condition and the market for its ordinary shares.

If the ordinary shares ultimately were to be delisted for any reason, it could negatively impact Blue Gold Limited by (i) reducing the liquidity and market price of Blue Gold Limited’s ordinary shares; (ii) reducing the number of investors willing to hold or acquire Blue Gold Limited’s ordinary shares, which could negatively impact Blue Gold Limited’s ability to raise equity financing; (iii) limiting Blue Gold Limited’s ability to use a registration statement to offer and sell freely tradable securities, adversely affecting Blue Gold Limited’s ability to access the public capital markets; and (iv) impairing Blue Gold Limited’s ability to provide equity incentives to its employees.

Blue Gold Limited may issue additional ordinary shares or other equity securities in the future that could dilute the ownership interest of existing Blue Gold Limited shareholders. reduce the trading price of the ordinary shares and impede Blue Gold Limited’s ability to raise future capital.

To maintain its capital at desired levels or to fund future growth, the Board may decide from time to time to issue additional ordinary shares, or securities convertible into, exchangeable for or representing rights to acquire ordinary shares. New investors in other equity securities issued in the future may also have rights, preferences, and privileges senior to, that may adversely impact, Blue Gold Limited’s current shareholders. Based on the need for additional capital to fund expected growth, it is likely that Blue Gold Limited will issue additional securities to provide such capital, and such additional issuances may involve a significant number of Blue Gold Limited’s ordinary shares. Issuance of additional securities in the future will dilute the percentage interest of existing shareholders and may reduce the market price of Blue Gold Limited’s ordinary shares and any other outstanding securities.

Blue Gold Limited cannot predict what effect, if any, future issuances by us of ordinary shares or other equity will have on the market price of the ordinary shares. Any shares that Blue Gold Limited may issue may not have any resale restrictions and could be immediately sold by the holders. The market price of the ordinary shares could decline if certain large holders of ordinary shares, or recipients of ordinary shares, sell all or a significant portion of their ordinary shares or are perceived by the market as intending to sell these shares other than in an orderly manner. The outstanding ordinary shares being offered for resale pursuant to this Prospectus by the Selling Shareholders represent approximately 51.7% of our total outstanding ordinary shares as of the date of this Prospectus. In addition, these sales could also impair Blue Gold Limited’s ability to raise capital through the sale of additional ordinary shares in the capital markets.

The ordinary shares issued in the Business Combination are subject to lock-up. If a large number of such shares are unrestricted and sold in the public market, the sales could reduce the trading price of the ordinary shares and impede our ability to raise future capital.

Our Memorandum and Articles of Association subject certain ordinary shares issued in connection with the Business Combination to lock-up restrictions.

As a result, large numbers of shares may become available for sale at one time, which may lead to a sharp decline in the market price of our ordinary shares. This may also hinder our ability to raise additional capital through the sale of ordinary shares in the capital markets. If the holders of ordinary shares sell all or a significant portion of their ordinary shares, or if the market anticipates such releases, there may be increased volatility or downward pressure on the share price. A decreased share price may make it more difficult for us to raise additional capital through equity offerings.

Our warrants may have an adverse effect on the market price of our ordinary shares.

We issued warrants to purchase 11.5 million of our ordinary shares as part of the units sold in the Offering each exercisable to purchase one ordinary share at $11.50 per share. Such warrants, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued by the Company.

The warrants may never be in the money, may be exercised on a “cashless” basis or may expire worthless and therefore we may not receive cash proceeds from the exercise of warrants.

We will receive up to an aggregate of approximately $132.3 million in proceeds from the exercise of the warrants, assuming the exercise in full of all of such warrants for cash. To the extent that the warrants are exercised on a “cashless” basis, we will not receive any proceeds from the exercise of such warrants. We expect to use the net proceeds from the exercise of the warrants, if any, for working capital and general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the warrants. However, there is no assurance that the holders of our warrants will elect to exercise any or all of such warrants. The cash proceeds associated with the exercises of the warrants is dependent on the stock price inasmuch as the holders are unlikely to exercise their warrants if the exercise price thereof is more than the price of our ordinary shares at the time of exercise. In that circumstance, a holder may be less likely to exercise their warrants as such holder would be selling at a loss if they exercised their warrants and sold their ordinary shares. Accordingly, we have not included the net proceeds from any exercise of the warrants in our assessment of our liquidity and our ability to fund operations on a prospective basis. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in this Prospectus.

The securities being registered in this Prospectus represent a substantial percentage of our outstanding ordinary shares and the sale of such securities, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline significantly.

This Prospectus relates, among other things, to the offer and sale from time to time by the Selling Shareholders of up to 15,411,618 ordinary shares, consisting of: (i) 2,237,104 ordinary shares issuable upon the conversion of Loeb Convertible Promissory Note, June Notes and July Notes and (ii) 13,174,514 ordinary shares held by certain holders, in addition to up to 11,500,000 ordinary shares issuable by the Company upon the exercise of outstanding warrants.

Given the substantial number of ordinary shares being registered for issuance upon conversion of the warrants and potential resale by Selling Shareholders pursuant to this Prospectus, the sale or issuance of ordinary shares by us or the Selling Shareholders, or the perception in the market that a large number of ordinary shares may be issued or sold, could increase the volatility or result in a significant decline of the market price of our ordinary shares and could make it more difficult for our shareholders to sell their ordinary shares at such times and at such prices as they deem desirable.

BGHL may be unable to generate enough revenue necessary for working capital requirements.

If BGHL is unable to effectively develop, mine, recover and sell adequate quantities of gold or generate cash flows from other activities, it is unlikely that the cash generated from BGHL’s internal operations will suffice as a source of the liquidity necessary for anticipated working capital requirements. There is no assurance that BGHL’s initiatives to improve its liquidity and financial position will be successful. Accordingly, there is substantial risk that BGHL will be unable to continue as a going concern. In the event of insolvency, liquidation, reorganization, dissolution or other winding up of BGHL, any creditors would be entitled to payment in full out of the Company’s assets before holders of ordinary shares would be entitled to any payment, and the claims on such assets may exceed the value of such assets.

Volatility in gold prices may impact the price of Blue Gold Limited’s outstanding securities.

Blue Gold Limited’s results of operations and cash flow on a consolidated basis will reflect fluctuations in the results of operations and cash flow of BGHL, which will be dependent in part on the price of gold. Short term volatility in the price of gold due to speculation in the market may result in significant changes in the price of Blue Gold Limited’s securities.

If securities or industry analysts do not publish research or reports about Blue Gold Limited’s business, or if they issue an adverse or misleading opinion regarding Blue Gold Limited’s securities, Blue Gold Limited’s stock price and trading volume could decline.

The trading market for Blue Gold Limited’s ordinary shares may be influenced by the research and reports that securities or industry analysts publish about us or Blue Gold Limited’s business. If analysts who cover us downgrade the ordinary shares or publish inaccurate or unfavorable research about Blue Gold Limited’s business model or Blue Gold Limited’s stock performance, or if Blue Gold Limited’s results of operations fail to meet the expectations of analysts, the price of Blue Gold Limited’s ordinary shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, Blue Gold Limited could lose visibility in the financial markets, which in turn might cause the price of Blue Gold Limited’s ordinary shares and trading volume to decline.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

Our corporate affairs are governed by our Memorandum and Articles of Association, the Cayman Islands Companies Act and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of ordinary shareholders to take action against the directors, actions by minority ordinary shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands.

We have been advised by Mourant Ozannes (Cayman) LLP (“Mourant”), Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be given by a court of competent jurisdiction, must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, ordinary shareholder may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board or controlling shareholders than they would as ordinary shareholders of a United States company.

The laws of the Cayman Islands may protect our directors from certain types of lawsuits.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that every director or officer of the Company shall be indemnified against any liability incurred by that director or officer as a result of any act or failure to act in carrying out their functions other than such liability (if any) that the director or officer may incur by their own actual fraud, willful default or willful neglect.

The majority of Blue Gold Limited’s directors and officers are residents outside of the United States, and it may be difficult for shareholders to enforce within the United States any judgments obtained against such directors or officers.

The majority of Blue Gold Limited’s directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process on such directors and officers, or enforce within the United States any judgments obtained against such directors and officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state. Consequently, shareholders may be effectively prevented from pursuing remedies against such directors and officers under United States federal securities laws. In addition, shareholders may not be able to commence an action in a foreign court predicated upon the civil liability provisions under United States federal securities laws. The foregoing risks also apply to those experts identified in this Prospectus that are not residents of the United States.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and the Company to claims, by making a distribution to our shareholders prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine and to imprisonment for five years in the Cayman Islands.

Certain investors may have signed agreements which designate the courts of the State of New York, the United States District Court for the Southern District of New York or other specific jurisdictions as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders which can limit the ability of shareholders to obtain a favorable judicial forum for disputes with our Company.

Certain agreements provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the applicable agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York, the United States District Court for the Southern District of New York or another specific jurisdiction, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the applicable agreements will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and to have consented to the forum provisions in the applicable agreements. If any action, the subject matter of which is within the scope the forum provisions of the applicable agreements, is filed in a court other than a court of the State of New York, the United States District Court for the Southern District of New York or another specific jurisdiction, as applicable, (a “foreign action”) in the name of any holder of our securities, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York or another specific jurisdiction, as applicable, in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of certain agreements inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

Risks Related to Labor and Labor Relations

The Company may not be able to operate successfully if the Company is unable to recruit, hire, retain and develop key personnel and a qualified and diverse workforce. In addition, the Company is dependent upon the Company’s employees being able to perform their jobs in a safe and respectful work environment.

The Company depends upon the services of a number of key executives and management personnel. The Company’s success is also dependent on the contributions of the Company’s highly skilled and experienced workforce. The Company’s ability to achieve its operating goals depends upon the Company’s ability to recruit, hire, retain and develop qualified and diverse personnel to execute on the Company’s strategy. There continues to be competition over highly skilled personnel in the Company’s industry. If the Company loses key personnel, or one or more members of the Company’s senior management team, and the Company fails to develop adequate succession plans, or if the Company fails to hire, retain, and develop qualified and diverse employees, the Company’s business, financial condition, results of operations and cash flows could be harmed.

The Company’s business is dependent upon the Company’s workforce being able to safely perform their jobs, including the potential for physical injuries or illness. If the Company experiences periods where the Company’s employees are unable to perform their jobs for any reason, BGHL’s operations could be adversely affected. Features of the mining industry, such as being a historically hierarchical and male-dominated culture, create risk factors for harmful workplace behavior. Company policies and processes may not prevent or detect all potential harmful workplace behaviors. If the Company fails to maintain a safe, respectful and inclusive work environment, it could impact the Company’s ability to retain talent, damage the Company’s reputation and adversely impact employee engagement, performance, and productivity, resulting in potential legal claims and/or damage the Company’s reputation, which could have a material adverse effect on the Company’s business, financial position and results of operations.

BGHL’s reliance on contractors to conduct a significant portion of BGHL’s operations and construction projects could adversely affect BGHL.

A significant portion of BGHL’s operations are currently conducted in whole or in part by contractors. As a result, BGHL’s operations are subject to a number of risks, some of which are outside BGHL’s control, including:

●	Negotiating agreements with contractors on acceptable terms;

●	New legislation limiting or altering the ability to utilize contractors or outsourced resources;

●	The inability to replace a contractor and its operating equipment in the event that either party terminates the agreement;

●	Reduced control over those aspects of operations which are the responsibility of the contractor;

●	Failure of a contractor to perform under its agreement;

●	Interruption of operations or increased costs in the event that a contractor ceases its business due to insolvency or other unforeseen events;

●	Failure of a contractor to comply with applicable legal and regulatory requirements, to the extent it is responsible for such compliance;

●	Problems of a contractor with managing its workforce, labor unrest or other employment issues; and

●	Liability to third parties as a result of the actions of BGHL’s contractors.

In addition, BGHL may incur liability to third parties as a result of the actions of BGHL’s contractors. The occurrence of one or more of these risks could potentially adversely affect BGHL’s results of operations and financial position.

Risks Related to Cybersecurity

The Company is dependent on information technology systems, which are subject to certain risks, including cybersecurity risks, data leakage risks, and risks associated with implementation and integration.

The Company is dependent upon information technology systems in the conduct of its business. Any significant breakdown, invasion, virus, cyberattack, security breach, destruction or interruption of these systems by employees, others with authorized access to the Company’s systems, or unauthorized persons could negatively impact our business. The Company’s systems and insurance coverage for protecting against cyber security risks may not be sufficient. Although to date the Company has not experienced any material losses relating to cyberattacks, the Company may suffer such losses in the future. The Company may be required to expend significant additional resources to continue to modify or enhance the Company’s protective measures. The Company may also be subject to significant litigation, regulatory investigation, and remediation costs associated with any information security vulnerabilities, cyberattacks or security breaches.

The Company’s business could be negatively impacted by security threats, including cybersecurity threats, and other disruptions.

The Company faces various security threats, including attempts by third parties to gain unauthorized access to sensitive information or to render data or systems unusable; threats to the safety of the Company’s employees; threats to the security of the Company’s infrastructure; and threats from terrorist acts. There can be no assurance that the procedures and controls the Company uses to monitor and mitigate the Company’s exposure to these threats will be sufficient in preventing them from materializing. If any of these events were to materialize, they could lead to losses of sensitive information, critical infrastructure, personnel or capabilities essential to the Company’s operations and could have a material adverse effect on the Company’s reputation, financial condition, results of operations, or cash flows. Although to date BGHL has not experienced any significant cyber-attacks, there can be no assurance that the Company will not be the target of such attacks in the future. As cyber threats continue to evolve, BGHL may be required to expend significant additional resources to continue to modify or enhance the Company’s protective measures or to investigate and remediate any security vulnerabilities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Forward-looking statements in this Prospectus may include, but are not limited to, statements about:

●	The ability of Blue Gold Limited to realize the benefits expected from the Business Combination and to maintain the listing of its ordinary shares and warrants on Nasdaq;

●	Blue Gold Limited’s operations and the continued listing of Blue Gold Limited’s securities;

●	Actions relating to the business, operations and financial performance of Blue Gold Limited;

●	Blue Gold Limited’s ability to restart the Bogoso Prestea Mine and to cost-effectively deliver gold to the global gold markets;

●	The global market and future demand for gold;

●	Blue Gold Limited’s ability to obtain regulatory approval for its operations, including the lease dispute with the Republic of Ghana, and any related restrictions or limitations of any approved operation;

●	Blue Gold Limited’s ability to develop and maintain effective internal controls; and

●	Assumptions regarding interest rates and inflation.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including:

●	Changes in global, regional or local business, market, economic, financial, political and legal conditions, including the development, effects and enforcement of laws and regulations and the impact of any current or new government regulations in the United States, Ghana and the Cayman Islands;

●	An inability to retain, recruit or hire officers, key employees or directors;

●	An inability to respond to general economic conditions;

●	An inability to secure substantial additional capital to finance operations, and to raise capital when needed and on acceptable terms;

●	An inability to secure substantial additional capital to finance operations, and to raise capital when needed and on acceptable terms;

●	An ability of Blue Gold Limited’s management to avoid delays and reductions to and/or eliminations of one or more of its development programs or future commercialization efforts; and

●	Competition and competitive pressures from other companies worldwide in the industries in which Blue Gold Limited operates.

Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this Prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Prospectus or to reflect the occurrence of unanticipated events. You should, however, review the information and risks described in the reports we will file from time to time with the SEC after the date of this Prospectus and any amendments or supplements thereto.

Although we believe the expectations reflected in the forward-looking statements were reasonable at the time made, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assume responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward-looking statements contained in this Prospectus and any subsequent written or oral forward-looking statements that may be issued by the Company or persons acting on its behalf.

MARKET, INDUSTRY AND OTHER DATA

In this Prospectus, we have used industry and market data obtained from our own internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. We have compiled, extracted and reproduced industry and market data from external sources that we believe to be reliable. We caution prospective investors not to place undue reliance on the above mentioned data. Unless otherwise indicated in the prospectus, the basis for any statements regarding our competitive position is based on our own assessment and knowledge of the market in which we operate. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the capitalization of the Company as of December 31, 2024 on an unaudited pro forma combined basis after giving effect to the Business Combination and the agreements as described herein:

Pro Forma
(in thousands)
Cash and cash equivalents	$2,061

Equity:
Ordinary shares	$3
Additional paid-in capital	7,624
Foreign currency translation	(42)
Accumulated deficit	(15,672)
(8,087)
Non-controlling interest	17,580
Total equity:	9,493
Debt:
Advances payable	648
Convertible notes	1,903
Warrant liability	230
Royalty payable	2,700
Contingent consideration liabilities	17,100
Total Debt:	22,581
Total capitalization	$32,074

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this Prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of their ordinary shares. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this Prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

We will receive approximately $132.3 million in aggregate from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. We expect to use the net proceeds from the exercise of the warrants for working capital and general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of these warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of such warrants. The exercise price of the warrants is $11.50 per share. The likelihood that warrant holders will exercise the warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our ordinary shares, the last reported closing price for which was $7.23 per share on September 11, 2025. If the trading price for our ordinary shares is less than $11.50 per share, we believe holders of the warrants will be unlikely to exercise their warrants. There is no guarantee that the warrants will be in the money prior to their expiration, and as such, the warrants may expire worthless and we may receive no proceeds from the exercise of the warrants. To the extent that any of the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease. We do not expect to rely on the cash exercise of warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this Prospectus to continue to support our operations. See “Description of Securities — Warrants” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for additional information.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which our ordinary shares may be sold by the Selling Shareholders under this Prospectus. The offering price of the ordinary shares underlying the warrants offered hereby is determined by reference to the exercise price of such warrants of $11.50 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends to our shareholders and currently we do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables present our selected consolidated financial data and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this Prospectus. The historical results are not necessarily indicative of the results to be expected for any future periods. We derived the summary statement of operations below for the year ended December 31, 2024, and the period from November 9, 2023 (Inception), through December 31, 2023, and the summary balance sheet data as of December 31, 2024 from our condensed consolidated financial statements included elsewhere in this Prospectus. We have derived the summary statements of income data below for the years ended December 31, 2024 and 2023 from our financial statements included elsewhere in this Prospectus. Our condensed consolidated financial statements are presented in U.S. dollars and prepared in accordance with accounting principles generally accepted in the United States, or U.S. generally accepted accounting principals (“U.S. GAAP”).

	Year ended December 31,
	2024	2023
	(in thousands)

Consolidated Statements of Income Data:
Revenues	$—	$—
Cost of revenues	—	—
Gross profit	—	—
Operating expenses:
Research and development	—	—
Sales and marketing	—	—
General and administrative	2,112	334
Merger and acquisition expenses	1,682	—
Plant maintenance costs	6,252	—
Accretion of asset retirement obligation	1,037	—
Depreciation	42	—
Start-up costs	—	1
Total operating expenses	11,125	335
Other income (expenses)
Interest expense	(443)	—
Related party interest expense, net	(70)	—
Income before taxes	(11,638)	(335)
Income tax	—	—
Net income	$(11,638)	$(335)
Net income per ordinary share:
Basic	$(0.11)	$—
Diluted	$(0.11)	$—
Weighted average number of ordinary shares
Basic	102,134,394	100,000,000
Diluted	102,134,394	100,000,000

	As of December 31,
	2024	2023
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$171	$—
Working capital	$(7,573)	$(335)
Total assets	$33,446	$84
Total liabilities	$41,743	$419
Redeemable non-controlling interests	$—	$—
Retained earnings	$(11,972)	$(335)
Non-controlling interests	$—	$—
Total shareholders’ equity	$(8,297)	$(335)

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the section of this Prospectus titled “Business,” in addition to (i) our consolidated financial statements for the year ended December 31, 2024 and for the period from November 9, 2023 (inception) to December 31, 2023, (ii) the unaudited condensed combined pro forma financial statements of the Company as of and for the year ended December 31, 2024 and the notes thereto and (iii) the financial statements of Blue Gold Limited as of and for the year ended December 31, 2024 and the period from December 4, 2023 (inception) to December 31, 2023, and other information included elsewhere in this Prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this Prospectus. Additionally, our historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Unless the context otherwise requires, references in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “we,” “us,” and “our” generally refer to Blue Gold Holding Limited in the present tense or Blue Gold Limited from and after the Business Combination.

Business Overview

Blue Gold Limited is parent company to its a wholly owned subsidiary, BGHL, incorporated in the United Kingdom. BGHL’s purpose is to acquire, develop, finance, license and operate gold mines. BGHL’s initial activities are focused on the Ashanti Gold Belt located in Ghana. As of the date of this Prospectus, BGHL has no historical revenue.

BGHL has one subsidiary, BGBPL, a wholly owned subsidiary company, incorporated in Ghana on January 26, 2024. Blue Gold Limited, BGHL, BGBPL collectively are herein referred to as the “Company”.

Organizational Structure

*	The Government of Ghana will receive a 10% free carried interest in BGBPL in line with Ghana legislation, pending settlement of the lease dispute.

History and Development of the Company

Blue Gold Limited, a Cayman Islands exempted company limited by shares, was incorporated on December 4, 2023. The Company’s registered office is at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. Mourant Governance Services (Cayman) Limited serves as its agent. The business of the Company is conducted through BGHL, the Company’s indirect subsidiary, and BGHL’s subsidiaries, including BGBPL.

BGHL is a private company limited by shares formed under the laws of England and Wales. BGHL was incorporated on November 9, 2023. It operates under the laws of England and Wales. Other than in connection with the Business Combination, neither Blue Gold Limited nor BGHL have engaged in any (i) other material reclassification, merger or consolidation; (ii) acquisitions or dispositions of material assets other than in the ordinary course of business; (iii) material changes in the types of products produced or services rendered; name changes; or (iv) the nature and results of any bankruptcy, receivership or similar proceedings with respect to the company or significant subsidiaries. On May 15, 2024, following the consummation of the Purchase and Assumption Agreement, dated January 27, 2024, BGHL’s subsidiary acquired certain mining assets, primarily mining leases, on an exploration property in the Ashanti gold belt of Ghana, the Bogoso Prestea Mine. At the acquisition date, mineral rights valued at approximately $30.1 million, mine assets valued at approximately $1.8 million, and building and leasehold land valued at approximately $0.8 million was acquired and was fair valued as of the acquisition date. As of the date of this Prospectus, neither Blue Gold Limited, BGHL, nor any of their respective subsidiaries have any principal capital expenditures and divestitures in progress.

The Company is subject to certain of the informational filing requirements under the Exchange Act. Since the Company is a “foreign private issuer,” it is exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and the officers, directors and principal shareholders of the Company are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of ordinary shares. In addition, the Company is not required to file reports and financial statements with the SEC as frequently or as promptly as domestic U.S. public companies whose securities are registered under the Exchange Act. However, the Company is required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. The SEC also maintains a website at www.sec.gov that contains reports and other information that the Company files with or furnishes electronically to the SEC.

Recent Developments

Recent events impacting our business are as follows:

Asset Acquisition

On January 27, 2024, the BGBPL and FGRBPL entered into the Purchase Agreement to acquire certain mining assets, primarily mining leases, of the Bogoso Prestea Mine, subject to certain closing conditions including approval by the Ministry of Lands and Natural Resources of the Republic of Ghana. The Purchase Agreement provided for the transfer of mining assets from FGRBPL (the previous leaseholder) to BGBPL, including four mining leases (Bogoso I, Bogoso II, Prestea Surface and Prestea Underground), a government indemnity in favor of the previous leaseholder in respect of certain environmental damage and liabilities, fixed assets including immovable structures, buildings and facilities. Consideration for the transfer of the mining assets is the assumption of the previous leaseholder’s royalty agreement obligation with Golden Star Resources and stream agreement with RGLD Gold AG (“Royal Gold”).

The Purchase Agreement became effective as of May 1, 2024. The closing conditions have been met, with a number of subsequent closing deliverables still to be concluded (including the Royal Gold Agreement novation, the Golden Star Resources Agreement novation, and the Corporate Social Responsibility Agreement novation). The registration of the legal transfer was completed on May 15, 2024. In accordance with the laws of Ghana, BGBPL will ultimately be 90% owned by BGHL and 10% owned by the Government of the Republic of Ghana. As of the date of these financials, the shares have not been transferred to the Government of the Republic of Ghana.

BGHL evaluated this acquisition under ASC 805, Business Combinations. ASC 805 requires that an acquirer determine whether it has acquired a business. If the criteria of ASC 805 are met, a transaction would be accounted for as a business combination and the purchase price is allocated to the respective net assets and liabilities assumed based on their fair values and a determination is made whether any goodwill results from the transaction. This mine has been shut in with limited activities necessary to maintain the surface as required by regulation. In evaluating the criteria outlined by this standard, BGHL concluded that the acquired set of assets did not meet the U.S. GAAP definition of a business. BGHL did not acquire an assembled workforce nor a substantive process. BGHL has contracted through a transition services agreement (the “TSA”), FGRBPL to continue various mine maintenance processes. In order to commence operations, BGHL will need to hire additional skilled workers to execute its exploration and development plan. Therefore, BGHL accounted for the purchase as an asset acquisition rather than a business combination, and allocated the total consideration transferred on the date of the acquisition to the assets and liabilities acquired on a relative fair value basis.

Also on January 27, 2024, Blue Gold Bogoso Prestea Ltd entered into the Bond SPV Royalty with FGRBPL and Bond SPV. The Bond SPV Royalty provides for Blue Gold Bogoso Prestea Ltd to pay a royalty in refined gold to Bond SPV (as priority payee) and the previous leaseholder (as secondary payee, once Bond SPV debt service obligations are met) at a rate of the lesser of (i) 2,000 ounces per month, or 30% of gross production per month for the first 36 months following the start of commercial production, and (ii) 3,250 ounces per month, or 30% of gross production per month after 36 months until Bond SPV Royalty payments total the 250,000 ounce cap. This agreement represents a volumetric production payment and in accordance with ASC 932, is accounted for as a retention of the mineral right by the pervious leaseholder and therefore not part of the asset acquisition described above.

The following table summarizes the acquisition date fair value of the assets acquired and the liabilities assumed:(1)

Assets acquired
Property, plant and equipment(2)	$2,600,000
Intangible assets: mineral rights(3)	30,100,000
Total assets acquired	$32,700,000

Liabilities assumed
GSR royalty liability(4)	$2,700,000
GSR contingent consideration liabilities(5)	17,100,000
Asset retirement obligations(6)	12,900,000
Total Liabilities assumed	$32,700,000

(1)	The liabilities assumed and assets acquired include a mandatory 10% non- controlling interest to be held by the Government of Ghana based on Ghanaian laws.

(2)	Property, plant and equipment includes land, building and processing equipment excluding mobile assets. Property, plant and equipment are measured at fair value at the acquisition date. The fair value was determined by the evaluation and combination of the open market approach, comparative method and the present replacement value approach. The fair value was then adjusted based on relative fair value as compared to the other assets acquired.

(3)	Mineral rights are measured at fair value at the acquisition date and determined by the net present value of expected future cashflows. Key assumptions in the income valuation method include long-term gold prices (average gold price of $2,006/oz), level of gold production over the life of mine (3,885.4 koz), tonnes of ore processed (76.7 Mt), operating and capital expenditures and a 17.0% discount rate. The fair value was then adjusted based on relative fair value to match the consideration paid being the liabilities assumed.

(4)	The liability is recorded at fair value at the closing date determined by the net present value of estimated future obligations using the same expected future cash flows associated with the mineral rights using an appropriate credit adjusted discount rate of 10%.

(5)	The fair value of the liability was determined using the Black Scholes Merton Model at the closing date. Key assumptions in this model included remaining life (3.6 — 6.0 years); risk free rate (4.3%-4.4%); and cost of debt (17.6% – 18.3%).

(6)	Asset retirement obligation represents the fair value at the closing date associated with the estimate of cost to return the mines to their original condition upon disposal. The estimate was determined using the present value technique based on forecasted remediation costs at end of life of mine (incorporating an appropriate inflation rate), and development and application of an appropriate credit adjusted discount rate, 12.5%.

Purchase and Assumption Agreement

On January 27, 2024, BGBPL and FGRBPL entered into a Purchase and Assumption Agreement for BGBPL to acquire certain mining assets, primarily mining leases, of the Bogoso Prestea Mine, subject to certain closing conditions including approval by the Ministry of Lands and Natural Resources of the Republic of Ghana. The closing conditions have been met, with a number of subsequent closing deliverables still to be concluded (including the Royal Gold Agreement novation, the Golden Star Resources Agreement novation and the Corporate Social Responsibility Agreement novation). The registration of the legal transfer was completed on May 15, 2024. In accordance with the laws of Ghana, BGBPL will ultimately be 90% owned by BGHL and 10% owned by the Government of the Republic of Ghana. BGHL accounted for the purchase as an asset acquisition in accordance with ASC 805 and allocated the total consideration transferred on the date of acquisition to the assets on a relative fair value basis.

Royalty Agreement

Also on January 27, 2024, BGBPL entered into a Royalty Agreement (“Bond SPV Royalty”) with FGRBPL and Bond SPV (as defined below).  The Bond SPV Royalty provides for BGBPL to pay a royalty in refined gold to Bond SPV (as priority payee) and FGRBPL (as secondary payee, once Bond SPV debt service obligations are met) at a rate of the lesser of (i) 2,000 ounces per month, or 30% of gross production per month for the first 36 months following the start of commercial production, and (ii) 3,250 ounces per month, or 30% of gross production per month, after 36 months until Bond SPV Royalty payments total the 250,000 ounce cap.

Changes to the Unaudited Interim Condensed Consolidated Financial Statements of BGHL

In connection with the preparation of BGHL’s audited consolidated financial statements included in this Prospectus, the Company identified required changes to the unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2024. The changes relate to the initial asset acquisition accounting performed by the Company when it acquired the assets pursuant to the Purchase and Assumption Agreement. The adjustments primarily relate to the removal of the Bond SPV Royalty liability and the removal of certain fixed assets (and the related depreciation expense) that were not part of the Purchase and Assumption Agreement. After further investigation, it was determined the Bond SPV Royalty Agreement should be accounted for as FGRBPL’s retention of a mineral right in accordance with ASC 932 as it represents a volumetric production payment, whereas previously it was accounted for as part of the consideration payable to FGRBPL. Under ASC 932, FGRBPL would retain the rights to their share of the ounces of gold and no entry should be recorded on BGHL as those rights were not part of the lease transfer.

Mineral rights are measured at fair value at the acquisition date and determined by the net present value of expected future cashflows, which, under an asset acquisition, are then adjusted to match the consideration paid, in this case being the liabilities assumed. Given BGHL accounted for the purchase as an asset acquisition rather than a business combination, the total adjusted consideration transferred on the date of the acquisition was allocated to the assets and liabilities acquired on a relative fair value basis therefore the net impact of these adjustments on the consolidated balance sheet as of the acquisition date was zero.

The following table summarizes the reporting acquisition date fair value of the assets acquired and the liabilities assumed, restatement adjustments and adjusted allocation of fair value of assets acquired:

	May 15, 2024
	As Reported	Restatement Adjustment	As Restated
Assets Acquired
Property, plant and equipment	$44,600,000	$(42,000,000)	$2,600,000
Intangible assets: Mineral rights	323,600,000	(293,500,000)	30,100,000
Total assets acquired	$368,200,000	$(335,500,000)	$32,700,000

Liabilities assumed
Bond SPV royalty liabilities	$335,500,000	$(335,500,000)	$—
GSR royalty liability	2,700,000	—	2,700,000
GSR contingent consideration liabilities	17,100,000	—	17,100,000
Asset retirement obligation	12,900,000	—	12,900,000
Total Liabilities assumed	$368,200,000	$(335,500,000)	$32,700,000

Convertible Secured Interest-Bearing Loan Notes

On June 16, 2024, BGHL executed $2,500,000 of convertible secured interest-bearing loan notes, as amended and restated by an amendment and restatement deed, dated June 26, 2024, with a redemption date of December 14, 2024 (the “Notes”), to fund working capital needs. The Notes were convertible into ordinary shares at a conversion rate of $0.50 per BGHL share. The Notes accrued fixed interest of 15% of the principal amount of the Notes which are repaid or redeemed but no interest shall accrue on any Notes that are converted. The Notes were secured by the underlying equity of BGHL held by three shareholders of BGHL. The Notes could be repaid or converted at the option of the Noteholder at any time, up to the redemption date of December 14, 2024. In June and July 2024, BGHL issued $2,500,000 of the Notes, of which $350,000 was redeemed and reissued to new noteholders at a fixed rate of 10% on July 30, 2024. In September 2024, $27,152 was repaid. BGHL records the Note liability at its fixed monetary amount on the issuance date and interest expense charged over the outstanding period of the Note. At December 31, 2024, the balance of $2,472,848 was due on demand and reported as Convertible notes payables on the accompanying consolidated balance sheet. For the year ended December 31, 2024, interest expense of $442,869 was accrued on these loans and included on the consolidated statement of income.

On January 10, 2025 the Notes were amended and restated to extend the redemption date to June 14, 2025; increase the fixed interest rate to 30% of the principal amount of the Notes which are repaid or redeemed but no interest shall accrue on any Notes that are converted; and decreased the conversion rate to $0.40 per share. As at the date of these financial statements, 100% of the Notes have been converted. The Noteholders converted their Notes into shares by accepting shares issued by BC2, with a corresponding intercompany loan being put in place owing by BGHL to BC2.

Update on Status of Notice of Termination of Mining Leases

On September 20, 2024, FGRBPL, the Previous Leaseholders, received the Commission Notice, notifying FGRBPL of an action for termination of the mining leases, from the Mineral Commission alleging violations of the related leases. After the Commission Notice, the Mineral Commission formed an IMC, and the IMC assumed managerial control of the mine site. BGHL and the Previous Leaseholder, pursuant to the Mining Act, actively dispute the contents and legality of the Commission Notice and the appointment of an IMC. On October 14, 2024, BGHL delivered notice to the Republic of Ghana requesting settlement of BGHL’s dispute pursuant to the UK- Ghana BIT. Pending the resolution of BGHL’s dispute, BGHL has been advised by Kimathi & Partners, its legal counsel in Ghana, that pursuant to Section 27(5) of the Mining Act, the mineral right, its term and area held in the Bogoso Prestea Mine at the time of the Commission Notice, shall continue without diminution until thirty days after the resolution of the dispute.

On April 2, 2025, BGHL served a notice of arbitration on the Republic of Ghana to commence international arbitration proceedings against the Republic of Ghana pursuant to Article 10 of the UK-Ghana BIT. On June 6, 2025, the Republic of Ghana submitted its response to the notice of arbitration in which it contests jurisdiction and disputes the validity and merits of BGHL’s claims and has agreed to have a three-person tribunal hear the dispute and for it to be administered by an arbitral institution (the Permanent Court of Arbitration in The Hague). Pending the resolution of the dispute, BGHL has been advised by Kimathi & Partners, its legal counsel in Ghana, that pursuant to Section 27(5) of the Mining Act, the mineral right, its term and area held in the Bogoso Prestea Mine at the time of the Commission Notice, shall continue without diminution until thirty days after the resolution of the dispute.

On July 5, 2025, the Ministry of Lands and Natural Resources issued a stop work notice to Heath Goldfields on the Bogoso-Prestea Mine giving them 120 days to remedy all breaches and carry out essential services.

In the event the arbitration outcome or any of these actions is favourable to the existing mining leases, successful mine development, infrastructure construction, and mineral production is dependent on obtaining all necessary consents, approvals and licenses for a successful design, construction, and operation of efficient mining, processing, and transportation facilities. No assurance can be given that we will be able to resolve this matter or obtain all necessary consents, approvals, and licenses in a timely manner, or at all. If the outcome of the arbitration is unfavourable, it will adversely affect the value of BGHL’s business. Delays or difficulties in obtaining a favourable arbitration outcome or in obtaining relevant approvals, may interfere with future mining operations or plans of BGHL, which will materially impact our business and financial position in the future.

Due to the uncertainty surrounding the outcome of the lease dispute with the Government of Ghana, and the possibility that the mining leases may not be returned to BGBPL, there is a material uncertainty that BGHL will not be able to undertake its business plan to restart the Bogoso Prestea Mine. If the Company is not successful with its arbitration proceedings with the Republic of Ghana, the leases may be relinquished which will reduce the mineral rights value reflected in BGHL’s balance sheet to zero.

Subscription Agreement with Cibreo Partners LLC

In November 2024, the Company and Perception, Cibreo Partners LLC, a New York limited liability company (“Cibreo”), and BCMP Services Limited, a private company limited by shares formed under the laws of England and Wales (“BCMP”) entered into a Letter Agreement by which, among other things: (i) Cibreo agreed to purchase up to 432,891 ordinary shares of the Company at the price of $0.0001 per share (for purposes of this paragraph, the “Shares”) at least 10 days before the closing of the Business Combination and (ii) BCMP had the right to purchase 86,578 shares of the Shares from Cibreo upon the same terms as the Company offered the Shares to Cibreo if the shareholders listed on Schedule 1 of the Letter Agreement do not enter into lock-up agreements in connection with the Business Combination under the terms of the associated Subscription Agreement, dated March 17, 2025, among the Company, Perception and Cibreo (the “Subscription Agreement”). The parties to the Letter Agreement later executed a Subscription Agreement with regard to the Shares. Following the closing of the Business Combination, BCMP clarified its intent not the exercise the right to purchase the Shares from Cibreo that was provided in the Letter Agreement.

Mineral Rights

As of December 31, 2024, BGHL has mineral rights in Ghana to mine the Bogoso and Prestea properties acquired under the Purchase Agreement. These mineral rights were acquired through staking and purchase, lease or option agreements and are subject to varying royalty interests, some of which are indexed to the sale price of gold. The mine is currently on care and maintenance, no mining activities are being undertaken and there is currently no production from the mine. As of December 31, 2024, the carrying value of the mineral rights of $30.1 million represents the relative fair value on the acquisition date allocated to the acquired mineral rights pursuant to the Purchase Agreement. Amortization is computed using the unit of production method and there was no amortization for the year ended December 31, 2024, due to the lack of gold production.

Due to the uncertainty surrounding the outcome of the lease dispute with the Government of Ghana (Note 15), and the possibility that the mining leases may not be returned to BGBPL, there is a material uncertainty that BGHL will not be able to undertake its business plan to restart the Bogoso Prestea mine. If BGHL is not successful with its arbitration proceedings with the Republic of Ghana, the leases may be relinquished which will reduce the mineral rights value reflected in BGHL’s balance sheet to zero.

Asset Acquisition Property, Plant and Equipment

The value of property, plant and equipment (“PP&E”), including land, buildings and processing equipment, that were acquired as part of the Asset Acquisition are recorded at a relative fair value assessed at the time of the acquisition less depreciation. Any additional PP&E acquired, and any expenditures that extend the life of such assets are recorded at historical cost, including direct acquisition costs less depreciation and impairment losses. Historical cost includes expenditures that are directly attributable to the acquisition of the items. Capital work in progress is recorded at cost less impairment losses but is not depreciated until it is in use and transferred into other PP&E classifications.

Property, plant and equipment consisted of the following:	December 31, 2024
Vehicles	$354,267
Building and leasehold land	1,792,352
Plant and machinery	807,648
Computer and accessories	1,010
Total Property, plant and equipment	2,955,277
Less: accumulated depreciation	(41,768)
Property, plant and equipment, net	$2,913,509

Business Combination Agreement

On June 25, 2025, Blue Gold Limited consummated the previously announced Business Combination pursuant to the BCA. The following transactions occurred pursuant to the terms of the BCA:

●	Blue Gold Limited formed Blue Merger Sub for the purposes of effectuating the Business Combination;

●	Perception merged with and into its wholly-owned subsidiary, Blue Gold Limited, with Blue Gold Limited being the surviving entity, consummating the Perception Reorganization;

●	Blue Cayman 1, an exempted company incorporated under the laws of the Cayman Islands, or BC1, acquired the entirety of the BGHL Shares;

●	BC1 transferred the entire undertaking of BC1, including the entire share capital of BGHL, to Blue Cayman 2, an exempted company incorporated under the laws of the Cayman Islands, or BC2. The name of Blue Cayman 2 was changed to Blue Gold (Cayman) Limited;

●	Blue Merger Sub merged with and into BC2, with BC2 being the surviving entity and becoming a wholly owned subsidiary of BGL.

Prior to Perception merging with and into its wholly-owned subsidiary, Blue Gold Limited, Blue Gold Limited conducted no business operations and held no materials assets. The total assets held by Blue Gold Limited, as of December 31, 2024, represent less than 0.05% of the total assets held by Perception as of December 31, 2024.

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, although Blue Gold Limited acquired all of the outstanding equity interests of BGHL in the Business Combination, Blue Gold Limited was treated as the “acquired” company and BGHL was treated as the accounting acquirer for financial statement reporting purposes.

Blue Gold Limited’s ordinary shares are traded on The Nasdaq Global Market under the symbol “BGL” and its warrants are traded on The Nasdaq Capital Market under the symbol “BGLWW”.

Convertible Promissory Note and Registration Rights Agreement

On June 25, 2025, Blue Gold Limited entered into the Loeb Convertible Promissory Note in the principal amount of $805,000, maturing on December 15, 2025 for the settlement of legal fees owed by Perception. The note is convertible, at Loeb’s option, into ordinary shares of Blue Gold Limited at a price equal to 80% of the average daily volume-weighted average price of the ordinary shares over the 30 trading days prior to conversion. Also on June 25, 2025, in connection with the note, Blue Gold Limited and Loeb entered into a Registration Rights Agreement, granting Loeb the right to require Blue Gold Limited to register the resale of the ordinary shares issuable upon conversion of the note.

Convertible Note Purchase Agreement

In June 2025, the Company entered into several convertible note purchase agreements raising an aggregate amount of approximately $2.2 million (the “June Notes”). In July 2025, the Company entered into several additional convertible note purchase agreements raising an aggregate amount of approximately $0.4 million (the “July Notes”). Both the June Notes and July Notes were scheduled to mature on October 31, 2025 but, pursuant to their respective terms, automatically converted into the Company’s ordinary shares 30 days following the listing of such shares on Nasdaq. The June Notes had a conversion price of the lower of (i) the volume weighted average price (VWAP) over the 30-day period following the listing of the Company on the Nasdaq less the Applicable Discount (defined below) and (ii) the closing price on the day prior to the conversion less the Applicable Discount. The July Notes had a conversion price of the lower of (i) $30, (ii) the volume weighted average price (VWAP) over the 30-day period following listing of the Company on the Nasdaq less the Applicable Discount and (iii) the closing price on the day prior to the conversion less the Applicable Discount. “Applicable Discount” means, (i) in the case of the June notes, a forty percent (40%) discount or (ii) in the case of the July notes, a twenty percent (20%) discount. The conversion price for the June Notes and July Notes is $17.69 (less the Applicable Discount).

Shareholder Actions

On July 28, 2025, RCF VII Sponsors LLC, the former sponsor of Perception Capital Corp. IV, and S&R Capital Ltd. (together, “Plaintiffs”) filed an originating summons against the Company in the Grand Court of the Cayman Islands (the “Court”). Plaintiffs seek a declaration that the ordinary shares received in exchange for Perception shares are Unrestricted Shares, as such term is defined in the Company’s Memorandum and Articles of Association (the “Pending Action”). The Company believes this claim has no merit and intends to vigorously defend against it. This claim poses a reasonable possibility of loss to the Company, but the Company is unable to reasonably estimate an amount or range of reasonably possible loss at this time.

On August 29, 2025, the Company filed a Form 6-K to provide its notice and proxy statement related to the extraordinary general meeting of shareholders (the “EGM”) that was scheduled to be held on September 8, 2025. Subsequently, the Plaintiffs filed an application for the interim injunction with the Court (the “Injunction Proceeding”) to prevent the Company from holding such EGM. The Injunction Proceeding was brought before the Court ex parte by the Plaintiffs, claiming in part that (i) the proper procedures for convening the EGM were not followed as the class of shareholders entitled to vote were not properly constituted and (ii) the purpose of the EGM was to frustrate the Pending Action.

On September 5, 2025, the Court issued an interim injunction in favor of the Plaintiffs.. A further hearing is currently scheduled for October 2, 2025 at which the Court may determine to continue, discharge or vary the injunction. On September 10, 2025, the Company filed a Form 6-K disclosing that the directors of the Company have determined to postpone the EGM indefinitely.

Securities Purchase Agreement and Registration Rights

On August 29, 2025, the Company entered into a Securities Purchase Agreement authorizing a new series of senior convertible notes, in the aggregate principal amount of up to $5,434,783 (the “Senior Convertible Notes”), and warrants to purchase up to an aggregate of 215,299 ordinary shares (the “Warrants”). On September 3, 2025, the Company sold a Senior Convertible Note in the principal amount of $3,804,348 and 150,709 Warrants (at an original issue discount of 8%, for an aggregate purchase price of $3,500,000. The Senior Convertible Notes bear interest at the rate of 7% per annum, except upon an event of default, in which such interest rate will be 12%. Following the registration of the ordinary shares underlying the Senior Convertible Note and Warrants, the Company has agreed to sell and the buyer has agreed to buy an additional Senior Convertible Note in the principal amount of $1,630,435 at an 8% discount, for an aggregate purchase price of $1,500,000, and 64,590 additional Warrants.

At any time after issuance, the Senior Convertible Notes are convertible into ordinary shares, subject to customary terms and conditions. The Senior Convertible Notes convert into ordinary shares at an conversion price of $13.51 per share, subject to certain adjustments, and the Warrants are exercisable at $16.88 per share until September 3, 2030. Also on August 29, 2025, the Company entered into a Registration Rights Agreement with the buyer providing for the registration of the ordinary shares issuable upon conversion of the Senior Convertible Notes and exercise of the Warrants. The Registration Rights Agreement requires the Company to prepare and file a registration statement with the SEC within 30 calendar days after the date of the Registration Rights Agreement to register the resale of the Note Shares and the Warrant Shares and cause such registration statement to be effective within 60 calendar days after the date of the Registration Rights Agreement, if the registration statement is subject to review by the SEC, and if the Company has been notified by the SEC that the registration statement will not be reviewed by the SEC, within 15 trading days after such notification. If at any time not all the Note Shares or Warrant Shares are registered pursuant to the Securities Purchase Agreement, the Company will be required to file another registration statement to register the resale of any such Note Shares and Warrant Shares.

Ordinary Share Purchase Agreement and Registration Rights Agreement

On August 29, 2025, the Company entered into an Ordinary Share Purchase Agreement (the “August SPA”), pursuant to which the Company may sell up to $75,000,000 of newly issued ordinary shares (the “VWAP Purchase Shares”) to an investor at the Company’s option, subject to certain conditions, at a price per share equal to (i) 0.97 multiplied by the lowest daily volume-weighted average price (VWAP) of the ordinary shares during the applicable VWAP Purchase Valuation Period (as defined in the August SPA), provided that the parties to the August SPA may mutually agree to a different price if a Form F-3 is being used to register the VWAP Purchase Shares. In consideration for entering into the August SPA, the Company issued to the investor 69,419 ordinary shares (the “Commitment Shares”). Also on August 29, 2025, the Company entered into a Registration Rights Agreement with the investor requiring the Company to register for resale the VWAP Purchase Shares and the Commitment Shares. The Registration Rights Agreement requires the Company to prepare and file a registration statement with the SEC within 30 days after the date of the Registration Rights Agreement to register the resale of the VWAP Purchase Shares and the Commitment Shares and cause such registration statement to be effective within 60 days after the date of the Registration Rights Agreement, if the registration statement is subject to review by the SEC, and if the Company has been notified by the SEC that the registration statement will not be reviewed by the SEC, within 15 days after such notification.

Purchase Agreement for the Mampon Gold and Copper Mining Lease in Ghana

On September 17, 2025, the Company entered into a definitive Agreement for the Purchase of the Mampon Gold and Copper Mining Lease in Ghana Purchase Agreement (the “Purchase Agreement”) with FGR Bogoso Prestea Limited (“FGRBPL”) to acquire up to a 90% interest in the Mampon Gold and Copper Mining Lease located in Ghana’s Ashanti Gold Belt. The closing conditions include requirements to comply with Ghana regulation, including the transfer of a 10% ownership interest in the Licensing Company.

All defined terms not defined in this section, “Management’s Discussion and Analysis of Financial Condition and Results Of Operations—Recent Developments—Purchase Agreement for the Mampon Gold and Copper Mining Lease in Ghana” shall have the meaning given to them in the Purchase Agreement.

FGRBPL will receive two payment tranches:

First Tranche: Subject to closing conditions, including the approval of the licensing assignment by all relevant parties, including the government of Ghana, being met, the Company will pay $15 million to FGRBPL for a 50% stake in the Licensing Company. The consideration will be paid by issuing 750,000 ordinary shares to FGRBPL. Following the expiry of ninety (90) consecutive trading days immediately after the First Tranche Completion, the number of First Tranche Consideration Shares shall be adjusted as follows:

•	if the VWAP Price over that period is less than $20.00 but not less than $10.00, Blue Gold will issue additional ordinary shares to the FGRBPL as is necessary to ensure that the aggregate value of the First Tranche Consideration Shares (calculated by reference to the VWAP Price) equals $15 million;

•	if the VWAP Price is equal to or greater than $20.00, no additional ordinary shares shall be issued and the First Tranche Consideration Shares shall be the 750,000 ordinary shares; and

•	if the VWAP Price is less than $10.00, the maximum number of First Tranche Consideration Shares to be issued shall be 1,500,000 ordinary shares.

Second Tranche: Structured as an option exercisable by the Company between 12 and 18 months following the date of the Purchase Agreement, whereby independently verified resource upgrades in accordance with the standards of Regulation S-K 1300 of the Securities Act of 1933, as amended, above the base resource will be paid for by the Company by issuing shares in accordance with the following value:

•	Up to $55 per ounce of gold (capped at 6 million ounces);

•	Up to $50 per ton of copper (capped at 4 million tons); and

if the option is exercised, FGR BPL will transfer the remaining 50% stake of Licensing Company to the Company.

Bogoso Prestea Mine Property

On May 15, 2024, BGBPL became the new leaseholder of record for the Bogoso Prestea Mine. BGBPL assumed the related leases and licenses pursuant to the Purchase and Assumption Agreement with the Previous Leaseholder dated January 27, 2024. Subsequently, on September 20, 2024, the Previous Leaseholder received the Commission Notice, notifying the Previous Leaseholder of an action for termination of the mining leases, from the Mineral Commission alleging violations of the related leases. After the Commission Notice, the Mineral Commission formed an IMC, and the IMC assumed managerial control of the mine site. The Company and the Previous Leaseholder, pursuant to Mining Act, actively dispute the contents and legality of the Commission Notice and the appointment of an IMC. On October 14, 2024, the Company delivered notice to the Republic of Ghana requesting settlement of the Company’s dispute pursuant to the UK-Ghana BIT. Pursuant to Article 10 of the UK-Ghana BIT, the Company retains the right to initiate international arbitration proceedings against the Republic of Ghana if the dispute is not resolved within three months from the date of the Company’s notice dated October 14, 2024.

During the period since the Commission Notice, there has been media attention and speculation regarding the Bogoso Prestea Mine, including reporting from certain media outlets in Ghana that the Bogoso Prestea mining leases were issued to a third party by the Ghanaian Minister of Lands and Natural Resources. To the Company’s knowledge, no such lease issuance has occurred. Further, if such action were taken, Kimathi & Partners has further advised BGHL that under Section 5 of the Mining Act and Article 268(1) of the 1992 Constitution of Ghana, Ghanaian law requires parliamentary ratification of such issuance of the mining lease and, consequently, BGHL would contest as part of the ongoing dispute described in this paragraph.

On December 18, 2024, the Company filed an application for judicial review with The High Court of Justice (Commercial Division) requesting that the court grant an order returning the managerial control of the Bogoso Prestea Mines to BGBPL and FGRBPL.

On December 18, 2024, the Company also filed an Injunction Application pending the court’s determination of the application for judicial review. Under the Injunction Application, the Company sought to prohibit the respondents, which include the IMC and the Ghanaian Minister of Lands and Natural Resources, from (1) taking possession or control of the Bogoso Prestea Mines, (2) requesting parliamentary approval of any mining lease over the Bogoso Prestea Mines, and (3) taking any steps related to approving the transfer of the Bogoso Prestea Mines.

On December 23, 2024, the EOCO commenced an investigation into alleged fraud connected with the attempted acquisition of the Bogoso Prestea Mines by Heath Goldfields Limited. In accordance with its powers set forth in Section 33 of the Economic and Organised Crime Act, 2010 (Act 804) and their pending investigation, EOCO has frozen the attempted acquisition by Heath Goldfields Limited of the Bogoso Prestea Mines pending the completion of their investigation.

On January 27, 2025, the Company filed an Application For Contempt of Court with The High Court of Justice (Commercial Division) alleging that the IMC’s continued control, possession, and management of the Bogoso Prestea Mines and engagement with Heath Goldfields Limited for the purposes of handing over the Bogoso Prestea Mines to Heath Goldfields Limited was in violation of the judicial review application and injunction application that were served upon them, thus contemptuous.

On February 10, 2025, the EOCO dismissed its preliminary investigation into the transactions between Heath Goldfields and the Minerals Commission following allegations of falsification of official documents due to insufficient evidence.

On March 20, 2025, the High Court of Justice (Commercial Division) dismissed Heath Goldfields Limited’s application to strike the Company’s judicial review application as without merit. The High Court of Justice (Commercial Division) also dismissed the Company’s judicial review application to quash the decision of the Minister of Lands and Natural Resources and stated that the Company and FGR did not properly invoke the jurisdiction of the court.

However, the Company has invoked its right to appeal the jurisdictional decision to the Court of Appeal, a higher court in the Ghanian court system.

On April 2, 2025, BGHL served a notice of arbitration on the Republic of Ghana to commence international arbitration proceedings against the Republic of Ghana pursuant to Article 10 of the UK-Ghana BIT. On June 6, 2025, the Republic of Ghana submitted its response to the notice of arbitration in which it contests jurisdiction and disputes the validity and merits of BGHL’s claims and has agreed to have a three-person tribunal hear the dispute and for it to be administered by an arbitral institution (the Permanent Court of Arbitration in The Hague). Pending the resolution of the dispute, BGHL has been advised by Kimathi & Partners, its legal counsel in Ghana, that pursuant to Section 27(5) of the Mining Act, the mineral right, its term and area held in the Bogoso Prestea Mine at the time of the Commission Notice, shall continue without diminution until thirty days after the resolution of the dispute.

On July 5, 2025, the Ministry of Lands and Natural Resources issued a stop work notice to Heath Goldfields on the Bogoso-Prestea Mine giving them 120 days to remedy all breaches and carry out essential services.

The Bogoso Prestea Mine is an exploration stage property located in the Ashanti gold belt, whose mining operations are currently suspended. The Property is in an area where mining has occurred more or less continuously since the late 1800s, so local skilled mine workers are readily available. The plant, currently on care & maintenance, and equipment have been in use since the 1980’s and has been continuously maintained, but the plant will require a refurbishment as part of the redevelopment of the Mine.

As of December 31, 2024, BGHL has generated no revenue. BGHL will endeavor to bring the former Bogoso Prestea Mine, back into operation, to cost-effectively deliver gold to the global gold markets. To begin operations, BGBPL must obtain the following material licenses: Environmental Permit, Mine Operating Permit, Fire Certificate, Export Gold Permit, and Water Usage Permit. BGBPL have prepared an Environmental Management Plan which has been submitted to the Environmental Protection Agency (EPA) for consideration. This is currently under review by the EPA. Once the EPA is satisfied, they will issue BGBPL an Environmental Permit, following which BGBPL can apply to the Minerals Commission for a Mine Operating Permit; and following issuance of this, the other permits will be applied for. If any of these material licenses are not obtained the Bogoso Prestea Mine cannot commence production.

The area is well serviced by the public road network, mains electricity, water supply, and the immediate area can support tailings storage, waste rock disposal, heap leach pad areas, and potential processing plant expansion. For more information, see our Technical Report Summary.

The Bogoso Prestea Project includes an extensive underground mine complex, open pit mine, oxide CIL plant, refractory sulphide plant, waste rock dumps, tailings management facilities and associated mine site infrastructure. It is confirmed that the operations are suspended and therefore a mechanical and engineering review is required before they can be safely restarted. The oxide CIL plant is in reasonable condition but will require some refurbishment and improvements. The refractory plant will need to be largely rebuilt before it can be operational.

Infrastructure

Prestea is a long-established mining town, such that the basic infrastructure required for the project is in place and consists of Electrical substations at Prestea and the Bondaye Marsh area (for discharge water management). The Prestea mine electrical distribution is supplied with electrical power from the Ghana electrical distribution company, GridCo, at a voltage level of 34.5kV (typically referred to as 33kV) to the mine’s Job 600 outdoor substation. Job 600 substation transforms power to 6.6kV and 3.3kV for distribution at Central Shaft as well feeding 34.5kV power to the Bondaye Shaft.

Bondaye Shaft medium voltage distribution will remain at 3.3kV with upgrades made to the substation to transform from 34.5kV to 3.3kV and hardware to meet modern safety and international norms.

Raw materials and consumables

We will require gasoline, diesel fuel, other raw materials, and consumables to start gold production.

Competition

Gold mining is competitive in all its phases. The gold mining industry is fragmented, and we expect initially to be a small participant in this sector. Many of our competitors have significant operations across different properties around the world, including significant operations in the Ashanti gold belt. However, based on the Technical Report Summary, we believe the resource quantity, grade and metallurgy in the Bogoso Prestea Mine creates a unique opportunity for superior economics. As of the date hereof, the current price of gold is at over $2,400/oz, versus the Life of Mine model (“LoM”) average gold price of $2,006/oz, which will believe will help to ensure that we operate profitably and sustainability even in the case of a sharp drop in gold price.

Results of Operations

The following table summarizes our financial results for the year ended December 31, 2024 and for the period from November 9, 2023 (inception) to December 31, 2023:

	For the year ended December 31, 2024	For the period from November 9, 2023 (inception) to December 31, 2023
Operating Expenses	$2,111,753	$333,781
General and Administrative Expenses	1,682,391	--
Merger and Acquisition Expenses	6,252,438	--
Plant Costs	1,037,000	--
Accretion of asset retirement obligation	41,768	--
Depreciation	--	897
Start-up costs
Total operating expenses	11,125,350	334,678

Other income (expense)
Interest expense	(442,869)	--
Related party interest expense, net	(69,418)	--
Total Other expense	(512,287)	--
Net loss	$(11,637,637)	$334,678

As of December 31, 2024, BGHL has not generated any revenue since inception. For the year ended December 31, 2024, BGHL’s expenses are associated with start-up costs related to the Business Combination as described above and plant maintenance costs associated with the mine leases.

For the period from November 9, 2023 (inception) to December 31, 2023, BGHL’s expenses are associated with start-up and costs related to the Business Combination, as described above.

Liquidity and Capital Resources

Since inception, BGHL’s primary sources of liquidity have been cash flows from loans provided by affiliated companies, Blue International Holdings Limited and Future Global Resources Limited (“FGR”), the parent of the Previous Leaseholder, as well as funds generated from the issuance of convertible notes payable and ordinary shares. For the year ended December 31, 2024, BGHL reported an operating loss of $11.6 million and cash flows used in operations of $6.2 million. As of December 31, 2024, BGHL had an aggregate cash and cash equivalents balance of $170,557 and a net working capital deficit of $7.6 million.

In August 2024, BGHL entered into that certain Advance Payment Agreement with Gerald Metals, BGBPL, Blue Gold Ltd and BIHL, to which the Company has become a party, and whereby, subject to satisfying several conditions precedent, Gerald Metals has agreed to make advance payments of up to an aggregate of $25,000,000 to fund restart costs of BGBPL’s project in Ghana. All advance payment amounts, plus interest accruing and compounding daily at 7% plus 3M SOFR per annum, are required to be repaid 24 months after the date of the first advance payment disbursement. Until such time as all such amounts are paid in full, Gerald Metals is granted a first ranking perfected security interest over all of BGBPL’s assets, including real property, machinery, and equipment, its mining license, each with regard to the Bogoso Prestea Mine, and certain other assets. In consideration of the advance payment, BGBPL will sell 100% of the total material produced at the Bogoso and Prestea site to Gerald Metals for a period of 60 months after the offtake commencement date at a discount. The total amount of material sold will be no less than 760,000 oz of gold, delivered pursuant to a prescribed delivery schedule, and such 60 month period can be extended until such amount is delivered. Pursuant to the Advance Payment Agreement, Gerald Metals was also granted a right of first refusal to participate in the development funding of certain future projects. The Advance Payment Agreement gives Gerald Metals the option to convert the advance payment, or part thereof, into shares and warrants of Blue Gold Limited. In relevant part, under Tranche B, $10.0 million of advance payment can be converted to ordinary shares of the Company for a period of 24 months after the first disbursement of the advance payment. Under Tranche B, Gerald Metals can elect to convert during the first calendar month of commercial production. Relevantly, the conversion price shall be the initial listing price. Upon conversion, each share issued to Gerald Metals is accompanied by a warrant, entitling Gerald Metals to purchase an additional common share at the listing price (for cash) at any time prior to 12 months from the date of issue of the warrant, provided that Gerald Metals elects to convert after the 12th month following the last disbursement of the advance payment. If Gerald Metals elects to convert prior to or within 12 months of the last disbursement, the warrant exercise period extends to 24 months from the date of issuance. Furthermore, the Advance Payment Agreement gives Gerald Metals the right, for the duration of the agreement, to two seats on the Board.

In September 2024, BGBPL signed a Mining Equipment Supply Framework Agreement with Attachy Construction Limited (“Attachy”), whereby Attachy has agreed to procure certain goods and equipment necessary for the restart of the Bogoso Prestea Mine, up to a total value of $8.0 million. BGBPL must repay to Attachy the equipment purchase price plus a mark-up of 30% of such price. Repayment of the purchase price and mark-up amount will commence three months after an equipment purchase and will be repaid over seven equal monthly installments. BGBPL paid $1,084,872 to Attachy under this Agreement as a service fee, which has been expensed as plant maintenance costs for the year ended December 31, 2024.

On November 7, 2024, BGHL received a $345,000 advance from Attachy. On each of October 2, 2024, October 28, 2024 and November 13, 2024, BGHL’s subsidiary, BGBPL, received advances in the aggregate amount of $303,000 from Attachy. These advances are non-interest bearing and do not require collateral. The advances are due on demand and, to date, Attachy has not demanded repayment of the advances.

In March 2025, BGHL received an advance of $866,691 from BC2, BGHL’s parent company.

In June 2025, the Company entered into the June Notes raising an aggregate amount of approximately $2.2 million.  In July 2025, the Company entered into the July Notes raising an aggregate amount of approximately $0.4 million. Both the June Notes and July Notes were scheduled to mature on October 31, 2025 but, pursuant to their respective terms, automatically converted into the Company’s ordinary shares 30 days following the listing of such shares on Nasdaq. The June Notes had a conversion price of the lower of (i) the volume weighted average price (VWAP) over the 30-day period following the listing of the Company on the Nasdaq less the Applicable Discount and (ii) the closing price on the day prior to the conversion less the Applicable Discount. The July Notes had a conversion price of the lower of (i) $30, (ii) the volume weighted average price (VWAP) over the 30-day period following listing of the Company on the Nasdaq less the Applicable Discount and (iii) the closing price on the day prior to the conversion less the Applicable Discount. The conversion price for the June Notes and July Notes is $17.69 (less the Applicable Discount).

The funding of BGHL’s future capital requirements depends on many factors, including BGHL’s revenue growth rate, the timing and extent of spending to support the restart of the Bogoso Prestea Mine and further exploration activities. To finance these activities, BGHL will need to raise additional or alternative capital from outside sources. While there can be no assurances, BGHL currently intends to raise such capital through issuances of additional equity, debt finance, trade finance and/or offtake finance. BGHL may not be able to raise it on terms acceptable to BGHL or at all. If BGHL is unable to raise additional capital when at the time or in amounts necessary, BGHL’s business, results of operations and financial condition will be materially and adversely affected.

As a result of the above, in connection with BGHL’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that BGHL’s liquidity condition raises substantial doubt about BGHL’s ability to continue as a going concern for the next twelve months and thereafter. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should BGHL be unable to continue as a going concern.

Cash flows for the year ended December 31, 2024 and for the period from November 9, 2023 (inception) to December 31, 2023

The following table summarizes BGHL’s cash flows from operating, investing and financing activities for the year ended December 31, 2024 and for the period from November 9, 2023 (inception) to December 31, 2023:

	For the year ended December 31, 2024	For the period from November 9, 2023 (inception) to December 31, 2023
Net cash used in operating activities	$(6,234,318)	$—
Net cash used in investing activities	$(355,277)	$—
Net cash provided by financing activities	$(6,749,039)	$—

Cash flows used in operating activities

Net cash used in operating activities for the year ended December 31, 2024 was $6.2 million, primarily due to expenses associated with start-up costs related to the Business Combination, as described above, and plant maintenance costs associated with the mine leases.

Cash flows used in investing activities

Net cash used in investing activities for the year ended December 31, 2024 was $0.4 million and was primarily related to purchases of vehicles.

Cash flows provided by financing activities

Net cash provided by financing activities for the year ended December 31, 2024 was $6.7 million and was primarily related to proceeds from convertible notes ($2.5 million), proceeds from the issuance of ordinary shares ($3.6 million) and proceeds from a loan ($0.6 million) from Attachy described above.

Off-Balance Sheet Arrangements

BGHL does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on its financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

BGHL prepares its financial statements in accordance with U.S. GAAP, expressed in U.S. dollars. BGHL’s financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with U.S. GAAP. References to U.S. GAAP issued by the FASB are to the FASB Accounting Standards Codification (“ASC” and together “FASB ASC”). All significant intercompany balances and transactions have been eliminated in consolidation.

Preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires BGHL to make estimates and assumptions that affect the amounts reported and disclosed in the condensed consolidated financial statements and the accompanying notes. Actual results could materially differ from these estimates. On an ongoing basis, BGHL evaluates its estimates, including those relating to fair values, income taxes, and contingent liabilities among others. BGHL bases its estimates on assumptions both historical and forward looking that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of its assets and liabilities.

Critical Accounting Estimates

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Significant estimates made by management include, but are not limited to, valuation of mineral rights, valuation of royalty liabilities, contingent consideration, reserve volumes and future net revenues associated with mine resources and the asset retirement obligations.

The Life of Mine model, or LoM, which has been used as the basis for calculating the mineral rights value and the royalty liability values is prepared to a Scoping Study level. The LoM is preliminary in nature and there is a high degree of uncertainty over the assumptions made. The LoM is solely based on Measured and Indicated Resources which are considered too speculative geologically to have economic considerations applied to them that would allow them to be categorized as mineral reserves, and there is no certainty that the LoM will be realized.

BGHL’s reporting currency is the U.S. dollar. The functional currency of each entity in the group is the currency of the primary economic environment in which it operates. Transactions in foreign currencies are initially recorded into functional currency at the rates of exchange prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured into functional currency at the rates of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are remeasured to the functional currency at exchange rates that prevailed on the date of inception of each transaction.

BGHL translates the financial statements from the local (functional) currency into U.S. Dollars using the year or reporting period end or average exchange rates in accordance with the requirements of ASC subtopic 830-10, Foreign Currency Matters (“ASC 830”). Assets and liabilities are translated at exchange rates as of the balance sheet date. Expenses are translated at average rates in effect for the periods presented. Translation gains and losses resulting from re-measurement from functional to reporting currency are recorded in accumulated other comprehensive income or loss as a component of shareholders’ equity.

Gains and losses resulting from transactions denominated in a currency other than the functional currency of the entity are included in other (expense) income, net in the consolidated statements of operations using the average exchange rates in effect during the period.

BGBPL holds certain long-lived assets in Ghana including the mineral assets. Ghana has experienced economic instability and the Ghanian government has implemented various monetary policies. Ghana has also experienced high rates of inflation over the past several years. BGHL applies hyper-inflationary accounting to Ghana in accordance with the guidelines in ASC 830, “Foreign Currency.” A hyper-inflationary economy designation occurs when a country has experienced cumulative inflation of approximately 100 percent or more over a 3-year period. This hyper-inflationary designation requires BGHL’s subsidiary in Ghana to record all transactions as if they were denominated in U.S. dollars. The subsidiary in Ghana has not generated revenue to the date of this Prospectus and total net currency exchange losses were not significant.

Property, Plant and Equipment

The value of PPE, including land, buildings and processing equipment, that were acquired as part of the Asset Acquisition are recorded at fair value assessed at the time of the acquisition less depreciation. Any additional PP&E acquired, and any expenditures that extend the life of such assets are recorded at historical cost, including direct acquisition costs less depreciation and impairment losses. Historical cost includes expenditures that are directly attributable to the acquisition of the items. Capital work in progress is recorded at cost less impairment losses but is not depreciated until it is in use and transferred into other PP&E classifications.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to BGHL and the cost of the item can be measured reliably. All other repairs and maintenance costs are charged to profit or loss during the financial period in which they are incurred.

Depreciation

Depreciation for mobile equipment and other assets is computed using the straight-line method at rates calculated to depreciate the cost of the assets, less their anticipated residual values, if any, over their estimated useful lives as follows:

Vehicles	5 years
Other Equipment	2 years
Computer and accessories	2 years

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

BGHL evaluates the carrying value of PP&E and finite-lived intangible assets whenever a change in circumstances indicates that the net carrying value may not be recoverable from the entity-specific undiscounted future cash flows expected to result from our use of and eventual disposition of a long-lived asset or asset group. Events or circumstances that could trigger an impairment review of a long-lived asset or asset group include, but are not limited to: (i) a significant decrease in the market price of the asset, (ii) a significant adverse change in the extent or manner that the asset is used or in its physical condition, (iii) a significant adverse change in legal factors or in the business climate that could affect the value of the asset, (iv) an accumulation of costs significantly in excess of original expectation for the acquisition or construction of the asset, (v) a current period operating or cash flow loss combined with a history of operating or cash flow losses or a forecast of continuing losses associated with the use of the asset and (vi) a more-likely-than-not expectation that the asset will be sold or disposed of significantly before the end of its previously estimated useful life. If an impairment exists, the net carrying values are reduced to fair values. BGHL estimates the fair values of these long-lived assets by performing a discounted future cash flow analysis for the remaining useful life of the asset, or the remaining useful life of the primary asset in the case of an asset group. An individual asset within an asset group is not impaired below its estimated fair value. There were no impairments recorded as of December 31, 2024 and 2023.

Mineral Rights and Amortization

Amortization of Mineral Rights, buildings, leasehold land and plant and machinery (collectively the “mineral assets”) is provided for using the unit-of-production method with separate calculations made for each mineral resource.

The calculation of the units-of-production rate of amortization could be impacted to the extent that actual production in the future differs from current forecasted production resulting in possible revision to the estimate of total resources to be produced.

The carrying values of the mineral rights are assessed for impairment by management on an annual basis (while under development) or when indicators of impairment exist. BGHL compares the carrying value of the mine assets to its estimates of undiscounted future cash flows from the underlying resources. Should management determine that these carrying values cannot be recovered, the carrying value is compared to an estimate of fair value and the unrecoverable amounts are written off against earnings and cannot be subsequently reversed. As of December 31, 2024, as the lease termination and ensuing dispute represented a triggering event, in accordance with ASC 360, BGHL compared the undiscounted cash flows of the long-lived asset group to their carrying amounts which determined there was no impairment required.

Mineral Exploration Rights and Costs, Exploration, Evaluation and Development Expenditures

Exploration costs, which include maintenance, development and exploration of mineral claims, are expensed as incurred. When it is determined that a mineral deposit can be economically developed as a result of establishing proven and probable reserves and all regulatory operating permits have been secured, the costs incurred after such determination will be capitalized until the commencement of production and amortized over their useful lives. To date, BGHL has not established the commercial feasibility and received the necessary regulatory operating permits for any of its exploration prospects; therefore, all exploration costs are being expensed as incurred.

Asset Retirement Obligation

BGHL follows FASB ASC, which established a uniform methodology for accounting for estimated reclamation and abandonment costs. FASB ASC 410 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which the legal obligation associated with the retirement of the long-lived asset is incurred or when acquired. When the liability is initially recorded, the offset is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its future value each period and charged to accretion expense, and the initial capitalized cost is amortized over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is recorded.

BGHL may enter into convertible notes, some of which contain fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder into common shares at a fixed rate at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. BGHL records the convertible note liability at its fixed monetary amount on the issuance date and interest expense charged over the outstanding period of the note.

Business Combination and Asset acquisition

BGHL applies a screen test to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction should be accounted for as an asset acquisition or business combination.

When an acquisition does not meet the definition of a business combination because either: (i) substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset, or group of similar identified assets, or (ii) the acquired entity does not have an input and a substantive process that together significantly contribute to the ability to create outputs, BGHL accounts for the acquisition as an asset acquisition. In an asset acquisition, goodwill is not recognized, but rather, any excess purchase consideration over the fair value of the net assets acquired is allocated on a relative fair value basis to the identifiable net assets as of the acquisition date and any direct acquisition-related transaction costs are capitalized as part of the purchase consideration.

When an acquisition is accounted for as a business combination, BGHL recognizes and measures the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date, while transaction and integration costs related to business combinations are expensed as incurred. Any excess of the purchase consideration in excess of the aggregate fair value of the net tangible and intangible assets acquired, if any, is recorded as goodwill. For material acquisitions, BGHL engages independent appraisers to assist with the determination of the fair value of assets acquired, liabilities assumed, noncontrolling interest, if any, and goodwill, based on recognized business valuation methodologies. An income, market or cost valuation method may be utilized to estimate the fair value of the assets acquired, liabilities assumed, and noncontrolling interest, if any, in a business combination. The income valuation method represents the present value of future cash flows over the life of the asset using discrete financial forecasts, long-term growth rates, appropriate discount rates, and expected future capital requirements. The market valuation method uses prices paid for a similar asset by other purchasers in the market, normalized for any differences between the assets. The cost valuation method is based on the replacement cost of a comparable asset at the time of the acquisition adjusted for depreciation and economic and functional obsolescence of the asset. The fair value of property, plant and mine development is estimated to include the fair value of asset retirement costs of related long-lived tangible assets. During the measurement period, not to exceed one year from the date of acquisition, BGHL may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill if new information is obtained related to facts and circumstances that existed as of the acquisition date. After the measurement period, any subsequent adjustments are reflected in the period the adjustment arises.

Fair Value Measurement

As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date (exit price). BGHL utilizes market data or assumption that market participants use in pricing an asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that participants used to measure fair value. The hierarchy gives us the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

Level 1: Quoted prices are available in an active market for identical assets or liabilities as of the reporting data. Active markets are those in which transactions for the assets or liability occur in sufficient frequency and volume to provide information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Subsequently all these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supposed by observable level at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, option and collar.

Level 3: Pricing inputs includes significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The fair value of cash, prepaid expenses and other assets, advances to related parties, accrued expenses and other liabilities, and due to related parties approximate their carrying values due to their short term to maturity. The royalty payable, contingent consideration payable and the asset retirement obligation were recorded at fair value as of the closing date of the Purchase and Assumption Agreement using Level 3 inputs.

Recent Accounting Pronouncements

Certain new standards, amendments and interpretations and improvements to existing standards have been published by the FASB and the SEC but are not yet effective and have not been adopted early by BGHL. BGHL does not anticipate that any of these pronouncements will have a material impact on its consolidated financial statements.

Regulatory Matters

BGHL is subject to a wide range of laws and regulations governing all aspects of its operations, including with respect to environmental protection, reclamation, exploration, development, production, taxes, immigration, labour standards and employment issues, occupational health, mine safety, dam safety, toxic substances and wastes, securities and foreign corrupt practices. BGHL has made, and expects to make in the future, significant expenditures to comply with these laws and regulations. Non-compliance can result in violations and legal claims, as well as substantial fines, penalties, reputational damage and delays in or suspension of day-to-day operations. Pending or proposed changes to existing laws and regulations, as well as any proposed or contemplated new laws or regulations, could also have significant impacts on BGHL’s business and results of operations, the extent of which cannot always be predicted.

Ghana: General Laws Relating to Mining

Control of minerals and mining companies

The Constitution of Ghana as well as the Minerals and Mining Act, 2006 (Act 703) (the “GMM Act”) provide that all minerals in Ghana in their natural state are the property of the State and title to them is vested in the President on behalf of and in trust for the people of Ghana, with rights of reconnaissance, prospecting, recovery and associated land usage being granted under licence or lease. The grant of a mining lease by the Ghana Minister of Lands and Natural Resources (the “LNR Minister”) upon the advice of the Minerals Commission is subject to parliamentary ratification unless the mining lease falls into a class of transactions exempted by the Ghanaian Parliament. The LNR Minister has the power to object to a person becoming or remaining a controller of a company which has been granted a mining lease if the LNR Minister believes, on reasonable grounds, that the public interest would be prejudiced by the person concerned becoming, or remaining, a controller.

Tax laws relating to mining

Currently, the main tax laws in Ghana include the following acts and regulations, which have been frequently amended over the years:

●	Income Tax Act, 2015 (Act 896) (as amended) and Income Tax Regulations, 2016 (L.I. 2244);

●	Customs Act, 2015 (Act 891) (as amended) and Customs Regulations, 2016 (L.I. 2248);

●	Value Added Tax, 2013 (Act 870) (as amended) and Value Added Tax Regulations, 2016 (L.I. 2243);

●	Revenue Administration Act, 2016 (Act 915) (as amended); and

●	Exemptions Act, 2022 (Act 1083) (the “Exemptions Act”).

The Income Tax Act, 2015 (Act 896) ringfences and taxes income derived from mining operations at the rate of 35 percent.

Furthermore, mining companies must pay ground rent and royalties. Ground rent is payable annually and is calculated based on the number of cadastral units of land held. Royalties are calculated as a percentage of total revenue from minerals obtained by the mining company. The Government of Ghana currently applies a five percent royalty rate to mining companies who have not agreed a different royalty rate under an agreement with the State.

The Exemptions Act defines the scope of tax exemptions that may be granted under Ghanaian law, and sets out the administrative process for obtaining a tax exemption. The Exemptions Act requires a person with the benefit of an existing tax exemption to apply to the Ghana Minister of Finance by 11 March 2023 in order to continue to benefit from that tax exemption.

Environmental laws relating to mining

Mining companies are required, under the GMM Act, Environmental Assessment Regulations, 1999 (L.I. 1652), Environmental Protection (Mining in Forest Reserves) Regulations, 2022 (L.I. 2462) and Water Use Regulations, 2001 (L.I. 1692), to obtain all necessary approvals from the Environmental Protection Agency (the “Ghana EPA”) and, in appropriate cases, the Water Resources Commission, the Forestry Commission and/or the Minerals Commission before undertaking mining operations. This includes undergoing an environmental impact assessment process and, following the issuance of the environmental permit, periodically preparing environmental management plans, which include details of the likely impacts of mining operations on the environment and local communities, as well as a comprehensive plan and timetable for actions to mitigate and remediate any adverse effects of the mining operations, for submission to the Ghana EPA. The Minerals and Mining (Health, Safety and Technical) Regulations, 2012 (L.I. 2182) also impose further obligations to obtain the necessary permits from the Inspectorate Division of the Minerals Commission for the operation of mines.

Environmental laws in Ghana also require mining operators to rehabilitate land negatively impacted by mining operations according to an environmental cost reclamation plan agreed with the Ghana EPA. The environmental cost reclamation plan includes two cost estimates, namely the cost of rehabilitating the mining area at the end of the life of the mine as well as the cost of rehabilitating the mine as at the date of the reclamation plan. These estimates are reviewed annually and updated every two years. Each mining company is typically required to secure a percentage (typically between 50 percent and 100 percent) of the estimated rehabilitation costs by posting reclamation bonds underwritten by banks and restricted cash. The terms of each reclamation bond are determined by a reclamation security agreement between that company and the Ghana EPA.

Foreign exchange, export and other rules

The Foreign Exchange Act, 2006 (Act 723) (“Foreign Exchange Act”), is the principal law governing foreign exchange in Ghana. It provides for amongst other things, the exchange of foreign currency, international payment transactions and foreign exchange transfers. The Bank of Ghana (BoG) is the licensing, regulatory and supervisory authority to give effect to the Foreign Exchange Act. A license issued by the BoG is required to deal in or denominate transactions in foreign exchange. Dealing in foreign exchange is defined to mean (a) purchase and sale of foreign currency; (b) receipt or payment of foreign currency; (c) importation and exportation of foreign currency; and (d) lending and borrowing of foreign currency.

Rules regarding the export of gold and diamonds

The Bank of Ghana introduced new measures to regulate and monitor the export of gold and diamonds from Ghana in 2015. From September 2015, all exports of gold and diamonds must be carried out through the Precious Minerals Marketing Company Ltd (“PMMC”), except where the exporter is the holder of a license that permits it to export directly. The Ghana Revenue Authority (Customs Division) only permits gold to be exported by a licensed gold exporter who has a completed Form FEX A4 bearing Bank of Ghana’s embossment.

Local assaying and refinement policies

In November 2016, the Ministry of Lands and Natural Resources issued a ministerial directive appointing the PMMC as designated laboratory for assaying in Ghana. The directive requests all persons holding export licences for gold to submit all gold to be exported to the PMMC for assay before export. Mining businesses, including AngloGold Ashanti, acting through the Ghana Chamber of Mines were opposed to this directive due to its potential negative impact on mining companies in the region. As a result, the Chamber initiated proceedings to reverse or modify the directive. Following discussions in respect of the mining industry’s concerns, the Chamber and Government agreed on the modalities for implementing the national assaying policy and it was introduced in February 2018 following a one-month pilot among certain mining companies. Subsequently, in June 2019, the LNR Minister released a statement reiterating the Government of Ghana’s plans to locally refine 30 percent of the gold produced in the country. Discussions between the Ghana Chamber of Mines and the Government of Ghana’s economic management team in 2019 led to the Chamber agreeing to consider the proposal and for the parties to discuss detailed modalities to ensure that a move to locally refined gold does not become detrimental to the mining industry.

Local content and local participation policy

Mining companies must submit a detailed program for the recruitment and training of Ghanaians with a view to achieving “localisation”, which is the replacement of expatriate personnel in a company’s Ghanaian operations by Ghanaian personnel. In addition, mining companies must give preference to Ghanaian products and personnel, to the maximum extent possible, consistent with safety, efficiency and economies. The Minerals and Mining (General) Regulations, 2012 (L.I. 2173) give further details on the localisation policy. The Minerals and Mining (Local Content and Local Participation) Regulations, 2020 (L.I. 2431) came into force on December 22, 2020, with the purpose of developing Ghanaian participation in the mining industry value chain by imposing an obligation on mining companies to procure goods and services with Ghanaian content to the maximum extent possible.

Cayman Islands Corporate Law

Cayman Islands companies are governed by the Cayman Islands Companies Act. The Cayman Islands Companies Act is modeled on English law but does not follow recent English law statutory enactments and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain material provisions of the Cayman Islands Companies Act applicable to the Company.

Special Considerations for Exempted Companies

The Company is an exempted company with limited liability (meaning the Company’s public shareholders have no liability, as members of the Company, for liabilities of the Company over and above the amount paid for their shares) under the Cayman Islands Companies Act. The Cayman Islands Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Cayman Islands Companies Act;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this Prospectus, subject to certain exceptions;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; and

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We will cease to be an “emerging growth company” upon the earliest of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, with at least $700.0 million of equity securities held by non-affiliates; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2030 (the last day of the fiscal year following the fifth anniversary of the Business Combination (as defined hereinafter)).

We have elected to take advantage of certain of the reduced disclosure obligations in this Prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we are also subject to reduced disclosure requirements and may comply with Cayman Islands corporate governance practices in lieu of certain listing rules of the Nasdaq, provided that we disclose which requirements we are not following and the equivalent Cayman Islands requirements, and we are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and “short-swing” profit rules.

Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2026. For so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring the filing of annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of our share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information relating to the executive officers and directors of the Company as of the date of this Prospectus.

Name	Age	Position
Andrew Cavaghan	48	Chief Executive Officer and Director
Lorenz Werndle	50	Chief Financial Officer
Daniel Owiredu	67	Executive Chairman
David Edward	60	Director
Philip Newall	63	Director
Tao Tan	39	Director
Candice Beaumont	51	Director

Andrew Cavaghan

Mr. Cavaghan is the CEO of the Company. He resides in Accra, Ghana, where he co-leads BGHL as Executive Chairman. Mr. Cavaghan is also co-founder and Executive Director of Blue International Holdings, formed in 2012, which has raised and invested over $150m into energy and mining projects in sub–Saharan Africa. Prior to this Mr. Cavaghan co-founded investment group, Desert Lion Partners, in 2009 which originated multiple projects in Sub Saharan Africa in the mining, transportation, real estate and infrastructure sectors. Between 2002 and 2009 Mr. Cavaghan was a venture capital and private equity executive, latterly with Octopus Investment. During his time with Octopus funds under management grew from $30m to $1bn, Mr. Cavaghan was called to the bar in 2002 and became a member of Middle Temple. Mr. Cavaghan has worked at the law firm Addleshaw Goddard (formerly Theodore Goddard), and gained his undergraduate degree in Philosophy at University College London.

Lorenz Werndle

Mr. Werndle is the CFO of the Company, as well as the CFO for BGHL. He was previously the Head of Corporate Development, leading Mergers & Acquisitions and Financial Planning and Analysis for Mwana Africa PLC and Lonrho PLC, both companies focused on Africa. At Mwana Africa, he led the corporate finance elements of the financing and successful restart of the Bindura Nickel Mine in Zimbabwe growing group revenue to over $110M/yr. At Lonrho, he was part of the team that grew group revenue by £100M/yr through business acquisitions. Mr. Werndle has also worked for Ambrian Partners PLC in their Corporate Finance advisory division, advising mining clients on IPOs and sell side transactions. He started his career as a strategy consultant for Andersen Consulting in their South African office advising global clients on delivering operational improvements and on their African expansion strategies. Mr. Werndle holds a Bachelor of Commerce Degree in Accounting and an Honours Degree in Economics from Stellenbosch University, where he received the CGW Schumann medal for the top postgraduate student in the Faculty of Economics and Management Sciences in 1998 and the Cloete Medal for the top Economics student in 1997 and 1998. He also holds an MSc from the University of Oxford where he was the recipient of the Clarendon scholarship.

Daniel Owiredu

Mr. Owiredu is the chairman of the Company. He is an accomplished Mining Executive with over 35 years of experience in the mining sector in Ghana and other parts of Africa. He holds a BSc degree in Mechanical Engineering from the Kwame Nkrumah University of Science & Technology, Kumasi and an MBA degree from Strathclyde Business School in Scotland, UK. Mr. Owiredu was previously the President of the Chamber of Mines in Ghana. He was awarded an honorary doctorate in 2018 by the University of Mines and Technology in recognition of his various critical roles. Prior to 2006, Mr. Owiredu was the Chief Operating Officer, West Africa and Deputy Chief Operating Officer, Africa for AngloGold Ashanti. He also served as the Managing Director of the then Ashanti Goldfields, Bibiani Mine in Ghana, Siguiri Mine in Guinea and Obuasi Mine in Ghana. Mr. Owiredu joined Golden Star Resources Ltd. in September 2006 as Vice President, Operations and was subsequently appointed Executive Vice President, Operations and Chief Operating Officer in January 2013. He was appointed to the Board of Directors in November 2014. He was critical in the development of the Wassa underground mine and the revamping of the Prestea underground mine. Mr. Owiredu was appointed President of Golden Star Resources and retired from executive management in December 2019. Mr. Owiredu served as the Executive Chairman of FGR Bogoso Prestea local board until June 2022 when he was appointed as the CEO of Blue Gold International.

David Edward

Mr. Edward is a director of the Company. Mr. Edward spent his entire working career in the Lloyd’s insurance market where he established himself as a leading underwriter in the fine art and specie market. He has global experience of providing insurance solutions for the precious metals industry including the mining, refining, transportation and jewelry manufacture of gold where he could commit up to $500m of liability. His reputation for excellent risk assessment and financial management delivering highly profitable results led to his appointment as a director of Brockbank Syndicate Management Ltd where he also took management responsibility for other classes of business. In 2001 he was a founding partner and director of a start-up company in the Lloyd’s market, Ascot Underwriting Limited. Mr. Edward was instrumental in building an underwriting team across eight classes of business that quickly established itself as a market leader and underwriting more than $1bn of premium income. The success of the business led to the sale of the company in 2008 to AIG. Since that time, Mr. Edward has been active in investing in early-stage companies whilst also fulfilling non-executive director and advisory roles including Blue International Holdings since its establishment. He has also undertaken expert witness assignments.

Phil Newall

Mr. Newall is a director of the Company. He recently retired as Managing Director of Wardell Armstrong International following a career in the mining industry spanning more than 40 years. He has a first degree in Mining Geology and a PhD in Exploration Geochemistry. During this time, Mr. Newall has provided a broad range of consultancy services to minerals companies throughout the world, with emphasis in Central Asia, sub-Saharan Africa and Europe. He has developed an extensive portfolio of exploration and mining-related contracts, from project management through to technical audits of a large variety of metalliferous and industrial mineral deposits, although particular specialisation lies in gold and base metals. Mr Newall brings a wealth of experience from across the industry and has been involved in some important IPO’s such as Glencore, Nordgold, IRC and London Mining. In addition, he has been instrumental in managing some major Feasibility studies, is very familiar with NI 43-101, JORC/CIM resource reporting, as well as undertaking numerous due diligences, fatal flaw and scoping studies. Phil also continues to be involved in Expert Witness work.

Tao Tan

Mr. Tan is a director of the Company. He has nearly 15 years of experience across finance, strategy and business transformation. Mr. Tan was previously Senior Vice President at Fanatics, President of Perception, and Partner at Perception Capital Partners. Until 2020, Mr. Tan was an Associate Partner at McKinsey & Company’s New York office. At McKinsey, Mr. Tan led teams across the firm’s transformation and private equity & principal investor practices, where he drove comprehensive performance transformation and turnaround programs for companies with revenues ranging from $200 million to $25 billion across multiple industries and continents. Most recently, Mr. Tan helped found, launch and lead McKinsey’s SPAC service line, and served in a leadership role in McKinsey’s COVID-19 client response team. Prior to McKinsey, Mr. Tan was a Senior Associate at Rose Tech Ventures, where he led the firm’s first-round investment in JUMP Bikes, which was subsequently sold to Uber in 2018. Prior to Rose Tech Ventures, Mr. Tan served in investment banking and capital markets roles at Bank of America Merrill Lynch and Lehman Brothers. Mr. Tan is a member of the Council on Foreign Relations, the Atlantic Council of the United States, and of the Economic Club of New York. Mr. Tan received his B.A. and his M.B.A, both with honors, from Columbia University in the City of New York, where he was an Erwin Wolfson Scholar and a Toigo Foundation Fellow.

Candice Beaumont

Ms. Beaumont is a director of the Company. She has served since 2016 as Chairman of the Salsano Group, a Panama based family office and conglomerate invested in private equity. Since 2003 Ms. Beaumont has served as Chief Investment Officer of L Investments, a single-family office invested in public and private equity. Ms. Beaumont was a member of the Board of Directors of Clean Earth Acquisitions Corp. (Nasdaq: CLINU) that completed its initial public offering in February 2022 and completed its business combination with Alternus Energy Group in December 2023, as well as Israel Acquisitions Corp that completed its IPO in January 2023. Beginning in March 2021 Candice began to serve as Advisor to Athena Technology Acquisition Corp (NYSE: ATHN.U) and as Advisor of Springwater Situations Corp. (NASDAQ: SWSSU), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses, which completed its initial public offering on August 25, 2021. She speaks at numerous family office and investment conferences globally, including the Stanford University Graduate School of Business Global Investor’s Forum, is a NYU Stern Family Office Council member serving on the Steering Committee, and is an Advisory Board member of the Family Office Association. From 2012 to 2014, Ms. Beaumont was a member of the Board of Directors of I2BF Venture Fund II, a Dubai Financial Services Authority regulated clean tech venture capital firm with offices in Dubai, New York and London. She started her career in Corporate Finance at Merrill Lynch in 1996 and worked as an investment banker at Lazard Frères from 1997 to 1999, during which time she executed over $20 billion of merger and acquisition advisory assignments. Ms. Beaumont also worked in private equity at Argonaut Capital from 1999 to 2001. Ms. Beaumont obtained a Bachelor in Business Administration from the University of Miami, graduating first in her class with a major of International Finance & Marketing.

2024 Named Executive Officer and Director Compensation

This section discusses material components of the executive compensation programs for BGHL’s executive officers. In 2024, BGHL’s named executive officers (“NEO”) and their positions were as follows:

●	Andrew Cavaghan, Executive Chairman

●	Daniel Owiredu, Chief Executive Officer

●	Mark Green, Director

This discussion may contain forward-looking statements that are based on BGHL’s current plans, considerations, expectations, and determinations regarding future compensation programs.

Summary Compensation Table

The following table contains information pertaining to the compensation of BGHL’s named executive for fiscal years 2023 and 2024.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrew Cavaghan*	2024	$—	$—	$—	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—	$—	$—	$—
Daniel Owiredu*	2024	$—	$—	$—	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—	$—	$—	$—
Mark Green*	2024	$—	$—	$—	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—	$—	$—	$—

*

Andrew Cavaghan was appointed Executive Chairman of BGHL on December 4, 2023. Mark Green was appointed Director on December 4, 2023 and resigned from his role as a Director on March 18, 2025. Daniel Owiredu was appointed Chief Executive Officer of BGHL on July 1, 2024 and resigned from this role on April 30, 2025.

Outstanding Equity Awards as of December 31, 2024

There were no outstanding options to acquire BGHL Common Stock held by BGHL’s NEOs as of December 31, 2024. The BGHL NEOs did not hold any other outstanding equity awards as of that date.

Director Compensation — Fiscal 2024

The following table sets forth information regarding the compensation paid to, or earned by our directors, during fiscal 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Andrew Cavaghan	$—	$—	$—
Daniel Owiredu	$—	$—	$—
Mark Green	$—	$—	$—

As of December 31, 2024, BGHL had no formal plan for compensating its directors. BGHL’s directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred. BGHL’s board may award special remuneration to any director undertaking any special services on BGHL’s behalf other than services ordinarily required of a director.

Blue Gold Limited increased the base salaries of its NEOs and directors following the Business Combination in connection with reviews by the compensation committee.

Corporate Governance Practices

Board Practices

The Board consists of the following members, with two vacancies remaining: Daniel Owiredu, Andrew Cavaghan, David Edward, Philip Newall, Candice Beaumont and Tao Tan. The Board is divided into three classes designated as Class I, Class II, and Class III, respectively, serving staggered three-year terms.

Initially, Class I directors stand appointed for a term expiring at the Company’s first annual general meeting, the Class II directors stand appointed for a term expiring at the Company’s second annual general meeting and the Class III directors stand appointed for a term expiring at the Company’s third annual general meeting. As a result of this classification, it generally takes at least two annual meetings of shareholders for shareholders to effect a change in a majority of the Board. Daniel Owiredu and Candice Beaumont are Class I directors and will serve until the Company’s first annual general meeting. Tao Tan and David Edward are Class II directors and will serve until the Company’s second annual meeting. Philip Newall and Andrew Cavaghan are Class III directors and will serve until our third annual meeting.

The Board has determined that David Edward, Philip Newall, Candice Beaumont and Tao Tan are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules, and that each satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing requirements of Nasdaq applicable to audit committee members. The Company has an independent audit committee, nominating and corporate governance committee, and compensation committee (the “Audit Committee,” “Nominating Committee” and “Compensation Committee,” respectively).

Directors may be appointed and removed by an ordinary resolution of the shareholders. In addition directors, by a simple majority vote, may appoint a person to be a director, either to fill a Board vacancy or to appoint an additional director, provided that the appointment does not cause the number of directors to exceed the directors may be appointed either to fill a vacancy in the Board arising from the resignation of a former director or as an addition to the existing board by the affirmative vote of a simple majority of the directors present and voting at a board meeting.

Committees of the Board of Directors

Under the Memorandum and Articles of Association, the Board is permitted to form committees, consisting of such member or members of their body as they think fit, and delegate to any such committee any of their powers. The Board may impose regulations on any committee which, in turn, must conform to such regulations. The Board has established the following committees pursuant to the Memorandum and Articles of Association and applicable Nasdaq listing standards.

Audit Committee

Our Audit Committee is responsible for, among other things:

●	evaluating the performance, qualifications and independence of the Company’s independent registered public accounting firm;

●	reviewing the audited financial statements and recommending such statements for inclusion in the Company’s annual report on Form 20-F;

●	reviewing with management and the independent auditors, as appropriate, major issues that arise regarding accounting principals and financial statement presentation;

●	reviewing and discussing with management and the independent auditors the scope, adequacy and effectiveness of the Company’s internal control over financial reporting;

●	appointing, retaining, evaluating, terminating, determining the compensation of and overseeing the Company’s independent accounting firm;

●	overseeing the internal audit function and reviewing significant reports from internal auditors;

●	reviewing and discussing with management and auditors any significant issues regarding accounting principles, financial statement presentation, and internal controls; and

●	overseeing, reviewing, approving and ratifying all transactions between the Company and Related Persons, as defined in the Charter of the Audit Committee.

Our Audit Committee consists of Tao Tan, Philip Newall and David Edward, each of whom will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to Audit Committee membership. In addition, each of the Audit Committee members qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K, and therefore also has accounting or related financial management expertise under Nasdaq Rule 5605(c)(2). Tao Tan serves as the chairperson of our Audit Committee. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website. The reference to the Company’s website address in this Prospectus does not include or incorporate by reference the information on the Company’s website into this Prospectus.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

●	reviewing and approving, or recommending to the Board, the compensation of our CEO and other executive officers, including annual salary, bonus, equity-based incentives, and other benefits;

●	administering our incentive and equity-based compensation plans;

●	reviewing and approving, or recommending to the Board, employment and post-employment arrangements (including severance and change in control benefits) for executive officers;

●	reviewing and approving, or recommending to the Board, the establishment or modification of equity-based compensation plans, retirement and profit-sharing plans, severance plans, deferred compensation plans and similar programs;

●	considering whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company; and

●	establishing and overseeing compensation clawback policies in compliance with the requirements of the SEC and Nasdaq listing standards.

Our Compensation Committee consists of David Edward, Tao Tan and Candice Beaumont, each of whom qualify as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to Compensation Committee membership, including the heightened independence standards for members of a compensation committee under Exchange Act Rule 10C-1. Each member also qualifies as a “non-employee director” for the purposes of Section 16 of the Exchange Act. David Edward serves as chairperson of our compensation committee. The Company Board adopted a written charter for the Compensation Committee, which is available on the Company’s website. The reference to the Company’s website address in this Prospectus does not include or incorporate by reference the information on the Company’s website into this Prospectus.

Nominating and Corporate Governance Committee

Our Nominating Committee is responsible for, among other things:

●	identifying and recommending individuals qualified to become members of the Board;

●	reviewing and recommending to the Board the form and amount of director compensation;

●	developing and recommending to the Board corporate governance guidelines and codes of conduct, and overseeing compliance with such guidelines and codes;

●	reviewing and making recommendations to the Board regarding the size, structure, composition, and functioning of the Board and its committees;

●	recommending members of the Board to serve as chairperson of each committee and overseeing succession planning for key leadership roles on the Board and its committees;

●	reviewing and making recommendations regarding directors’ and officers’ indemnification and insurance matters; and

●	periodically reviewing the adequacy of the Company’s Memorandum and Articles of Association and recommending, as needed, proposed amendments to such Memorandum and Articles of Association.

Our Nominating Committee consists of David Edward, Tao Tan and Philip Newall, each of whom qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to Nominating Committee membership. David Edward serves as chairperson of our nominating and corporate governance committee. The Company Board adopted a written charter for the Nominating Committee, which is available on the Company’s website. The reference to the Company’s website address in this Prospectus does not include or incorporate by reference the information on the Company’s website into this Prospectus.

General Meetings of Shareholders

Pursuant to the Memorandum and Articles of Association, the Company shall in each year hold a general meeting as its annual general meeting for so long as any of its shares are traded on Nasdaq or any other national securities exchange.

At least five calendar days’ notice shall be given for any general meeting except annual general meetings, in which case 120 days’ prior notice shall be given. If the Board determines that prompt shareholder action is advisable, it may shorten the notice period for any general meeting to such period as it considers reasonable. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner specified in the Memorandum and Articles of Association, provided that a general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in the Memorandum and Articles of Association, be deemed to have been duly called with regard to the length of notice if it is so agreed: (i) in the case of an annual general meeting, by all the shareholders entitled to attend and vote thereat; and (ii) in the case of any other general meeting, by shareholders having a right to attend and vote at the meeting, together holding not less than 95% by par value of the shares giving that right. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any shareholder shall not invalidate the proceedings at any meeting.

The Board may call extraordinary general meetings, and must convene an extraordinary general meeting upon the requisition of its shareholders holding at the date of deposit of the requisition not less than one-third (1/3) of the votes that may be cast by all of the issued share capital of the Company as at that date carries the right of voting at general meetings of the Company. The requisition must be in writing and state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company, and may consist of several documents in like form each signed by one or more requisitionists. If the directors do not within 21 calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said 21 calendar days.

No business shall be transacted at any general meeting unless a quorum of shareholders is present. One or more shareholders holding, in the aggregate, at least a majority in par value of the issued shares which confer the right to attend and vote at the meeting will be a quorum for any general meeting, provided that if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by shareholders, shall be dissolved and, in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the directors of the Company may determine and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the shareholders present shall be a quorum.

The chairperson of the Board shall preside as chairperson at every general meeting of the Company. If at any meeting the chairperson of the Board is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairperson of the meeting, another director nominated by the Board shall preside as chairperson of the meeting, or, if no such director is present and willing to be chairperson of the meeting, the shareholders present shall choose one of their number to be chairperson of the meeting.

The chairperson of the meeting may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Additionally, the chairperson of the meeting may adjourn any meeting without the consent of such meeting if, in his sole opinion, he considers it necessary to do so to: secure the orderly conduct or proceedings of the meeting; or give all persons present in person or by proxy and having the right to speak and/or vote at such meeting, the ability to do so. When a meeting is adjourned for ten calendar days or more, not less than seven calendar days’ notice of the adjourned meeting shall be given as in the case of the original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Record Dates

As a condition of admission to a shareholders’ meeting, a Blue Gold Limited shareholder must be duly registered as such at the applicable record date for that meeting.

For the purpose of determining those shareholders that are entitled to receive notice of, attend or vote at any meeting of shareholders or any adjournment thereof, or those shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a shareholder for any other purpose, the directors may provide that the register of members shall be closed for transfers for a stated period but not to exceed in any case thirty calendar days.

In lieu of or apart from closing the register of members, the directors may fix in advance or arrears a date as the record date for any such determination of those shareholders that are entitled to receive notice of, attend or vote at a meeting of the shareholders, or for the purpose of determining those shareholders that are entitled to receive payment of any dividend or in order to make a determination as to who is a shareholder for any other purpose.

Certain Anti-Takeover Provisions of the Company’s Memorandum and Articles of Association

Our Memorandum and Articles of Association provide that our Board is classified into three classes of directors. As a result, in most circumstances, it generally takes at least two annual meetings of shareholders for shareholders to effect a change in a majority of the members of our Board by successfully engaging in a proxy contest.

The Company’s authorized but unissued ordinary shares and preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Employees

As of September 11, 2025, we employed a total number of 5 full-time employees. Our employees are employed in the United Kingdom. To management’s knowledge, there are no labor disputes pending or threatened.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Major Shareholders

The following table sets forth information relating to the beneficial ownership of the ordinary shares as of September 11, 2025 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of outstanding ordinary shares;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or conversion of a convertible note within 60 days of September 11, 2025. All 11,500,000 currently outstanding warrants, which entitle the holder to purchase one ordinary share at an exercise price of $11.50 per share, became exercisable on July 25, 2025, which was 30 days after the completion of the Business Combination; provided, however, that an effective registration statement or a valid exemption therefrom is available. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to the Company, the Company believes that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

The beneficial ownership of our ordinary shares is based on 32,924,600 ordinary shares issued and outstanding as of September 11, 2025, which amount does not include ordinary shares issuable upon the exercise of the warrants.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them. To our knowledge, no ordinary shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Beneficial Ownership
Name of Beneficial Owner	Number of Class A Ordinary Shares	%
5% Holders
Perception Capital Partners IV LLC(1)	2,183,062	6.6%
RCF VII Sponsor LLC(2)	1,892,156	5.7%
Andrew Cavaghan(3)	7,084,229	21.5%
Mark Green(4)	5,442,893	16.5%
Blue Gold Holdings Limited(5)	2,200,000	6.7%
Blue Perception Capital LLP	2,000,000	6.1%
Loeb & Loeb LLP(6)	2,000,000	6.1%
Pegasus Capital Limited(7)	2,656,965	8.0%
Directors, Executive Officers and Subsidiaries
Andrew Cavaghan(3)	7,084,229	21.4%
Daniel Owiredu(8)	313,109	*
David Edward(9)	829,794	2.5%
Phil Newall	—	—%
Tao Tan(10)	434,689	1.3%
Candice Beaumont(11)	160,000	*
Lorenz Werndle(12)	150,000	*
Blue Gold Holdings Limited(5)	2,200,000	6.7%
All Directors and Executive Officers as a Group (7 Persons)	11,171,821	33.9%

*	Less than 1%

(1)	Perception Capital Partners IV LLC currently holds 2,183,062 ordinary shares. Perception agreed, pursuant to the Amended and Restated Sponsor Support and Lock- Up Agreement, dated November 8, 2024, to forfeit 246,313 ordinary shares upon the closing of the Business Combination, which ordinary shares are not included in the above and are to be canceled.

(2)	RCF VII Sponsor LLC currently holds 1,892,156 ordinary shares. RCF VII Sponsor LLC agreed, pursuant to the Securities Purchase Agreement, dated November 2, 2023, to forfeit 2,000,000 ordinary shares upon the closing of the Business Combination, as reflected in the Schedule 13G filed by RCF VII Sponsor LLC on July 9, 2025. Such ordinary shares are not included in the above and are to be canceled.

(3)	Andrew Cavaghan is deemed to have beneficial ownership of an aggregate 7,084,229 ordinary shares. Mr. Cavaghan is the sole director of BGHL and as such is deemed to have beneficial ownership of the 2,200,000 ordinary shares held by BGHL. Mr. Cavaghan is the sole director of BGHL, and in such capacity has the right to vote and dispose of the securities held by BGHL, and, accordingly, is deemed to have beneficial ownership over such ordinary shares. Mr. Cavaghan does not hold these ordinary shares in his own name or account. The BGHL 2,200,000 ordinary shares are the property of BGHL and are held in BGHL’s name and account. Mr. Cavaghan is the controlling shareholder of Pegasus Capital Holdings Limited and as such is deemed to have beneficial ownership of the 6,780 ordinary shares held by Pegasus Capital Holdings Limited. Mr. Cavaghan is the controlling shareholder of Pegasus Capital Limited and as such is deemed to have beneficial ownership of the 2,656,965 ordinary shares held by Pegasus Capital Limited. Mr. Cavaghan and Mr. Green are the sole directors and shareholders of BCMP Services Limited and as such are deemed to have beneficial ownership of the 1,225,000 ordinary shares held by BCMP Services Limited. Mr. Cavaghan disclaims beneficial ownership of these ordinary shares, except to the extent, if any, of his pecuniary interest therein.

(4)	Mark Green is deemed to have beneficial ownership of an aggregate 5,442,893 ordinary shares. BCMP Services Limited is the record holder of 1,225,000 ordinary shares as reported herein. Mr. Cavaghan and Mr. Green are the sole directors and shareholders and are deemed to have beneficial ownership over the securities held by BCMP Services Limited. Mr. Green disclaims beneficial ownership of these securities, except to the extent, if any, of his pecuniary interest therein.

(5)	Blue Gold Holdings Limited is a company incorporated in England and Wales. Mr. Cavaghan is the sole director of BGHL and as such is deemed to have beneficial ownership of the 2,200,000 ordinary shares held by BGHL. Mr. Cavaghan is the sole director of BGHL, and in such capacity has the right to vote and dispose of the securities held by BGHL, and, accordingly, is deemed to have beneficial ownership over such ordinary shares. Mr. Cavaghan does not hold these ordinary shares in his own name or account. The BGHL 2,200,000 ordinary shares are the property of BGHL and are held in BGHL’s name and account. The registered address of Blue Gold Holdings Limited is 124 City Road, London EC1V 2NX.

(6)	Loeb & Loeb LLP is a limited liability partnership formed in California. Mitchell Nussbaum is deemed to have beneficial ownership of the ordinary shares held by Loeb. The number of shares to be sold consists of up to 2,000,000 ordinary shares issuable upon conversion of the Loeb Convertible Promissory Note, dated as of June 25, 2025, by and between the Company and Loeb for payment of legal fees owed by Perception at the closing of the Business Combination. The registered address of Loeb is 345 Park Avenue, New York, NY 10154.

(7)	Pegasus Capital Limited is a company incorporated in the Cayman Islands. Mr. Cavaghan is the controlling shareholder and is deemed to have beneficial ownership of the ordinary shares held by Pegasus Capital Limited. The registered address of Pegasus Capital Limited is 94 Solaris Avenue, Camana Bay, Grand Cayman KY1- 1108, Cayman Islands.

(8)	Mr. Owiredu is deemed to have beneficial ownership of 313,109 ordinary shares and is the Chairman of Blue Gold Limited. Mr. Owiredu disclaims beneficial ownership of these securities, except to the extent, if any, of his pecuniary interest therein.

(9)	David Edward is deemed to have beneficial ownership of an aggregate 829,794 ordinary shares. Mr. Edward is the sole owner of Blue 4D Limited and as such is deemed to have beneficial ownership of the 42,070 ordinary shares held by Blue 4D Limited.

(10)	Includes 434,689 ordinary shares held by Cibreo Partners LLC. Mr. Tan is the majority shareholder of Cibreo Partners LLC. Mr. Tan disclaims beneficial ownership of these securities, except to the extent, if any, of his pecuniary interest therein.

(11)	Candice Beaumont is a director and sole shareholder of Bonaventura Industries Inc. and is deemed to have beneficial ownership of the 160,000 ordinary shares held by Bonaventura Industries Inc. Ms. Beaumont disclaims beneficial ownership of these securities, except to the extent, if any, of her pecuniary interest therein.

(12)	Lorenz Werndle is deemed to have beneficial ownership of 150,000 ordinary shares underlying an option to acquire ordinary shares owned by BGHL. Mr. Werndle is the CFO of Blue Gold Limited and BGHL.

Related Party Transactions – Certain relationships and related-party transactions: BGHL

Purchase and Assumption Agreement

On January 27, 2024, BGBPL entered into Purchase and Assumption Agreement (“P&AA”) with FGR Bogoso Prestea Limited, the Previous Leaseholder, and Bogoso Gold Streaming Limited (“Bond SPV”). On each of March 28, 2024 and April 26, 2024, the P&AA was amended, as described below. The P&AA provided for the transfer of mining assets from the Previous Leaseholder to BGBPL, including four mining leases (Bogoso I, Bogoso II, Prestea Surface and Prestea Underground), a government indemnity in favor of the Previous Leaseholder in respect of certain environmental damage and liabilities, fixed assets including immovable structures, buildings, and facilities (including facilities no longer relevant to production), and various relevant documents. The P&AA became effective as of May 1, 2024, following the achievement of closing the necessary pre-conditions to transfer, and the registration of the legal transfer was completed on May 15, 2024. Consideration for the transfer of the mining assets is the payment of a Bond SPV Royalty, and the assumption of the Previous Leaseholder’s royalty agreements with Golden Star Resources and Royal Gold, as described below.

Royalty Agreement with Bogoso Gold Streaming Limited

On January 27, 2024, BGBPL entered into Royalty Agreement, providing for the Bond SPV Royalty, with Previous Leaseholder and Bond SPV. The Bond SPV Royalty served as consideration for the P&AA. The Bond SPV Royalty provides for BGBPL to pay a royalty in refined gold to Bond SPV (as priority payee) and the Previous Leaseholder (as secondary payee, once Bond SPV debt service obligations are met) at a rate of the lesser of (i) 2,000 ounces per month, or 30% of gross production per month for the first 36 months following the start of commercial production, and (ii) 3,250 ounces per month, or 30% of gross production per month after 36 months until Bond SPV Royalty payments total the 250,000 ounce cap.

Royalty Agreement with Golden Star Resources

On September 30, 2021, the Previous Leaseholder entered into Royalty and Contingent Payment Agreement with Golden Star Resources Limited (“GSR Royalty”). The GSR Royalty provides for the payments of two types of royalties to Golden Star Resources Limited. First, a royalty of 1.0% of sale of product of net smelter returns of 100,000 to 300,000 cumulative ounces of gold, and a royalty of 2.0% of sale of product of net smelter returns of over 300,000 cumulative ounces of gold after October 1, 2020. The net smelter return royalty terminates when the aggregate payments exceed $35,000,000 United States dollars. To date there has been no payment triggered towards the net smelter return royalty. The second contingent payment defined as the payment of $20,000,000 (if the price of gold is <$1,400/oz), $30,000,000 (if the price of gold is $1,400–$1,700/oz), or $40,000,000 (if the price of gold is >$1,700/oz) United States dollars upon the start of sulphide mining (refractory), such payment to be made in stages during the construction and operation of the sulphide project. To date, no payments have been made towards the sulphide mining royalty.

Purchase and Sale Agreement with Royal Gold

Between May 6, 2015 and September 20, 2020, the Previous Leaseholder and the leaseholder predating the Previous Leaseholder entered into a purchase and sale agreement and a series of amendments with Royal Gold. Under the 2020 amendment, Royal Gold has the right to purchase 5.5% of payable gold produced from the Bogoso Prestea Mine. The cash purchase price for gold is 30% of the spot price of gold per ounce delivered.

SELLING SHAREHOLDERS

This Prospectus relates to the offer and sale by the Selling Shareholders as set forth in the table below of up to an aggregate of 15,411,618 ordinary shares.

The table below presents information regarding the Selling Shareholders and the ordinary shares that may be resold by the Selling Shareholders from time to time under this Prospectus. This table is prepared based on information supplied to us by the Selling Shareholders, and reflects holdings as of September 11, 2025. The number of shares in the column “Number of Ordinary Shares to be Sold” represents all of the ordinary shares being offered for resale by the Shareholders under this Prospectus. The Selling Shareholders may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Shareholders will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the ordinary shares of being offered for resale by this Prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes ordinary shares with respect to which the Selling Shareholders have sole or shared voting and investment power. The percentage of ordinary shares beneficially owned by the Selling Shareholders prior to the offering shown in the table below is based on an aggregate of ordinary shares of outstanding on September 11, 2025. The fourth column assumes the resale by the Selling Shareholders of all of the ordinary shares being offered for resale pursuant to this Prospectus.

Except as indicated in the footnotes to this table, each shareholder in the table has sole voting and dispositive power for the ordinary shares shown as beneficially owned by them. Unless otherwise noted below, each shareholder’s address is c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands.

The beneficial ownership of our ordinary shares is based on 32,924,600 ordinary shares issued and outstanding as of September 11, 2025, which amount does not include ordinary shares issuable upon the exercise of the warrants.

Selling Shareholders information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this Prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this Prospectus, including the identity of each Selling Shareholder and the number of shares registered on its behalf.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Selling Shareholders	Number of Ordinary Shares Before the Offering	Percent of Ordinary Shares Before the Offering	Number of Ordinary Shares to be Sold	Number of Ordinary Shares After the Offering	Percent of Ordinary Shares After the Offering
Andrew Cavaghan(1)	995,484	3.0%	995,484	—	*
BCMP Services Limited(2)	1,225,000	3.7%	1,225,000	—	*
Blue Gold Holdings Limited(3)	2,200,000	6.7%	350,000	1,850,000	3.8%
Blue 4D Limited(4)	42,070	*	42,070	—	*
Bonaventura Industries Inc.(5)	160,000	*	160,000	—	*
Cheryl Edward(6)	33,104	*	33,104	—	*
Cibreo Partners LLC(7)	434,689	1.3%	434,689	—	*
Daniel Owiredu	113,109	*	113,109	—	*
David Edward	754,620	2.3%	754,620	—	*
Elizabeth Cavaghan(8)	1,738	*	1,738	—	*
Loeb & Loeb LLP(9)	2,000,000	6.1%	2,000,000	—	*
Mark Green(10)	4,217,893	12.8%	4,217,893	—	*
Pegasus Capital Holdings Limited(11)	6,780	*	6,780	—	*
Pegasus Capital Limited(12)	2,656,965	8.0%	2,656,965	—	*
Perception Capital Partners IV LLC(13)	2,183,062	6.6%	2,183,062	—	*
John Glen(14)	6,124	*	6,124	—	*
Andrew Hayes(15)	1,275	*	1,275	—	*
Stephen Hawkins(16)	6,373	*	6,373	—	*
Michael Burt(17)	6,362	*	6,362	—	*
Flip Flop Investments Limited(18)	63,809	*	63,809	—	*
Catharine Moira Archer(19)	1,920	*	1,920	—	*
Samuel Mackney(20)	766	*	766	—	*
Adrian Townson(21)	766	*	766	—	*
Joseph Hayes(22)	640	*	640	—	*
Laura Hayes(23)	768	*	768	—	*
Nicola Baldock(24)	2,337	*	2,337	—	*
Mark Baldock(25)	2,337	*	2,337	—	*
William Godley(26)	1,280	*	1,280	—	*
David Jones(27)	1,914	*	1,914	—	*
James Gilchrist(28)	6,365	*	6,365	—	*
Elliot Lyes(29)	1,277	*	1,277	—	*
Michael Archer(30)	2,808	*	2,808	—	*
Sarah Archer-Edward(31)	2,555	*	2,555	—	*
Dominic Elgood(32)	2,554	*	2,554	—	*
Alexander Spencer-Todd(33)	1,787	*	1,787	—	*
Vijayen Mudalli(34)	2,032	*	2,032	—	*
Helen Townson(35)	768	*	768	—	*
Stephen Pell(36)	1,533	*	1,533	—	*
James Heslop(37)	638	*	638	—	*
Natalie King(38)	639	*	639	—	*
Bramble Estates Limited(39)	2,558	*	2,558	—	*
Richard Timothy Moulding(40)	4,345	* %	4,345	—	*

		Percent of
	Number of	Ordinary		Number of	Percent of
	Ordinary	Shares	Number of	Ordinary	Ordinary
	Shares	Before	Ordinary	Shares	Shares
	Before the	the	Shares to	After the	After the
Selling Shareholders	Offering	Offering	be Sold	Offering	Offering
Dean Mount(41)	639	*	639	—	*
Catharine Ruth Fester(42)	537	*	537	—	*
Saad Hameed(43)	9,422	*	9,422	—	*
Shaun McSpadden(44)	6,065	*	6,065	—	*
Stephen Webb(45)	1,022	*	1,022	—	*
Jan-Erik Phillip Schüermann(46)	1,602	*	1,602	—	*
Andrew Bail(47)	2,355	*	2,355	—	*
Marios Yiasoumi(48)	32,975	*	32,975	—	*
Lee Thackray(49)	641	*	641	—	*
Aimee Godley(50)	641	*	641	—	*
Paul Godley(51)	641	*	641	—	*
Terrence Scully(52)	1,291	*	1,291	—	*
Elliott Holmes(53)	660	*	660	—	*
Neil Robertson(54)	28,265	*	28,265	—	*
Callum McSpadden(55)	477	*	477	—	*
Ellie McSpadden(56)	668	*	668	—	*
David Gordon(57)	1,429	*	1,429	—	*
Leo Baldock(58)	286	*	286	—	*
Michael Denman(59)	949	*	949	—	*
Wayne Shepherd(60)	95	*	95	—	*
Alexander Green(61)	475	*	475	—	*
Craig Booth(62)	95	*	95	—	*
David Johnson(63)	190	*	190	—	*
Graeme Hodgson(64)	190	*	190	—	*
Jason Lurie(65)	1,413	*	1,413	—	*
Alexandra Denman(66)	379	*	379	—	*
Stephen Furniss(67)	7,066	*	7,066	—	*
James Kelly(68)	189	*	189	—	*
Jack Capstick(69)	189	*	189	—	*
Alexandra Zikri(70)	707	*	707	—	*
Adam Williams(71)	1,422	*	1,422	—	*
Marilyn Garrett(72)	191	*	191	—	*
Matthew Rose(73)	353	*	353	—	*
Anne Houston(74)	353	*	353	—	*
Timothy Luxton(75)	856	*	856	—	*
Mark Downey(76)	4,758	*	4,758	—	*
Lindsey Marie Baker(77)	707	*	707	—	*
Mark Owers(78)	381	*	381	—	*
All Selling Shareholders as a group	17,261,618	52.2%	15,411,618	1,850,000	3.8%

*	Represents less than one (1%) percent.

(1)

Andrew Cavaghan is the CEO and a Director of Blue Gold Limited and is deemed to have beneficial ownership of an aggregate 7,084,229 ordinary shares. Mr. Cavaghan is the sole director of BGHL, a subsidiary of the Company, and as such is deemed to have beneficial ownership of the 2,200,000 ordinary shares held by BGHL. Mr. Cavaghan is the sole Director of BGHL, and in such capacity has the right to vote and dispose of the securities held by BGHL, and, accordingly, is deemed to have beneficial ownership over such ordinary shares. Mr. Cavaghan does not hold these ordinary shares in his own name or account. The BGHL 2,200,000 ordinary shares are the property of BGHL and are held in BGHL’s name and account. Mr. Cavaghan is the controlling shareholder of Pegasus Capital Holdings Limited and as such is deemed to have beneficial ownership of the 6,780 ordinary shares held by Pegasus Capital Holdings Limited. Mr. Cavaghan is the controlling shareholder of Pegasus Capital Limited and as such is deemed to have beneficial ownership of the 2,656,965 ordinary shares held by Pegasus Capital Limited. Mr. Cavaghan and Mr. Green are the sole directors and shareholders of BCMP Services Limited and as such are deemed to have beneficial ownership of the 1,225,000 ordinary shares held by BCMP Services Limited. Mr. Cavaghan disclaims beneficial ownership of these ordinary shares, except to the extent, if any, of his pecuniary interest therein. Mr. Cavaghan otherwise has no other position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. Mr. Cavaghan’s registered address is c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands.

(2)	BCMP Services Limited is a company incorporated in England and Wales. Mr. Cavaghan and Mr. Green are the sole directors and shareholders and are deemed to have beneficial ownership over the ordinary shares held by BCMP Services Limited. Mr. Cavaghan is the CEO and a Director of Blue Gold Limited. BGHL is a subsidiary of Blue Gold Limited. Mr. Cavaghan is sole Director of BGHL. Mr. Green is a former Director of BGHL. BCMP Services Limited otherwise has no other position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. On September 6, 2024, Perception entered into the Preferred Stock Purchase Agreement to issue an aggregate of 609,250 preference shares to BCMP Services Limited for total proceeds of $700,000. The registered address of BCMP Services Limited is 124 City Road, London EC1V 2NX.

(3)	Blue Gold Holdings Limited (BGHL) is a subsidiary of Blue Gold Limited and incorporated in England and Wales. Mr. Cavaghan is the sole director of BGHL and as such is deemed to have beneficial ownership of the 2,200,000 ordinary shares held by BGHL. Mr. Cavaghan is the sole director of BGHL, and in such capacity has the right to vote and dispose of the securities held by BGHL, and, accordingly, is deemed to have beneficial ownership over such ordinary shares. Mr. Cavaghan does not hold these ordinary shares in his own name or account. The BGHL 2,200,000 ordinary shares are the property of BGHL and are held in BGHL’s name and account. The registered address of Blue Gold Holdings Limited is 124 City Road, London EC1V 2NX.

(4)	Blue 4D Limited is a company incorporated in England and Wales. Mr. Edward is deemed to have beneficial ownership of the ordinary shares held by Blue 4D Limited. Mr. Edward is a Director of Blue Gold Limited. Blue 4D Limited was a shareholder of BGHL prior to the Business Combination. BGHL is now a subsidiary of Blue Gold Limited. Blue 4D Limited otherwise has no other position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The registered address of Blue 4D Limited is Pantile Hall, Honeypot Lane, Purleigh, Essex, CM3 6RT.

(5)	Bonaventura Industries Inc. is a company incorporated in Delaware. Ms. Beaumont is the beneficial owner of the ordinary shares held by Bonaventura Industries Inc. Ms. Beaumont is a Director of Blue Gold Limited. Bonaventura Industries Inc. provided consulting and advisory services to BGHL prior to the Business Combination. Bonaventura Industries Inc. otherwise has no other position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The registered address of Bonaventura Industries Inc. is 8 The Green, Ste A, Dover, DE 19901.

(6)	Ms. Edward is the spouse of Mr. Edward, who is a Director of Blue Gold Limited. Ms. Edward otherwise has no other position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The principal business address of Cheryl Edward is Pantile Hall, Honeypot Lane, Purleigh, Essex, CM3 6RT.

(7)	Cibreo Partners LLC is a company incorporated in New York. Tao Tan and Sarah S. Gitlin are deemed to have beneficial ownership of the ordinary shares held by Cibreo Partners LLC. Mr. Tan is a Director of Blue Gold Limited. Mr. Tan became an officer of Perception Capital Corp. IV in November 2023 and resigned in May 2024. Perception Capital Corp. IV was a party to the Business Combination. Mr. Tan had no further role or relationship with Perception Capital Corp. IV other than that as a passive investor from his May 2024 resignation onwards until the closing of the Business Combination. Cibreo Partners LLC otherwise has no other position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The registered address of Cibreo Partners LLC is 266 Scribner Hollow Road, PO Box 232, Hunter, NY 12442.

(8)	Elizabeth Cavaghan is deemed to have beneficial ownership of 8,518 ordinary shares. Ms. Cavaghan is the controlling shareholder of Pegasus Capital Holdings Limited and as such is deemed to have beneficial ownership of the 6,780 ordinary shares held by Pegasus Capital Holdings Limited. Ms. Cavaghan is the spouse of Mr. Cavaghan, who is Director and CEO of Blue Gold Limited and BGHL. Ms. Cavaghan otherwise has no other position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The principal business address of Ms. Cavaghan is Glebe House, Upper Swainswick, Bath. BA1 8BX.

(9)	Loeb & Loeb LLP served as former counsel to Perception Capital Corp. IV and is a limited liability partnership formed in California. Mitchell Nussbaum is deemed to have beneficial ownership of the ordinary shares held by Loeb. The number of shares to be sold consists of up to 2,000,000 ordinary shares issuable upon conversion of the Loeb Convertible Promissory Note, dated as of June 25, 2025, by and among the Company and Loeb for payment of legal fees owed by Perception Capital Corp. IV at the closing of the Business Combination. Loeb otherwise has no other position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The registered address of Loeb is 345 Park Avenue, New York, NY 10154.

(10)	Mark Green, a former Director of BGHL, is deemed to have beneficial ownership of an aggregate 5,442,893 ordinary shares. BCMP Services Limited is the record holder of 1,225,000 ordinary shares as reported herein. Mr. Cavaghan and Mr. Green are the sole directors and shareholders and are deemed to have beneficial ownership over the securities held by BCMP Services Limited. Mr. Green disclaims beneficial ownership of these securities, except to the extent, if any, of his pecuniary interest therein. Mr. Green otherwise has no other position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The principal business address of Mr. Green is Barn Cottage, Grange Lane, Letchmore Heath, Watford, Hertforshire United Kingdom WD25 8DY.

(11)	Pegasus Capital Holdings Limited is a company incorporated in England and Wales. Mr. Cavaghan is the controlling shareholder and is deemed to have beneficial ownership of the ordinary shares held by Pegasus Capital Holdings Limited. Mr. Cavaghan is the CEO and Director of Blue Gold Limited and sole Director of BGHL. Pegasus Capital Holdings Limited was a shareholder of BGHL prior to the Business Combination. Pegasus Capital Holdings Limited otherwise has no other position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The registered address of Pegasus Capital Holdings Limited is Glebe House, Upper Swainswick, Bath. BA1 8BX.

(12)	Pegasus Capital Limited is a company incorporated in the Cayman Islands. Mr. Cavaghan is the controlling shareholder and is deemed to have beneficial ownership of the ordinary shares held by Pegasus Capital Limited. Pegasus Capital Limited was a shareholder of BGHL prior to the Business Combination. BGHL is a subsidiary of Blue Gold Limited. Mr. Cavaghan is sole Director of BGHL. Pegasus Capital Limited otherwise has no other position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. The registered address of Pegasus Capital Limited is 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

(13)	Perception Capital Partners IV LLC is a company incorporated in Delaware. Perception Capital Partners IV LLC was the sponsor of Perception Capital Corp. IV. Perception Capital Corp. IV was a party to the Business Combination. Richard W. Gaenzle, Jr., Scott Honour and Marcy Haymaker are deemed to have beneficial ownership of the ordinary shares held by Perception Capital Partners IV LLC. The registered address of Perception Capital Partners IV LLC is 3109 W 50th Street, Suite 207, Minneapolis, MN 55410.

(14)	The principal business address of John Glen is 20 Mulready House, Marsham Street, London, SW1P 4JL. Mr. Glen has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(15)	The principal business address of Andrew Hayes is 8 Laurel Gardens, Kendal, Cumbria, LA9 6FE. Mr. Hayes has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(16)	The principal business address of Stephen Hawkins is Ways End, Wilderness Road, Chislehurst, BR7 5EZ. Mr. Hawkins has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(17)	The principal business address of Michael Burt is 16, Westway, South Woodham Ferrers, Chelmsford, Essex, CM3 5NX. Mr. Burt has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(18)	Flip Flop Investments Limited is a company incorporated in England and Wales. The registered address of Flip Flop Investments Limited is Stanstead Hall, Greenstead Green, Halstead, Essex, CO9 1QJ. Flip Flop Investments Limited has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(19)	The principal business address of Michael Burt is 2 Aldington Road, Bearsted, Maidstone, ME14 4AN. Mr. Burt has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(20)	The principal business address of Samuel Mackney is 6 Wood End Road, Harpenden, AL5 3ED. Mr. Mackney has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(21)	The principal business address of Adrian Townson is 154 St Peters Way, Stratford upon Avon, Warwickshire, CV37 0RU. Mr. Townson has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(22)	The principal business address of Joseph Hayes is 8 Laurel Gardens, Kendal, Cumbria, LA9 6FE. Mr. Hayes has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(23)	The principal business address of Laura Hayes is 8 Laurel Gardens, Kendal, Cumbria, LA9 6FE. Ms. Hayes has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(24)	The principal business address of Nicola Baldock is 26 Westerings, Danbury, Chelmsford, Essex, CM3 4ND. Ms. Baldock has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(25)	The principal business address of Mark Baldock is 26 Westerings, Danbury, Chelmsford, Essex, CM3 4ND. Mr. Baldock has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(26)	The principal business address of William Godley is 33 Orchard Drive, Mayland, Chelmsford, CM3 6EP. Mr. Godley has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(27)	The principal business address of David Jones is Brucehaven, Burnham Road, Latchingdon, CM3 6EY. Mr. Jones has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(28)	The principal business address of James Gilchrist is 59 Towncourt Crescent, Petts Wood, Kent, BR5 1PH. Mr. Gilchrist has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(29)	The principal business address of Elliot Lyes is 5 Marshals Drive, St Albans, Hertfordshire, AL1 4RB. Mr. Lyes has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(30)	The principal business address of Michael Acher is 13 Noel House, Harben Road, London, NW6 4RL. Mr. Acher has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(31)	The principal business address of Sarah Archer-Edward is 17 Headley Chase, Brentwood, Essex, CM14 5BN. Ms. Archer-Edward has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(32)	The principal business address of Dominic Elgood is Flat 6, 43 Cavell Street, London E1 2BP. Mr. Elgood has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(33)	The principal business address of Alexander Spencer-Todd is 80 Fordwich Rise, Hertford, SG14 2DE. Mr. Spencer-Todd has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(34)	The principal business address of Vijayen Mudalli is 194 Watling Street, Dartford, Kent, DA2 6EN. Mr. Mudalli has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(35)	The principal business address of Helen Townson is 154 St Peters Way, Stratford upon Avon, Warwickshire, CV37 0RU. Ms. Townson has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(36)	The principal business address of Stephen Pell is 10 Green Hill Close, Bromsgrove, B60 1GB. Mr. Pell has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(37)	The principal business address of James Heslop is 19 Kings Hall Road, Beckenham, Kent, BR3 1LT. Mr. Heslop has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(38)	The principal business address of Natalie King is 18 Cuba Crescent, Milton Keynes, MK3 5NE. Ms. King has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(39)	Bramble Estates Limited is a company incorporated in England and Wales. The registered address of Bramble Estates Limited is Harpenden Hall, Southdown Road, Harpenden, Hertfordshire, AL5 1TE. Bramble Estates Limited has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(40)	The principal business address of Richard Timothy Moulding is Magnolia Cottage, Lower Woodford, Salisbury, Wiltshire, SP4 6NQ. Mr. Moulding has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(41)	The principal business address of Dean Mount is 27 Ormesby Chine, South Woodham Ferrers, Chelmsford, Essex, CM3 7AR. Mr. Mount has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(42)	The principal business address of Catharine Ruth Fester is Hangweg 8, Weidach, 89134, Blaustein. Ms. Fester has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(43)	The principal business address of Saad Hameed is Villa 94, Reem, Arabian Ranches 2, Dubai, UAE. Mr. Hameed has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(44)	The principal business address of Shaun McSpadden is Montrose House, Birchwood Road, Chelmsford, CM3 6RF. Mr. McSpadden has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(45)	The principal business address of Stephen Webb is 22 Westerings, Danbury, Chelmsford, Essex, CM3 4ND. Mr. Webb has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(46)	The principal business address of Jan-Erik Phillip Schüermann is Huscheider Strabe 43, 51381, Leverkusen, Germany. Mr. Schüermann has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(47)	The principal business address of Andrew Bail is 144 Summer Street, Weston, MA, 02493, US. Mr. Bail has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(48)	The principal business address of Marios Yiasoumi is Coral Point Upper Unit, 1 Avocado Lane, Southampton, SN 02. Mr. Yiasoumi has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(49)	The principal business address of Lee Thackray is Flat 24 Croft Court, Great Dunmow, Essex, CM6 1HR. Mr. Thackray has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(50)	The principal business address of Aimee Godley is 6 High Brooke Drive, Southminster, CM0 7XW. Ms. Godley has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(51)	The principal business address of Paul Godley is 12 Sundew Road, Hemel Hempstead, Hertfordshire, HP1 2DQ. Mr. Godley has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(52)	The principal business address of Terrence Scully is The Limes, Gay Bowers Lane, Danbury, Essex, CM3 4JG. Mr. Scully has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(53)	The principal business address of Elliott Holmes is 30 Drywoods, South Woodham Ferrers, South Woodham Ferrers, Chelmsford, CM3 5ZG. Mr. Holmes has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(54)	The principal business address of Neil Robertson is Flat 2, 76 Sloane Street, London, SW1X 9SF. Mr. Robertson has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(55)	The principal business address of Callum McSpadden is Montrose House, Birchwood Road, Chelmsford, CM3 6RF. Mr. McSpadden has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(56)	The principal business address of Ellie McSpadden is Montrose House, Birchwood Road, Chelmsford, CM3 6RF. Ms. McSpadden has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(57)	The principal business address of David Gordon is 30 Niton Street, London, SW6 6NH, Essex, CM13 2SE. Mr. Gordon has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(58)	The principal business address of Leo Baldock is 26 Westerings, Danbury, Chelmsford, Essex, CM3 4ND. Mr. Baldock has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(59)	The principal business address of Michael Denman is Hellas, Shelley Road, Hutton, Brentwood, CM13 2SE. Mr. Denman has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(60)	The principal business address of Wayne Shepherd is 3 Greengate, Kendal, Cumbria, LA9 5LJ. Mr. Shepherd has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(61)	The principal business address of Alexander Green is 12 Dale Avenue, Kendal, Cumbria, LA9 6DD. Mr. Green has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(62)	The principal business address of Craig Booth is 29 Fowling Lane, Kendal , Cumbria, LA9 6HB. Mr. Booth has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(63)	The principal business address of David Johnson is 38 Jenkin Rise, Kendal, Cumbria, LA9 6JN. Mr. Johnson has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(64)	The principal business address of Graeme Hodgson is 88 Grasmere Crescent, Kendal, Cumbria, LA9 6LN. Mr. Hodgson has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(65)	The principal business address of Jason Lurie is 75 Hazlebury Road, London, SW6 2NA. Mr. Lurie has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(66)	The principal business address of Alexandra Denman is 8 Crescent Road, Benfleet, Essex, SS7 1JL. Ms. Denman has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(67)	The principal business address of Stephen Furniss is 2 Burdett Place, Worcester, WR4 0QT. Mr. Furniss has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(68)	The principal business address of James Kelly is 2 Wattsfield Lane, Kendal, Cumbria, LA9 5HF. Mr. Kelly has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(69)	The principal business address of Jack Capstick is 45 Castle Grove, Kendal, Cumbria, LA9 7AZ. Mr. Capstick has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(70)	The principal business address of Alexandra Zikri is 1 Pine Ridge Drive, Lower Bourne, Farnham, GU10 3JW. Ms. Zikri has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(71)	The principal business address of Adam Williams is 16 Cumberland Drive, Esher, Surrey, KT10 0BB. Mr. Williams has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(72)	The principal business address of Marilyn Garrett is The Whitehouse, Kelvedon Road, Little Braxted, Essex, CM8 3LE. Ms. Garrett has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(73)	The principal business address of Matthew Rose is Apartment 0101 The Otto, Downs Road, London, E5 8DE. Mr. Rose has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(74)	The principal business address of Anne Houston is 49 Waverley Lane, Farnham, GU9 8BH. Ms. Houston has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(75)	The principal business address of Timothy Luxton is 6 Hollingbourne Road, Herne Hill, London, SE24 9ND. Mr. Luxton has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(76)	The principal business address of Mark Downey is 17 Third Avenue, Stanford le Hope, Essex, SS17 8EW. Mr. Downey has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(77)	The principal business address of Lindsey Marie Baker is 1051 W Sunset Blvd, Celina, TX 75009, US. Ms. Baker has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

(78)	The principal business address of Mark Owers is 59 Petts Wood Road, Petts Wood, BR5 1JU. Mr. Owers has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates.

DESCRIPTION OF SECURITIES

Ordinary Shares

General

The authorized share capital of Blue Gold Limited is $50,000.00, consisting of 400,000,000 Class A ordinary shares of par value $0.0001 and 100,000,000 preferred shares of par value $0.0001.

Certificates representing the outstanding ordinary Shares will generally not be issued (unless required to be issued pursuant to the Memorandum and Articles of Association). Holders of Class A ordinary shares of Blue Gold Limited have no pre-emptive, subscription, redemption or conversion rights.

Register of members

Blue Gold Limited maintains a register of members (also referred to as a register of shareholders) in accordance with the Cayman Islands Companies Act.

Under Cayman Islands law, Blue Gold Limited must keep a register of members and there shall be entered therein:

●	the names and addresses of each shareholder of Blue Gold Limited, a statement of the shares held by each such shareholder which:

●	distinguishes each share by its number (so long as the share has a number);

●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

●	confirms the number and category or class (each, if applicable) of shares held by each member; and

●	confirms whether each relevant category or class (each, if applicable) of shares held by a member carries voting rights under the Memorandum and Articles of Association, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under Cayman Islands law, the register of members is prima facie evidence of the matters set forth therein (i.e. the register of members will raise a rebuttable presumption of fact on the matters referred to above) and a person who has agreed to become a shareholder and who is registered in the register of members is deemed, as a matter of Cayman Islands law, to be a shareholder. Furthermore, under the Cayman Islands Companies Act, the registration of any person in the register of members as holder of any shares is prima facie evidence of such person having legal title to the shares as set against its name in the register of members. Following the closing of the Business Combination, the register of members was immediately updated to record and give effect to the issue of shares by Blue Gold Limited. Upon registration, the shareholders recorded in the register of members were deemed to have legal title to the shares set against their name. There are certain limited circumstances where an application may be made to a Cayman Islands court for a determination of whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of Blue Gold Limited Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands courts.

Issuance of Shares

Subject to the Memorandum and Articles of Association, any direction that may be given by shareholders in general meeting and the Nasdaq listing rules, Blue Gold Limited directors may, in their absolute discretion and without approval of the existing Blue Gold Limited shareholders, issue shares, grant rights over existing shares or issue other securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing Blue Gold Limited shareholders, at such times and on such other terms as they think proper. No share shall be issued at a discount to par, except in accordance with the provisions of the Cayman Islands Companies Act.

Blue Gold Limited’s Board has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in Blue Gold Limited’s capital without the approval of the shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Cayman Islands Companies Act. In accordance with its Memorandum and Articles of Association and the Cayman Islands Companies Act, Blue Gold Limited shall not issue bearer shares.

Voting Rights

Each ordinary share of Blue Gold Limited entitles the holder to one vote on all matters upon which the ordinary shares of Blue Gold Limited are entitled to vote. Voting at any shareholders’ meeting shall be by way of poll.

A quorum required for a meeting of shareholders of Blue Gold Limited requires the presence in person or by proxy of persons holding in aggregate not less than a simple majority of all voting share capital of Blue Gold Limited in issue.

A special resolution will be required for important matters such as merger or consolidation of Blue Gold Limited, change of name or making changes to the Memorandum and Articles of Association or the voluntary winding up of Blue Gold Limited.

The Memorandum and Articles of Association provide that an ordinary resolution of the shareholders of Blue Gold Limited requires the affirmative vote of a simple majority of the votes cast at a quorate general meeting, while a special resolution requires the affirmative vote of no less than three-quarters of the votes cast at a quorate general meeting. Shareholders do not have the power to pass resolutions in writing in lieu of a meeting.

Dividend rights

Subject to the rights of the holders of Blue Gold Limited preference shares and any other provisions of the Memorandum and Articles of Association, as it may be amended from time to time, holders of Blue Gold Limited Ordinary Shares will be entitled to receive such dividends and other distributions in cash, shares or property of Blue Gold Limited when, as and if declared thereon by the Blue Gold Limited Board, in its discretion, from time to time out of assets or funds of Blue Gold Limited legally available therefor. See below for more information regarding the dividend rights of the holders of Blue Gold Limited preference shares.

Dividends may be paid either in cash or in specie.

Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. No dividend shall be paid otherwise than out of profits or, subject to the requirements of the Cayman Islands Companies Act and applicable listing rules, the share premium account.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as fully paid on the shares, but if and so long as nothing is paid up on any of the shares in Blue Gold Limited dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of the above as paid on the share.

If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other monies payable on or in respect of the share. No dividend shall bear interest against Blue Gold Limited.

Authorized Blue Gold Limited Ordinary Shares

Blue Gold Limited’s authorized but unissued Blue Gold Limited Ordinary Shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Blue Gold Limited Ordinary Shares could render more difficult or discourage an attempt to obtain control of Blue Gold Limited by means of a proxy contest, tender offer, merger or otherwise.

Preference Shares

The Blue Gold Limited Board may provide for other classes of shares, including series of preference shares, out of the authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by the Board of Blue Gold Limited. If any preference shares are issued, the rights, preferences and privileges of holders of ordinary shares of Blue Gold Limited will be subject to, and may be adversely affected by, the rights of the holders of such preference shares.

Variations of Rights of Shares

If at any time the share capital of Blue Gold Limited is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the Memorandum and Articles of Association or the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of not less than a majority of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of that class. To every such separate general meeting, the provisions of the Memorandum and Articles of Association relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than majority of the issued shares of the applicable class.

The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by: (i) the creation or issue of further shares ranking pari passu therewith; (ii) the redemption or purchase of any shares of any class by Blue Gold Limited; (iii) the cancellation of authorized but unissued shares of that class; and (iv) the creation or issue of shares with preferred or other rights including, without limitation, the creation of any class or issue of shares.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

The Board of Blue Gold Limited may from time to time make calls upon Blue Gold Limited shareholders for any amounts unpaid for the purchase of their Blue Gold Limited ordinary shares. The Blue Gold Limited ordinary shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption and Purchase of Own Shares

Subject to the provisions of the Cayman Islands Companies Act and the Memorandum and Articles of Association, Blue Gold Limited may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or Blue Gold Limited. The redemption of such shares shall be effected in such manner and upon such other terms as Blue Gold Limited may determine before the issue of the shares.

Blue Gold Limited may also purchase its own shares (including any redeemable shares) in such manner and on such other terms as the directors may agree with the relevant shareholder. Blue Gold Limited may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Cayman Islands Companies Act, including out of capital.

In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid-up, (ii) if such redemption or repurchase would result in there being no shares in issue, or (iii) if Blue Gold Limited has commenced liquidation. In addition, Blue Gold Limited directors may accept the surrender of any fully paid share for no consideration.

Changes in Capital

Blue Gold Limited may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution will prescribe;

●	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

●	sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the provisions of the Cayman Islands Companies Act (and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting Blue Gold Limited) and the Memorandum and Articles of Association as regards to the matters to be dealt with by ordinary resolution, Blue Gold Limited may by special resolution reduce its share capital to the extent permitted by law.

Transfer of ordinary shares

Shareholders holding unrestricted ordinary shares may transfer all or any of his or her ordinary shares of Blue Gold Limited by an instrument of transfer in the usual or common form or any other form prescribed by Nasdaq or as otherwise approved by the Board of Blue Gold Limited.

The Memorandum and Articles of Association prohibit the transfer of shares of Blue Gold Limited in breach of the rules or regulations of the Nasdaq or any relevant securities laws (including the Exchange Act).

In addition, the Memorandum and Articles of Association subject Restricted Shares to certain lock-up restrictions. As detailed in the Memorandum and Articles of Association, Restricted Shares are comprised of the ordinary shares issued in the Business Combination, excluding ordinary shares which were (i) issued to holders of shares of Perception that were not redeemed in the Business Combination; and (ii) previously Restricted Shares that have been released from the lock-up restrictions in accordance with the Memorandum and Articles of Association.  Initially, 5% of the Restricted Shares were released from lock-up upon the registration of the ordinary shares issued in the Business Combination. Thereafter, in accordance with the Memorandum and Articles of Association, an additional 5% of the Restricted Shares shall be released from lock-up on each monthly anniversary of the registration of the ordinary shares issued in the Business Combination; provided that in such month the volume weighted-average trading price of the ordinary shares is greater than $10.00 per ordinary share for at least twenty out of the applicable number of trading days in that month. All Restricted Shares that have not previously been released from lock-up will be released from lock-up on the earlier of (i) the volume weighted-average trading price of the ordinary shares on the principal national securities exchange on which the ordinary shares are listed exceeding $20.00 per ordinary share for at least sixty out of any ninety day period; (ii) the second anniversary of the consummation of the Business Combination and (iii) the directors resolving to release such Restricted Shares from lock-up restrictions in their discretion. Each release of Restricted Shares pursuant to any of the foregoing provisions shall apply on a pro rata basis to all holders of Restricted Shares (determined by reference to the number of Restricted Shares held by each such holder relative to the total number of Restricted Shares held by all such holders). Additionally, the directors shall have the power, at any time and from time to time, to release from lock-up Restricted Shares held by one or more shareholders in their sole and absolute discretion.

The ordinary shares held by directors, officers and affiliates of the Company are subject to the lock-up restrictions under the Memorandum and Articles of Association and cannot be sold or transferred until such ordinary shares are unlocked by the Company.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares of Blue Gold Limited shall be distributed among the holders of the ordinary shares of Blue Gold Limited on a pro rata basis.

Winding up

If Blue Gold Limited shall be wound up, the liquidator shall apply the assets of Blue Gold Limited in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any shares, in a winding up: (i) if the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of Blue Gold Limited’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them; or (ii) if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of Blue Gold Limited’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Blue Gold Limited for unpaid calls or otherwise.

If Blue Gold Limited shall be wound up, the liquidator may, subject to the rights attaching to any shares and with the approval of a special resolution and any other approval required by the Cayman Islands Companies Act, divide amongst the shareholders in kind the whole or any part of the assets of Blue Gold Limited (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like approval, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Warrants

Each warrant entitles the registered holder to purchase one ordinary share at an exercise price of $11.50 per share, subject to adjustment as discussed below and will become exercisable 30 days after the Closing Date, as contemplated by the BCA in connection with the Business Combination, except as discussed below.

A warrant holder may exercise its warrants only for a whole number of ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder and only whole warrants will trade. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Blue Gold Limited will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to Blue Gold Limited satisfying its obligations described below with respect to registration. No warrant will be exercisable and Blue Gold Limited will not be obligated to issue an ordinary share upon exercise of a warrant unless the ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Blue Gold Limited be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the ordinary share underlying such unit.

Blue Gold Limited will, as soon as practicable, but in no event later than fifteen (15) business days after the closing of the Business Combination, use commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement covering the registration under the Securities Act of the ordinary shares issuable upon exercise of the warrants. Blue Gold Limited will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the above. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when Blue Gold Limited will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Blue Gold Limited may, at its option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Blue Gold Limited so elects, they will not be required to file or maintain in effect a registration statement, and in the event they do not so elect, they will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Each holder must pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by warrant agent.

Once the warrants become exercisable, Blue Gold Limited may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the closing price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which Blue Gold Limited sends the notice of redemption to the warrant holders.

Blue Gold Limited will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by Blue Gold Limited, Blue Gold Limited may exercise its redemption right even if Blue Gold Limited is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Blue Gold Limited has established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Blue Gold Limited issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Price Per Ordinary Share Equals or Exceeds $10.00

Once the warrants become exercisable, Blue Gold Limited may call the warrants for redemption:

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of ordinary shares to be determined by reference to the table below, based on the redemption date and the “fair market value” of the ordinary shares (as defined below) except as otherwise described below; and

●	if, and only if, the closing price of the ordinary shares equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which Blue Gold Limited sends the notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of ordinary shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by Blue Gold Limited pursuant to this redemption feature, based on the “fair market value” of the ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume weighted average price of the ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. Blue Gold Limited will provide its warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted pursuant to the anti-dilution provisions below.

If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, in the case of an adjustment pursuant to the second paragraph in the section titled “Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Ordinary Shares
(period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365-or 366-day year, as applicable.

In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by Blue Gold Limited pursuant to this redemption feature, since they will not be exercisable for any ordinary shares.

As stated above, Blue Gold Limited can redeem the warrants when the ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50. No fractional ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, Blue Gold Limited will round down to the nearest whole number of ordinary shares to be issued to the holder.

A holder of a warrant may notify Blue Gold Limited in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as specified by the holder) of the ordinary shares outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding ordinary shares is increased by a share capitalization payable in ordinary shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share capitalization of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity interests sold in such rights offering that are convertible into or exercisable for ordinary shares) multiplied by (ii) one minus the quotient of (x) the price per ordinary share paid in such rights offering and divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of ordinary shares as reported during the 10-trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Blue Gold Limited, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to holders of ordinary shares on account of such ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of ordinary shares issuable on exercise of each warrant) does not exceed $0.50 (being 5% of the offering price of the ordinary shares in this offering) or (c) to satisfy the redemption rights of the holders of ordinary shares in connection with a proposed business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of Blue Gold Limited with or into another corporation (other than a consolidation or merger in which Blue Gold Limited is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Blue Gold Limited as an entirety or substantially as an entirety in connection with which Blue Gold Limited are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by Blue Gold Limited in connection with redemption rights held by shareholders as provided for in the Memorandum and Articles of Association or as a result of the redemption of ordinary shares by Blue Gold Limited if a proposed business combination is presented to the shareholders for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement, dated November 9, 2021 (the “Warrant Agreement”). Additionally, if less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over- the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black- Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between the warrant agent and Blue Gold Limited. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Blue Gold Limited, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

Our ordinary shares have traded on the Nasdaq under the symbol “BGL” since June 25, 2025. Prior to that date, no public market existed for our ordinary shares. Sales of substantial amounts of our ordinary shares, or the perception that these sales could occur, could adversely affect the prevailing market prices of our ordinary shares and could impair our future ability to obtain capital, especially through an offering of equity securities. As of September 11, 2025, we had outstanding an aggregate of 32,924,600 ordinary shares. Following this offering, the 11,500,000 ordinary shares underlying the warrants and the ordinary shares offered by the Selling Shareholders, except for those held by directors, officers or affiliates of the Company, which are subject to the lock-up restrictions under the Memorandum and Articles of Association and cannot be sold or transferred until such ordinary shares are unlocked by the Company, will be freely tradable without restriction, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below. The Memorandum and Articles of Association subject Restricted Shares to certain lock-up restrictions. As detailed in the Memorandum and Articles of Association, Restricted Shares are comprised of the ordinary shares issued in the Business Combination, excluding ordinary shares which were (i) issued to holders of shares of Perception that were not redeemed in the Business Combination; and (ii) previously Restricted Shares that have been released from the lock-up restrictions in accordance with the Memorandum and Articles of Association. Initially, 5% of the Restricted Shares were released from lock-up upon the registration of the ordinary shares issued in the Business Combination. Thereafter, in accordance with the Memorandum and Articles of Association, an additional 5% of the Restricted Shares shall be released from lock-up on each monthly anniversary of the registration of the ordinary shares issued in the Business Combination; provided that in such month the volume weighted-average trading price of the ordinary shares is greater than $10.00 per ordinary share for at least twenty out of the applicable number of trading days in that month. All Restricted Shares that have not previously been released from lock-up will be released from lock-up on the earlier of (i) the volume weighted-average trading price of the ordinary shares on the principal national securities exchange on which the ordinary shares are listed exceeding $20.00 per ordinary share for at least sixty out of any ninety day period; (ii) the second anniversary of the consummation of the Business Combination and (iii) the directors resolving to release such Restricted Shares from lock-up restrictions in their discretion. Each release of Restricted Shares pursuant to any of the foregoing provisions shall apply on a pro rata basis to all holders of Restricted Shares (determined by reference to the number of Restricted Shares held by each such holder relative to the total number of Restricted Shares held by all such holders). Additionally, the directors shall have the power, at any time and from time to time, to release from lock-up Restricted Shares held by one or more shareholders in their sole and absolute discretion.

Sale of Restricted Shares

Other than the ordinary shares sold in this offering or as described below, our remaining outstanding ordinary shares were issued and sold in reliance on exemptions from the registration requirements of the Securities Act or in transactions outside of the United States and not subject to the Securities Act. These securities may be sold in the public market only if they are registered under the Securities Act, or if they qualify for an exemption from registration under Section 4(a)(1) of the Securities Act.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration outside of the United States, provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our ordinary shares may be sold in some manner outside the United States without requiring registration in the United States, subject to compliance with all applicable rules and regulations.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted ordinary shares for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares then issued and outstanding; or

●	the average weekly reported trading volume of ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

●	at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC reflecting its status as an entity that is not a shell company.

TAXATION

The following description is not intended to constitute a complete analysis of all the tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences in your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of ordinary shares, nor will gains derived from the disposal of ordinary shares be subject to Cayman Islands income or corporation tax.

Under the laws of the Cayman Islands, no stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands or if the transfer documents are executed in or brought into the Cayman Islands.

Material U.S. Federal Income Tax Considerations to U.S. Holders

The following discussion is a description of the material U.S. federal income tax considerations applicable to an investment in the ordinary shares by U.S. Holders who acquire their ordinary shares pursuant to this offering and who hold the ordinary shares as capital assets for U.S. federal income tax purposes, generally, for investment. As used in this section, the term “U.S. Holder” means a beneficial owner of an ordinary share who, for U.S. federal income tax purposes, is or is treated as any of the following:

●	a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States or any political subdivision thereof, including the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if the trust has elected validly to be treated as a United States person for U.S. federal income tax purposes or if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions.

This description is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, referred to in this discussion as the Code, existing and proposed U.S. Treasury regulations and administrative and judicial interpretations, each as available and in effect as of the date of this Prospectus. These sources may change and are open to differing interpretations, possibly with retroactive effect in a manner that could adversely affect a U.S. Holder of our ordinary shares. This description does not discuss all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances or to investors who are subject to special treatment under U.S. federal income tax law, including:

●	insurance companies;

●	dealers in stocks, securities or currencies;

●	financial institutions and financial services entities;

●	real estate investment trusts;

●	regulated investment companies;

●	partnerships and other pass-through entities, and investors in such entities;

●	persons that receive ordinary shares as compensation for or in connection with the performance of services;

●	tax-exempt organizations;

●	persons that hold ordinary shares as a position in a straddle or as part of a hedging, conversion or other integrated instrument or persons entering into a constructive sale with respect to the ordinary shares;

●	persons holding our ordinary shares in connection with a trade or business conducted outside the United States;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

●	persons subject to special tax accounting rules under Section 451(b) of the Code;

●	individual retirement and other tax-deferred accounts;

●	persons who are former long-term residents of the United States or expatriates of the United States;

●	persons having a functional currency other than the U.S. dollar; and

●	direct, indirect or constructive owners of 10% or more of our ordinary shares and/or other equity by vote or value.

This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal gift or estate tax or alternative minimum tax considerations.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax consequences relating to an investment in the ordinary shares will depend in part upon the status and activities of such entity or arrangement and the particular partner and certain determinations made at the partner level. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of ordinary shares.

We urge you to consult with your own tax advisor regarding the tax consequences of investing in the ordinary shares, including the effects of federal, state, local, foreign and other tax laws.

Distributions Paid on the Ordinary Shares

As described under the section entitled “— Dividend Policy” in this Prospectus, we have never paid cash dividends, and we currently do not intend to pay cash dividends in the foreseeable future. Subject to the discussion below under “— Passive Foreign Investment Company Considerations,” a U.S. shareholder generally will be required to include in gross income as ordinary dividend income the amount of any distributions paid on the ordinary shares, to the extent that those distributions are paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the discussion below under “— Passive Foreign Investment Company Considerations,” distributions in excess of our earnings and profits will be applied against and will reduce the U.S. Holder’s tax basis in its ordinary shares and, to the extent they exceed that tax basis, will be treated as gain from a sale or exchange of those ordinary shares. Our dividends are not expected to qualify for the dividends-received deduction applicable in some cases to U.S. corporations. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s actual or constructive receipt of the dividend, and the amount of the dividend will generally be treated as foreign-source dividend income to U.S. Holders. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders are expected to be eligible for taxation as “qualified dividend income” and therefore taxable at rates applicable to long-term capital gains so long as our common shares are listed and trade on Nasdaq or are readily tradable on another established securities market in the United States. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Disposition of Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Considerations,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ordinary shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ordinary shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of ordinary shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Considerations

In general, a non-U.S. corporation will be treated as a PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income,” referred to as the PFIC income test, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, referred to as the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

If we are a PFIC in any taxable year during which a U.S. Holder owns ordinary shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the ordinary shares, and (2) any gain recognized on a sale, exchange or other disposition, including, under certain circumstances, a pledge, of the ordinary shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the ordinary shares, unless we cease to meet the requirements for PFIC status, and the U.S. Holder makes a “deemed sale” election with respect to the ordinary shares. If the election is made, the U.S. Holder will be deemed to sell the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s ordinary shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds ordinary shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on ordinary shares if such U.S. Holder makes a valid “mark-to-market” election for our ordinary shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Our ordinary shares will be marketable stock as long as they remain listed on Nasdaq and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income for each taxable year of the U.S. Holder, the excess of the fair market value of ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to ordinary shares for any taxable year during which we are not a PFIC but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the ordinary shares.

As an alternative to the foregoing rules, a U.S. Holder can make a qualified electing fund election (a “QEF Election”) to treat the Company and/or each lower-tier PFIC as a qualified electing fund (“QEF”) in the first taxable year that the entity is treated as a PFIC with respect to the U.S. Holder. A U.S. Holder must make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for that PFIC to the U.S. Holder’s timely filed U.S. federal income tax return. A U.S. Holder making a QEF Election other than for the first taxable year in which it owns (or is treated as owning) an equity interest in a PFIC would continue to be subject to the rules described in the preceding paragraph with respect to such PFIC, unless the U.S. Holder makes a “deemed sale” election with respect to the PFIC and recognizes gain taxed under the general PFIC rules described above with respect to the PFIC stock’s appreciation before the year for which the QEF Election is made.

If a U.S. Holder makes a QEF Election with respect to a PFIC, the U.S. Holder will be taxed on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC. If a U.S. Holder makes a QEF Election with respect to the Company or any of its subsidiaries, any distributions we pay out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election would not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the ordinary shares that is not included in the U.S. Holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of our ordinary shares in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in our ordinary shares. A. U.S. Holder will not be taxed on the ordinary income and net capital gain under the QEF rules for any year that we are not a PFIC. U.S. Holders should note that if they make a QEF Election with respect to the Company or any of its subsidiaries, they may be required to pay U.S. federal income tax with respect to their ordinary shares for any taxable year in which the Company has a positive amount of earnings or net capital gains even if the Company does not make any distributions in such year. U.S. Holders should consult their tax advisers regarding the advisability of making QEF Elections in their particular circumstances.

Whether the Company or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of our ordinary shares and how, and how quickly, the Company uses liquid assets, and cash may influence whether the Company or any of its subsidiaries is treated as PFIC. Accordingly, we are unable to determine whether the Company or any of its subsidiaries will be treated as a PFIC for 2025, and there can be no assurance that the Company or any of its subsidiaries will not be treated as a PFIC for any taxable year.

Within 90 days after the end of each of the Company’s taxable years, the Company will use commercially reasonable efforts to determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries and make those statuses available to shareholders. If the Company determines that it was, or could reasonably be deemed to have been, a PFIC for any taxable year, the Company intends to use commercially reasonable efforts to provide, and cause its non-U.S. subsidiaries that are PFICs to provide, U.S. Holders (upon request of such information) with tax information necessary to enable such U.S. Holders to make a QEF Election with respect to the Company and its non-U.S. subsidiaries. The Company’s obligation to determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and the Company’s obligation to provide tax information, will last until the later of (x) two (2) years after the end of the Company’s current taxable year, or (y) such time as the Company has reasonably determined that it is not a PFIC for three (3) consecutive taxable years.

Each U.S. Holder that is an investor of a PFIC is generally required to file an annual information return on Internal Revenue Service (“IRS”) Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares of a PFIC.

Information Reporting and Back-up Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “— Passive Foreign Investment Company Considerations,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for ordinary shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of ordinary shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption (usually on IRS Form W-9), or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to an aggregate of 11,500,000 ordinary shares that are issuable upon the exercise of 11,500,000 warrants. Pursuant to the terms of the warrants, ordinary shares will be issued to the warrant holders who elect to exercise their warrants within the exercise period (as such term is defined in the Warrant Agreement) for payment of the exercise price of $11.50, except through “cashless exercise” as provided for in the Warrant Agreement. Upon receipt of proper notice by any warrant holder that such holder desires to exercise their warrants, we will, within the time allotted by the Warrant Agreement, issue instructions to the warrant agent to issue ordinary shares, provided there is an effective registration statement covering such ordinary shares issuable upon exercise of the warrants, and a current prospectus relating thereto.

In addition, we are registering the offer and resale, from time to time, by the Selling Shareholders named in this Prospectus, of 15,411,618 ordinary shares, including 2,237,104 ordinary shares underlying certain convertible notes held by the Selling Shareholders.

We will not receive any proceeds from any sale by the Selling Shareholders of ordinary shares, including ordinary shares underlying the warrants or notes being registered hereunder, except that we will receive approximately $132.3 million in aggregate from the exercise of the warrants, assuming the exercise in full of all warrants for cash. See “Use of Proceeds” for details. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this Prospectus, whereas the Selling Shareholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of registered ordinary shares to be made directly or through agents.

The Selling Shareholders may offer and sell, from time to time, some or all of the securities covered by this Prospectus. As used herein, “Selling Shareholders” includes donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this Prospectus from the Selling Shareholders (as a gift, pledge, distribution or other non-sale related transfer). We have registered the securities covered by this Prospectus for offer and sale so that those securities may be sold to the public by the Selling Shareholders. Registration of the securities covered by this Prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Shareholders. Each Selling Shareholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of the securities:

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	transactions to or through broker-dealer or agents, including purchases by a broker-dealer as principal and resale by the broker-dealer for their account or transactions in which broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	short sales and/or settlement thereof effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Shareholders may offer the securities directly or utilize broker-dealers or other agents. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this Prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities covered by this Prospectus may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Upon our being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will use our best efforts to file a supplement to this Prospectus, if required, pursuant to Rule 424(b) under the Securities Act.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this Prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this Prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest will be the selling beneficial owners for purposes of this Prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, assignee, distributee, successor or other successor-in-interest intends to sell our securities, we will, to the extent required, use our best efforts to file a supplement to this Prospectus to name specifically such person as a Selling Shareholder.

There can be no assurance that the Selling Shareholders will sell all or any of the securities offered by this Prospectus. In addition, the Selling Shareholders may also sell the securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this Prospectus.

The Selling Shareholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the securities if they deem the purchase price to be unsatisfactory at any particular time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this Prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this Prospectus to describe any material information with respect to the plan of distribution not previously disclosed in c Prospectus or any material change to such information.

If at the time of any offering made under this Prospectus a member of Financial Industry Regulatory Authority (“FINRA”), participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have agreed to indemnify the Selling Shareholders who are parties to the Registration Rights Agreement, dated June 18, 2025, by and between the Company and Perception, the Registration Rights Agreement, dated June 25, 2025, by and between the Company and Loeb & Loeb LLP, the Registration Rights Agreement, dated August 29, 2025, by and between the Company and the buyer party thereto and the Registration Rights Agreement, dated August 29, 2024 by and between the Company and the investor party thereto and their respective directors and officers, partners, members, managers, employees, agents, and representatives, and each person who controls such Selling Shareholders, and any agent thereof against certain liabilities, including liabilities under the Securities Act. Such Selling Shareholders have agreed, severally and not jointly, to indemnify us and directors and officers, partners, members, managers, employees, agents, and representatives, and each person who controls us in certain circumstances against certain liabilities.

We have agreed with certain shareholders to keep the registration statement of which this Prospectus constitutes a part effective until the Exercise Period (as defined in the Warrant Agreement) for the warrants ends or until all ordinary shares underlying the Loeb Convertible Promissory Note have been sold or may be sold under Rule 144 without volume or manner-of-sale restrictions pursuant.

EXPENSES OF THIS OFFERING

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:

SEC registration fee	$66,229.45
Legal fees and expenses	100,000
Accounting fees and expenses	30,000
Printing expenses	10,000
Total	$206,229.45

*	Amounts listed are estimates of fees that may be incurred and are subject to future contingencies. Actual expenses may vary. Some of these fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this Prospectus, whereas the Selling Shareholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this Prospectus. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under this Prospectus.

LEGAL MATTERS

The validity of the ordinary shares offered pursuant to this Prospectus and certain other legal matters as to Cayman Islands law will be passed upon for us by Mourant Ozannes (Cayman) LLP, our Cayman Islands legal counsel. Certain other legal matters as to U.S. Federal and New York State law in connection with this Offering will be passed upon for us by Mayer Brown LLP.

AUDITORS

The financial statements of Blue Gold Limited as of and for the year ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of LAO Professionals, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Lao Professionals, Suite 33, Hilltop Plaza, Zone 4, 13 Gwani St, Wuse, Abuja, Federal Capital Territory, Nigeria, has acted as the independent registered public accounting firm for Blue Gold Limited since 2025. The financial statements of Blue Gold Limited from December 4, 2023 to December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of Pannell Kerr Forster of Texas P.C. (“PKF Texas”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. PKF Texas, 5847 San Felipe, Suite 2600, Houston, TX 77057, has acted as the independent registered public accounting firm for Blue Gold Holdings since inception.

The consolidated financial statements of BGHL as of December 31, 2024 and 2023 and for the year ended December 31, 2024 and for the period from November 9, 2023 (inception) to December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of PKF Texas, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. PKF Texas has acted as the independent registered public accounting firm for BGHL since 2023 and became the Company’s independent registered public accounting firm following the Business Combination.

The financial statements of Perception as of and for the years ended December 31, 2024 and 2023, appearing in the Proxy Statement/Prospectus have been audited by Withum Smith+Brown, PC, independent registered public accounting firm (“Withum”), as set forth in their report thereon (which report contains an explanatory paragraph regarding the ability of Perception to continue as a going concern), appearing elsewhere therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Due to changes in the auditor’s combined business following the acquisition of PKF Texas by Withum, PKF Texas notified Blue Gold Limited on August 2, 2025 that it would no longer be able to serve as auditor of Blue Gold Limited. On August 3, 2025, Blue Gold Limited engaged LAO Professionals as its interim independent registered public accounting firm on a limited basis to prepare standalone audited financial statements of Blue Gold Limited as of and for the year ended December 31, 2024.

The reports of PKF Texas for the financial statements of BGHL as of and for the year ended December 31, 2024 and as of December 31, 2023 and for the period from November 9, 2023 (inception) to December 31, 2023 and of Blue Gold Limited as of December 31, 2023 and for the period from December 4, 2023 (inception) to December 31, 2023 did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. PKF Texas’ audit reports contained an explanatory paragraph related to the substantial doubt of BGHL’s and Blue Gold Limited’s ability to continue as a going concern.

As of August 26, 2025, there were no disagreements with PKF Texas on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which such disagreements, if not resolved to the satisfaction of PKF Texas, would have caused PKF Texas to make reference thereto in its reports on the financial statements of BGHL or Blue Gold Limited for such periods. As of and for the year ended December 31, 2024 and as of and for the year ended December 31, 2023 and for the period from November 9, 2023 (inception) to December 31, 2023, regarding the financial statements of BGHL, and for the period from December 4, 2023 (inception) to December 31, 2023, regarding the financial statements of Blue Gold Limited, there were no “reportable events” as that term is described in paragraphs (A) through (D) of Item 16F(a)(1)(v) of Form 20-F.

Following the consummation of the Business Combination, PKF Texas, the independent registered public accounting firm of BGHL, was engaged as the independent auditor of Blue Gold Limited. In connection with the Business Combination, on the Closing Date, Withum, which was the auditor for Perception, was informed that it would no longer be Perception’s auditor. Such cessation of audit services was effective upon consummation of the Business Combination on the Closing Date.

The reports of Withum on the financial statements of Perception as of December 31, 2024 and December 31, 2023, and for the years ended December 31, 2024 and December 31, 2023 did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. Withum’s audit reports contained an explanatory paragraph related to the substantial doubt of Perception’s ability to continue as a going concern.

As of the Closing Date, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which such disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference thereto in its reports on the financial statements of Perception for such periods. In its evaluation of Perception’s disclosure controls and procedures and internal control over financial reporting for the fiscal year ended December 31, 2023 and the period ended June 30, 2024, Perception’s management identified material weaknesses related to the interpretation and accounting for certain complex financial reporting transactions. Except for such material weaknesses, as described in Item 9A of Perception’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, there were no “reportable events” as that term is described in paragraphs (A) through (D) of Item 16F(a)(1)(v) of Form 20-F.

STATEMENTS BY EXPERTS

Kimathi & Partners, located at No 6. Airport Road, Airport Residential Area, Accra, Ghana, is a law firm qualified to practice law in Ghana, and has provided legal advice to the Company regarding the status and validity of the mineral rights of BGBPL in the Bogoso Prestea Mine and the interpretation of the Mining Act in connection with potential or ongoing disputes concerning the rights of BGBPL in the Bogoso Prestea Mine. Such statements are included in this registration statement, in the form and context in which they appear, with the consent of Kimathi & Partners, which has authorized their inclusion herein.

James Turner, Stuart Richardson, Alan Clarke and Dr. John Arthur have prepared the Technical Report Summary with respect to the Bogoso-Prestea (Ghana) Property, with an effective date of April 1, 2024 and dated as of August 15, 2024, which is incorporated by reference hereto. Each of Mr. Turner, Mr. Richardson, Mr. Clarke and Dr. Arthur is a qualified person as defined in Subpart 1300 (17 CFR 229.1300) of Regulation S-K. The technical information related to the Bogoso-Prestea (Ghana) Property contained in the Technical Report Summary and reproduced in this Prospectus has been approved by those qualified persons. Mr. Turner, Mr. Richardson and Mr. Clarke are employed by Wardell Armstrong. Wardell Armstrong’s address is Baldhu House, Wheal Jane Earth Science Park, Baldhu, Truro, Cornwall, TR3 6EH, United Kingdom. Dr. Arthur is a Consultant Geologist specializing in Mineral Resources and Ore Reserves, whose address is 9 Cardiff Road, Dinas Powys, Vale of Glamorgan, United Kingdom CF64 4DH.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Blue Gold Limited’s registered office is at Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Islands. Mourant Governance Services (Cayman) Limited serves as its agent.

Mourant Ozannes (Cayman) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be given by a court of competent jurisdiction, must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares that are being offered by this Prospectus. This Prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Refer to the registration statement, exhibits and schedules for further information with respect to the ordinary shares offered by this Prospectus. Statements contained in this Prospectus regarding the contents of any contract or other documents are only summaries. With respect to any contract or document filed as an exhibit to the registration statement, you should refer to the exhibit for a copy of the contract or document, and each statement in this Prospectus regarding that contract or document is qualified by reference to the exhibit. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and intend to fulfill the obligations with respect to those requirements by filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, principal shareholders and Selling Shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm.

We maintain a corporate website at www.bluegoldmine.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Prospectus. We have included our website address in this Prospectus solely as an inactive textual reference.

BLUE GOLD LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Blue Gold Limited (Audited Financial Statements)
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2024 and 2023	F-4
Statement of Operations for the year ended December 31, 2024 and the period from December 4, 2023 (Inception) through December 31, 2023	F-5
Statement of Changes in Stockholders’ Deficit for the year ended December 31, 2024 and the period from December 4, 2023 (Inception) through December 31, 2023	F-6
Statement of Cash Flows for the year ended December 31, 2024 and the period from December 4, 2023 (Inception) through December 31, 2023	F-7
Notes to Financial Statements	F-8

Unaudited Pro Forma Condensed Combined Financial Statements
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024	F-18
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024	F-19
Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2024	F-20
Notes to Unaudited Pro Forma Condensed Combined Financial Information	F-21

Blue Gold Holdings Limited (Consolidated Financial Statements)
Report of Independent Registered Public Accounting Firm	F-26
Consolidated Balance Sheets as of December 31, 2024 and December 31, 2023	F-28
Consolidated Statements of Operations for the year ended December 31, 2024 and the period from November 9, 2023 (Inception) through December 31, 2023	F-29
Consolidated Statements of Changes in Stockholders’ Deficit for the year ended December 31, 2024 and the period from November 9, 2023	F-30
Consolidated Statements of Cash Flows for the year ended December 31, 2024 and period from November 9, 2023 (Inception) through December 31, 2023 (Inception) through December 31, 2023	F-31
Notes to Consolidated Financial Statements	F-32

Perception Capital Corp IV. (Consolidated Financial Statements)
Report of Independent Registered Public Accounting Firm	F-51
Consolidated Balance Sheets as of December 31, 2024 and December 31, 2023	F-52
Consolidated Statements of Operations for the years ended December 31, 2024 and December 31, 2023	F-53
Consolidated Statements of Changes in Redeemable Class A Ordinary Shares and Shareholders’ Deficit for the years ended December 31, 2024 and December 31, 2023	F-54
Consolidated Statements of Cash Flows for the years ended December 31, 2024 and December 31, 2023	F-55
Notes to Consolidated Financial Statements	F-56

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Blue Gold Limited.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Blue Gold Limited. (the ‘Company’) as of December 31, 2024, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company reported an operating loss of $(1,600) and an accumulated deficit of $(11,122). These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

/S/ Lateef Awojobi

LAO PROFESSIONALS

(PCAOB ID 7057)

Lagos, Nigeria

We have served as the Company’s auditor since 2025.

August 22, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director and Stockholder of
Blue Gold Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Blue Gold Limited (the “Company”) as of December 31, 2023, and the related statements of operations, changes in stockholder’s deficit, and cash flows for the period from December 4, 2023 (Inception) to December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the period from December 4, 2023 (Inception) to December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company is a development stage company and has no operations, has a working capital deficiency, has losses and needs to raise additional funds to meet its obligations and carry out its strategic plan to complete a business combination. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Company’s auditor from inception through August 2025.

/s/ Pannell Kerr Forster of Texas P.C.

December 18, 2024
Houston, Texas

BLUE GOLD LIMITED
BALANCE SHEETS

	December 31, 2024	December 31, 2023

Current assets:
Prepaid expenses	$—	$1,600
Total Current Assets	—	1,600
TOTAL ASSETS	$—	$1,600

Current liabilities:
Accounts payable	$4,161	$11,122
Due to related party	6,961	-
Total Current Liabilities	11,122	11,122
TOTAL LIABILITIES	11,122	11,122

COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDER’S DEFICIT
Common stock, $0.0001 par value; 500,000,000 authorized and 1 share issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Accumulated deficit	(11,122)	(9,522)
TOTAL STOCKHOLDER’S DEFICIT	(11,122)	(9,522)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$—	$1,600

The accompanying notes are an integral part of these financial statements.

BLUE GOLD LIMITED
STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2024	For the Period from December 4, 2023 (inception) to December 31, 2023

Operating Expenses:
General and administrative	$1,600	$1,573
Start up costs	—	7,949
Loss from operations	(1,600)	(9,522)
Net loss	$(1,600)	$(9,522)

Net loss per share, basic and diluted	$(1,600)	$(9,522)
Weighted average shares outstanding, basic and diluted	1	1

The accompanying notes are an integral part of these financial statements.

BLUE GOLD LIMITED
STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT

	Common Stock		Additional Paid-In	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Deficit
Balance at December 4, 2023 (inception)	1	$—	$—	$—	$—
Net loss	—	—	—	(9,522)	(9,522)
Balance at December 31, 2023	1	—	—	(9,522)	(9,522)
Net loss	—	—	—	(1,600)	(1,600)
Balance at December 31, 2024	1	$—	$—	$(11,122)	$(11,122)

The accompanying notes are an integral part of these financial statements.

BLUE GOLD LIMITED
STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2024	For the Period from December 4, 2023 (inception) to December 31, 2023
Cash Flows from Operating Activities:
Net loss	$(1,600)	$(9,922)
Changes in operating assets and liabilities:
Prepaid expenses	1,600	(1,600)
Accounts payables and accrued expenses		11,122
Net cash used in operating activities	$—	$—

Net increase in cash	—	—
Cash and cash equivalents, beginning of period	—	—
Cash, end of period	$—	$—

The accompanying notes are an integral part of these financial statements.

BLUE GOLD LIMITED
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2024

1. NATURE OF OPERATIONS

Blue Gold Limited (the “Company,” “BGL”), a Cayman Islands exempted company limited by shares was formed for the purpose of becoming the ultimate parent company following the transactions contemplated in the BCA.

On June 25, 2025 (the “Closing Date”), BGL consummated the previously announced business combination pursuant to the Second Amended and Restated Business Combination Agreement, dated as of June 12, 2024 (as amended and restated, the “BCA”), and further amended on January 8, 2025, March 28, 2025, April 20, 2025, May 8, 2025, and June 10, 2025, by and among BGL, Perception Capital Corp. IV, a Cayman Islands exempted company limited by shares formerly known as RCF Acquisition Corp. (“Perception”), and Blue Gold Holdings Limited (“BGHL”). The following transactions occurred pursuant to the terms of the BCA (collectively, the “Business Combination”):

●	BGL formed Blue Merger Sub, an exempted company incorporated under the laws of the Cayman Islands (“Blue Merger Sub”), for the purposes of the effectuating the business combination;

●	Perception merged with and into BGL, with BGL being the surviving entity (the “Perception Reorganization”);

●	Blue Cayman 1, an exempted company incorporated under the laws of the Cayman Islands (“BC1”), acquired the entirety of the BGHL Shares;

●	BC1 transferred the entire undertaking of BC1, including the entire share capital of BGHL to Blue Cayman 2, an exempted company incorporated under the laws of the Cayman Islands (“BC2”). The name of Blue Cayman 2 was changed to Blue Gold (Cayman) Limited;

●	Blue Merger Sub merged with and into BC2, with BC2 being the surviving entity and becoming a wholly owned subsidiary of BGL;

Following the Business Combination, BGL Ordinary Shares are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “BGL”. Upon the terms and subject to the conditions set forth in the BCA, prior to the Merger, the stockholders of BC2 surrendered all of its original certificates of BC2 Common Stock, and, in exchange, Blue Gold Limited issued to the stockholders of BC2 the amount of Blue Gold Limited Class A Ordinary Shares with an aggregate value equal to $114,500,000.

2. LIQUIDITY AND GOING CONCERN

For year ended December 31, 2024, the Company reported operating loss of $1,600 and cash flows from operations of $0. As of December 31, 2024, the Company had an aggregate cash and cash and cash equivalents balance of $0 and a net working capital deficit of $11,122.

The Company’s future capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional equity raises, as well as through the Business Combination. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”).

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. There were no significant estimates of and for the year ended December 31, 2024.

Cash and Cash Equivalents

Cash is comprised of cash in the bank which is subject to an insignificant risk of changes in value. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At June 30, 2024 and December 31, 2023, cash amounted to $0. There were no cash equivalents at June 30, 2024 and December 31, 2023.

Related Party Transactions

The Company enters into transactions in the normal course of business with related parties. Related party transactions are accounted for in accordance with ASC 850, Related Party Disclosures.

Amounts paid by related parties on behalf of the Company are recognized as expenses in the accompanying statements of operations with a corresponding liability recorded in due to related party in the accompanying balance sheets. Advances or amounts due to related parties are generally unsecured, non-interest bearing, and due on demand, unless otherwise specified.

Business Combination

When an acquisition does not meet the definition of a business combination because either: (i) substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset, or group of similar identified assets, or (ii) the acquired entity does not have an input and a substantive process that together significantly contribute to the ability to create outputs, the Company accounts for the acquisition as an asset acquisition. In an asset acquisition, goodwill is not recognized, but rather, any excess purchase consideration over the fair value of the net assets acquired is allocated on a relative fair value basis to the identifiable net assets as of the acquisition date and any direct acquisition-related transaction costs are capitalized as part of the purchase consideration.

When an acquisition is accounted for as a business combination, the Company recognizes and measures the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date, while transaction and integration costs related to business combinations are expensed as incurred. Any excess of the purchase consideration in excess of the aggregate fair value of the net tangible and intangible assets acquired, if any, is recorded as goodwill. For material acquisitions, the Company engages independent appraisers to assist with the determination of the fair value of assets acquired, liabilities assumed, noncontrolling interest, if any, and goodwill, based on recognized business valuation methodologies. An income, market or cost valuation method may be utilized to estimate the fair value of the assets acquired, liabilities assumed, and noncontrolling interest, if any, in a business combination. The income valuation method represents the present value of future cash flows over the life of the asset using discrete financial forecasts, long-term growth rates, appropriate discount rates, and expected future capital requirements. The market valuation method uses prices paid for a similar asset by other purchasers in the market, normalized for any differences between the assets. The cost valuation method is based on the replacement cost of a comparable asset at the time of the acquisition adjusted for depreciation and economic and functional obsolescence of the asset. The fair value of property, plant and mine development is estimated to include the fair value of asset retirement costs of related long-lived tangible assets. During the measurement period, not to exceed one year from the date of acquisition, the Company may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill if new information is obtained related to facts and circumstances that existed as of the acquisition date. After the measurement period, any subsequent adjustments are reflected in the period the adjustment arises.

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. There were no potential dilutive common stock equivalents for the year ended December 31, 2024.

New Accounting Pronouncements

Recently Issued Accounting Standards

The Company is expected to be an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of the Company’s financial statements to those of other public companies more difficult.

4. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2024, Perception paid outstanding balances of $6,961 on behalf of the Company. At December 31, 2024, $6,961 was owing and recorded in due to related party balance on the accompanying balance sheet. The amount is due on demand.

5. STOCKHOLDER’S DEFICIT

Common stock — The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2024 and December 31, 2023, there was 1 share of common stock issued and outstanding.

6. COMMITMENTS AND CONTINGENCIES

Business Combination Agreement

On December 5, 2023, the Company, Blue Gold Limited, a Cayman Islands company limited by shares (“PubCo”), and Blue Gold Holdings Limited, a private company limited by shares formed under the laws of England and Wales (“BGHL”), entered into a Business Combination Agreement (as it may be amended and/or restated from time to time, the “Business Combination Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions contained in the Business Combination Agreement, (i) BGHL and PubCo shall consummate a share exchange (the “Exchange”) pursuant to which PubCo will purchase all of the issued and outstanding shares of BGHL in exchange for PubCo Ordinary Shares; (ii) the Company and a to-be-formed subsidiary of PubCo (“Merger Sub”) will merge (the “Merger”) with the Company surviving the merger as a wholly owned subsidiary of PubCo.

On May 2, 2024, the Company and Blue Gold Holdings Limited (“BGHL”), entered into that certain Amended and Restated Business Combination Agreement (the “Amended BCA”) to, among other things, restructure the transaction as follows: (i) the Company shall form a wholly owned subsidiary (“Merger Sub”), (ii) at the merger effective time, Merger Sub shall merge with and into BGHL, or its successor entity as set forth in the Amended BCA, and (iii) BGHL shall continue as the surviving entity and wholly owned subsidiary of the Company, and to (iv) make changes to certain representations and conditions to the Closing to match the revised structure.

On June 12, 2024, the Company, Blue Gold Limited, a Cayman Islands company limited by shares and wholly owned subsidiary of the Company (“Perception Merger Sub”), and BGHL, entered into that certain Second Amended and Restated Business Combination Agreement (the “Second Amended BCA”) to, among other things, restructure the transaction as follows: (i) Perception Merger Sub shall form a wholly owned subsidiary (the “Blue Merger Sub”) for the purposes of effecting the Blue Merger, (ii) the Company shall merge with and into Perception Merger Sub, a wholly owned subsidiary of the Company with Perception Merger Sub (following such merger, the “New Perception”) being the surviving entity (the “Perception Reorganization”), (iii) BGHL will form or acquire a new Cayman Islands entity (“NewCo”) and cause the contribution of all of the issued and outstanding shares of BGHL to NewCo, (iv) NewCo shall merge with and into the Blue Merger Sub, following which the separate corporate existence of NewCo shall cease and (v) at the Blue Merger Effective Time, Blue Merger Sub shall continue as the surviving entity and wholly owned subsidiary of New Perception (“New Blue”), and to (vi) make changes to certain representations and conditions to the Closing to match the revised structure.

On November 7, 2024, the parties entered into Amendment No. 1 to the Second Amended BCA (“Amendment No. 1”) to, among other things (i) change the structure of the Blue Merger such that Blue Merger Sub shall be merged with and into NewCo with NewCo as the surviving entity of the Blue Merger, (ii) amend the definition of Material Adverse Effect to exempt the impact of any Perception share redemptions and delisting from the NYSE from the definition, and (iii) to amend the date that constitutes the Outside Date from November 5, 2024 to January 31, 2025. On January 8, 2025, the parties entered into Amendment No. 2 to the Second Amended BCA (“Amendment No. 2”) to make certain structural changes and to further amend the Outside Date to March 31, 2025.

On June 25, 2025 (the “Closing Date”), Blue Gold Limited, a Cayman Islands exempted company limited by shares (“Blue Gold Limited” or the “Company”), consummated the previously announced business combination pursuant to the Second Amended and Restated Business Combination Agreement, dated as of June 12, 2024, and further amended on November 7, 2024, January 8, 2025, March 28, 2025, April 30, 2025, May 8, 2025 and June 10, 2025, by and among the Company, Perception Capital Corp. IV, a Cayman Islands exempted company limited by shares, formerly known as RCF Acquisition Corp. (“Perception”), and Blue Gold Holdings Limited, a private company limited by shares formed under the laws of England and Wales (“BGHL”) (as amended and restated, the “BCA”).

The following transactions occurred pursuant to the terms of the Business Combination Agreement:

●	Blue Gold Limited formed Blue Merger Sub, an exempted company incorporated under the laws of the Cayman Islands (“Blue Merger Sub”), for the purpose of effectuating the business combination;

●	Perception merged with and into Blue Gold Limited, with Blue Gold Limited being the surviving entity (the “Perception Reorganization”);

●	Blue Cayman 1, an exempted company incorporated under the laws of the Cayman Islands (“BC1”), acquired the entirety of the BGHL Shares;

●	BC1 transferred the entire undertaking of BC1, including the entire share capital of BGHL to Blue Cayman 2, an exempted company incorporated under the laws of the Cayman Islands (“BC2”). The name of Blue Cayman 2 was changed to Blue Gold (Cayman) Limited;

●	Blue Merger Sub merged with and into BC2, with BC2 being the surviving entity and becoming a wholly owned subsidiary of Blue Gold Limited;

●	In connection with the Perception Reorganization, each (a) issued and outstanding Class A ordinary share, par value $0.0001 per share, of Perception (“Perception Class A Ordinary Shares”) was converted on a one-for-one basis into one newly issued Class A ordinary share, par value $0.0001, of Blue Gold Limited (the “Ordinary Shares”) and (b) outstanding and unexercised whole warrant of Perception was converted into one warrant of Blue Gold Limited (each, a “Warrant”) that entitles the holder thereof to purchase one Ordinary Share in lieu of one Perception Ordinary Share and otherwise upon substantially the same terms and conditions; and

●	Blue Perception Capital LLP, a private limited partnership, delivered, on behalf of itself and the other shareholders of BC2 (collectively, the “Blue Shareholders”), all of the original certificates for BC2 common stock (the “BC2 Common Stock”) to Continental Stock Exchange, as exchange agent, and Blue Gold Limited issued and caused Continental Stock Exchange to deliver to the Blue Shareholders an aggregate of 11,450,000 Blue Gold Limited Ordinary Shares.

7. SUBSEQUENT EVENTS

Subsequent events have been evaluated through August 21, 2025, which represents the date the financial statements were available to be issued.

Business Combination

As noted in Note 1, On June 25, 2025, the Business Combination was consummated.

Shareholder Action

On July 28, 2025, RCF VII Sponsor LLC, the former sponsor of Perception Capital Corp. IV, and S&R Capital Ltd. (collectively the “Plaintiffs”) filed an originating summons against the Company in the Grand Court of the Cayman Island. The Plaintiffs seek a declaration that shares they received in exchange for Perception shares are Unrestricted Shares as defined in the Company’s Memorandum and Articles of Association. The Company believes this claim has no merit and intends to vigorously defend against it. This claim poses a reasonable possibility of loss to the Company, but the Company is unable to reasonably estimate an amount or range of reasonably possible loss at this time.

Convertible Note Purchase Agreement

In June 2025, the Company entered into several convertible note purchase agreements raising an aggregate amount of approximately $2.2 million (the “June Notes”).  In July 2025, the Company entered into several additional convertible note purchase agreements raising an aggregate amount of approximately $0.4 million (the “July Notes”). Both the June Notes and July Notes were scheduled to mature on October 31, 2025 but, pursuant to their respective terms, automatically convert into the Company’s ordinary shares 30 days following the listing of such shares on Nasdaq. The June Notes have a conversion price of the lower of (i) the volume weighted average price (VWAP) over the 30-day period following the listing of the Company on the Nasdaq less the Applicable Discount (defined below) and (ii) the closing price on the day prior to the conversion less the Applicable Discount. The July Notes have a conversion price of the lower of (i) $30, (ii) the volume weighted average price (VWAP) over the 30-day period following listing of the Company on the Nasdaq less the Applicable Discount and (iii) the closing price on the day prior to the conversion less the Applicable Discount. “Applicable Discount” means, (i) in the case of the June notes, a forty percent (40%) discount or (ii) in the case of the July notes, a twenty percent (20%) discount. The conversion price for the June Notes and July Notes is $17.69 (less the Applicable Discount).

BGL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with our financial statements for the year ended December 31, 2024 and our financial statements for the period from December 4, 2023 (inception) to December 31, 2023 and other information included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this report. Additionally, our historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “us,” “our” and “the Company” generally refer to Blue Gold Limited in the present tense or Blue Gold Limited from and after the Business Combination.

Business Overview

Blue Gold Limited (the “Company” or “BGL”) is a newly-formed exempted company limited by shares incorporated in Cayman Islands was formed for the purpose of becoming the ultimate parent company following the transactions contemplated in the Business Combination Agreement.

Recent Developments

Recent events impacting our business are as follows:

Business Combination Agreement:

On December 5, 2023, the Company, Blue Gold Limited, a Cayman Islands company limited by shares (“PubCo”), and Blue Gold Holdings Limited, a private company limited by shares formed under the laws of England and Wales (“BGHL”), entered into a Business Combination Agreement (as it may be amended and/or restated from time to time, the “Business Combination Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions contained in the Business Combination Agreement, (i) BGHL and PubCo shall consummate a share exchange (the “Exchange”) pursuant to which PubCo will purchase all of the issued and outstanding shares of BGHL in exchange for PubCo Ordinary Shares; (ii) the Company and a to-be-formed subsidiary of PubCo (“Merger Sub”) will merge (the “Merger”) with the Company surviving the merger as a wholly owned subsidiary of PubCo.

On May 2, 2024, the Company and Blue Gold Holdings Limited (“BGHL”), entered into that certain Amended and Restated Business Combination Agreement (the “Amended BCA”) to, among other things, restructure the transaction as follows: (i) the Company shall form a wholly owned subsidiary (“Merger Sub”), (ii) at the merger effective time, Merger Sub shall merge with and into BGHL, or its successor entity as set forth in the Amended BCA, and (iii) BGHL shall continue as the surviving entity and wholly owned subsidiary of the Company, and to (iv) make changes to certain representations and conditions to the Closing to match the revised structure.

On June 12, 2024, the Company, Blue Gold Limited, a Cayman Islands company limited by shares and wholly owned subsidiary of the Company (“Perception Merger Sub”), and BGHL, entered into that certain Second Amended and Restated Business Combination Agreement (the “Second Amended BCA”) to, among other things, restructure the transaction as follows: (i) Perception Merger Sub shall form a wholly owned subsidiary (the “Blue Merger Sub”) for the purposes of effecting the Blue Merger, (ii) the Company shall merge with and into Perception Merger Sub, a wholly owned subsidiary of the Company with Perception Merger Sub (following such merger, the “New Perception”) being the surviving entity (the “Perception Reorganization”), (iii) BGHL will form or acquire a new Cayman Islands entity (“NewCo”) and cause the contribution of all of the issued and outstanding shares of BGHL to NewCo, (iv) NewCo shall merge with and into the Blue Merger Sub, following which the separate corporate existence of NewCo shall cease and (v) at the Blue Merger Effective Time, Blue Merger Sub shall continue as the surviving entity and wholly owned subsidiary of New Perception (“New Blue”), and to (vi) make changes to certain representations and conditions to the Closing to match the revised structure.

On November 7, 2024, the parties entered into Amendment No. 1 to the Second Amended BCA (“Amendment No. 1”) to, among other things (i) change the structure of the Blue Merger such that Blue Merger Sub shall be merged with and into NewCo with NewCo as the surviving entity of the Blue Merger, (ii) amend the definition of Material Adverse Effect to exempt the impact of any Perception share redemptions and delisting from the NYSE from the definition, and (iii) to amend the date that constitutes the Outside Date from November 5, 2024 to January 31, 2025. On January 8, 2025, the parties entered into Amendment No. 2 to the Second Amended BCA (“Amendment No. 2”) to make certain structural changes and to further amend the Outside Date to March 31, 2025.

On June 25, 2025, the Business Combination was consummated.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although BGL will acquired all of the outstanding equity interests of BGHL in the Business Combination, BGL was treated as the “acquired” company and BGHL was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of BGHL issuing stock for the net assets of BGL, accompanied by a recapitalization. The net assets of BGL will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of BGHL.

Results of Operations

As of December 31, 2024, the Company has not generated any revenue. As of December 31, 2024, the Company’s expenses are associated with start-up and costs related to the potential Business Combination as described above.

The following table summarizes our financial results for the year ended December 31, 2024 and the period from December 4, 2023 (inception) to December 31, 2023:

	For the year ended December 31, 2024	For the period from December 4, 2023 (inception) to December 31, 2024
Operating Expenses:
General and administrative	$1,600	$1,573
Start up costs	—	7,949
Loss from operations	$(1,600)	$(9,522)

Liquidity and Capital Resources

For the year ended December 31, 2024, the Company reported operating loss of $1,600 and cash flows from operations of $0. As of December 31, 2024, the Company had an aggregate cash and cash and cash equivalents balance of $0 and a net working capital deficit of $11,122.

The Company’s future capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through completion of additional equity raises, as well as through the Business Combination. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Estimates

Basis of Accounting

The accompanying financial statements have been prepared in accordance with GAAP, expressed in U.S. dollars. References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”).

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. There were no significant estimates as of and for the year ended December 31, 2024.

New Accounting Pronouncements

The Company is expected to be an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of the Company’s financial statements to those of other public companies more difficult.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Shell Company Report on Form 20-F (the “Form 20-F”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Perception and BGHL, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Perception has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2024, assumes that the Business Combination occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, assume that the Business Combination occurred on January 1, 2024.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations of the Post-Combination Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Perception as of and for the year ended December 31, 2024 was derived from the audited financial statements as of and for the year ended December 31, 2024 which are incorporated by reference and includes the historical financial information of its subsidiary Blue Gold Limited as of and for the year ended December 31, 2024. The historical financial information of BGHL as of and for the year ended December 31, 2024 was derived from the audited financial statements as of and for the year ended December 31, 2024 which are incorporated by reference. This information should be read together with Perception’s and BGHL’s audited financial statements, and related notes and other financial information incorporated by reference.

Description of the Business Combination and merger consideration

On June 25, 2025 (the “Closing Date”), Blue Gold Limited, a Cayman Islands exempted company limited by shares (“BGL”), consummated the previously announced business combination pursuant to the Second Amended and Restated Business Combination Agreement, dated as of June 12, 2024 (as amended and restated, the “BCA”), and further amended on January 8, 2025, March 28, 2025, April 20, 2025, May 8, 2025, and June 10, 2025, by and among BGL, Perception Capital Corp. IV, a Cayman Islands exempted company limited by shares formerly known as RCF Acquisition Corp. (“Perception”), and BGHL. The following transactions occurred pursuant to the terms of the BCA (collectively, the “Business Combination”):

●	BGL formed Blue Merger Sub, an exempted company incorporated under the laws of the Cayman Islands (“Blue Merger Sub”), for the purposes of the effectuating the business combination;

●	Perception merged with and into BGL, with BGL being the surviving entity (the “Perception Reorganization”);

●	Blue Cayman 1, an exempted company incorporated under the laws of the Cayman Islands (“BC1”), acquired the entirety of the BGHL Shares;

●	BC1 transferred the entire undertaking of BC1, including the entire share capital of BGHL to Blue Cayman 2, an exempted company incorporated under the laws of the Cayman Islands (“BC2”). The name of Blue Cayman 2 was changed to Blue Gold (Cayman) Limited;

●	Blue Merger Sub merged with and into BC2, with BC2 being the surviving entity and becoming a wholly owned subsidiary of BGL;

Following the Business Combination, BGL Ordinary Shares are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “BGL”. Upon the terms and subject to the conditions set forth in the BCA, prior to the Merger, the stockholders of BC2 surrendered all of its original certificates of BC2 Common Stock, and, in exchange, Blue Gold Limited issued to the stockholders of BC2 the amount of Blue Gold Limited Class A Ordinary Shares with an aggregate value equal to $114,500,000.

Each Unit consisting of one Perception Class A Ordinary Shares and one-half of one Perception Warrant, as of immediately prior to the Perception Reorganization, automatically separated into its component securities and was converted into Perception Class A Ordinary Shares or Warrants to purchase Perception Class A Ordinary Shares; provided, however, no fractional Warrants to purchase Perception Class A Ordinary Shares were issued or any fraction that remained after issuance of whole Warrants became worthless.

Other Related Events in connection with the Business Combination

Perception issued a convertible promissory note on November 6, 2023, to Blue Capital Management Partners, LLP with a principal amount up to $2,000,000. Such note was subsequently novated to Blue Perception Capital LLP (“Blue Capital”) on November 27, 2023 and on September 24, 2024, Perception entered into a cancellation agreement pursuant to which the convertible promissory note was cancelled. Concurrently with the cancellation, Perception entered into a new convertible promissory note (the “Note”) with Blue Capital with a principal amount of up to $2,000,000. On April 19, 2025 an amendment to the Note was entered into by Perception and Blue Capital. Any amounts outstanding under the note (or any portion thereof) will automatically convert into Class A ordinary shares of Perception, par value $0.0001 per share, at a conversion price equal to a Dollar price per share calculated as the entire funded principal balance of the Note at Closing divided by 2,000,000, and the Former Sponsor will forfeit an equal number of shares owned.

On September 6, 2024, Perception entered into the Preferred Stock Purchase Agreement to issue an aggregate of 609,250 preference shares to BCMP Services Limited for total proceeds of $700,000. The preference shares will automatically convert into 12,185,000 Class A ordinary shares at a conversion rate of 20 Class A ordinary shares for each one preference share. On April 9, 2025, BCMP Services Limited entered into a Preferred Stock Purchase Agreement to sell 110,000 preference shares to Blue Gold Holdings Limited to be effective following the receipt of such shares from Perception to BCMP Services Limited. On April 9, 2025, BCMP Services Limited entered into a Preferred Stock Purchase Agreement to sell 148,000 preference shares to Blue International Holdings Limited. On April 11, 2025, Blue International Holdings Limited entered into a Preferred Stock Purchase Agreement to sell 8,000 preference shares to Bonaventura Industries Inc. (the “Advisor”). On April 9, 2025, BCMP Services Limited entered into a Preferred Stock Purchase Agreement to sell 120,000 preference shares to Pegasus Capital Limited. On April 9, 2025, BCMP Services Limited entered into a Preferred Stock Purchase Agreement to sell 145,000 preference shares to Mark Green. On April 9, 2025, BCMP Services Limited entered into a Preferred Stock Purchase Agreement to sell 25,000 preference shares to Kaela Ritchie.

On November 8, 2024, Perception and an affiliated party entered into a letter agreement (the “Letter Agreement”) with Cibreo Partners LLC (the “Second Advisor”) pursuant to which the Second Advisor will receive subscription agreements to purchase 432,891 Class A ordinary shares of Blue Gold Limited. The Second Advisor holds an additional 1,891 Class A Ordinary shares of Blue Gold Limited by virtue of their shareholding in BGHL and thus part of the BGHL Shareholders.

The following table summarizes the pro forma number of shares of BGL Ordinary Shares outstanding immediately following the consummation of the Business Combination:

Equity Capitalization Summary	Shares	%
BGHL shareholders	11,450,000	37.5%
Perception Public Shareholders	25,186	0.1%
Perception Managing Sponsor, Former Sponsor and related parties	4,478,687	14.6%
Blue Capital	2,000,000	6.5%
BCMP Services Limited	1,225,000	4.0%
Blue International Holdings Limited.	2,800,000	9.2%
Blue Gold Holdings Limited	2,200,000	7.2%
Pegasus Capital Limited	2,400,000	7.9%
Mark Green	2,900,000	9.5%
Kaela Ritchie	500,000	1.6%
Bonaventura Investment Inc.	160,000	0.5%
Cibreo Partners LLC	432,891	1.4%
Total Blue Gold Limited Ordinary Shares	30,571,764	100.0%

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, although Blue Gold Limited acquired all of the outstanding equity interests of BGHL in the Business Combination, Blue Gold Limited was treated as the “acquired” company and BGHL was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of BGHL issuing stock for the net assets of Blue Gold Limited, accompanied by a recapitalization. The net assets of Blue Gold Limited were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of BGHL.

BGHL was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	The BGHL shareholders have the greatest voting interest in the Post-Combination Company;

●	The BGHL shareholders have the ability to control decisions regarding election and removal of directors and officers of the Post-Combination Company;

●	BGHL comprise the ongoing operations of the Post-Combination Company; and

●	BGHL existing senior management is the senior management of the Post-Combination Company.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024, are based on the audited historical financial statements of Perception and BGHL. The unaudited pro forma condensed balance sheet as of December 31, 2024 is based on the audited historical financial statements of Perception and BGHL. The audited historical financial statements of Perception contains the historical financial statements of its subsidiary Blue Gold Limited. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2024
(in thousands, except share and per share data)

	BGHL (Historical)	Perception (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

ASSETS
Current assets
Cash	$171	$43	$295	(C)	$2,061
			(459)	(D)
			108	(E)
			1,903	(S)
Prepaid expenses and other assets	260	29	—		289
Other receivables	2	—	—		2
Total current assets	433	72	1,847		2,352
Investments held in Trust Account	—	3,954	(3,655)	(A)	—
			(4)	(B)
			(295)	(C)
Property, plant and equipment, net	2,914	—	1,389	(P)	4,303
Mineral rights	30,100	—	16,191	(P)	46,291
Total Assets	$33,447	$4,026	$15,473		$52,946

LIABILITIES, REDEEMABLE CLASS A ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$2,784	$1,084	$966	(D)	$4,834
Accounts payable - related party	2,101	—	—		2,101
Convertible senior secured promissory note	—	1,329	108	(E)	—
			(1,437)	(F)
Convertible notes payable	2,473	—	(2,473)	(H)	—
New convertible note	—	—	1,903	(S)	1,903
Advances payable	648	—	—		648
Total current liabilities	8,006	2,413	(933)		9,486

Non-current liabilities
Warrant liability	—	283	(53)	(M)	230
Royalty obligation	2,700	—	—		2,700
Contingent consideration liability	17,100	—	—		17,100
Asset retirement obligation	13,937	—	—		13,937
Total non-current liabilities	33,737	283	(53)		33,967
Total Liabilities	41,743	2,696	(986)		43,453

REDEEMABLE CLASS A ORDINARY SHARES
Perception redeemable Class A ordinary shares, $0.0001 par value, 332,928 shares at redemption value	—	3,854	(3,655)	(A)	—
			(4)	(B)
			(195)	(L)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2024
(in thousands, except share and per share data) — (Continued)

	BGHL (Historical)	Perception (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
SHAREHOLDERS’ EQUITY (DEFICIT)
Perception preference shares, $0.0001 par value; 1,000,000 shares authorized; 609,250 issued and outstanding	—	—	—	(I)	—
BGL preference shares, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—	—	—		—
Perception Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 6,505,264 shares issued and outstanding	—	1	—	(G)	—
			1	(I)
			1	(J)
			—	(L)
			—	(M)
			(3)	(Q)
BGL Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized	—	—	3	(Q)	3
Perception Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; one share issued and outstanding	—	—	—	(Q)	—
BGHL common stock, $0.00000000001 par value, 100,000,000 authorized and issued shares	—	—	—	(J)	—
Additional paid-in capital	3,718	1,789	(756)	(D)	7,624
			1,437	(F)
			8,658	(G)
			2,473	(H)
			(1)	(I)
			(1)	(J)
			(23,788)	(K)
			195	(L)
			4,388	(M)
			2,612	(N)
			3,200	(O)
			3,700	(R)
Foreign currency translation	(42)	—	—		(42)
Accumulated deficit	(11,972)	(4,314)	(669)	(D)	(15,672)
			(8,658)	(G)
			23,788	(K)
			(4,335)	(M)
			(2,612)	(N)
			(3,200)	(O)
			(3,700)	(R)
Shareholders’ Equity (Deficit) attributable to BGL shareholders	(8,296)	(2,524)	2,733		(8,087)
Non-controlling interest	—	—	17,580	(P)	17,580
Total Shareholders’ Equity (Deficit)	(8,296)	(2,524)	20,313		9,493
Total Liabilities, Redeemable Class A Ordinary Shares and Shareholders’ Equity (Deficit)	$33,447	$4,026	$15,473		$52,946

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(in thousands, except share and per share data)

	BGHL (Historical)	Perception (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
EXPENSES
General and administrative expense	$2,112	$817	$3,700	(AA)	$25,434
			8,658	(HH)
			4,335	(II)
			2,612	(JJ)
			3,200	(KK)
Merger and acquisition expenses	1,682	1,321	669	(GG)	3,672
Plant maintenance costs	6,252	—	—		6,252
Accretion of asset retirement obligation	1,037	—	—		1,037
Depreciation	42	—	—		42
Total operating expenses	11,125	2,138	23,174		36,437

Loss from operations	(11,125)	(2,138)	(23,174)		(36,437)

OTHER INCOME (EXPENSE)
Change in fair value of warrant liability	—	424	(78)	(FF)	346
Change in fair value of derivative liability	—	123	(123)	(EE)	—
Related party interest expense, net	(69)	—	—		(69)
Interest expense	(443)	—	443	(LL)	—
Interest expense – debt discount	—	(115)	115	(BB)	—
Interest earned in Trust Account	—	2,409	(2,409)	(CC)	—
Total other (expense) income, net	(512)	2,841	(2,052)		277
Total net income (loss)	(11,637)	703	(25,226)		(36,160)
Net loss attributable to non-controlling Interest	—	—	(872)	(DD)	(872)
Net income (loss) attributable to the Shareholders of the Company	$(11,637)	$703	$(24,354)		$(35,288)
Loss per share – basic and fully diluted	$(0.11)
Basic and diluted net income per share, redeemable Class A Ordinary Shares		$0.46
Basic net loss per share, non-redeemable Class A and Class B ordinary shares		$(0.21)
Diluted net loss per share, non-redeemable Class A and Class B ordinary shares		$(0.20)
Weighted average number of shares outstanding, basic and diluted					30,571,764
Net loss per share attributable to shareholders of the Company, basic and diluted					$(1.15)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as BGHL was determined to be the accounting acquirer, primarily due to the fact that BGHL’s stockholders continue to control the Post-Combination Company. Under this method of accounting, although Blue Gold Limited acquired all of the outstanding equity interests of BGHL in the Business Combination, Blue Gold Limited was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of BGHL issuing stock for the net assets of Blue Gold Limited, accompanied by a recapitalization. The net assets of Blue Gold Limited were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of BGHL.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024, assumes that the Business Combination and related transactions occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2024.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024, has been prepared using, and should be read in conjunction with, the following:

●	Perception’s audited balance sheet as of December 31, 2024 and the related notes for the year ended December 31, 2024, incorporated by reference; and

●	BGHL’s audited balance sheet as of December 31, 2024 and the related notes for the year ended December 31, 2024, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, has been prepared using, and should be read in conjunction with, the following:

●	Perception’s audited statement of operations for the year ended December 31, 2024, and the related notes, incorporated by reference; and

●	BGHL’s audited statement of operations for the year ended December 31, 2024, and the related notes, incorporated by reference.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Perception believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Perception, Blue Gold Limited and BGHL believe that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of the Post-Combination Company would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of Perception and BGHL.

2. Accounting Policies

Upon consummation of the Business Combination, management of the Post-Combination Company performed a comprehensive review of the three entities’ accounting policies. As a result of the review, management of the Post-Combination Company did not identify differences between the accounting policies of the three entities which, when conformed, have a material impact on the financial statements of the Post-Combination Company. Based on its analysis, management of the Post-Combination Company did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments and present the Management’s Adjustments. Perception has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP. BGHL, BGL and Perception have not had any historical business activities prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between these two companies. Blue Gold Limited is the wholly owned subsidiary of Perception and accordingly, pro forma adjustments were included to eliminate activities between these two companies.

The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the period presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of the Post-Combination Company as a result of the Business Combination. Since it is likely that the Post-Combination Company will record a valuation allowance against the total U.S. and state deferred tax assets given the net operating losses as the recoverability of the tax assets is uncertain, the tax provision is zero.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(A)	Reflects the redemption of 307,742 Perception Class A ordinary shares for aggregate redemption payments of $3.66 million at a redemption price of approximately $11.88 per share in March 3025.

(B)	Reflects the true up of investments held in Trust Account share upon consummation of the Business Combination.

(C)	Reflects the transfer of investments held in Trust Account to cash.

(D)	Represents transaction costs incurred by Perception and BGHL of approximately $2.5 million and $2.1 million, respectively. These costs are accounted for as a reduction in the combined cash account with a corresponding reduction in additional paid-in capital or accumulated deficit consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the Post-Combination Company’s income beyond 12 months after the transaction.

For the Perception transaction costs, $0.8 million has been paid and $1.0 million has been accrued as of the pro forma balance sheet date. The remaining amount of $0.7 million is reflected as an adjustment to accumulated losses.

For the BGHL transaction costs, $0.7 million has been paid and $0.7 million has been accrued as of the pro forma balance sheet date. The remaining amount of $0.7 million is included as an adjustment to additional paid-in capital.

(E)	Represents the receipt of additional proceeds of $0.1 million from the issuance of promissory notes to Blue Capital.

(F)	Represents the conversion of the Blue Capital promissory notes to equity upon the Closing of the Business Combination.

(G)	Reflects the cancellation of 246,313 Managing Sponsor shares pursuant to the restated and amended Sponsor Support Agreement and Lockup Agreement and the issuance of 432,891 shares pursuant to the Cibreo Letter Agreement.

(H)	Represents the conversion of $2.5 million convertible notes to equity upon the Closing of the Business Combination.

(I)	Represents the conversion of 609,250 preference shares to 12,185,000 Class A Ordinary Shares.

(J)	Represents the issuance of 11,450,000 Class A Ordinary Shares to the existing BGHL’s shareholders upon the Closing of the Business Combination.

(K)	Reflects the elimination of Perception’s historical accumulated deficit after recording the transaction costs as described in (D) above, the issuance of shares pursuant to the Cibreo Letter Agreement as described in (G) above, the exchange of warrants to shares as described in (M) below, the recognition of share-based compensation as described in (N) below, and the issuance of shares for advisory services as described in (O) below.

(L)	Reflects the reclassification of 25,186 shares of Perception Class A ordinary shares subject to possible redemption to permanent equity.

(M)	Reflects the exchange of 2,632,500 Private Placement Warrants owned by the Sponsor for 219,375 Class A Ordinary Shares.

(N)	Reflects the recognition of share-based compensation upon the closing of the Business Combination for the founder shares transferred from Sponsor to Perception’s directors and management.

(O)	Reflects the sale of 160,000 shares at $0.0001 per share for advisory services pursuant to the settlement and release agreement dated August 7, 2024.

(P)	Represents non-controlling interest of 10% of BG-BPL at the acquisition date of the mine. In accordance with ASC 810-10-30-4, the 10% ownership of Blue Gold Bogoso Prestea Ltd by the Government of the Republic of Ghana has been recorded at fair value.

(Q)	Reflects outcome of the Business Combination with BGL as the surviving entity.

(R)	Represents stock-based compensation expense on grant of options on 17,500 preference shares to officers of BGHL with an exercise price of $1.15 per share.

(S)	Reflects the cash proceeds received in connection with the issuance of a convertible note (“New Convertible Note”) by BGHL upon the Closing. As of June 25, 2025, BGHL is undertaking a fundraising in the form of a convertible note (“CLN”), with $1,902,586 having been subscribed to date. The CLN has a maturity date of October 31, 2025 and a redemption premium of 20%. The CLNs will be automatically converted into ordinary shares of Blue Gold Limited thirty (30) days after the Listing of Blue Gold Limited. The conversion price will be the lower of (i) the Volume Weighted Average Price (VWAP) over the 30-day period following the Listing less the Applicable Discount and (ii) the closing price on the day prior to the conversion less the Applicable Discount. The Applicable Discount is a 40% discount for investments made prior to the Listing and a 20% discount for investments made following the Listing.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(AA)	Represents stock-based compensation expense on grant of options on 17,500 preference shares to officers of BGHL for an exercise price of $1.15 per share.

(BB)	Represents an adjustment to eliminate debt discount amortization after giving effect to the conversion of the Blue Capital promissory notes as if the Business Combination had occurred on January 1, 2024.

(CC)	Represents an adjustment to eliminate interest earned on investments held in Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(DD)	Represents non-controlling interest of 10% of losses of BG-BPL for year ended December 31, 2024.

(EE)	Represents an adjustment to eliminate change in fair value of derivative liability after giving effect to the conversion of the Blue Capital promissory notes as if the Business Combination had occurred on January 1, 2024.

(FF)	Represents an adjustment to eliminate change in fair value of warrant liability after giving effect to the exchange of Private Placement Warrants to shares as described in (M) above as if the Business Combination had occurred on January 1, 2024.

(GG)	Represents an adjustment to reflect the effect of the pro forma balance sheet adjustment presented in (D) above in the aggregate amount of $0.7 million for the direct, incremental costs of the Business Combination incurred by Perception, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the Post-Combination Company beyond 12 months after the Business Combination.

(HH)	Represents the cancellation of 246,313 Managing Sponsor shares pursuant to the restated and amended Sponsor Support Agreement and Lockup Agreement and the issuance of 432,891 shares pursuant to the Cibreo Letter Agreement, as described in (G) above.

(II)	Represents the exchange of 2,632,500 Private Placement Warrants owned by the Sponsor for 219,375 Class A Ordinary Shares, as described in (M) above.

(JJ)	Represents the recognition of share-based compensation upon the closing of the Business Combination for the founder shares transferred from Sponsor to Perception’s directors and management, as described in (N) above.

(KK)	Represents the sale of 160,000 shares at $0.0001 per share for advisory services pursuant to the settlement and release agreement dated August 7, 2024, as described in (O) above.

(LL)	Represents an adjustment to eliminate interest expense after giving effect to the conversion of the $2.5 million convertible notes as if it had occurred on January 1, 2024.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions by Perception Public Shareholders of shares of Perception Class A Ordinary Shares for the year ended December 31, 2024:

(in thousands, except share and per share data)
Net loss attributable to the shareholders of the Company	$(35,288)
Weighted average shares outstanding, basic and diluted(1)	30,571,764
Net loss per share attributable to shareholders of the Company, basic and diluted	$(1.15)

(1)	For the purposes of calculating diluted earnings per share, all outstanding 11,500,000 Perception Public Warrants and Gerald warrants have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Blue Gold Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Blue Gold Holdings Limited and subsidiary (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2024 and for period from November 9, 2023 (Inception) to December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and for the period from November 9, 2023 (Inception) to December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the consolidated financial statements, the Company has no operations, has a working capital deficiency, has losses and needs to raise additional funds to meet its obligations and carry out its strategic plan to complete a business combination. Sources of liquidity have been provided from the issuance of convertible notes, the sale of common stock and from loans and advances provided by affiliated companies. There is no assurance the sources of funding will be available in the future or under similar terms. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Acquisition of the Bogoso Prestea Mine

As described in Note 5 to the consolidated financial statements, on May 15, 2024, the Company completed the closing of a Purchase Agreement, that completed the registration and legal transfer of certain mining assets, primarily mining leases, of the Bogoso Prestea Mine to the Company. The Purchase Agreement provided for the transfer of mining assets from Future Gold Resources Bogoso Prestea Ltd. (“FGRBPL”) (the previous leaseholder) to Blue Gold Bogoso Prestea Ltd. (“BGBPL”), including four mining leases (Bogoso I, Bogoso II, Prestea Surface and Prestea Underground), a government indemnity in favor of the previous leaseholder in respect of certain environmental damage and liabilities, fixed assets including immovable structures, buildings and facilities. Purchase consideration for the transfer of the mining assets is the assumption of the previous leaseholder’s royalty agreement obligation with Golden Star Resources (“GSR Royalty”), which comprised a smelter royalty and contingent payment due upon a decision to move forward with the Bogoso Prestea Mine Project to be paid out over stages during construction, a stream agreement with Royal Gold and the assumption of end of mine asset retirement obligations.

This transaction was accounted for as a purchase which means that the purchase consideration is allocated to the assets acquired based on a relative fair value.

Management has applied significant judgements when determining the estimates of the amounts assigned to each of the components of purchase consideration and the allocation of the purchase consideration amounts to the assets acquired which involves estimates of relative fair value. Management’s estimates of life of mine plans are tied to the measurable resources estimates which are reviewed and approved by qualified persons (management’s specialists). Management specialists were also used to derive estimates of the fair value of the contingent consideration and the asset retirement obligations.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included, among others: the work of management’s specialists was used in performing procedures to evaluate the reasonableness of the measurable resource estimates included in the life of mine plans, which was used in determining an estimate of the amount related to the smelters royalty obligation and used to allocate the purchase consideration to the relative fair values of the assets acquired. Management specialists were also used to derive estimates of the fair value of contingent consideration owed upon a decision to move forward with the Bogoso Prestea Mine Project and the asset retirement obligation which take into consideration contract amounts, engineered abandonment costs, timing of settlement, inflation and appropriate discount rates.

As a basis for using this work, the management’s specialists’ qualifications were evaluated and the Company’s relationship with the management’s specialists was assessed. The procedures performed also included the evaluation of the methods and assumptions used by the management’s specialists, the evaluation of the data used by the management’s specialists, an evaluation of the management’s specialists’ findings and reading the purchase agreement and related royalty agreements.

/s/ Pannell Kerr Forster of Texas P.C.

We have served as the Company’s auditor from inception through August 2025.

July 1, 2025

Houston, Texas

BLUE GOLD HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023

Assets
Current assets
Cash	$170,557	$—
Prepaid expenses and other current assets	259,854	83,991
Other receivables	2,262	—
Total current assets	432,673	83,991
Property, plant and equipment, net	2,913,509	—
Mineral rights	30,100,000	—
Total assets	33,446,182	83,991

Liabilities
Current liabilities
Accounts payable	$1,847,858	$—
Accounts payable- related party, net	2,101,113	—
Accrued expenses and other current liabilities	936,289	—
Advances payable	648,000	—
Related party loan	—	418,669
Convertible notes payable	2,472,848	—
Total current liabilities	8,006,108	418,669
Royalty obligation	2,700,000	—
Contingent consideration liability	17,100,000	—
Asset retirement obligation	13,937,000	—
Total liabilities	41,743,108	418,669
Commitments and contingencies (Note 15)

Stockholders’ deficit
Stockholders’ equity deficit
Common stock, $0.00000000001 par value; 200,000,000 authorized and 108,746,245 issued and outstanding	—	—
Additional paid in capital	3,717,941	—
Accumulated deficit	(11,972,315)	(334,678)
Accumulated other comprehensive loss	(42,552)	—
Total stockholders’ deficit	(8,296,926)	(334,678)
Total liabilities and stockholders’ deficit	$33,446,182	$83,991

The accompanying notes are an integral part of these consolidated financial statements.

BLUE GOLD HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31, 2024	Period from November 9, 2023 (inception) to December 31, 2024
Operating expenses
General and administrative expenses	$2,111,753	$333,781
Merger and acquisition expenses	1,682,391	—
Plant maintenance costs	6,252,438	—
Accretion of asset retirement obligations	1,037,000	—
Depreciation	41,768	—
Start - up costs	—	897
Total operating expenses	11,125,350	334,678

Other income (expense)
Interest expense	(442,869)	—
Related party interest expense, net	(69,418)	—
Total other expense	(512,287)	—
Net loss	$(11,637,637)	$(334,678)
Weighted average common shares outstanding — basic and diluted	102,134,394	100,000,000
Income per common share — basic and diluted	$(0.11)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

BLUE GOLD HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM NOVEMBER 9, 2023 (INCEPTION) TO DECEMBER 31, 2023 AND FOR THE YEAR
ENDED DECEMBER 31, 2024

	Common Stock		Additional Paid- In	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Deficit

Balance at November 9, 2023	—	$—	$—	$—	$—	$—
Issuance of common stock	100,000,000	—	—	—	—	—
Net loss	—	—	—	(334,678)	—	(334,678)
Balance at December 31, 2023	100,000,000	—	—	(334,678)	—	(334,678)
Proceeds from the issuance of common stock	8,590,592	—	3,628,191	—	—	3,628,191
Issuance of common stock in exchange for services	155,653	—	89,749	—	—	89,749
Currency translation adjustment	—	—	—	—	(42,552)	(42,552)
Net loss	—	—	—	(11,637,637)	—	(11,637,637)
Balance at December 31, 2024	108,746,245	$—	$3,717,941	$(11,972,315)	$(42,552)	$(8,296,926)

The accompanying notes are an integral part of these consolidated financial statements.

BLUE GOLD HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2024	Period from November 9, 2023 (inception) to December 31, 2023
Cash Flows from Operating Activities:
Net loss	$(11,637,637)	$(334,678)
Adjustment to reconcile net loss to cash used in operating activities:
Accretion of asset retirement obligation	1,037,000	—
Depreciation	41,768	—
Operating and prepaid expenses paid by related party	1,682,444	418,669
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(174,210)	(83,991)
Other receivables	(2,303)	—
Accounts payable	1,870,285	—
Accrued expenses and other liabilities	948,335	—
Net cash used in operating activities	(6,234,318)	—

Cash Flows from Investing Activities:
Purchase of fixed assets	(355,277)	—
Net cash used in investing activities	(355,277)	—

Cash Flows from Financing Activities:
Proceeds from convertible notes	2,850,000	—
Repayment of convertible notes	(377,152)
Proceeds from advances	648,000	—
Issuance of common stock	3,628,191	—
Net cash used in financing activities	6,749,039	—
Effect of exchange rate changes on cash and cash equivalents	11,113	—
Net increase in cash	170,557	—
Cash and cash equivalents, beginning of period	—	—
Cash, end of period	$170,557	$—

Supplemental cash flow information:
Interest paid	$—	$—
Taxes paid	$—	$—

Noncash investing and financing activities:
Acquisition of Mineral rights in exchange for certain obligations	$30,100,000	$—
Acquisition of Property, plant and equipment, net in exchange for certain obligations	$2,600,000	$—
Assumption of royalty payable in exchange for mineral rights and property, plant and equipment, net	$2,700,000	$—
Assumption of contingent consideration liability in exchange for mineral rights and property, plant and equipment, net	$17,100,000	$—
Assumption of asset retirement obligation in connection with obtaining mineral rights and property, plant and equipment	$12,900,000	$—
Issuance of common stock in exchange for services	$89,749	$—

The accompanying notes are an integral part of these consolidated financial statements.

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Blue Gold Holdings Limited (“BGHL”), is an England and Wales private limited liability company that was formed on November 9, 2023 to develop, finance, license, and operate gold mines in Ghana and elsewhere.

BGHL has one subsidiary, Blue Gold Bogoso Prestea Ltd. (“BGBPL”), a wholly owned subsidiary company incorporated in Ghana on January 26, 2024. BGHL and BGBPL (collectively are herein referred to as the “Company”).

On January 27, 2024, BGBPL signed a Purchase and Assumption Agreement (the “Purchase Agreement”) to acquire certain mining assets, primarily mining leases, on an exploration property in the Ashanti gold belt of Ghana, the Bogoso Prestea gold mine (“Bogoso Prestea Mine”), subject to certain closing conditions, including the approval by the Ministry of Lands and Natural Resources of the Republic of Ghana. The closing conditions have been met, with a number of subsequent closing deliverables still to be concluded (including the Royal Gold Agreement novation, the Golden Star Resources Agreement novation, and the Corporate Social Responsibility Agreement novation). The registration of the legal transfer was completed on May 15, 2024. See Note 5 for further information.

On June 25, 2025 (the “Closing Date”), Blue Gold Limited, a Cayman Islands exempted company limited by shares (“BGL”), consummated the previously announced business combination pursuant to the Second Amended and Restated Business Combination Agreement, dated as of June 12, 2024 (as amended and restated, the “BCA”), and further amended on January 8, 2025, March 28, 2025, April 20, 2025, May 8, 2025, and June 10, 2025 by and among BGL, Perception Capital Corp. IV, a Cayman Islands exempted company limited by shares, formerly known as RCF Acquisition Corp. (“Perception”), and BGHL. The following transactions occurred pursuant to the terms of the BCA (collectively, the “Business Combination”):

●	BGL formed Blue Merger Sub, an exempted company incorporated under the laws of the Cayman Islands (“Blue Merger Sub”), for the purposes of the effectuating the business combination;

●	Perception merged with and into BGL, with BGL being the surviving entity (the “Perception Reorganization”);

●	Blue Cayman 1, an exempted company incorporated under the laws of the Cayman Islands (“BC1”), acquired the entirety of the BGHL Shares;

●	BC1 transferred the entire undertaking of BC1, including the entire share capital of BGHL to Blue Cayman 2, an exempted company incorporated under the laws of the Cayman Islands (“BC2”). The name of Blue Cayman 2 was changed to Blue Gold (Cayman) Limited;

●	Blue Merger Sub merged with and into BC2, with BC2 being the surviving entity and becoming a wholly owned subsidiary of BGL.

Following the Business Combination, BGL Ordinary Shares are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BGL” (the “Listing”).

2. LIQUIDITY AND GOING CONCERN

Since inception, BGHL’s primary sources of liquidity have been cash flows from loans provided by affiliated companies, Blue International Holdings Limited (“BIHL”) and Future Global Resources Limited (“FGR”), the previous leaseholder, as well as funds generated from the issuance of convertible loan notes payable and common stock. For the year ended December 31, 2024, BGHL reported an operating loss of $11.6 million and cash flows used in operations of $6.2 million. As of December 31, 2024, BGHL had an aggregate cash and cash equivalents balance of $170,557 and a net working capital deficit of $7.6 million.

In August 2024, BGHL signed a Gold Advance Payment Purchase Agreement (“GAPPA”) with Gerald Metals SARL (“Gerald”), whereby, subject to satisfying several conditions precedent, Gerald will make advance payments of up to an aggregate of $25,000,000 to fund restart costs. All advance payment amounts, plus interest accruing and compounding daily at 7% plus three-month SOFR per annum, are required to be prepaid 24 months after the date of the first advance payment disbursement. Until such time as all such amounts are paid in full, Gerald is granted a first ranking perfected security interest over all of BG-BPL’s assets, including real property, machinery, and equipment, its mining license, each with regard to the Bogoso Prestea mine, and certain other assets. In consideration of the advance payment, BGBPL will sell 100% of the total material produced at the Bogoso and Prestea site to Gerald for a period of 60 months after the offtake commencement date at a discount as defined in the agreement. The total amount of material sold will be no less than 760,000 oz of gold, delivered pursuant to a prescribed delivery schedule, and such 60 month period can be extended until such amount is delivered. Pursuant to the GAPPA, Gerald was also granted a right of first refusal to participate in the development funding of certain future projects. In addition, the GAPPA includes an undertaking that Blue Gold Limited will become a party to the GAPPA. The GAPPA gives Gerald the option to convert the advance payment, or part thereof, into shares and warrants of Blue Gold Limited. Under Tranche A, $15.0 million of advance payment can be converted to Blue Gold Limited shares up to 10 business days after Listing. The conversion price into BGL shares will be calculated on the basis of a conversion into BGHL shares at $0.43 cents and then applying the BCA conversion into BGL shares achieved by BGHL at the time of the Listing. Each share is paired with a warrant as part of Tranche A, giving the right to purchase shares at the listing price (cash exercise) for a period of 24 months following the date of issue of the warrants. Under Tranche B, $10.0 million of advance payment can be converted to Blue Gold Limited shares for a period of 24 months after the first disbursement of the advance payment. Under Tranche B, Gerald can elect to convert on the earlier of (i) the Listing; or (ii) during the first calendar month of commercial production. If the conversion under Tranche B takes place prior to Listing, the conversion price shall be 100 cents per share in BGHL, if the conversion is after Listing, the conversion price shall be the initial listing price. Each share is paired with a warrant as part of Tranche B giving the right to purchase shares at the listing price (cash exercise) for a period of (i) 24 months following the date of issue of the warrants if they elect to exercise Tranche B prior to the Listing, or on the IPO date, or within 12 months following the date of last disbursement of the Advance Payment, or (ii) 12 months if Gerald elects to convert after the 12th Month following the date of last disbursement of the Advance Payment. Furthermore, the GAPPA gives Gerald the right, for the duration of the agreement, to two board seats on BGL and BGBPL.

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In September 2024, BG-BPL signed a Mining Equipment Supply Framework Agreement with Attachy Construction Limited “Attachy”, whereby Attachy will procure certain goods and equipment necessary for the restart of the Bogoso Prestea mine, up to a total value of $8.0 million. BG-BPL must repay to Attachy the equipment purchase price plus a mark-up of 30% of such price. Repayment of the purchase price and mark-up amount will commence three months after an equipment purchase and will be repaid over seven equal monthly instalments.

On November 7, 2024, BGHL received a $345,000 advance from Attachy.  On each of October 2, 2024, October 28, 2024 and November 13, 2024, BGHL’s subsidiary, BGBPL, received advances in the aggregate amount of $303,000 from Attachy. These advances are non-interest bearing and do not require collateral.  The advances are due on demand and, to date, Attachy has not demanded repayment of the advances.

In March 2025, BGHL received an advance of $866,691 from BC2, BGHL’s current parent company.

As of June 25, 2025 BGHL is undertaking a fundraising in the form of a convertible note, with $1,902,586 having been subscribed to date. The CLN has a maturity date of October 31, 2025 and a redemption premium of 20%. The CLNs will be automatically converted into ordinary shares of BGL thirty (30) days after the Listing. The conversion price will be the lower of (i) the Volume Weighted Average Price (VWAP) over the 30-day period following the Listing lesser the Applicable Discount and (ii) the closing price on the day prior to the conversion lesser the Applicable Discount. The Applicable Discount is a 40% discount for investments made prior to the Listing and a 20% discount for investments made following the Listing.

The funding of BGHL’s future capital requirements will depend on many factors, including BGHL’s revenue growth rate, the timing and extent of spending to support the restart of the Bogoso Prestea Mine and further exploration activities. To finance these activities, BGHL will need to raise additional or alternative capital from outside sources. While there can be no assurances, BGHL currently intends to raise such capital through issuances of additional equity, debt finance, trade finance, and/or offtake finance. BGHL may not be able to raise it on terms acceptable to BGHL or at all. If BGHL is unable to raise additional capital when at the time or in amounts necessary, BGHL’s business, results of operations and financial condition will be materially and adversely affected.

As a result of the above, in connection with BGHL’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that BGHL’s liquidity condition raises substantial doubt about BGHL’s ability to continue as a going concern for the next twelve months and thereafter. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should BGHL be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). References to GAAP issued by the FASB in these accompanying notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”).

The accompanying consolidated financial statements are stated in United States Dollars unless otherwise stated.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BGHL and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Foreign currency translation and transactions

BGHL’s reporting currency is the U.S. dollar. The functional currency of each entity in the group is the currency of the primary economic environment in which it operates. Transactions in foreign currencies are initially recorded into functional currency at the rates of exchange prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured into functional currency at the rates of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are remeasured to the functional currency at exchange rates that prevailed on the date of inception of the transaction.

BGHL translates the financial statements from the local (functional) currency into US Dollars using the year or reporting period end or average exchange rates in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (“ASC 830-10”). Assets and liabilities are translated at exchange rates as of the balance sheet date. Expenses are translated at average rates in effect for the periods presented. Translation gains and losses resulting from re-measurement from functional to reporting currency are recorded in accumulated other comprehensive income or loss as a component of shareholders’ equity.

Gains and losses resulting from transactions denominated in a currency other than the functional currency of the entity are included in general and administrative expenses in the consolidated statements of operations using the average exchange rates in effect during the period.

BGHL, through its subsidiary BGBPL, holds certain long-lived assets in Ghana including the mineral assets. Ghana has experienced economic instability and the Ghanian government has implemented various monetary policies. Ghana has also experienced high rates of inflation over the past several years. BGHL applies hyper-inflationary accounting to Ghana in accordance with the guidelines in ASC 830, “Foreign Currency.” A hyper-inflationary economy designation occurs when a country has experienced cumulative inflation of approximately 100 percent or more over a 3-year period. The hyper-inflationary designation requires the local subsidiary in Ghana to record all transactions as if they were denominated in U.S. dollars. The subsidiary in Ghana has not generated revenue through the date of this Prospectus and total net currency exchange losses were not significant.

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Significant estimates made by management include, but are not limited to, valuation of mineral rights, valuation of royalty liabilities, contingent consideration, reserve volumes and future net revenues associated with mine resources and the asset retirement obligations.

The Life of Mine model (“LoM”), which has been used as the basis for calculating the mineral rights value and the royalty liability value is prepared to a Scoping Study level. The LoM is preliminary in nature and there is a high degree of uncertainty over the assumptions made. The LoM is solely based on Measured and Indicated Resources which are considered too speculative geologically to have economic considerations applied to them that would allow them to be categorized as mineral reserves, and there is no certainty that the LoM will be realized.

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. BGHL’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of BGHL and the allocation of resources. The CODM reviews the assets, operating results, and financial metrics for BGHL as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment. The CODM assesses performance for the single reportable segment and decides how to allocate resources based on operating expenses that also is reported on the statement of operations as net income. The measure of segment assets is reported on the balance sheet as total assets. When evaluating BGHL’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in operating expenses and cash and cash equivalents.

Operating expenses, inclusive of general and administrative costs and sales and marketing costs, are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to fund operations until the Business Combination closes. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and the budget. The categories of operating expenses, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Concentration of Risk

BGHL’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash. BGHL places its cash with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. BGHL’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Cash and cash equivalents

Cash is comprised of cash in the bank which is subject to an insignificant risk of changes in value. BGHL considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2024 and 2023, cash amounted to $170,557 and $0, respectively. There were no cash equivalents at December 31, 2024 and 2023.

Property, Plant and Equipment

The value of property, plant and equipment (“PP&E”), including land, buildings and processing equipment, that were acquired as part of the Asset Acquisition are recorded at a relative fair value assessed at the time of the acquisition less depreciation. Any additional PPE acquired, and any expenditures that extend the life of such assets are recorded at historical cost, including direct acquisition costs less depreciation and impairment losses. Historical cost includes expenditures that are directly attributable to the acquisition of the items. Capital work in progress is recorded at cost less impairment losses but is not depreciated until it is in use and transferred into other PPE classifications.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to BGHL and the cost of the item can be measured reliably. All other repairs and maintenance costs are charged to profit or loss during the financial period in which they are incurred.

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Depreciation

Depreciation for mobile equipment and other assets is computed using the straight-line method at rates calculated to depreciate the cost of the assets, less their anticipated residual values, if any, over their estimated useful lives as follows:

Vehicles	5 years
Other Equipment	2 years
Computer and accessories	2 years

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

BGHL evaluates the carrying value of property, plant and equipment and finite-lived intangible assets whenever a change in circumstances indicates that the net carrying value may not be recoverable from the entity-specific undiscounted future cash flows expected to result from our use of and eventual disposition of a long-lived asset or asset group. Events or circumstances that could trigger an impairment review of a long-lived asset or asset group include, but are not limited to: (i) a significant decrease in the market price of the asset, (ii) a significant adverse change in the extent or manner that the asset is used or in its physical condition, (iii) a significant adverse change in legal factors or in the business climate that could affect the value of the asset, (iv) an accumulation of costs significantly in excess of original expectation for the acquisition or construction of the asset, (v) a current period operating or cash flow loss combined with a history of operating or cash flow losses or a forecast of continuing losses associated with the use of the asset and (vi) a more-likely-than-not expectation that the asset will be sold or disposed of significantly before the end of its previously estimated useful life. If an impairment exists, the net carrying values are reduced to fair values. BGHL estimates the fair values of these long-lived assets by performing a discounted future cash flow analysis for the remaining useful life of the asset, or the remaining useful life of the primary asset in the case of an asset group. An individual asset within an asset group is not impaired below its estimated fair value. There were no impairments recorded as of December 31, 2024 and 2023.

Mineral Rights and Amortization

Amortization of Mineral Rights (“Mine Properties”), buildings, leasehold land and plant and machinery (collectively the “mineral assets”) is provided for using the unit-of-production method with separate calculations made for each mineral resource.

The calculation of the units-of-production rate of amortization could be impacted to the extent that actual production in the future differs from current forecasted production resulting in possible revision to the estimate of total resources to be produced.

The carrying values of the mineral rights are assessed for impairment by management on an annual basis (while under development) or when indicators of impairment exist. BGHL compares the carrying value of the mine assets to its estimates of undiscounted future cash flows from the underlying resources. Should management determine that these carrying values cannot be recovered, the carrying value is compared to an estimate of fair value and the unrecoverable amounts are written off against earnings and cannot be subsequently reversed. As of December 31, 2024, as the lease termination and ensuing dispute (as described more fully in Note 15) represented a triggering event, in accordance with ASC 360, BGHL compared the undiscounted cash flows of the long-lived asset group to their carrying amounts which determined there was no impairment required.

Mineral Exploration Rights and Costs, Exploration, Evaluation and Development Expenditures

Exploration costs, which include maintenance, development and exploration of mineral claims, are expensed as incurred. When it is determined that a mineral deposit can be economically developed as a result of establishing proven and probable reserves and all regulatory operating permits have been secured, the costs incurred after such determination will be capitalized until the commencement of production and amortized over their useful lives. To date, BGHL has not established the commercial feasibility and received the necessary regulatory operating permits for any of its exploration prospects; therefore, all exploration costs are expensed.

Asset Retirement Obligation

BGHL follows Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), which established a uniform methodology for accounting for estimated reclamation and abandonment costs. FASB ASC 410 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which the legal obligation associated with the retirement of the long-lived asset is incurred or when acquired. When the liability is initially recorded, the offset is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its future value each period and charged to accretion expense, and the initial capitalized cost is amortized over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is recorded.

Convertible Notes Payable

BGHL may enter into convertible notes, some of which contain fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder into common shares at a fixed rate at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. BGHL records the convertible note liability at its fixed monetary amount on the issuance date and interest expense charged over the outstanding period of the note.

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Business Combination and Asset acquisition

BGHL applies a screen test to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction should be accounted for as an asset acquisition or business combination.

When an acquisition does not meet the definition of a business combination because either: (i) substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset, or group of similar identified assets, or (ii) the acquired entity does not have an input and a substantive process that together significantly contribute to the ability to create outputs, BGHL accounts for the acquisition as an asset acquisition. In an asset acquisition, goodwill is not recognized, but rather, any excess purchase consideration over the fair value of the net assets acquired is allocated on a relative fair value basis to the identifiable net assets as of the acquisition date and any direct acquisition-related transaction costs are capitalized as part of the purchase consideration.

When an acquisition is accounted for as a business combination, BGHL recognizes and measures the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date, while transaction and integration costs related to business combinations are expensed as incurred. Any excess of the purchase consideration in excess of the aggregate fair value of the net tangible and intangible assets acquired, if any, is recorded as goodwill. For material acquisitions, BGHL engages independent appraisers to assist with the determination of the fair value of assets acquired, liabilities assumed, noncontrolling interest, if any, and goodwill, based on recognized business valuation methodologies. An income, market or cost valuation method may be utilized to estimate the fair value of the assets acquired, liabilities assumed, and noncontrolling interest, if any, in a business combination. The income valuation method represents the present value of future cash flows over the life of the asset using discrete financial forecasts, long-term growth rates, appropriate discount rates, and expected future capital requirements. The market valuation method uses prices paid for a similar asset by other purchasers in the market, normalized for any differences between the assets. The cost valuation method is based on the replacement cost of a comparable asset at the time of the acquisition adjusted for depreciation and economic and functional obsolescence of the asset. The fair value of property, plant and mine development is estimated to include the fair value of asset retirement costs of related long-lived tangible assets. During the measurement period, not to exceed one year from the date of acquisition, BGHL may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill if new information is obtained related to facts and circumstances that existed as of the acquisition date. After the measurement period, any subsequent adjustments are reflected in the period the adjustment arises.

Fair Value Measurement

As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date (exit price). BGHL utilize market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that participants used to measure fair value. The hierarchy gives us the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

Level 1: Quoted prices are available in an active market for identical assets or liabilities as of the reporting data. Active markets are those in which transactions for the assets or liability occur in sufficient frequency and volume to provide information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2:Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Subsequently all these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supposed by observable level at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, option and collar.

Level 3: Pricing inputs includes significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The fair value of cash, prepaid expenses and other assets, advances to related parties, accrued expenses and other liabilities, and due to related parties approximates their carrying values due to their relatively short maturities. The royalty payable, contingent consideration payable and the asset retirement obligation were recorded at fair value as of the closing date of the Purchase and Assumption Agreement using level 3 inputs (Note 12).

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

BGHL accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. BGHL has no material uncertain tax positions for any of the reporting periods presented.

As of December 31, 2024, a valuation allowance has been recorded for the full value of its net deferred tax asset due to the uncertainty as to the future recoverability until such time that taxable income is reasonably assured.

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of BGHL outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. There were no potential dilutive common stock equivalents for the year ended December 31, 2024 and 2023.

Recent Accounting Pronouncements

Certain new standards, amendments and interpretations, and improvements to existing standards have been published by the FASB and United States Securities and Exchange Commission but are not yet effective and have not been adopted early by BGHL. BGHL does not anticipate that any of these pronouncements will have a material impact on its consolidated financial statements.

4. RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM FINANCIAL STATEMENTS

In connection with the preparation of BGHL’s audited consolidated financial statements included in the Form 20-F, the Company identified required changes to the unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2024. On January 27, 2024, BGBPL, FGR Bogoso Prestea Ltd. (“FGRBPL”) and Bogoso Gold Streaming plc (“Bond SPV”) entered into a purchase and assumption agreement (the “Purchase Agreement”) to acquire certain mining assets, primarily mining leases, of the Bogoso Prestea Mine, subject to certain closing conditions including approval by the Ministry of Lands and Natural Resources of the Republic of Ghana. The registration of the legal transfer contemplated by the Purchase Agreement was completed on May 15, 2024. The changes relate to the initial asset acquisition accounting performed by the Company when it acquired the assets pursuant to the Purchase Agreement. Also on January 27, 2024, BGBPL entered into a Royalty Agreement (“Bond SPV Royalty”) with FGRBPL and Bond SPV.  The Bond SPV Royalty provides for BGBPL to pay a royalty in refined gold to Bond SPV (as priority payee) and FGRBPL (as secondary payee, once Bond SPV debt service obligations are met) at a rate of the lesser of (i) 2,000 ounces per month, or 30% of gross production per month for the first 36 months following the start of commercial production, and (ii) 3,250 ounces per month, or 30% of gross production per month, after 36 months until Bond SPV Royalty payments total the 250,000 ounce cap.

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The adjustments primarily relate to the removal of the Bond SPV Royalty liability and the removal of certain fixed assets (and the related depreciation expense) that were not part of the Purchase Agreement. After further investigation, it was determined the Bond SPV Royalty agreement should be accounted for as FGRBPL’s retention of a mineral right in accordance with ASC 932 as it represents a volumetric production payment, whereas previously it was accounted for as part of the consideration payable to FGR. Under ASC 932, FGR would retain the rights to their share of the ounces of gold and no entry should be recorded on BGHL as those rights were not part of the lease transfer.

Mineral rights are measured at fair value at the acquisition date and determined by the net present value of expected future cashflows, which, under an asset acquisition, are then adjusted to match the consideration paid, in this case being the liabilities assumed. Given BGHL accounted for the purchase as an asset acquisition rather than a business combination, the total adjusted consideration transferred on the date of the acquisition was allocated to the assets and liabilities acquired on a relative fair value basis therefore the net impact of these adjustments on the consolidated balance sheet as of the acquisition date was zero.

The following table summarizes the reporting acquisition date fair value of the assets acquired and the liabilities assumed, restatement adjustments and adjusted allocation of fair value of assets acquired:

	May 15, 2024
	As Reported	Restatement Adjustments	As Restated Assets acquired
Assets acquired
Property, plant and equipment	$44,600,000	$(42,000,000)	$2,600,000
Intangible assets: Mineral rights	323,600,000	(293,500,000)	30,100,000
Total assets acquired	$368,200,000	$(335,500,000)	$32,700,000

Liabilities assumed
Bond SPV royalty liabilities	$335,500,000	$(335,500,000)	$—
GSR royalty liability	2,700,000	—	2,700,000
GSR contingent consideration liabilities	17,100,000	—	17,100,000
Asset retirement obligation	12,900,000	—	12,900,000
Total liabilities assumed	$368,200,000	$(343,800,000)	$32,700,000

INTERIM CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED) (RESTATED)

(Stated in US Dollars except for Number of Shares)

	June 30, 2024
	As Reported	Restatement Adjustments	As Restated

ASSETS
Current assets
Cash	$714	$—	$714
Prepaid expenses and other current assets	769,742	—	769,742
Advances to related parties	1,252,660	—	1,252,660
Total current assets	2,023,116	—	2,023,116
Property, plant and equipment	44,510,619	(41,910,619)	2,600,000
Mineral rights	323,705,486	(293,500,000)	30,205,486
Total assets	$370,239,221	$(335,410,619)	$34,828,602

Liabilities
Current liabilities
Accrued expenses and other current liabilities	$1,378,826	$—	$1,378,826
Due to related party	245,583	—	245,583
Loan – related party	1,500,000	—	1,500,000
Convertible notes payable	2,224,918	—	2,224,918
Total current liabilities	5,349,327	—	5,349,327
Royalty payable	338,200,000	(335,500,000)	2,700,000
Contingent consideration liability	17,100,000	—	17,100,000
Asset retirement obligation	13,107,200	200	13,107,400
Total liabilities	373,765,527	(335,499,800)	38,256,727
Commitments and contingencies
Stockholders’ Deficit
Common stock, $0.00000000001 par value; 100,000,000 authorized and issued shares	—	—	—
Accumulated deficit	(3,517,306)	89,181	(3,428,125)
Total stockholders’ deficit	(3,517,306)	89,181	(3,428,125)
Total liabilities and stockholders’ deficit	$370,239,221	$(335,410,619)	$34,828,602

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED) (RESTATED)

(Stated in US Dollars except for Number of Shares)

	Three months ended June 30, 2024
	As Reported	Restatement Adjustments	As Restated
Operating expenses
General and administrative expenses	$374,750	$—	$374,750
Merger and acquisition expenses	550,100	—	550,100
Plant costs	1,349,153	—	1,349,153
Accretion of asset retirement obligation	207,200	200	207,400
Depreciation and amortization	89,381	(89,381)	—
Total operating expenses	2,570,584	(89,181)	2,481,403

Other expense
Interest expense	(41,007)	—	(41,007)
Total other expense	(41,007)	—	(41,007)
Net loss	$(2,611,591)	$89,181	$(2,522,410)
Weighted average common shares outstanding — basic and diluted	100,000,000	—	100,000,000
Net loss per common share — basic and diluted	$(0.03)	$—	$(0.03)

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(RESTATED)

(Stated in US Dollars except for Number of Shares)

	Six months ended June 30, 2024
	As Reported	Restatement Adjustments	As Restated
Operating expenses
General and administrative expenses	$460,392	$—	$460,392
Merger and acquisition expenses	1,035,495	—	1,035,495
Plant costs	1,349,153	—	1,349,153
Accretion of asset retirement obligation	207,200	200	207,400
	89,381	(89,381)	—
Total operating expenses	3,141,621	(89,181)	3,052,440

Other expense
Interest expense	(41,007)	—	(41,007)
Total other expense	(41,007)	—	(41,007)
Net loss	$(3,182,628)	$89,181	$(3,093,447)
Weighted average common shares outstanding — basic and diluted	100,000,000	—	100,000,000
Net loss per common share — basic and diluted	$(0.03)	$—	$(0.03)

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR SIX MONTHS ENDED JUNE 30, 2024

(RESTATED) (UNAUDITED)

(Stated in US Dollars except for Number of Shares)

	As Reported	Restatement Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(3,182,628)	$89,181	$(3,093,447)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of asset retirement obligation	207,200	200	207,200
Depreciation	89,381	(89,381)	—
Operating and prepaid expenses paid by related party	1,326,914		1,326,914
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(685,751)	—	(685,751)
Advances to related party	(1,252,660)	—	(1,252,660)
Accrued expenses and other liabilities	1,378,826	—	1,378,826
Net cash used in operating activities	(2,118,718)	—	(2,118,718)

Cash flows from investing activities:
Capitalized asset acquisition costs	(105,486)	—	(105,486)
Net cash used in investing activities	(105,486)	—	(105,486)

Cash flows from financing activities:
Proceeds from convertible notes	2,224,918	—	2,224,918
Net cash provided by financing activities	2,224,918	—	2,224,918

Net Increase in cash	714	—	714
Cash at beginning of period	—	—	—
Cash at end of period	$714	$—	$714

Supplemental cash flow information
Interest paid	$—	$—	$—
Taxes paid	$—	$—	$—

Noncash investing and financing activities:
Acquisition of Mineral rights in exchange for certain obligations	$323,600,000	$(293,500,000)	$30,100,000
Acquisition of Property, plant and equipment, net in exchange for certain obligations	$44,600,000	$(42,000,000)	$2,600,000
Assumption of royalty payable in exchange for mineral rights and property, plant and equipment, net	$338,200,000	$(335,500,000)	$2,700,000
Assumption of contingent consideration liability in exchange for mineral rights and property, plant and equipment, net	$17,100,000	$—	$17,100,000
Assumption of asset retirement obligation in connection with obtaining mineral rights and property, plant and equipment, net	$12,900,000	$—	$12,900,000

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. ASSET ACQUISITION

On January 27, 2024, the BGBPL and FGRBPL entered into the Purchase Agreement to acquire certain mining assets, primarily mining leases, of the Bogoso Prestea Mine, subject to certain closing conditions including approval by the Ministry of Lands and Natural Resources of the Republic of Ghana. The Purchase Agreement provided for the transfer of mining assets from FGRBPL (the previous leaseholder) to BGBPL, including four mining leases (Bogoso I, Bogoso II, Prestea Surface and Prestea Underground), a government indemnity in favor of the previous leaseholder in respect of certain environmental damage and liabilities, fixed assets including immovable structures, buildings and facilities. Consideration for the transfer of the mining assets is the assumption of the previous leaseholder’s royalty agreement obligation with Golden Star Resources and stream agreement with Royal Gold.

The Purchase Agreement became effective as of May 1, 2024. The closing conditions have been met, with a number of subsequent closing deliverables still to be concluded (including the Royal Gold Agreement novation, the Golden Star Resources Agreement novation, and the Corporate Social Responsibility Agreement novation). The registration of the legal transfer was completed on May 15, 2024. In accordance with the laws of Ghana, BGBPL will ultimately be 90% owned by BGHL and 10% owned by the Government of the Republic of Ghana. As of the date of these financials, the shares have not been transferred to the Government of the Republic of Ghana.

BGHL evaluated this acquisition under ASC 805, Business Combinations. ASC 805 requires that an acquirer determine whether it has acquired a business. If the criteria of ASC 805 are met, a transaction would be accounted for as a business combination and the purchase price is allocated to the respective net assets and liabilities assumed based on their fair values and a determination is made whether any goodwill results from the transaction. This mine has been shut in with limited activities necessary to maintain the surface as required by regulation. In evaluating the criteria outlined by this standard, BGHL concluded that the acquired set of assets did not meet the US GAAP definition of a business. BGHL did not acquire an assembled workforce nor a substantive process. BGHL has contracted through a transition services agreement (the “TSA”), FGRBPL to continue various mine maintenance processes. In order to commence operations, BGHL will need to hire additional skilled workers to execute its exploration and development plan. Therefore, BGHL accounted for the purchase as an asset acquisition rather than a business combination, and allocated the total consideration transferred on the date of the acquisition to the assets and liabilities acquired on a relative fair value basis.

Also on January 27, 2024, Blue Gold Bogoso Prestea Ltd entered into the Bond SPV Royalty with FGRBPL and Bond SPV.  The Bond SPV Royalty provides for Blue Gold Bogoso Prestea Ltd to pay a royalty in refined gold to Bond SPV (as priority payee) and the previous leaseholder (as secondary payee, once Bond SPV debt service obligations are met) at a rate of the lesser of (i) 2,000 ounces per month, or 30% of gross production per month for the first 36 months following the start of commercial production, and (ii) 3,250 ounces per month, or 30% of gross production per month after 36 months until Bond SPV Royalty payments total the 250,000 ounce cap. This agreement represents a volumetric production payment and in accordance with ASC 932, is accounted for as a retention of the mineral right by the pervious leaseholder and therefore not part of the asset acquisition described above.

The following table summarizes the acquisition date fair value of the assets acquired and the liabilities assumed:(1)

Assets acquired
Property, plant and equipment(2)	$2,600,000
Intangible assets: mineral rights(3)	30,100,000
Total assets acquired	$32,700,000

Liabilities assumed
GSR royalty liability(4)	$2,700,000
GSR contingent consideration liabilities(5)	$17,100,000
Asset retirement obligations(6)	$12,900,000
Total Liabilities assumed	$32,700,000

(1)	The liabilities assumed and assets acquired include a mandatory 10% non- controlling interest to be held by the Government of Ghana based on Ghanaian laws.

(2)	Property, plant and equipment includes land, building and processing equipment excluding mobile assets. Property, plant and equipment are measured at fair value at the acquisition date. The fair value was determined by the evaluation and combination of the open market approach, comparative method and the present replacement value approach. The fair value was then adjusted based on relative fair value as compared to the other assets acquired.

(3)	Mineral rights are measured at fair value at the acquisition date and determined by the net present value of expected future cashflows. Key assumptions in the income valuation method include long-term gold prices (average gold price of $2,006/oz), level of gold production over the life of mine (3,885.4 koz), tonnes of ore processed (76.7 Mt), operating and capital expenditures and a 17.0% discount rate. The fair value was then adjusted based on relative fair value to match the consideration paid being the liabilities assumed.

(4)	The liability is recorded at fair value at the closing date determined by the net present value of estimated future obligations using the same expected future cash flows associated with the mineral rights using an appropriate credit adjusted discount rate of 10%.

(5)	The fair value of the liability was determined using the Black Scholes Merton Model at the closing date. Key assumptions in this model included remaining life (3.6 — 6.0 years); risk free rate (4.3%-4.4%); and cost of debt (17.6% – 18.3%).

(6)	Asset retirement obligation represents the fair value at the closing date associated with the estimate of cost to return the mines to their original condition upon disposal. The estimate was determined using the present value technique based on forecasted remediation costs at end of life of mine (incorporating an appropriate inflation rate), and development and application of an appropriate credit adjusted discount rate, 12.5%.

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. MINERAL RIGHTS

As of December 31, 2024, BGHL has mineral rights in Ghana to mine the Bogoso and Prestea properties acquired under the Purchase Agreement. These mineral rights were acquired through staking and purchase, lease or option agreements and are subject to varying royalty interests, some of which are indexed to the sale price of gold. The mine is currently on care and maintenance, no mining activities are being undertaken and there is currently no production from the mine. As of December 31, 2024, the carrying value of the mineral rights of $30.1 million represents the relative fair value on the acquisition date allocated to the acquired mineral rights pursuant to the Purchase Agreement. Amortization is computed using the unit of production method and there was no amortization for the year ended December 31, 2024, due to the lack of gold production.

Due to the uncertainty surrounding the outcome of the lease dispute with the Government of Ghana (Note 15), and the possibility that the mining leases may not be returned to BGBPL, there is a material uncertainty that BGHL will not be able to undertake its business plan to restart the Bogoso Prestea mine. If BGHL is not successful with its arbitration proceedings with the Republic of Ghana, the leases may be relinquished which will reduce the mineral rights value reflected in BGHL’s balance sheet to zero.

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:	December 31, 2024
Vehicles	$354,267
Building and leasehold land	1,792,352
Plant and machinery	807,648
Computer and accessories	1,010
Total Property, plant and equipment	2,955,277
Less: accumulated depreciation	(41,768)
Property, plant and equipment, net	$2,913,509

There was $41,768 of depreciation expense for the year ended December 31, 2024.

8. ADVANCES PAYABLE

On November 7, 2024, BGHL received a $345,000 advance from Attachy. The advance is interest free and without security. The advance is due on demand. At December 31, 2024, Attachy has not demanded repayment of the advance.

On each of October 2, 2024, October 28, 2024 and November 31, 2024, BGHL’s subsidiary, BGBPL, received an aggregate amount of $303,000 in advances from Attachy. The advances are interest free and without security.  The advances are due on demand. At December 31, 2024, Attachy has not demanded repayment of the advances.

9. CONVERTIBLE NOTES PAYABLES

On June 16, 2024, BGHL executed $2,500,000 of convertible secured interest-bearing loan notes, as amended and restated by an amendment and restatement deed, dated June 26, 2024, with a redemption date of December 14, 2024 (the “Notes”), to fund working capital needs. The Notes are convertible into ordinary shares at a conversion rate of $0.50 per share. The Notes accrue fixed interest of 15% of the principal amount of the Notes which are repaid or redeemed but no interest shall accrue on any Notes that are converted. The Notes are secured by the underlying equity of BGHL held by three shareholders of BGHL. The Notes can be repaid or converted at the option of the Noteholder at any time, up to the redemption date of December 14, 2024. In June and July 2024, BGHL issued $2,500,000 of the Notes, of which $350,000 was redeemed and reissued to new Noteholders at a fixed rate of 10% on July 30, 2024. In September 2024, $27,152 was repaid. BGHL records the Note liability at its fixed monetary amount on the issuance date and interest expense charged over the outstanding period of the Note. At December 31, 2024, the balance of $2,472,848 was due on demand and reported as Convertible notes payables on the accompanying consolidated balance sheet. For the year ended December 31, 2024, interest expense of $442,869 was accrued on these loans and included on the consolidated statement of income.

On January 10, 2025 the Notes were amended and restated to extend the redemption date to June 14, 2025; increase the fixed interest rate to 30% of the principal amount of the Notes which are repaid or redeemed but no interest shall accrue on any Notes that are converted; and decreased the conversion rate to $0.40 per share. As at the date of these financial statements, 100% of the Notes have been converted. The Noteholders converted their Notes into shares by accepting shares issued by BC2, with a corresponding intercompany loan being put in place owing by BGHL to BC2 (see Note 16).

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. ROYALTY AGREEMENT AND CONTINGENT CONSIDERATION

Bond SPV Royalty Agreement

On January 27, 2024, in conjunction with the Purchase Agreement (see Note 5), BGBPL entered into the Bond SPV Royalty with FGRBPL and Bond SPV which closed in May 2024. The Bond SPV Royalty provides for BGBPL to pay a royalty in refined gold to Bond SPV (as priority payee) and the previous leaseholder (as secondary payee, once Bond SPV debt service obligations are met) at a rate of the lesser of (i) 2,000 ounces per month, or 30% of gross production per month for the first 36 months following the start of commercial production, and (ii) 3,250 ounces per month, or 30% of gross production per month after 36 months until Bond SPV Royalty payments total the 250,000 ounce cap. This agreement represents a volumetric production payment and in accordance with ASC 932, is accounted for as a retention of the mineral right by the previous leaseholder and therefore not part of the asset acquisition described above. Gold ounces available to be sold will be reduced by the amounts provided to Bond SPV.

GSR Royalty Agreement

The consideration for the transfer of mining assets under the Purchase Agreement also includes the assumption of FGRBPL’s royalty agreement with Golden Star Resources, a royalty and a contingent payment. On September 30, 2021, FGR entered into Royalty and Contingent Payment Agreement with Golden Star Resources Limited (“GSR Royalty”). The GSR Royalty provides for the payments of two types of royalties to Golden Star Resources Limited. First, a royalty of 1.0% of sale of product of net smelter returns of 100,000 to 300,000 cumulative ounces of gold, and a royalty of 2.0% of sale of product of net smelter returns of over 300,000 cumulative ounces of gold after October 1, 2020. The net smelter return royalty terminates when the aggregate payments exceed $35,000,000. To date there has been no payment triggered or made towards the net smelter return royalty. The second is a contingent payment, defined as the payment of $20,000,000 (if the price of gold is <$1,400/oz), $30,000,000 (if the price of gold is $1,400–$1,700/oz), or $40,000,000 (if the price of gold is >$1,700/oz) upon the start of sulphide mining (refractory), such payment to be made in stages during the construction and operation of the sulphide project. To date, there has been no payment triggered or made towards the sulphide mining contingent payment.

On the closing date, the GSR Royalty liability under this agreement was measured at fair value using an income approach. The contingent payment also resulted in a liability that was measured using the Black Scholes Merton model (See Note 12).

11. ASSET RETIREMENT OBLIGATIONS

BGHL accounts for its asset retirement obligations in accordance with ASC 410, Asset Retirement and Environmental Obligations. Remediation, reclamation and mine closure costs are based principally on legal and regulatory requirements. Management estimates costs associated with reclamation of mining properties as well as remediation costs for inactive properties. BGHL uses assumptions about future costs, capital costs and reclamation costs. Such assumptions are based on BGHL’s current mining plan and the best available information for making such estimates. At the closing date of acquiring the mine, the asset retirement obligation was measured at fair value. The estimate was determined using the present value technique based on forecasted remediation costs at end of life of mine (incorporating an appropriate forward rate), and development and application of appropriate discount rate.

BGHL accounts for its asset retirement obligations in accordance with ASC 410, Asset Retirement and Environmental Obligations. This requires that legal obligations associated with the retirement of long-lived assets be recognized at fair value when incurred and capitalized as part of the related long-lived asset. Over time, the liability is accreted to its future value each period, and the capitalized asset is depreciated over the useful life of the long-lived asset.

In the absence of quoted market prices, BGHL estimates the fair value of our asset retirement obligations at inception using present value techniques, in which estimates of future cash flows associated with retirement activities are discounted using a credit-adjusted risk-free rate. BGHL’s estimated liability could change significantly if actual costs vary from assumptions or if governmental regulations change significantly.

BGHL’s cash flow estimate for the asset retirement obligation is based upon the assumption of a 18.3-year expected life of the mine and discounted using a credit-adjusted risk-free discount rate of 12.5%.

BGHL’s asset retirement obligation was established in May 2024, subsequent to the Purchase Agreement, and initially recorded at fair value. BGHL’s accretion expense totaled $1,037,000 from the closing date through December 31, 2024. The asset retirement obligation totaled $13,937,000 at December 31, 2024.

Changes to the asset retirement obligations are as follows:

December 31, 2024
Asset Retirement obligations, beginning of year	$—
Liability assumed	12,900,000
Accretion expense	1,037,000
Asset Retirement obligations, end of year	$13,937,000

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. FAIR VALUE MEASUREMENT

Financial Assets Measured at Fair Value on a Nonrecurring Basis

The significant Level 3 assumptions used in the calculation of estimated discounted cash flow model vary depending on its application and may include projections of estimated quantities of gold resources and reserves, expectations for timing and amount of future development, operating and asset retirement costs, projections of future rates of production, expected recovery rates and risk adjusted discount rates. See Note 5 for additional information regarding the mine acquisitions.

Royalty Liabilities

The estimated fair value of the royalty liabilities was determined using the income approach. Key inputs in the income valuation method include long-term gold prices (average gold price of $2,006/oz), level of gold production over the life of mine (3,885.4 koz), tonnes of ore processed (76.7 Mt) and the discount rate (10.0%).

Contingent Liability

The estimated fair value of the contingent consideration was determined using the Black-Scholes option-pricing model and were based on the following assumptions:

May 15, 2024 (acquisition date)
Dividend yield	0.0%
Volatility	13.8%
Risk Free Rate	4.3 – 4.4%
Expected Life	3.6 – 6 years
Cost of debt	17.6 – 18.3%

Asset Retirement Obligation

BGHL estimates the fair value of asset retirement obligations based on the projected discounted future cash outflows required to settle abandonment and restoration liabilities. Such an estimate requires assumptions and judgments regarding the existence of liabilities, the amount and timing of cash outflows required to settle the liability, what constitutes adequate restoration, inflation factors, credit adjusted discount rates, and consideration of changes in legal, regulatory, environmental and political environments. Asset retirement obligation fair value measurements in the current period were Level 3 fair value measurements. The estimated fair value of the asset retirement obligation was determined using an income approach. Key assumptions included the remaining term – 18.3 years; discount rate – 12.5%; inflation rate – 4.7%; market risk premium 5.50%. As further described in Note 11, BGHL recognized the fair value of a liability for an asset retirement obligation at the close date of the Purchase Agreement. Future changes to underlying assumptions may result in revisions of the asset retirement obligation resulting in an adjustment to the asset retirement asset that is amortized prospectively using the unit of production method. The accretion expense from the closing date through December 31, 2024 was $1,037,000.

13. RELATED PARTY TRANSACTIONS

Related party loan

On December 30, 2023, BGHL entered into an unsecured promissory note (the “Working Capital Loan”) with an affiliate, FGR, pursuant to which BGHL may borrow up to an aggregate principal amount of $1,500,000. The Working Capital Loan is non-interest bearing and payable upon the consummation of the Business Combination. As of December 31, 2024 and 2023, there was $0 and $418,669, respectively, outstanding under the Working Capital Loan, respectively.

BLUE GOLD HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Accounts Payable related party

The Company has various related party transactions with FGRBPL, its parent, BIHL and BIHL’s consolidated subsidiaries. These transactions primarily relate to mine maintenance services provided by FGRBPL to BGBPL in connection with the TSA. In order to fund these transactions, at times, money is advanced to a BIHL consolidated entity, thereby creating a due from balance. BIHL through its subsidiaries carry out the business activities of the mine and the amounts advanced are used to fund these activities. The break-out of this net balance due as of December 31, 2024 by BIHL consolidated entity is as follows:

Legal entity name	As of December 31, 2024
FGR – BPL	$(3,887,334)
Future Global Resources Limited (“FGR”)	1,762,907
Blue International Holdings Limited (“BIHL”)	23,314
$(2101,113)

On December 31, 2024, the Company owed a net amount of $2,101,113 to BIHL and its consolidated subsidiaries. The balance is due on demand. Interest is calculated on a monthly basis based on SOFR plus 1% on funds advanced as well as funds received. For the year ended December 31, 2024, a net amount of related party interest of $69,418 was recorded in the statement of operations and remains accrued at December 31, 2024 and is included in accounts payable related party in the consolidated Balance Sheet. For the year ended December 31, 2024, the Company incurred expenses of $4,241,953 in connection with the TSA which has been included in plant maintenance costs in the consolidated statement of operations.

14. STOCKHOLDERS’ DEFICIT

Common stock — BGHL is authorized to issue 200,000,000 shares of common stock with a par value of $0.00000000001 per share. During the year ended December 31, 2024, BGHL sold 8,590,592 shares of common stock of BGHL receiving proceeds totaling $3,628,191. Additionally, BGHL issued 155,654 shares of common stock of BGHL in exchange for goods and services totaling $89,749. At December 31, 2024 and 2023, there were 108,746,245 and 100,000,000 shares of common stock issued and outstanding, respectively.

15. COMMITMENTS AND CONTINGENCIES

Notice of Termination of Mining Leases

On September 20, 2024, FGR-BPL, the previous leaseholders of the Bogosa Prestea Mine, received a notice of termination of mining leases (the “Commission Notice”) from the Minerals Commission of Ghana (the “Mineral Commission”) alleging violations of the related leases. After the Commission Notice, the Mineral Commission formed an Interim Management Committee (“IMC”), and the IMC assumed managerial control of the mine site. BGHL and the Previous Leaseholder, pursuant to the Minerals and Mining Act 2006 (Act 703) (the “Mining Act”), actively dispute the contents and legality of the Commission Notice and the appointment of an IMC. On October 14, 2024, BGHL delivered notice to the Republic of Ghana requesting settlement of BGHL’s dispute pursuant to the Agreement between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the Republic of Ghana for the Promotion and Protection of Investments, signed in Accra on March 22, 1989 and entered into force on October 25, 1991 (“UK-Ghana BIT”).

On April 2, 2025, BGHL served a notice of arbitration on the Republic of Ghana to commence international arbitration proceedings against the Republic of Ghana pursuant to Article 10 of the UK-Ghana BIT. On June 6, 2025, the Republic of Ghana submitted its response to the notice of arbitration in which it contests jurisdiction and disputes the validity and merits of BGHL’s claims and has agreed to have a three-person tribunal hear the dispute and for it to be administered by an arbitral institution (the Permanent Court of Arbitration in The Hague). Pending the resolution of the dispute, BGHL has been advised by Kimathi & Partners, its legal counsel in Ghana, that pursuant to Section 27(5) of the Mining Act, any mineral rights BGHL held at the time it received the notice of termination, the term and area of such mining lease shall continue without diminution until thirty days after the resolution of the dispute.

In the event the arbitration outcome or any of these actions is favourable to the existing mining leases, successful mine development, infrastructure construction, and mineral production is dependent on obtaining all necessary consents, approvals, and licenses for a successful design, construction, and operation of efficient mining, processing, and transportation facilities. No assurance can be given that we will be able to resolve this matter or obtain all necessary consents, approvals, and licenses in a timely manner, or at all. If the outcome of the arbitration is unfavourable, it will adversely affect the value of BGHL’s business. Delays or difficulties in obtaining a favourable arbitration outcome or in obtaining relevant approvals, may interfere with future mining operations or plans of BGHL, which will materially impact our business and financial position in the future.

Due to the uncertainty surrounding the outcome of the lease dispute with the Government of Ghana, and the possibility that the mining leases may not be returned to BGBPL, there is a material uncertainty that BGHL will be able to undertake its business plan to restart the Bogoso Prestea mine. If the Company is not successful with its arbitration proceedings with the Republic of Ghana, the leases may be relinquished which will reduce the mineral rights value reflected in BGHL’s balance sheet to zero.

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Business Combination Agreement

On June 25, 2025 (the “Closing Date”), Blue Gold Limited, a Cayman Islands exempted company limited by shares (“BGL”), consummated the previously announced business combination pursuant to the Second Amended and Restated Business Combination Agreement, dated as of June 12, 2024 (as amended and restated, the “BCA”), and further amended on January 8, 2025, March 28, 2025, April 20, 2025, May 8, 2025 and June 10, 2025, by and among BGL, Perception Capital Corp. IV, a Cayman Islands exempted company limited by shares formerly known as RCF Acquisition Corp. (“Perception”), and BGHL. The following transactions occurred pursuant to the terms of the BCA (collectively, the “Business Combination”):

●	BGL formed Blue Merger Sub, an exempted company incorporated under the laws of the Cayman Islands (“Blue Merger Sub”), for the purposes of the effectuating the business combination;

●	Perception merged with and into BGL, with BGL being the surviving entity (the “Perception Reorganization”);

●	Blue Cayman 1, an exempted company incorporated under the laws of the Cayman Islands (“BC1”), acquired the entirety of the BGHL Shares;

●	BC1 transferred the entire undertaking of BC1, including the entire share capital of BGHL to Blue Cayman 2, an exempted company incorporated under the laws of the Cayman Islands (“BC2”). The name of Blue Cayman 2 was changed to Blue Gold (Cayman) Limited;

●	Blue Merger Sub merged with and into BC2, with BC2 being the surviving entity and becoming a wholly owned subsidiary of BGL.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although Perception will acquire all of the outstanding equity interests of BGHL in the Business Combination, Perception will be treated as the “acquired” company and BGHL will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of BGHL issuing stock for the net assets of Perception, accompanied by a recapitalization. The net assets of Perception will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of BGHL.

BGHL has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the Assuming Minimum Redemptions Scenario and the Assuming Maximum Redemptions Scenario:

●	BGHL’s stockholders will have the greatest voting interest in the Post-Combination Company;

●	BGHL’s stockholders will have the ability to control decisions regarding election and removal of directors and officers of the Post-Combination Company;

●	BGHL will comprise the ongoing operations of the Post-Combination Company; and

●	BGHL’s existing senior management will be the senior management of the Post-Combination Company.

Royal Gold Stream Agreement

Another obligation for the transfer of mining assets under the Purchase Agreement is the assumption by BGBPL of the previous leaseholder’s stream agreement with RGLD Gold AG (“Royal Gold”). Royal Gold has the right to purchase 5.5% of payable gold produced from the Bogoso Prestea Mine. The cash purchase price for gold is 30% of the spot price of gold per ounce delivered.

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Gold Advance Payment Purchase Agreements

In August 2024, BGHL signed a Gold Advance Payment Purchase Agreement (“GAPPA”) with Gerald Metals SARL (“Gerald”), whereby, subject to satisfying several conditions precedent, Gerald will make advance payments of up to an aggregate of $25,000,000 to fund restart costs. All advance payment amounts, plus interest accruing and compounding daily at 7% plus three-month SOFR per annum, are required to be prepaid 24 months after the date of the first advance payment disbursement. Until such time as all such amounts are paid in full, Gerald is granted a first ranking perfected security interest over all of BG-BPL’s assets, including real property, machinery, and equipment, its mining license, each with regard to the Bogoso Prestea mine, and certain other assets. In consideration of the advance payment, BGBPL will sell 100% of the total material produced at the Bogoso and Prestea site to Gerald for a period of 60 months after the offtake commencement date at a discount as defined in the agreement. The total amount of material sold will be no less than 760,000 oz of gold, delivered pursuant to a prescribed delivery schedule, and such 60 month period can be extended until such amount is delivered. Pursuant to the GAPPA, Gerald was also granted a right of first refusal to participate in the development funding of certain future projects. In addition, the GAPPA includes an undertaking that Blue Gold Limited will become a party to the GAPPA. The GAPPA gives Gerald the option to convert the advance payment, or part thereof, into shares and warrants of Blue Gold Limited. Under Tranche A, $15.0 million of advance payment can be converted to Blue Gold Limited shares up to 10 business days after Listing. The conversion price into BGL shares will be calculated on the basis of a conversion into BGHL shares at $0.43 cents and then applying the BCA conversion into BGL shares achieved by BGHL at the time of the Listing. Each share is paired with a warrant as part of Tranche A, giving the right to purchase shares at the listing price (cash exercise) for a period of 24 months following the date of issue of the warrants. Under Tranche B, $10.0 million of advance payment can be converted to Blue Gold Limited shares for a period of 24 months after the first disbursement of the advance payment. Under Tranche B, Gerald can elect to convert on the earlier of (i) the Listing; or (ii) during the first calendar month of commercial production. If the conversion under Tranche B takes place prior to Listing, the conversion price shall be 100 cents per share in BGHL, if the conversion is after Listing, the conversion price shall be the initial listing price. Each share is paired with a warrant as part of Tranche B giving the right to purchase shares at the listing price (cash exercise) for a period of (i) 24 months following the date of issue of the warrants if they elect to exercise Tranche B prior to the Listing, or on the IPO date, or within 12 months following the date of last disbursement of the Advance Payment, or (ii) 12 months if Gerald elects to convert after the 12th Month following the date of last disbursement of the Advance Payment. Furthermore, the GAPPA gives Gerald the right, for the duration of the agreement, to two board seats on BGL and BGBPL.

Mining Equipment Supply Framework Agreement

In September 2024, BG-BPL signed a Mining Equipment Supply Framework Agreement with Attachy, whereby Attachy will procure certain goods and equipment necessary for the restart of the Bogoso Prestea mine, up to a total value of $8.0 million. BG-BPL must repay to Attachy the equipment purchase price plus a mark-up of 30% of such price. Repayment of the purchase price and mark-up amount will commence three months after an equipment purchase and will be repaid over seven equal monthly instalments. The Company paid $1,084,872 to Attachy under this agreement as a service fee which has been expensed as plant maintenance costs for the year ended December 31, 2024.

BLUE GOLD HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16. SUBSEQUENT EVENTS

Subsequent events have been evaluated through July 1, 2025, which represents the date the consolidated financial statements were available to be issued and those that are material to the consolidated financial statements are included below.

Advance from Parent

In March 2025, BGHL received an advance of $866,691 from BC2, BGHL’s current parent company.

Preferred Stock Purchase

In March 2025, BGHL entered into a Preferred Stock Purchase Agreement to purchase 110,000 preference shares of Perception Capital Corp. IV from BCMP Services Limited (“BCMP”), an entity jointly owned by the CEO of BGHL and a significant shareholder, for a total consideration of $126,385, which was BCMP’s cost basis. In April 2025, BGHL granted options over 17,500 of these preference shares to employees at an exercise price $1.15 per preference share with an option term of five years. The Preference Shares are convertible on a 1-to-20 basis into Class A Ordinary Shares for an effective price of approximately $0.06 per Class A Ordinary Share.

Amendment to convertible notes

As referred to in Note 9, on June 16, 2024, BGHL executed $2,500,000 of notes, as amended and restated by an amendment and restatement deed, dated June 26, 2024, with a redemption date of December 14, 2024. On January 10, 2025, the Notes were amended and restated to extend the redemption date to June 14, 2025; increase the fixed interest rate to 30% of the principal amount of the Notes which are repaid or redeemed but no interest shall accrue on any Notes that are converted; and decreased the conversion rate to $0.40 per share. As at the date of these financial statements 100% of the Notes have been converted and upon conversion no interest was charged. The Noteholders converted their notes into shares by accepting shares issued by BC2. As the debt was owed by BGHL, the Company recorded an intercompany loan to BC2 at the time of conversion to relieve the convertible notes payable.

New Convertible Note issue

As of June 25, 2025, BGHL is undertaking a fundraising in the form of a convertible note (“CLN”), with $1,902,586 having been subscribed to date. The CLN has a maturity date of October 31, 2025 and a redemption premium of 20%. The CLNs will be automatically converted into ordinary shares of Blue Gold Limited thirty (30) days after the Listing of Blue Gold Limited. The conversion price will be the lower of (i) the Volume Weighted Average Price (VWAP) over the 30-day period following the Listing less the Applicable Discount and (ii) the closing price on the day prior to the conversion less the Applicable Discount. The Applicable Discount is a 40% discount for investments made prior to the Listing and a 20% discount for investments made following the Listing.

Accounts Payable Related Party

As of May 31, 2025, BGHL owed a net amount of $718,382 to BIHL and its consolidated subsidiaries to cover plant maintenance costs in connection with the TSA. BIHL is the parent company of the previous leaseholder. The balance is due on demand. Interest continues to be calculated on a monthly basis based on SOFR plus 1% on funds advanced as well as funds received.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Perception Capital Corp IV.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Perception Capital Corp IV. (the “Company”) as of December 31, 2024 and 2023, the related statements of operations, changes in redeemable class A ordinary shares and shareholders’ deficit, and cash flows for the year ended December 31, 2024 and 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs or complete a business combination by April 15, 2025, then the Company will cease all operations except for the purpose of liquidating. Both the liquidity condition and mandatory redemption raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2023.

New York, New York

March 27, 2025

PCAOB Number 100

PERCEPTION CAPITAL CORP IV.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2024	2023

ASSETS
Current assets
Cash	$43,499	$222,581
Prepaid expenses	28,500	407,235
Total current assets	71,999	629,816

Cash held in Trust Account	3,954,190	52,977,929
Total Assets	$4,026,189	$53,607,745

LIABILITIES, REDEEMABLE CLASS A ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$1,084,378	$118,682
Convertible senior secured promissory note	1,328,839	1,000,000
Derivative liability	—	7,273
Total current liabilities	2,413,217	1,125,955

Non-current liabilities
Warrant liabilities	282,650	1,162,320
Total non-current liabilities	282,650	1,162,320
Total Liabilities	2,695,867	2,288,275

COMMITMENTS AND CONTINGENCIES (NOTE 7)
CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION
Class A ordinary shares subject to possible redemption, $0.0001 par value; 332,928 and 4,777,672 shares issued and outstanding subject to possible redemption, at approximately $11.58 and $11.07 redemption value at December 31, 2024 and 2023, respectively	3,854,190	52,877,929

SHAREHOLDERS’ DEFICIT
Preference shares, $0.0001 par value; 1,000,000 shares authorized; 609,250 issued and outstanding and non issued or outstanding at December 31, 2024 and 2023, respectively	60	—
Class A ordinary shares; $0.0001 par value; 200,000,000 shares authorized; 6,505,624 and 5,749,999 shares issued and outstanding, at December 31, 2024 and 2023, respectively (excluding shares subject to redemption)	650	575
Class B ordinary shares; $0.0001 par value; 20,000,000 shares authorized; one share issued and outstanding at December 2024 and 2023	—	—
Additional paid-in capital	1,789,280	3,457,783
Accumulated deficit	(4,313,858)	(5,016,817)
Total Shareholders’ Deficit	(2,523,868)	(1,558,459)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$4,026,189	$53,607,745

The accompanying notes are an integral part of these consolidated financial statements

PERCEPTION CAPITAL CORP IV.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2024	2023

EXPENSES
General and administrative expenses	$2,137,873	$4,565,129
Loss from operations	(2,137,873)	(4,565,129)

OTHER INCOME
Forgiveness of debt	—	720,077
Gain attributable to derecognition of deferred underwriting fee allocated to warrants	—	409,845
Change in fair value of warrant liability	424,482	461,680
Change in fair value of derivative liability	122,297	9,159
Interest expense – debt discount	(115,024)	(16,432)
Interest earned in Trust Account	2,409,077	8,128,147
Total other income, net	2,840,832	9,712,476

NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS	$702,959	$5,147,347

WEIGHTED AVERAGE SHARES OUTSTANDING OF REDEEMABLE ORDINARY SHARES, BASIC AND DILUTED	4,243,331	16,459,493
BASIC AND DILUTED NET INCOME PER SHARE, REDEEMABLE ORDINARY SHARES	$0.46	$0.39
WEIGHTED AVERAGE SHARES OUTSTANDING OF NON-REDEEMABLE ORDINARY SHARES, BASIC	5,991,552	5,750,000
BASIC NET LOSS PER SHARE, NON-REDEEMABLE ORDINARY SHARES	$(0.21)	$(0.23)
WEIGHTED AVERAGE SHARES OUTSTANDING OF NON-REDEEMABLE ORDINARY SHARES, DILUTED	6,148,938	5,750,000
DILUTED NET LOSS PER SHARE, NON-REDEEMABLE ORDINARY SHARES	$(0.20)	$(0.23)

The accompanying notes are an integral part of these consolidated financial statements

PERCEPTION CAPITAL CORP IV.

CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CLASS A ORDINARY SHARES AND

SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2024

			Shareholders’ Deficit
	Redeemable Class A		Preference	Class A Ordinary		Class B Ordinary		Additional		Total
	Ordinary Shares		Shares	Shares		Shares		paid-in	Accumulated	shareholders’
	Shares	Amount	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance, December 31, 2023	4,777,672	$52,877,929	$—	5,749,999	$575	1	$—	$3,457,783	$(5,016,817)	$(1,558,459)
Remeasurement of Redeemable Class A ordinary shares subject to possible redemption	—	2,823,556	—	—	—	—	—	(2,823,556)	—	(2,823,556)
Conversion of Private Warrants to Class A ordinary shares	—	—	—	755,625	75	—	—	455,113	—	455,188
Issuance of Preference Shares	—	—	60	—	—	—	—	699,940	—	700,000
Redemption of Redeemable Class A Ordinary Shares	(4,444,744)	(51,847,295)
Net income	—	—	—	—	—	—	—		702,959	702,959
Balance, December 31, 2024	332,928	$3,854,190	$60	6,505,624	$650	1	$—	$1,789,280	$(4,313,858)	$(2,523,868)

FOR THE YEAR ENDED DECEMBER 31, 2023

			Shareholders’ Deficit
	Redeemable Class A		Class A Ordinary		Class B Ordinary		Additional		Total
	Ordinary Shares		Shares		Shares		paid-in	Accumulated	shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance, December 31, 2022	23,000,000	$237,941,214	—	$—	$5,750,000	$575	$—	$(9,906,251)	$(9,905,676)
Remeasurement of Redeemable Class A ordinary shares subject to possible redemption	—	10,337,286	—	—	—	—	(2,439,217)	(257,913)	(2,697,130)
Redemption of Redeemable Class A ordinary shares	(18,222,328)	(195,400,571)	—	—	—	—	—	—	—
Capital Contribution – Sponsor	—	—	—	—	—	—	5,897,000	—	5,897,000
Conversion of Non-Redeemable Class B ordinary shares to Non-Redeemable Class A ordinary shares	—	—	5,749,999	575	(5,749,999)	(575)	—	—	—
Net income	—	—	—	—	—	—	—	—	5,147,347
Balance, December 31, 2023	4,777,672	$52,877,929	5,749,999	$575	$1	$—	$3,457,783	$(5,016,817)	$(1,558,459)

The accompanying notes are an integral part of these consolidated financial statements

PERCEPTION CAPITAL CORP IV.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2024	For the year ended December 31, 2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$702,959	$5,147,347
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liability	(424,482)	(461,680)
Change in fair value of derivative liability	(122,297)	(9,159)
Gain attributable to derecognition of deferred underwriting fee allocated to warrants	—	(409,845)
Forgiveness of debt	—	(720,077)
Interest expense – debt discount	115,024	16,432
Interest earned in Trust Account	(2,409,077)	(8,128,147)
Changes in operating assets and liabilities:
Prepaid expenses	378,735	(138,867)
Accounts payable and accrued expenses	965,696	534,440
Net cash flows used in operating activities	(793,442)	(4,169,556)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment of cash into Trust Account	(414,479)	(2,209,139)
Cash withdrawn from Trust Account in connection with redemption	51,847,295	195,400,571
Net cash flows provided by investing activities	51,432,816	193,191,432

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Sponsor convertible note	—	5,560,000
Proceeds from promissory note	328,839	1,000,000
Preferred Stock Purchase Agreement	700,000	—
Redemption of shares	(51,847,295)	(195,400,571)
Net cash flows used in financing activities	(50,818,456)	(188,840,571)

NET CHANGE IN CASH	(179,082)	181,305
CASH, BEGINNING OF YEAR	222,581	41,276
CASH, END OF YEAR	$43,499	$222,581
Supplemental disclosure of noncash activities:
Change in value of Class A subject to possible redemption	$2,823,556	$10,337,286
Conversion of Private Warrants to Class A ordinary shares	$455,188	$—
Capital Contribution - former Sponsor	$—	$5,897,000
Derecognition of deferred underwriting fee, net of amount recognized as a gain	$—	$(7,640,155)
Conversion of Founder Shares	$—	$(575)

The accompanying notes are an integral part of these consolidated financial statements

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Description of Organization and Business Operations

Perception Capital Corp IV. (the “Company”) was incorporated in the Cayman Islands on June 9, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company’s original sponsor was RCF VII Sponsor LLC, a Delaware limited liability company (the “Original Sponsor”).

On November 2, 2023, the Original Sponsor entered into a Securities Purchase Agreement (the “SPA”) with Perception Capital Partners IV. LLC (the “Buyer” or “New Sponsor”), pursuant to which, among other things, the Buyer acquired certain of the Original Sponsor’s (i) Class A Ordinary Shares, par value $0.0001 per share (“Class A Ordinary Shares”), of the Company and (ii) private placement warrants (together with the Class A Ordinary Shares, the “Securities”).

On November 6, 2023, in connection with the closing (“Closing”) of the transactions contemplated by the SPA, the Company entered into a Joinder Agreement (the “Joinder”) to that certain Registration Rights Agreement dated November 9, 2021, with the Original Sponsor and New Sponsor. Pursuant to the Joinder, New Sponsor will receive the same rights and benefits with respect to its newly acquired Class A Ordinary Shares (as defined below) and private placement warrants as the Original Sponsor has with respect to its Class A Ordinary Shares and private placement warrants.

In connection with the Closing of the transactions contemplated by the SPA, on November 6, 2023: (i) each of the Company’s then-current directors, James McClements, Sunny S. Shah, Thomas M. Boehlert, Hugo Dryland, Elodie Grant Goodey, Timothy Baker, and Daniel Malchuk, resigned as directors, and the Company accepted their resignations; (ii) the vacancies on the Company’s board of directors caused by such resignations were filled by Scott Honour, Rick Gaenzle, R. Rudolph Reinfrank, Thomas J. Abood and Karrie Willis (the “New Directors”); (iii) each of the Company’s then-current officers, Sunny S. Shah, Thomas M. Boehlert and Rebecca Coffelt, resigned as Chief Executive Officer, Chief Financial Officer, and Secretary, respectively, and the Company accepted their resignations; and (iv) the appointments of Rick Gaenzle as Chief Executive Officer, John Stanfield as Chief Financial Officer and Secretary, Scott Honour as Chairman of the Board, and Tao Tan as President (the “New Officers”) became effective. R. Rudolph Reinfrank, Thomas J. Abood and Karrie Willis will serve as members of the Company’s Audit Committee, Nominating Committee and Compensation Committee.

On November 6, 2023, the Original Sponsor and New Sponsor consummated the transactions contemplated by the SPA pursuant to which, among other things, New Sponsor acquired certain of the Original Sponsor’s (i) Class A Ordinary Shares and (ii) private placement warrants, subject to the terms and conditions described in the SPA.

On January 19, 2024, the Company received a notice from the New York Stock Exchange (the “NYSE”) that it was not in compliance with the NYSE’s continued listing requirements. Specifically, the NYSE advised the Company that it is not in compliance with Section 802.01B of the NYSE Listed Company Manual, which requires an NYSE-listed company to maintain a minimum of 300 public stockholders on a continuous basis.

The Company submitted a business plan to the NYSE demonstrating the Company’s ability to regain compliance with the NYSE’s rules. The NYSE has accepted the plan and as a result, the Company is subject to quarterly monitoring for compliance with the business plan and the Company’s common stock will continue to trade on the NYSE during the period, subject to the Company’s compliance with other NYSE continued listing requirements.

On November 15, 2024, the Company received a letter from the NYSE stating that the staff of NYSE Regulation has determined to commence proceedings to delist the Company’s Ordinary Shares, Units and Warrants (collectively, the “Securities”) pursuant to Sections 802.01B and 102.06(e) of the NYSE’s Listed Company Manual because the Company failed to consummate a business combination within 36 months of the effectiveness of its initial public offering registration statement, or such shorter period that the Company specified in its registration statement. Trading in the Securities has been suspended.

Effective November 18, 2024, the Ordinary Shares, Units and Warrants began trading in the over-the-counter market under the symbols “RCFAF,” “RCFUF” and “RCFWF,” respectively.

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from June 9, 2021 (inception) through December 31, 2024 relates to the Company’s formation, the initial public offering (“Public Offering”), redemptions and activities related to pursuing merger opportunities and closing on its initial Business Combination (Note 7). The Company will not generate operating revenues prior to the completion of a Business Combination and generates non-operating income in the form of interest income on Permitted Investments (as defined below) from the proceeds derived from the Public Offering and extension payments as defined under Trust Account in Note 1.

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Financing

The registration statement for the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on November 9, 2021. The Public Offering closed on November 15, 2021 (the “Closing Date”). Simultaneously with the closing of the Public Offering, the Sponsor purchased an aggregate of 11,700,000 warrants to purchase Class A Ordinary Shares (“Private Placement Warrants”) for $1.00 each, or $11,700,000 in the aggregate, in a private placement on the Closing Date (the “Private Placement”).

In its Public Offering, the Company sold 23,000,000 Units at a price of $10.00 per Unit. Each unit consists of one Class A Ordinary Share and one-half of a redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A Ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6). The Company intends to finance a Business Combination with the remaining proceeds from its $230,000,000 Public Offering and $11,700,000 Private Placement.

At the Closing Date, proceeds of $241,700,000, net of underwriting discounts of $4,600,000 and $2,500,000 designated for operational use were deposited in a trust account with Continental Stock Transfer and Trust Company acting as trustee (the “Trust Account”) as described below. Transaction costs amounted to $13,267,977, consisting of $12,650,000 of underwriters fees of which $8,050,000 was for Deferred Underwriting Commissions (see Note 8) and $617,977 of other offering costs.

On October 26, 2023 and November 6, 2023, the underwriters for the Company’s Initial Public Offering, consisting of Barclays Capital Inc. and Citigroup Global Markets Inc., agreed to waive all rights to their respective portion of the underwriting commissions (or approximately $8.1 million) with respect to any future Business Combination.

Of the $241,700,000 total proceeds from the Public Offering and Private Placement, $234,600,000 was deposited into the Trust Account on the Closing Date. The funds in the Trust Account was invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations (collectively “Permitted Investments”). Funds will remain in the Trust Account except for the withdrawal of interest earned on the funds that may be released to the Company to pay taxes and redemptions of public shares.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a target business. The Company is focused on sponsoring the public listing of a company that combines attractive business fundamentals with, or with the potential for strong environmental, social and governance principles and practices through a Business Combination. As used herein, the target business must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the Trust Account at the time of the Company signing a definitive agreement.

Trust Account

On May 9, 2023, the Company held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, the Company’s shareholders approved several proposals to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to (i) extend the date by which the Company must consummate a Business Combination from May 15, 2023 to May 15, 2024 (the “Extended Date”), (ii) permit the Company’s board of directors, in its sole discretion, to elect to wind up the Company’s operations on an earlier date than the Extended Date as determined by the Board and included in a public announcement, (iii) eliminate from the Charter the limitation that the Company may not redeem public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 in connection with the Company’s Business Combination, and (iv) provide for the right of a holder of the Company’s Class B ordinary shares, par value $0.0001 per share, to convert into Class A Ordinary Shares on a one-for-one basis prior to the closing of Business Combination at the election of the holder.

Additionally, on May 9, 2023, the Company held the Extraordinary General Meeting, in connection with which, shareholders holding an aggregate of 9,985,568 Class A Ordinary Shares exercised their right to redeem their shares for approximately $10.50 per share (the “Redemption”), for an aggregate redemption amount of $104,889,892 of the funds held in the Company’s Trust Account.

On December 5, 2023, at an Extraordinary General Meeting (the “Meeting”), shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Memorandum”) extending the deadline by which the Company must consummate an initial business combination from May 15, 2024 to November 15, 2024 provided that the Company make a payment into the trust account for the first three-month extension (from December 15, 2023 through March 15, 2024) equal to the lesser of $150,000 or $0.045 per share of Class A Ordinary Shares entitled to redemption rights and thereafter, a payment of equal to the lesser of $50,000 or $0.015 per Public Share per month through November 15, 2024. Shareholders also approved an amendment to change the name of the Company from RCF Acquisition Corp. to Perception Capital Corp IV.

In connection with the extensions amendment proposal voted on at the Meeting, shareholders holding an aggregate of 8,236,760 Class A ordinary shares exercised their right to redeem their shares for approximately $10.99 per share, for an aggregate redemption amount of $90,510,679 of the funds held in the Company’s Trust Account.

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 13, 2024, at an Extraordinary General Meeting (the “Third Meeting”), shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Memorandum”) extending the deadline by which the Company must consummate an initial business combination from November 15, 2024 to November 15, 2025 on a month to month basis provided that the Company make a payment into the Trust Account established in connection with the Company’s IPO equal to $5,000 per month for each month extended. This proposal was approved.

In connection with the extensions amendment proposal voted on at the Second Meeting, shareholders holding an aggregate of 4,444,744 Class A ordinary shares exercised their right to redeem their shares for approximately $11.66 per share, for an aggregate redemption amount of $51,847,295 of the funds held in the Company’s Trust Account.

On November 15, 2024, December 13, 2024, January 15, 2025, February 10, 2025 and March 17, 2025, a deposit of $5,000 was made into the Trust Account to extend the deadline by which an initial business combination must be completed from November 15, 2024 to December 15, 2024, from December 15, 2024 to January 15, 2025, from January 15, 2025 to February 15, 2025, from February 15, 2025 to March 15, 2025 and from March 15, 2025 to April 15, 2025.

 If the Company does not complete a Business Combination within this period, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under law to provide for claims of creditors and the requirements of other applicable law.

The Initial Shareholders (as defined in Note 4 below) and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their Founder Shares (as defined in Note 4 below) if the Company fails to complete a Business Combination by April 15, 2025 (or as late as November 15, 2025 if the Company further extends the deadline and makes the required deposit into the Trust Account). However, if the Initial Shareholders acquire public shares after the Closing Date, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete a Business Combination by April 15, 2025.

If the Company fails to complete a Business Combination, the redemption of the Company’s public shares will reduce the book value of the shares held by the Sponsor, who will be the only remaining shareholder after such redemptions. If the Company holds a shareholder vote or there is a tender offer for shares in connection with a Business Combination, a Public Shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of a Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes. As a result, such shares are recorded at their redemption amount and classified as temporary equity on the consolidated balance sheets, in accordance with Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

The funds held in the Trust Account will not be released until the earliest of (i) the completion of a Business Combination, (ii) the redemption of the public shares if the Company has not completed a Business Combination by April 15, 2025 (or as late as November 15, 2025 if the Company further extends the deadline and makes the required deposit into the Trust Account), subject to applicable law, or (iii) the redemption of the public shares properly submitted in connection with a shareholder vote to amend the amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Company’s public shares if the Company has not consummated a Business Combination by April 15, 2025 (or as late as November 15, 2025 if the Company further extends the deadline and makes the required deposit into the Trust Account) or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity.

Liquidity, Capital Resources and Going Concern

As of December 31, 2024, the Company had $43,499 in its operating bank accounts, $3,954,190 in cash held in the Trust Account (Note 2) to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and a working capital deficit of $2,341,218.

Until the consummation of a business combination, the Company will be using the funds held outside of the Trust Account primarily to complete a Business Combination.

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company anticipates that the cash held outside of the Trust Account as of December 31, 2024, will not be sufficient to allow the Company to operate until April 15, 2025 (or as late as November 15, 2025 if the Company further extends the deadline and makes the required deposit into the Trust Account), the extended date at which the Company must complete a Business Combination. If the Company is unable to complete a Business Combination by April 15, 2025, then the Company will cease all operations except for the purpose of liquidating.

If the Company completes the initial business combination, the Company will repay any loaned amounts. In the event that the Company’s initial business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Codification (“ASC”) 205-40, “Going Concern,” while the Company expects to have sufficient access to additional sources of capital under the Sponsor Convertible Note, there is no current obligation on the part of the Sponsor to provide additional capital and no assurances can be provided that such additional capital will ultimately be available if necessary. In the event that the Company does not consummate a Business Combination on or before April 15, 2025 (or such earlier date as determined by the board of Directors and included in a public announcement). Management has determined that substantial doubt exists about the Company’s ability to continue as a going concern due to the need to obtain additional capital from the Sponsor to address the Company’s liquidity condition, the date for mandatory liquidation and subsequent dissolution. The Sponsor is not obligated to advance additional capital. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after April 15, 2025.

Risks and Uncertainties

The length and impact of the ongoing military conflict between Russia and Ukraine and the most recent escalation of ongoing conflict in the Middle East are highly unpredictable, it could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. As a result, these could have a negative effect domestically and internationally and the impact of these conflicts are not determinable as of the date of these financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Blue Gold Limited. There has been no intercompany activity since inception.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates reflected in the Company’s consolidated financial statements include, but are not limited to, valuation of the warrant liability and the derivative liability.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash and cash equivalents. The Company did not have any cash equivalents as of December 31, 2024 and 2023.

Cash Held in Trust Account

On November 21, 2023, the Company liquidated the U.S. government treasury obligations or money market funds held in the Trust Account. As of December 31, 2024 and 2023, the funds in the Trust Account were maintained in cash in an interest-bearing demand deposit account at a bank until the earlier of consummation of the Company’s initial Business Combination and liquidation. Prior to November 21, 2023, the Company’s portfolio of investments was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the consolidated balance sheets at fair value at the end of each reporting period. The change in fair value of these securities is included in income from investments held in the Trust Account in the accompanying consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheets, primarily due to their short-term nature, except for the warrants and redeemable shares.

Fair Value Measurement

ASC 820 establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.

The three levels of the fair value hierarchy under ASC 820 are as follows:

●	Level 1 - Quoted prices (unadjusted) in active markets for identical investments at the measurement date are used.

●	Level 2 - Pricing inputs are other than quoted prices included within Level 1 that are observable for the investment, either directly or indirectly. Level 2 pricing inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, inputs other than quoted prices that are observable for the investment, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 - Pricing inputs are unobservable and include situations where there is little, if any, market activity for the investment. The inputs used in determination of fair value require significant judgment and estimation.

In some cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety is determined based on the lowest level input that is significant to the investment. Assessing the significance of a particular input to the valuation of an investment in its entirety requires judgment and considers factors specific to the investment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment. See Note 6 for additional information on assets and liabilities measured at fair value.

Warrant Liabilities

The Company evaluated the Public Warrants and Private Placement Warrants (collectively, “Warrant Securities”) in accordance with ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” and concluded that the Warrant Securities could not be accounted for as components of equity. As the Warrant Securities meet the definition of a derivative in accordance with ASC 815, the Warrant Securities are recorded as warrant liability on the accompanying consolidated balance sheets and measured at fair value at inception (the Closing Date) and remeasured at each reporting date in accordance with ASC 820, “Fair Value Measurement,” with changes in fair value recognized in the consolidated statements of operations in the period of change.

Convertible Senior Secured Promissory Note

The Company evaluated the Convertible Senior Secured Promissory Note (“Blue Capital Note”) in accordance with ASC 815-15, “Derivatives and Hedging” and concluded that with the exception of the Private Placement Warrants feature for which the fair value of the embedded derivative feature was bifurcated, the remaining debt proceeds received have been allocated to the debt host at Par (i.e., recorded at proceeds received). Pursuant to ASC 470, the Company recorded the fair value of the embedded derivative feature on the consolidated balance sheets using the relative fair value method and the related amortization of the debt discount on its consolidated statements of operations. The Blue Capital Note and the corresponding embedded derivative feature was recorded as convertible senior secured promissory note and derivative liability, respectively, on the accompanying consolidated balance sheets.

Due to the Cancellation Agreement entered into on September 26, 2024, the derivative liability in connection with the Blue Capital Note was terminated. See Note 7.

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Class A Ordinary Shares Subject to Possible Redemption

All of the 23,000,000 Class A Ordinary Shares sold as part of the Units in the Public Offering contained a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation if there is a shareholder vote or tender offer in connection with a Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association. In accordance with SEC staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in retained earnings.

At December 31, 2024 and 2023 the Redeemable Class A Ordinary Shares reflected in the consolidated balance sheets is reconciled in the following table:

Redeemable Class A Ordinary Shares subject to possible redemption at December 31, 2022	$237,941,214
Less:
Redemption of Redeemable Class A Ordinary Shares	(195,400,571)
Plus:
Waiver of Class A shares issuance costs	7,640,156
Remeasurement of carrying value to redemption value	2,697,130
Redeemable Class A Ordinary Shares subject to possible redemption at December 31, 2023	$52,877,929
Plus:
Remeasurement of carrying value to redemption value	2,823,556
Less:
Redemptions	(51,847,295)
Redeemable Class A Ordinary Shares subject to possible redemption at December 31, 2024	$3,854,190

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the consolidated financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2024 and 2023. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 or 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed by the Government of the Cayman Islands. The Company has no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the Company’s consolidated financial statements.

Stock Compensation Expense

The Company accounts for stock-based compensation expense in accordance with ASC 718, “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date and recognized over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. The fair value of equity awards has been estimated using a market approach. Forfeitures are recognized as incurred.

The Company’s Founder Shares transferred to incoming directors and management (see Note 3) were deemed to be within the scope of ASC 718, “Stock Compensation”, and are subject to a performance condition, namely the occurrence of a Business Combination. Compensation expense related to the Founder Shares is recognized only when the performance condition is probable of occurrence, or more specifically when a Business Combination is consummated. Therefore, no stock-based compensation expense has been recognized during the period ended December 31, 2024 and 2023. The unrecognized compensation expense related to the Founder Shares at December 31, 2024 was $2,612,244 and will be recorded when the performance condition occurs.

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted.

Net (Loss) Income Per Ordinary Share

The Company’s consolidated statements of operations include a presentation of net (loss) income per share for redeemable ordinary shares in a manner similar to the two-class method in calculating net (loss) income per ordinary share. Net (loss) income per ordinary share, basic and diluted, for Class A redeemable ordinary shares is computed by dividing the pro rata net income between the Class A redeemable ordinary share and the non-redeemable ordinary share by the weighted average number of ordinary shares outstanding for the period, adjusted for the effects of deemed dividend under the assumption that they represent dividends to the holders of Class A redeemable ordinary shares. Net (loss) income per non-redeemable ordinary shares, basic and diluted is computed by dividing the pro rata net income between the Class A redeemable ordinary share and the non-redeemable ordinary share by the weighted average number of ordinary shares outstanding for the period.

With respect to the accretion of ordinary shares subject to possible redemption and consistent with ASC 480-10-99-3A, “Distinguishing Liabilities and Equity-Overall-SEC Materials,” the Company treated accretion in the same manner as a dividend, paid to the shareholder in the calculation of the net (loss) income per ordinary share.

	For the Year Ended December 31,
	2024	2023
Redeemable Ordinary Shares
Numerator: Net loss allocable to Redeemable Ordinary Shares subject to possible redemption
Net loss allocable to ordinary shareholders	$(879,189)	$(3,846,271)
Less: Net income (loss) allocable to Non-Redeemable Ordinary Shares	2,823,556	10,337,286
Net income allocable to Redeemable Ordinary Shares subject to possible redemption	$1,944,367	$6,491,015

Denominator: Weighted Average Shares Outstanding of Redeemable Ordinary Shares
Basic and Diluted Weighted Average Shares Outstanding	4,243,331	16,459,493
Basic and Diluted net income per share	$0.46	$0.39

Non-Redeemable Ordinary Shares
Numerator: Net loss allocable to Non-Redeemable Ordinary Shares	$(1,241,408)	$(1,343,666)

Denominator: Weighted Average Shares Outstanding of Non-Redeemable Ordinary Shares
Basic Weighted Average Shares Outstanding	5,991,552	5,750,000
Basic net income per share	$(0.21)	$(0.23)

Non-Redeemable Ordinary Shares
Numerator: Net loss allocable to Non-Redeemable Ordinary Shares	$(1,254,723)	$(1,343,666)

Denominator: Weighted Average Shares Outstanding of Non-Redeemable Ordinary Shares
Diluted Weighted Average Shares Outstanding	6,148,938	5,750,000
Diluted net income per share	$(0.20)	$(0.23)

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The calculation of diluted net (loss) income per ordinary share does not consider the effect of the warrants issued in connection with the Public Offering since the exercise of the warrants are contingent upon the occurrence of future events. For the year ended December 31, 2024 and 2023, the Company did not have any dilutive warrants, securities or other contracts that could potentially be exercised or converted into ordinary shares.

A reconciliation of net (loss) income per ordinary share as adjusted for the portion of net (loss) income that is attributable to ordinary shares subject to redemption is as follows:

	For the Year Ended December 31,
	2024	2023
Net income	$702,959	$5,147,347
Less: Accretion of temporary equity to redemption value	(2,823,556)	(10,337,286)
Net loss including accretion of temporary equity to redemption value	$(2,120,597)	$(5,189,939)

Note 3 - Related Party Transactions

Founder Shares

On June 9, 2021, the Original Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B ordinary shares, par value $0.0001 (“Class B ordinary shares”) for an aggregate price of $25,000. The Original Sponsor subsequently transferred an aggregate of 402,500 Founder Shares to members of the Company’s board of directors, management team, board of advisors and/or their estate planning vehicles for the same per-share consideration that it originally paid for such shares, resulting in the Original Sponsor holding 5,347,500 Founder Shares.

As of the Closing Date, the Initial Shareholders held 5,750,000 Founder Shares.

The Founder Shares are identical to the Class A Ordinary Shares sold in the Public Offering except that:

●	the Founder Shares are subject to certain transfer restrictions, as described in more detail below;

●	the Founder Shares are entitled to registration rights;

●	only holders of Class B ordinary shares will have the right to vote in a vote to continue the Company in a jurisdiction outside the Cayman Islands (which requires the approval of at least two-thirds of the votes of all ordinary shares);

●	the Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which have agreed to (A) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination, (B) waive their redemption rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination by April 15, 2025 (or as late as November 15, 2025 if the Company further extends the deadline and makes the required deposit into the Trust Account) or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial business combination activity, (C) waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination by April 15, 2025 (or as late as November 15, 2025 if the Company further extends the deadline and makes the required deposit into the Trust Account), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and (D) vote any founder shares held by them and any public shares purchased during or after the Public Offering (including in open market and privately-negotiated transactions) in favor of our initial business combination; and

●	the founder shares are automatically convertible into Class A Ordinary Shares at the time of the consummation of a Business Combination on a one-for-one basis, subject to adjustment as described in the Company’s amended and restated memorandum and articles of association.

The initial shareholders agree, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial business combination or (B) subsequent to the initial business combination, (x) if the last sale price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their shares of ordinary shares for cash, securities or other property.

On May 9, 2023, pursuant to the terms of the Company’s Charter, as amended, the holders of the Class B ordinary shares, totaling 5,750,000 Class B ordinary shares, elected to convert 5,749,999 Class B ordinary share held by them on a one-for-one basis into non-redeemable Class A ordinary shares, with immediate effect (see Note 4).

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Private Placement Warrants

On the Closing Date, the Original Sponsor purchased from the Company 11,700,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, or $11,700,000, in a Private Placement that occurred in conjunction with the completion of the Public Offering. Each Private Placement Warrant entitles the holder to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment. The Private Placement Warrants will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants. The New Sponsor, or its permitted transferees, will have the option to exercise the Private Placement Warrants on a cashless basis. The Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination.

If the Company does not complete a Business Combination within the extended date of April 15, 2025, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

On November 6, 2023, the Original Sponsor and New Sponsor consummated the transactions contemplated by the SPA pursuant to which, among other things, New Sponsor acquired certain of the Original Sponsor’s (i) Class A Ordinary Shares and (ii) Private Placement Warrants, subject to the terms and conditions described in the SPA.

On September 6, 2024, the Company entered into a Warrant Exchange Agreement by and between the Company and New Sponsor pursuant to which the New Sponsor agreed to exchange its 9,067,500 private placement warrants for an aggregate of 755,625 Class A Ordinary Shares (the “Exchange Shares”). This equates to a conversion ratio of one Class A ordinary share for each 12 Private Warrants. The Exchange Shares shall rank pari passu with the existing Ordinary Shares, other than that the Exchange Shares shall not confer on the holder thereof (i) any right to receive funds from the Trust, or (ii) any right to vote on a resolution to approve a Business Combination (as such term is defined in the Company’s articles of association). The Exchange Shares will be restricted securities under the Securities Act of 1933, as amended. As of December 31, 2024, there were 2,632,500 Private Placement Warrants outstanding.

Indemnity

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company discussed entering into a transaction agreement, reduces the amount of funds in the Trust Account to below (i) $10.20 per public share or (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the Underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company and, therefore, the Sponsor may not be able to satisfy those obligations. The Company has not asked the Sponsor to reserve for such eventuality as the Company believes the likelihood of the Sponsor having to indemnify the Trust Account is limited because the Company will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Sponsor Notes

Sponsor Convertible Note

On April 1, 2022, the Company issued an unsecured convertible promissory note (the “Sponsor Convertible Note”) to the Sponsor, pursuant to which the Company was able to borrow up to $5,000,000 from the Sponsor for ongoing expenses reasonably related to the business of the Company and the consummation of a Business Combination. The Sponsor Convertible Note was non-interest bearing and all unpaid principal were initially due and payable in full on the earlier of (i) May 15, 2023 and (ii) the effective date of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination, involving the Company and one or more businesses (such earlier date, the “Maturity Date”).

Up to $1,500,000 of such loans was convertible into Private Placement Warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The Sponsor had the option, at any time on or prior to the Maturity Date, to convert any amounts outstanding under the Sponsor Convertible Note, into warrants to purchase the Company’s Class A Ordinary Shares at a conversion price of $1.00 per warrant, with each warrant entitling the holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants sold concurrently with the Company’s Public Offering. The Sponsor Convertible Note was accounted for within the scope of ASC 815 and as a result, the Company bifurcated from the proceeds allocated to the debt host the fair value of a single derivative that comprises all of the individual features requiring bifurcation. Any remaining debt proceeds was allocated to the debt host. The fair value of the embedded conversion feature upon the issuance of the Sponsor Convertible Note was de minimis.

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On May 11, 2023, the Company amended and restated the Sponsor Convertible Note to extend the maturity date from the earlier of (i) May 15, 2023 and (ii) the effective date of a Business Combination to the earlier of (i) May 15, 2024 and (ii) a Business Combination.

On November 6, 2023, as required by the SPA, the Company entered into an Omnibus Termination and Release Agreement with the Original Sponsor (the “Termination Agreement”). Pursuant to the Termination Agreement, the Company terminated the Sponsor Convertible Note in connection with the Closing of the transactions contemplated by the SPA. Accordingly, the carrying value under the Sponsor Convertible Note was recognized as a capital contribution from Original Sponsor.

As of December 31, 2024 and 2023, the Company had $0 in total outstanding borrowings under the Sponsor Convertible Note.

Issuance of Extension Convertible Promissory Note

In the second quarter of 2023, the Company issued a convertible promissory note (the “Extension Convertible Promissory Note”) to the Sponsor with a principal amount up to $3,600,000. The Extension Convertible Promissory Note bared no interest and was repayable in full upon the earlier of (a) the effective date of a Business Combination, or (b) the date of the Company’s liquidation. If the Company did not consummate a Business Combination by the Extended Date, the Extension Convertible Promissory Note would have been repaid only from funds held outside of the Trust Account or forfeited, eliminated or otherwise forgiven. Upon maturity, the outstanding principal of the Extension Convertible Promissory Note was convertible into warrants, at a price of $1.00 per warrant, at the option of the Sponsor. Such warrants would have terms identical to the warrants issued to the Sponsor in a private placement that closed simultaneously with the IPO.

On November 6, 2023, as required by the SPA, the Company entered into a Termination Agreement with the Original Sponsor. Pursuant to the Termination Agreement, the Company terminated the Extension Convertible Promissory Note in connection with the Closing of the transactions contemplated by the SPA.

In connection with the termination of the Extension Convertible Promissory Note, the Original Sponsor agreed to cancel and waive all indebtedness under the Extension Convertible Promissory Note. Accordingly, the carrying value under the Sponsor Convertible Note was recognized as a capital contribution from Original Sponsor.

As of December 31, 2024 and 2023, the Company had $0 in total outstanding borrowings under the Extension Convertible Promissory Note.

Service and Administrative Fees

The Company has agreed, commencing on November 10, 2021, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support services provided to the Company’s management team. The Company had incurred $237,000 under this arrangement.

Pursuant to the Termination Agreement, the Company terminated the Administrative Services Agreement, dated November 9, 2021, in connection with the Closing of the transactions contemplated by the SPA. The Original Sponsor forgave and discharged all outstanding fees owed under the Administrative Services Agreement. Accordingly, all outstanding fees, or $237,000, under the Administrative Services Agreement was recognized as a capital contribution from Original Sponsor.

For the year ended December 31, 2024 no services and administrative fees were incurred.

Note 4 - Shareholders’ Deficit

Preference shares - The Company is authorized to issue 1,000,000 shares of preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. On September 6, 2024, the Company entered into a Preferred Stock Purchase Agreement in which the Company agreed to sell to BCMP Services Limited an aggregate of 609,250 preference shares in two tranches for aggregate consideration of $700,000 (Note 7). As of December 31, 2024 and 2023, there were 609,250 and no shares of preference shares, respectively, issued and outstanding.

Class A Ordinary Shares - The Company is authorized to issue 200,000,000 shares of Class A Ordinary Shares with a par value of $0.0001 per share. As of December 31, 2024 and 2023, there were 6,838,552 and 10,527,671 shares of Class A Ordinary Shares issued and outstanding, respectively, of which 332,928 and 4,777,672 were subject to possible redemption and were classified at their redemption value outside of shareholders’ deficit on the consolidated balance sheets, respectively. As of December 31, 2024 and 2023, 6,505,624 and 5,749,999 Non-Redeemable Class A Ordinary Shares issued and outstanding, respectively, and were classified as shareholders’ deficit on the consolidated balance sheets.

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, the proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration the Company would be required to pay for all Class A Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to the Company, the Company will not complete the Business Combination or redeem any shares and all Class A Ordinary Shares submitted for redemption will be returned to the holders thereof.

On May 9, 2023, the Company eliminated from the Charter the limitation that the Company may not redeem public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 in connection with the Company’s Business Combination.

Class B ordinary shares - The Company is authorized to issue 20,000,000 shares of Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share.

On May 9, 2023, pursuant to the terms of the Company’s Charter, as amended by the amendments to the Charter, the holders of the Class B ordinary shares, totaling 5,750,000 Class B ordinary shares, elected to convert 5,749,999 Class B ordinary share held by them on a one-for-one basis into nonredeemable Class A Ordinary Shares, with immediate effect. Following such conversion, as of December 31, 2024, the Company had an aggregate of 5,749,999 Non-Redeemable Class A Ordinary shares issued and outstanding, and one Class B ordinary share issued and outstanding. The Non-Redeemable Class A Ordinary Shares and the Class B ordinary share contain the same terms and provisions and performance condition.

The Class B ordinary share will automatically convert into Class A Ordinary Share concurrently with or immediately following the consummation of the initial business combination on a one-for-one basis, subject to adjustment. In the case that additional Class A Ordinary Shares or equity-linked securities are issued or deemed issued in connection with the initial business combination, the number of Class A Ordinary Shares issuable upon conversion of the Class B ordinary share will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of Class A Ordinary Shares outstanding after such conversion (after giving effect to any redemptions of Class A Ordinary Shares by public shareholders), plus (ii) the total number of Class A Ordinary Shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any Class A Ordinary Shares or equity-linked securities exercisable for or convertible into Class A Ordinary Shares issued, deemed issued or to be issued, to any seller in the initial business combination and any Private Placement Warrants issued to the Company Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Class B ordinary shares will never occur on a less than one-for-one basis.

Note 5 - Warrant Liability

As of December 31, 2024 and 2023, the Company had 14,132,500 and 23,200,000 warrants issued in the Public Offering, respectively, consisting of 11,500,000 Public Warrants and 2,632,500 and 11,700,000 Private Placement Warrants as of December 31, 2024 and 2023, respectively, which are accounted for in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company classified each warrant as a liability at its fair value, with the change in the fair value recognized in the Company’s consolidated statements of operations.

The Public Warrants will become exercisable 30 days after the completion of a Business Combination. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such shares of ordinary shares. Notwithstanding the foregoing, if a registration statement covering the shares of ordinary shares issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Redemption of warrants when the price per Class A Ordinary Shares equals or exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, and

●	if, and only if, the last reported sale price (the “closing price”) of the Company’s Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Except as set forth below, none of the Private Placement Warrants will be redeemable by the Company so long as they are held by the Company, Sponsor or its permitted transferees.

Redemption of warrants when the price per Class A Ordinary Shares equals or exceeds $10.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities - Warrants - Public Shareholders’ Warrants” based on the redemption date and the “fair market value” of the Company Class A ordinary shares except as otherwise described in “Description of Securities - Warrants - Public Shareholders’ Warrants”; in the Public Offering prospectus; and

●	if, and only if, the closing price of the Company’s Class A Ordinary Shares equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities - Warrants - Public Shareholders’ Warrants - Anti-dilution Adjustments” in the Public Offering prospectus) for any 20 trading days within the 30-trading day period ending three trading days before the Company send the notice of redemption to the warrant holders.

The “fair market value” of the Company’s Class A Ordinary Shares for the above purpose shall mean the volume weighted average price of the Company’s Class A Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide the warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment). Any redemption of the warrants for Class A Ordinary Shares will apply to both the Public Warrants and the Private Placement Warrants.

No fractional Class A Ordinary Shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of Class A Ordinary Shares to be issued to the holder.

If the Company calls the Public Warrants for redemption, Company management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The Private Warrants will be identical to the Public Warrants underlying the Units sold in the Public Offering, except that the Private Warrants and the shares of ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The exercise price and number of Ordinary Shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of ordinary shares at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if the Company issues additional Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of ordinary shares (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Ordinary Shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of ordinary shares or equity-linked securities.

Dividend Policy

The Company has not paid any cash dividends on its Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to the Company’s initial business combination will be within the discretion of the Company’s board of directors at such time.

Note 6 - Fair Value Measurements

As of December 31, 2024 and 2023, assets held in the Trust Account were comprised of $3,954,190 and $52,977,929 in demand deposit account, respectively. The fair values of cash, prepaid assets, accounts payable and accrued expenses are estimated to approximate the carrying values as of December 31, 2024 and 2023 due to the short maturities of such instruments.

The following table presents information about the Company’s derivative assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2024 and 2023 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Public Warrants	$—	$230,000	$—	$230,000
Private Placement Warrants-none	—	52,650	—	52,650
Total	$—	$282,650	$—	$282,650

	As of December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Public Warrants	$—	$576,150	$—	$576,150
Private Placement Warrants-none	—	586,170	—	586,170
Total	$—	$1,162,320	$—	$1,169,593

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Transfer to or from Levels 1, 2, and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 1 measurement to a Level 2 fair value measurement during the year ended December 31, 2023 when the Public Warrants were not actively traded. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement and the estimated fair value of the Private Placement Warrants transferred from a Level 3 measurement to a Level 2 measurement during the year ended December 31, 2022 when the Public Warrants were separately listed and traded in January 2022.

Due to the Cancellation Agreement entered into on September 26, 2024, the derivative liability in connection with the Blue Capital Note was terminated. See Note 7. The following table presents the changes in the fair value of the derivative liability:

Derivative liability
Fair value as of December 31, 2023	$7,273
Amortization of debt discount	115,024
Change in fair value	41,609
Termination due to Cancellation Agreement (Note 7)	(163,906)
Fair value as of December 31, 2024	$—

As of December 31, 2023, the estimated fair value of the derivative liability is determined using Level 3 inputs. The key inputs into the present value model for the derivative liability were as follows at each draw on the Blue Capital Note (Note 7):

Valuation date	Volatility	Market warrant price	Exercise price	Risk free rate	Term of warrant exercise
November 24, 2023	176.0%	$0.0787	$0.10	5.01%	1.75
December 28, 2023	194.4%	$0.0501	$0.10	4.45%	1.66
December 15, 2023	190.3%	$0.0746	$0.10	4.60%	1.69
December 31, 2023	194.8%	$0.0501	$0.10	4.43%	1.65

The following table presents the changes in the fair value of the derivative liability:

Derivative liability
Fair value as of December 31, 2022	$—
Insurance of derivative liability	131,456
Change in fair value	(9,159)
Unamortized debt discount	(131,456)
Amortization of debt discount	16,432
Fair value as of December 31, 2023	$7,273

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Commitments and Contingencies

Registration Rights

The holders of Founder Shares and any warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A Ordinary Shares) pursuant to a registration rights agreement to be signed on the effective date of the Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion of such shares to Class A Ordinary Shares). These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Underwriters purchased 3,000,000 Units to cover over-allotments at the Public Offering price, less the underwriting commissions, bringing the total amount of Units purchased by the Underwriters to 23,000,000 Units.

The Underwriters were paid a cash underwriting discount of two percent (2%) of the gross proceeds of the Public Offering, or $4,600,000. Additionally, the Underwriters was entitled to a Deferred Underwriting Commission of 3.5% or $8,050,000 of the gross proceeds of the Public Offering held in the Trust Account upon the completion of the Company’s initial business combination subject to the terms of the underwriting agreement.

On October 26, 2023 and November 6, 2023, Barclays Capital Inc. and Citigroup Global Markets Inc., respectively, the underwriters for the Company’s Initial Public Offering, agreed to waive all rights to their respective portion of the Deferred Underwriting Commission.

Convertible Senior Secured Promissory Note

The Company issued a Convertible Senior Secured Promissory Note on November 6, 2023, to Blue Capital Management Partners, LLP (“Blue Capital”) with a principal amount up to Two Million Dollars ($2,000,000) (the “Blue Capital Note”). The Blue Capital Note bears no interest and is repayable in full upon the earlier of (i) the date on which the Company consummates a Business Combination, (ii) the date of the liquidation of the Company and (iii) December 31, 2024. Concurrent with the closing of the Business Combination, any amounts outstanding under the Blue Capital Note (or any portion thereof) will automatically convert into Class A Ordinary Shares of the Company, par value $0.0001 per share (“Class A Ordinary Shares”) at a conversion price equal to $1.00 per share, and the Original Sponsor will forfeit an equal number of Class A Ordinary Shares that it owns pursuant to the SPA. Additionally, from the closing of the Business Combination until the date that is eighteen (18) months after such closing, the Company has the right to purchase from New Sponsor up to 4,533,750 of the warrants that New Sponsor acquired from Original Sponsor upon the Closing of the SPA, at a price of $0.10 per private placement warrant.

If immediately prior to the closing of the Business Combination, the Maximum Amount has not yet been paid to the Company, Blue Capital shall have the right to pay any remaining amounts to the Company before the closing of the Business Combination.

Effective September 24, 2024, the Company entered into a Cancellation Agreement (the “Cancellation Agreement”) with Blue Capital pursuant to which the Convertible Senior Secured Promissory Note Dated November 6, 2023 in the original principal amount of up to Two Million Dollars ($2,000,000) (the “Blue Capital Note”) was cancelled. Prior to its cancellation, the Blue Capital Note had been assigned by Blue Capital to Blue Perception Capital LLP (“Blue Perception”).

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concurrent with entering into the Cancellation Agreement, the Company entered into a new Convertible Preferred Note dated September 24, 2024 in the original principal amount of up to Two Million Dollars ($2,000,000) with Blue Perception (the “Blue Perception Note”). The Blue Perception Note bears no interest and is repayable in full upon the earlier of (i) the date on which the Company consummates a Business Combination, (ii) the date of the liquidation of the Company and (iii) December 31, 2024. Concurrent with the closing of the Business Combination, any amounts outstanding under the Blue Capital Note (or any portion thereof) will automatically convert into Class A ordinary shares of the Company, par value $0.0001 per share (“Class A Shares”) at a conversion price equal to $1.00 per share, and RCF VII Sponsor LLC (the “Former Sponsor”) will forfeit an equal number of Class A Shares that it owns pursuant to the terms of the Securities Purchase Agreement. Additionally, from the closing of the Business Combination until the date that is eighteen (18) months after such closing, Blue Perception has the right to purchase from Perception Capital Partners IV LLC up to 377,812.5 Class A Shares, at a per share price of $1.20 per Class A Share.

Under the Blue Perception Note, Blue Perception will fund each of the following amounts to the Company no later than the date set forth below:

a.	Before the date of the Blue Perception Note, the Company received $1,275,739 in connection with the Blue Capital Note;

b.	$50,000 on September 30, 2024;

c.	$50,000 on October 15, 2024;

d.	$312,130 on October 31, 2024;

e.	$312,130 on November 29, 2024, provided, however, that the maximum amount of drawdowns outstanding under this Note may not exceed Two Million Dollars ($2,000,000) (such amount, the “Maximum Amount”).

Subsequent to the Company receiving $1,275,739, an additional $53,100 was received under the Blue Perception Note as of December 31, 2024. As of December 31, 2024, $1,328,839 was outstanding under the Blue Perception Note.

If immediately prior to the closing of the Business Combination, the Maximum Amount has not yet been paid to the Company, Blue Perception shall have the right to pay any remaining amounts to the Company before the closing of the Business Combination.

Business Combination Agreement

On December 5, 2023, the Company, Blue Gold Limited, a Cayman Islands company limited by shares (“PubCo”), and Blue Gold Holdings Limited, a private company limited by shares formed under the laws of England and Wales (“BGHL”), entered into a Business Combination Agreement (as it may be amended and/or restated from time to time, the “Business Combination Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions contained in the Business Combination Agreement, (i) BGHL and PubCo shall consummate a share exchange (the “Exchange”) pursuant to which PubCo will purchase all of the issued and outstanding shares of BGHL in exchange for PubCo Ordinary Shares; (ii) the Company and a to-be-formed subsidiary of PubCo (“Merger Sub”) will merge (the “Merger”) with the Company surviving the merger as a wholly owned subsidiary of PubCo.

On May 2, 2024, the Company and Blue Gold Holdings Limited (“BGHL”), entered into that certain Amended and Restated Business Combination Agreement (the “Amended BCA”) to, among other things, restructure the transaction as follows: (i) the Company shall form a wholly owned subsidiary (“Merger Sub”), (ii) at the merger effective time, Merger Sub shall merge with and into BGHL, or its successor entity as set forth in the Amended BCA, and (iii) BGHL shall continue as the surviving entity and wholly owned subsidiary of the Company, and to (iv) make changes to certain representations and conditions to the Closing to match the revised structure.

On June 12, 2024, the Company, Blue Gold Limited, a Cayman Islands company limited by shares and wholly owned subsidiary of the Company (“Perception Merger Sub”), and BGHL, entered into that certain Second Amended and Restated Business Combination Agreement (the “Second Amended BCA”) to, among other things, restructure the transaction as follows: (i) Perception Merger Sub shall form a wholly owned subsidiary (the “Blue Merger Sub”) for the purposes of effecting the Blue Merger, (ii) the Company shall merge with and into Perception Merger Sub, a wholly owned subsidiary of the Company with Perception Merger Sub (following such merger, the “New Perception”) being the surviving entity (the “Perception Reorganization”), (iii) BGHL will form or acquire a new Cayman Islands entity (“NewCo”) and cause the contribution of all of the issued and outstanding shares of BGHL to NewCo, (iv) NewCo shall merge with and into the Blue Merger Sub, following which the separate corporate existence of NewCo shall cease and (v) at the Blue Merger Effective Time, Blue Merger Sub shall continue as the surviving entity and wholly owned subsidiary of New Perception (“New Blue”), and to (vi) make changes to certain representations and conditions to the Closing to match the revised structure.

On November 7, 2024, the parties entered into Amendment No. 1 to the Second Amended BCA (“Amendment No. 1”) to, among other things (i) change the structure of the Blue Merger such that Blue Merger Sub shall be merged with and into NewCo with NewCo as the surviving entity of the Blue Merger, (ii) amend the definition of Material Adverse Effect to exempt the impact of any Perception share redemptions and delisting from the NYSE from the definition, and (iii) to amend the date that constitutes the Outside Date from November 5, 2024 to January 31, 2025. On January 8, 2025, the parties entered into Amendment No. 2 to the Second Amended BCA (“Amendment No. 2”) to make certain structural changes and to further amend the Outside Date to March 31, 2025.

PERCEPTION CAPITAL CORP IV.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 6, 2024 the Company approved and entered into two material agreements:

Warrant Exchange Agreement

On September 6, 2024 the Company entered into a Warrant Exchange Agreement by and between the Company and its managing sponsor, Perception Capital Partners IV (the “Managing Sponsor”) pursuant to which the Managing Sponsor agreed to exchange its 9,067,500 private placement warrants for an aggregate of 755,625 Class A Ordinary Shares (the “Exchange Shares”). This equates to a conversion ratio of one Class A ordinary share for each 12 Private Warrants. The Exchange Shares shall rank pari passu with the existing Ordinary Shares, other than that the Exchange Shares shall not confer on the holder thereof (i) any right to receive funds from the Trust Account (as such term is defined in the Company’s articles of association), or (ii) any right to vote on a resolution to approve a Business Combination (as such term is defined in the Company’s articles of association). The Exchange Shares will be restricted securities under the Securities Act of 1933, as amended.

Preferred Stock Purchase Agreement

On September 6, 2024 the Company entered into a Preferred Stock Purchase Agreement in which the Company agreed to sell to BCMP Services Limited an aggregate of 609,250 preference shares in two tranches for aggregate consideration of $700,000. The Preference Shares shall have no entitlement to the assets of the Trust Account, whether by way of interim distribution or as a distribution in respect of the winding of the Company or otherwise. The Preference Shares shall carry no right to vote on any resolution to approve a Business Combination. Each Preference Share shall automatically convert into 20 Class A Ordinary Shares on the date that is 61 days after completion of the Company’s initial Business Combination.

NOTE 9 - Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
General and administrative expenses	$2,136,963	$4,565,129
Interest earned on the Trust Account	$2,409,077	$8,128,147

The key measures of segment profit or loss reviewed by our CODM are interest earned on the Trust Account and general and administrative expenses. The CODM reviews interest earned on the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. The accounting policies used to measure the profit and loss of the segment are the same as those described in the summary of significant accounting policies.

Note 10 - Subsequent Events

Management evaluated subsequent events that occurred after the balance sheet date through the date of issuance of these consolidated financial statements and other than as noted below, no subsequent events required adjustment or disclosure.

On January 15, 2025, February 10, 2025 and March 17, 2025, a deposit of $5,000 was made into the Trust Account to extend the deadline by which an initial business combination must be completed from January 15, 2025 to February 15, 2025, from February 15, 2025 to March 15, 2025 and from March 15, 2025 to April 15, 2025.

On March 6, 2025, the Company held a Special Meeting of Shareholders to consider and vote on certain proposals. In connection with the proposals voted on at the meeting, the Company was required to permit holders of its ordinary shares that were sold as part of the units sold in its initial public offering the right to seek redemption of their shares. Of the 332,928 Public Shares, 307,742 Public Shares were redeemed.

Primary offering of up to 11,500,000 ordinary shares issuable upon the exercise of warrants

Secondary offering of up to 15,411,618 ordinary shares offered by the Selling Shareholders

Prospectus

Prospectus dated September 19, 2025